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EXHIBIT 4.2

OMNIBUS INSTRUMENT

        WHEREAS, parties named herein desire to enter into certain Program Documents, each such document dated as of the date specified in this Omnibus Instrument, relating to the issuance by Protective Life Secured Trust 2004-5 (the "Trust") of Notes to investors under Protective Life Insurance Company's ("Protective Life") secured notes program;

        WHEREAS, if the Pricing Supplement indicates that the Trust is a Delaware statutory trust, the Trust will be organized under and its activities will be governed by (i) the provisions of the Statutory Trust Agreement (set forth in Section A of this Omnibus Instrument), dated as of the date of the Pricing Supplement (attached to this Omnibus Instrument as Annex A) (the "Pricing Supplement"), by and between the parties thereto indicated in Section I herein, and (ii) the certificate of trust of the Trust;

        WHEREAS, if the Pricing Supplement indicates that the Trust is a common law trust, the Trust will be organized under and its activities will be governed by the provisions of the Common Law Trust Agreement (set forth in Section A of this Omnibus Instrument), dated as of the date of the Pricing Supplement, by and between the parties thereto indicated in Section I herein;

        WHEREAS, the Trust will be administered pursuant to the provisions of the Administrative Services Agreement (set forth in Section B of this Omnibus Instrument), dated as of the date of the Pricing Supplement, by and between the parties thereto indicated in Section I herein;

        WHEREAS, certain costs and expenses of the Trust and the service providers to the Trust will be paid pursuant to the Expense and Indemnity Agreement (set forth in Section C of this Omnibus Instrument), dated as of the date of the Pricing Supplement, by and between the parties thereto indicated in Section I herein;

        WHEREAS, certain licensing arrangements between the Trust and Protective Life will be governed pursuant to the provisions of the License Agreement (set forth in Section D of this Omnibus Instrument), dated as of the date of the Pricing Supplement, by and between the parties thereto indicated in Section I herein;

        WHEREAS, the Notes will be issued pursuant to the Indenture (set forth in Section E of this Omnibus Instrument), dated as of the Original Issue Date, by and between the parties thereto indicated in Section I herein;

        WHEREAS, if the Trust is issuing InterNotes® to retail investors, then the sale of the Notes will be governed by the Selling Agent Agreement (set forth in Section F of this Omnibus Instrument), dated as of the date of the Pricing Supplement, by and between the parties thereto indicated in Section I herein;

        WHEREAS, if the Trust is issuing secured medium-term notes to institutional investors, then the sale of the Notes will be governed by the Distribution Agreement (set forth in Section G of this Omnibus Instrument), dated as of the date of the Pricing Supplement, by and between the parties thereto indicated in Section I herein; and

        WHEREAS, certain agreements relating to the Notes and the Funding Agreement are set forth in the Coordination Agreement (set forth in Section H of this Omnibus Instrument), dated as of the Original Issue Date, by and among the parties thereto indicated in Section I herein.

        All capitalized terms used herein and not otherwise defined will have the meanings set forth in the Indenture.

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SECTION A
Trust Agreement

        Section A-1. Delaware Statutory Trust

If the Pricing Supplement indicates that the Trust is a Delaware Statutory Trust, the following shall constitute the Trust Agreement.

STATUTORY TRUST AGREEMENT
by and among
AMACAR Pacific Corp., as Trust Beneficial Owner and Administrator
and
Wilmington Trust Company, as Delaware Trustee

        THIS STATUTORY TRUST AGREEMENT, dated as of the date of the Pricing Supplement, by and among AMACAR Pacific Corp., a Delaware corporation (the "Trust Beneficial Owner" and "Administrator") and Wilmington Trust Company, a Delaware banking corporation, as Delaware Trustee (the "Delaware Trustee").

W I T N E S S E T H:

        WHEREAS, the Trust Beneficial Owner and the Delaware Trustee desire to authorize the issuance of a Trust Beneficial Interest and a Series of Notes in connection with the entry into this Statutory Trust Agreement;

        WHEREAS, all things necessary to make this Statutory Trust Agreement a valid and legally binding agreement of the Delaware Trustee and the Administrator, enforceable in accordance with its terms, have been done;

        WHEREAS, the parties intend to provide for, among other things, (i) the issuance and sale of the Notes (pursuant to the Indenture and the applicable Program Distribution Agreement) and the Trust Beneficial Interest, (ii) the use of the proceeds of the sale of the Notes and Trust Beneficial Interest to acquire the Funding Agreements, and (iii) all other actions deemed necessary or desirable in connection with the transactions contemplated by this Statutory Trust Agreement; and

        WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Statutory Trust Terms, dated November 7, 2003, and attached to the Omnibus Instrument as Exhibit A (the "Standard Statutory Trust Terms") and all capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meaning set forth in the Standard Statutory Trust Terms (the Standard Statutory Trust Terms and this Statutory Trust Agreement, collectively, the "Trust Agreement").

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

ARTICLE 1

        Section 1.01 Incorporation by Reference. All terms, provisions and agreements of the Standard Statutory Trust Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth in Article 2 of this Agreement are inconsistent with the terms of the Standard Statutory Trust Terms, the terms set forth in Article 2 herein shall apply.

        Section 1.02 Definitions. "Omnibus Instrument" means the Omnibus Instrument in which this Statutory Trust Agreement is included as Section A-1.

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ARTICLE 2

        Section 2.01 Name. The Trust created and governed by this Trust Agreement shall be the trust specified in the Omnibus Instrument, as such name may be modified from time to time by the Delaware Trustee following written notice to the Trust Beneficial Owner.

        Section 2.02 Initial Capital Contribution and Ownership. The Trust Beneficial Owner has paid to, or to an account at the direction of, the Delaware Trustee, on the date hereof, the sum of $15 (or, if the Trust issues Notes at a discount, the product of $15 and the issue price (expressed as a percentage of the original principal amount of the Notes)). The Delaware Trustee hereby acknowledges receipt in trust from the Trust Beneficial Owner, as of the date hereof, of the foregoing contribution, which shall be used along with the proceeds from the sale of the Series of Notes to purchase one or more Funding Agreements. Upon the creation of the Trust and the registration of the Trust Beneficial Interest in the Securities Register by the Registrar in the name of the Trust Beneficial Owner, the Trust Beneficial Owner shall be the sole beneficial owner of the Trust.

        Section 2.03 Acknowledgment. The Delaware Trustee, on behalf of the Trust, expressly acknowledges its duties and obligations set forth in Section 2.07 of the Standard Statutory Trust Terms incorporated herein.

        Section 2.04 Additional Terms. None

        Section 2.05 Omnibus Instrument; Execution and Incorporation of Terms. The parties to this Trust Agreement will enter into this Trust Agreement by executing the Omnibus Instrument.

        By executing the Omnibus Instrument, the Delaware Trustee, the Trust Beneficial Owner and the Administrator hereby agree that this Trust Agreement will constitute a legal, valid and binding agreement between the Delaware Trustee, the Trust Beneficial Owner and the Administrator as of the date of the Pricing Supplement.

        All terms relating to the Trust or the Notes not otherwise included in this Trust Agreement will be as specified in the Omnibus Instrument or Pricing Supplement as indicated herein.

        Section 2.06 Counterparts. This Trust Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

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        Section A-2. Delaware Common Law Trust

If the Pricing Supplement indicates that the Trust is a Delaware Common Law Trust, the following shall constitute the Trust Agreement.

COMMON LAW TRUST AGREEMENT
by and among
AMACAR Pacific Corp., as Trust Beneficial Owner and Administrator
and
Wilmington Trust Company, as Trustee

        THIS COMMON LAW TRUST AGREEMENT, dated as of the date of the Pricing Supplement, by and among AMACAR Pacific Corp., a Delaware corporation (the "Trust Beneficial Owner" and "Administrator") and Wilmington Trust Company, a Delaware banking corporation, as Trustee (the "Trustee").

W I T N E S S E T H:

        WHEREAS, the Trust Beneficial Owner and the Trustee desire to authorize the issuance of a Trust Beneficial Interest and a Series of Notes in connection with the entry into this Common Law Trust Agreement;

        WHEREAS, all things necessary to make this Common Law Trust Agreement a valid and legally binding agreement of the Trustee and the Administrator, enforceable in accordance with its terms, have been done;

        WHEREAS, the parties intend to provide for, among other things, (i) the issuance and sale of the Notes (pursuant to the Indenture and the applicable Program Distribution Agreement) and the Trust Beneficial Interest, (ii) the use of the proceeds of the sale of the Notes and Trust Beneficial Interest to acquire the Funding Agreements, and (iii) all other actions deemed necessary or desirable in connection with the transactions contemplated by this Common Law Trust Agreement; and

        WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Common Law Trust Terms, dated November 7, 2003, and attached to the Omnibus Instrument as Exhibit A (the "Standard Common Law Trust Terms") and all capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meaning set forth in the Standard Common Law Trust Terms (the Standard Common Law Trust Terms and this Common Law Trust Agreement, collectively, the "Trust Agreement").

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

ARTICLE 1

        Section 1.01 Incorporation by Reference. All terms, provisions and agreements of the Standard Common Law Trust Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth in Article 2 of this Agreement are inconsistent with the terms of the Standard Common Law Trust Terms Trust Agreement, the terms set forth in Article 2 herein shall apply.

        Section 1.02 Definitions. "Omnibus Instrument" means the Omnibus Instrument in which this Statutory Trust Agreement is included as Section A-2.

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ARTICLE 2

        Section 2.01 Name. The Trust created and governed by this Trust Agreement shall be the trust specified in the Omnibus Instrument, as such name may be modified from time to time by the Trustee following written notice to the Trust Beneficial Owner.

        Section 2.02 Initial Capital Contribution and Ownership. The Trust Beneficial Owner has paid to, or to an account at the direction of, the Trustee, on the date hereof, the sum of $15 (or, if the Trust issues Notes at a discount, the product of $15 and the issue price (expressed as a percentage of the original principal amount of the Notes)). The Trustee hereby acknowledges receipt in trust from the Trust Beneficial Owner, as of the date hereof, of the foregoing contribution, which shall be used along with the proceeds from the sale of the Series of Notes to purchase one or more Funding Agreements. Upon the creation of the Trust and the registration of the Trust Beneficial Interest in the Securities Register by the Registrar in the name of the Trust Beneficial Owner, the Trust Beneficial Owner shall be the sole beneficial owner of the Trust.

        Section 2.03 Acknowledgment. The Trustee, on behalf of the Trust, expressly acknowledges its duties and obligations set forth in Section 2.07 of the Standard Common Law Trust Terms incorporated herein.

        Section 2.04 Additional Terms. None

        Section 2.05 Omnibus Instrument; Execution and Incorporation of Terms. The parties to this Trust Agreement will enter into this Trust Agreement by executing the Omnibus Instrument.

        By executing the Omnibus Instrument, the Trustee, the Trust Beneficial Owner and the Administrator hereby agree that this Trust Agreement will constitute a legal, valid and binding agreement between the Trustee, the Trust Beneficial Owner and the Administrator as of the date of the Pricing Supplement.

        All terms relating to the Trust or the Series of Notes not otherwise included in this Trust Agreement will be as specified in the Omnibus Instrument or Pricing Supplement as indicated herein.

        Section 2.06 Counterparts. This Trust Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

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SECTION B
Administrative Services Agreement

ADMINISTRATIVE SERVICES AGREEMENT
by and among
The Protective Life Secured Trust
specified in the Omnibus Instrument
and
AMACAR Pacific Corp.,
as Administrator

        THIS ADMINISTRATIVE SERVICES AGREEMENT, dated as of the date of the Pricing Supplement, by and among the Protective Life Secured Trust specified in the Omnibus Instrument (the "Trust") and AMACAR Pacific Corp., a Delaware corporation (the "Administrator").

W I T N E S S E T H:

        WHEREAS, the Trust has requested that the Administrator provide advice and assistance to the Trust and perform various services for the Trust;

        WHEREAS, the Trust desires to avail itself of the experience, advice and assistance of the Administrator and to have the Administrator perform various financial, statistical, accounting and other services for the Trust, and the Administrator is willing to furnish such services on the terms and conditions herein set forth; and

        WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Administrative Services Terms, dated November 7, 2003, and attached to the Omnibus Instrument as Exhibit B (the "Standard Administrative Services Terms") and all capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meaning set forth in the Standard Administrative Services Terms (the Standard Administrative Services Terms and this Administrative Services Agreement, collectively, the "Administrative Services Agreement").

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

ARTICLE 1

        Section 1.01 Incorporation by Reference. All terms, provisions and agreements of the Standard Administrative Services Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth in Article 2 of this Agreement are inconsistent with the terms of the Standard Administrative Services Terms, the terms set forth in Article 2 herein shall apply.

        Section 1.02 Definitions. "Omnibus Instrument" means the Omnibus Instrument in which this Administrative Services Agreement is included as Section B.

ARTICLE 2

        Section 2.01 Additional Terms. None

        Section 2.02 Omnibus Instrument; Execution and Incorporation of Terms. The parties to this Administrative Services Agreement will enter into this Administrative Services Agreement by executing the Omnibus Instrument.

        By executing the Omnibus Instrument, Wilmington on behalf of the Trust and the Administrator hereby agree that this Administrative Services Agreement will constitute a legal, valid and binding agreement between the Trust and the Administrator as of the date of the Pricing Supplement.

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        All terms relating to the Trust or the Notes not otherwise included in this Administrative Services Agreement will be as specified in the Omnibus Instrument or Pricing Supplement as indicated herein.

        Section 2.03 Counterparts. This Administrative Services Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

        Section 2.04 Third Party Beneficiary. The parties hereto acknowledge that Wilmington shall be an express third party beneficiary to this Administrative Services Agreement, entitled in its own name and on its own behalf to enforce the provisions hereof against the Trust and the Administrator with respect to obligations owed to Wilmington by either the Trust or the Administrator; provided, however, that such right shall be valid only for so long as Wilmington has any outstanding obligations or potential obligations under the Trust Agreement.

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SECTION C
Expense and Indemnity Agreement

EXPENSE AND INDEMNITY AGREEMENT

        This Expense and Indemnity Agreement, dated as of the date of the Pricing Supplement, is entered into by and among Protective Life, the Trust, Wilmington Trust Company, The Bank of New York, as indenture trustee, and AMACAR Pacific Corp., as Administrator.

        WHEREAS, in consideration of the Service Providers (as defined in the Standard Expense and Indemnity Agreement Terms, dated November 7, 2003, and attached to the Omnibus Instrument as Exhibit C (the "Standard Expense and Indemnity Agreement Terms")) providing services to the Trust in connection with the Program and pursuant to the Program Documents under which the Service Providers will have certain duties and obligations, Protective Life hereby agrees to the following compensation arrangements and terms of indemnity; and

        WHEREAS, the parties hereto desire to incorporate by reference the Standard Expense and Indemnity Agreement Terms and all capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meaning set forth in the Standard Expense and Indemnity Agreement Terms (the Standard Expense and Indemnity Agreement Terms and this Expense and Indemnity Agreement, collectively, the "Expense and Indemnity Agreement").

        NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

ARTICLE 1

        Section 1.01 Incorporation by Reference. All terms, provisions and agreements of the Standard Expense and Indemnity Terms, dated as of November 7, 2003, and attached to the Omnibus Instrument as Exhibit C (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth in Article 2 of this Agreement are inconsistent with the terms of the Standard Expense and Indemnity Terms, the terms set forth in Article 2 herein shall apply.

        Section 1.02 Definitions. "Omnibus Instrument" means the Omnibus Instrument in which this Expense and Indemnity Agreement is included as Section C.

ARTICLE 2

        Section 2.01 Additional Terms. None

        Section 2.02 Omnibus Instrument; Execution and Incorporation of Terms. The parties to this Expense and Indemnity Agreement will enter into this Expense and Indemnity Agreement by executing the Omnibus Instrument.

        By executing the Omnibus Instrument, each party hereto agrees that this Expense and Indemnity Agreement will constitute a legal, valid and binding agreement by and among such parties as of the date of the Pricing Supplement.

        All terms relating to the Trust or the Notes not otherwise included in this Expense and Indemnity Agreement will be as specified in the Omnibus Instrument or Pricing Supplement as indicated herein.

        Section 2.03 Counterparts. This Expense and Indemnity Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

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SECTION D
License Agreement

        LICENSE AGREEMENT

        This LICENSE AGREEMENT, dated as of the date of the Pricing Supplement, is entered into between Protective Life Corporation (the "Licensor"), a Delaware corporation with its principal place of business at 2801 Highway 280 South, Birmingham, Alabama 35223, and the Protective Life Secured Trust specified in the Omnibus Instrument (the "Licensee").

W I T N E S S E T H:

        WHEREAS, Licensor is the owner of certain trademarks and service marks and registrations and pending applications therefore, and may acquire additional trademarks and service marks in the future, all as defined below;

        WHEREAS, Licensee desires to use certain of Licensor's trademarks and service marks in connection with Licensee's activities, as described more fully below;

        WHEREAS, Licensor and Licensee wish to formalize the agreement between them regarding Licensee's use of Licensor's marks; and

        WHEREAS, the parties hereto desire to incorporate by reference those certain Standard License Agreement Terms, dated November 7, 2003, and attached to the Omnibus Instrument as Exhibit D (the "Standard License Agreement Terms") and all capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meaning set forth in the Standard License Agreement Terms (the Standard License Agreement Terms and this License Agreement, collectively, the "License Agreement").

        NOW THEREFORE, in consideration of the mutual promises set forth in this License Agreement and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1

        Section 1.01 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard License Agreement Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. To the extent that the terms set forth in Article 2 of this Agreement are inconsistent with the terms of the Standard License Agreement Terms, the terms set forth in Article 2 herein shall apply.

        Section 1.02 Definitions. "Omnibus Instrument" means the Omnibus Instrument in which this License Agreement is included as Section D.

ARTICLE 2

        Section 2.01 Additional Terms. None

        Section 2.02 Omnibus Instrument; Execution and Incorporation of Terms. The parties to this License Agreement will enter into this License Agreement by executing the Omnibus Instrument.

        By executing the Omnibus Instrument, Licensor and the Licensee hereby agree that this License Agreement will constitute a legal, valid and binding agreement between Licensor and the Licensee as of the date of the Pricing Supplement.

        All terms relating to the Trust or the Notes not otherwise included in this License Agreement will be as specified in the Omnibus Instrument or Pricing Supplement as indicated herein.

        Section 2.03 Counterparts. This License Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

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SECTION E
Indenture

        INDENTURE

        This INDENTURE (the "Indenture") is entered into as of the Original Issue Date specified in the Pricing Supplement, by and between the Protective Life Secured Trust specified in the Omnibus Instrument (the "Trust"), and The Bank of New York, as indenture trustee (the "Indenture Trustee").

        The Bank of New York in its capacity as Indenture Trustee, hereby accepts its role as Registrar, Paying Agent, Transfer Agent and Calculation Agent hereunder.

        References herein to "Indenture Trustee," "Registrar," "Transfer Agent," "Paying Agent" or "Calculation Agent" shall include the permitted successors and assigns of any such entity from time to time.

W I T N E S S E T H:

        WHEREAS, the Trust has duly authorized the execution and delivery of this Indenture to provide for the issuance of secured Notes; and

        WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Trust and the other parties to this Indenture, enforceable in accordance with its terms, have been done, and the Trust proposes to do all things necessary to make the Notes, when executed by the Trust and authenticated and delivered pursuant hereto, valid and legally binding obligations of the Trust as hereinafter provided; and

        WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Indenture Terms dated as of November 7, 2003, and attached to the Omnibus Instrument as Exhibit E (the "Standard Indenture Terms") and all capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meaning set forth in the Standard Indenture Terms (the Standard Indenture Terms and this Indenture, collectively, the "Indenture");

        NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed by the parties hereto as follows:

ARTICLE 1

        Section 1.01 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Indenture Terms (except to the extent expressly modified hereby) are hereby incorporated herein by reference (as if fully set forth herein). Should any portion of the Standard Indenture Terms conflict with the terms of this Indenture, the terms of this Indenture shall prevail. References herein to Articles, Sections or Exhibits shall refer respectively to the articles, sections or exhibits of the Standard Indenture Terms, unless otherwise expressly provided.

        Section 1.02 Definitions. "Omnibus Instrument" means the Omnibus Instrument in which this Indenture is included as Section E.

ARTICLE 2

        Section 2.01 Agreement to be Bound. Each of the Trust, the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent and the Calculation Agent hereby agrees to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the below referenced Notes.

        Section 2.02 Designation of the Trust and the Notes. The Trust created by the Trust Agreement and, if such Trust is a statutory trust, the certificate of trust of the Trust, and referred to in this Indenture is the Protective Life Secured Trust specified in the Omnibus Instrument. The Notes issued by the Trust and governed by this Indenture shall be the Notes specified in the Pricing Supplement.

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        Section 2.03 Additional Terms. Notwithstanding any provision of the Standard Indenture Terms to the contrary, "Stated Maturity Date" means, with respect to any Note, any installment of principal thereof or interest thereon, any premium thereon or any Additional Amounts with respect thereto, the date established by or pursuant to this Indenture or an applicable Note or supplemental indenture as the date on which the principal of such Note or such installment of principal or interest or such premium is, or such Additional Amounts are, due and payable; provided that in no event shall the Stated Maturity Date of any Note exceed thirty years after the Issuance Date of such Note.

        Section 2.04 Omnibus Instrument; Execution and Incorporation of Terms. The parties to this Indenture will enter into this Indenture by executing the Omnibus Instrument and the date of this Indenture will be the day and year specified therein.

        By executing the signature page thereto, the Indenture Trustee and the Trust hereby agree that this Indenture will constitute a legal, valid and binding agreement between the Indenture Trustee and the Trust as of the Original Issue Date.

        All terms relating to the Trust or the Notes not otherwise included in this Indenture will be as specified in the Omnibus Instrument or the Pricing Supplement, as indicated herein.

        Section 2.05 Counterparts. This Indenture, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

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SECTION F
Selling Agent Agreement

SELLING AGENT AGREEMENT
by and among
The Protective Life Secured Trust
specified in the Omnibus Instrument
and
Protective Life Insurance Company
and
The Agents specified in the Pricing Supplement

        This Selling Agent Agreement, dated as of the date of the Pricing Supplement, is entered into by and among each Agent specified in the Pricing Supplement, Protective Life Insurance Company, a Tennessee stock life insurance company (the "Company") and the Protective Life Secured Trust specified in the Omnibus Instrument.

        WHEREAS, the Protective Life Secured Trust specified in the Omnibus Instrument desires to issue and sell the Notes specified in the Pricing Supplement to the Purchasing Agent.

ARTICLE 1

        Section 1.01 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Selling Agent Agreement Terms, dated as of November 7, 2003 (the "Standard Selling Agent Agreement Terms"), and attached to the Omnibus Instrument as Exhibit F (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein and all capitalized terms not otherwise defined herein (including recitals hereof) shall have the meanings set forth in the Standard Selling Agent Agreement Terms (the Standard Selling Agent Agreement Terms and this Selling Agent Agreement, collectively, the "Selling Agent Agreement"). To the extent that the terms set forth in Article 2 of this Agreement are inconsistent with the terms of the Standard Selling Agent Agreement Terms, the terms set forth in Article 2 herein shall apply.

        Section 1.02 Definitions. "Omnibus Instrument" means the Omnibus Instrument in which this Selling Agent Agreement is included as Section F.

ARTICLE 2

        Section 2.01 Purchase of Notes. The Purchasing Agent agrees to purchase the Notes having the terms and in the amounts specified in the Pricing Supplement.

        Also, in connection with the purchase of the Notes from the Trust by the Agents, the items specified in Schedule 1 to the Omnibus Instrument will be delivered on the Original Issue Date.

ARTICLE 3

        Section 3.01 Additional Terms. (a) Notwithstanding Section III(a)(i) of the Standard Selling Agent Agreement Terms, the parties to this Selling Agent Agreement agree that the Company and the Trust shall file the Pricing Supplement pursuant to the appropriate subsection under Rule 424(b) under the 1933 Act.

        (b) The parties to this Selling Agent Agreement agree that if, at any time after the Settlement Date when the Prospectus is required by the 1933 Act to be delivered in connection with offers or sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents, counsel for the Company or counsel for the Trust, to amend or supplement the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in

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order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, to amend or supplement the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, as applicable, the Company shall give prompt notice, confirmed in writing, to the Agents to cease the solicitation of offers for the purchase of Notes and to cease sales of any Notes by the Purchasing Agent, and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Agents, without charge, such number of copies of such amendment or supplement as the Agents may reasonably request.

        (c) Notwithstanding Section II(c) of the Standard Selling Agent Agreement Terms, the parties to this Selling Agent Agreement agree that the officer's certificate to be delivered pursuant to such Section II(c) need only be executed by one officer of the Company who is at least a Senior Vice President of the Company.

        Section 3.02 Omnibus Instrument; Execution and Incorporation of Terms. The parties to this Selling Agent Agreement will enter into this Selling Agent Agreement by executing the Omnibus Instrument.

        By executing the Omnibus Instrument, each party hereto agrees that this Selling Agent Agreement will constitute a legal, valid and binding agreement by and among the Trust, Protective Life Insurance Company and the Agents specified in the Pricing Supplement as of the date of the Pricing Supplement.

        All terms relating to the Trust or the Notes not otherwise included in this Selling Agent Agreement will be as specified in the Omnibus Instrument or Pricing Supplement as indicated herein.

        Section 3.03 Counterparts. This Selling Agent Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

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SECTION G
Distribution Agreement

DISTRIBUTION AGREEMENT
by and among
The Protective Life Secured Trust
specified in the Omnibus Instrument
and
Protective Life Insurance Company
and
The Dealers specified in the Pricing Supplement

        This Distribution Agreement (the "Distribution Agreement"), dated as of the date of the Pricing Supplement, is entered into by and among each dealer specified in the Pricing Supplement (each, a "Dealer"), Protective Life Insurance Company, a Tennessee stock life insurance company (the "Company") and the Protective Life Secured Trust specified in the Omnibus Instrument.

        WHEREAS, the Trust has entered into the Indenture (the "Indenture"), dated as of the date specified in the Omnibus Instrument, by and between the Trust and The Bank of New York, as indenture trustee (the "Indenture Trustee") to provide for the issuance by the Trust of the secured medium-term notes specified in the Pricing Supplement (the "Notes"); and

        WHEREAS, all things necessary to make this Distribution Agreement a valid and legally binding agreement of the Trust and the other parties to this Distribution Agreement, enforceable in accordance with its terms, have been done, and the Trust proposes to do all things necessary to make the Notes, when executed by the Trust and authenticated and delivered pursuant hereto and the Indenture, valid and legally binding obligations of the Trust as hereinafter provided; and

        WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Distribution Agreement Terms dated as of November 7, 2003 (the "Standard Distribution Agreement Terms") and all capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meaning set forth in the Standard Distribution Agreement Terms (the Standard Distribution Agreement Terms and this Distribution Agreement, collectively, the "Distribution Agreement").

        NOW, THEREFORE, for and in consideration of the premises and the issuance of the Notes by the Trust, it is mutually agreed by the parties hereto as follows:

ARTICLE 1

        Section 1.01 Agreement to be Bound. The Trust and each Dealer hereby agrees to be bound by all of the terms, provisions and agreements set forth herein, with respect to all matters contemplated herein, including, without limitation, those relating to the issuance of the below-referenced Notes.

        Section 1.02 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Distribution Agreement Terms and attached to the Omnibus Instrument as Exhibit G (except to the extent expressly modified hereby) are hereby incorporated herein by reference (as if fully set forth herein). Should any portion of the Standard Distribution Agreement Terms conflict with the terms of this Distribution Agreement, the terms of this Distribution Agreement shall prevail. References herein to Sections or Exhibits shall refer respectively to the sections or exhibits of the Standard Distribution Agreement Terms, unless otherwise expressly provided.

        Section 1.03 Designation of the Trust and the Notes. The Trust created by the Trust Agreement and, if such Trust is a Delaware statutory trust, the certificate of trust of the Trust, and referred to in this Distribution Agreement is the Protective Life Secured Trust specified in the Omnibus Instrument. The term Trust refers to the Protective Life Secured Trust specified in this Omnibus Instrument. The Series

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of Notes issued by the Trust pursuant to the Distribution Agreement shall be the Series of notes specified in the Pricing Supplement. The term Notes refers to the notes of this Series of Notes.

        Section 1.04 Additional Terms. Notwithstanding Section 3(a)(i) of the Standard Distribution Agreement Terms, the parties to this Distribution Agreement agree that the Company and the Trust shall file the Pricing Supplement pursuant to the appropriate subsection under Rule 424(b) under the 1933 Act.

        The parties to this Distribution Agreement agree that if, at any time after the Settlement Date when the Prospectus is required by the 1933 Act to be delivered in connection with offers or sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Dealer(s), counsel for the Company or counsel for the Trust, to amend or supplement the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, to amend or supplement the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, as applicable, the Company shall give prompt notice, confirmed in writing, to the Dealer(s) to cease the solicitation of offers for the purchase of Notes in their capacity as agent, if applicable, and to cease sales of any Notes they may then own as principal, and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Dealer(s), without charge, such number of copies of such amendment or supplement as the Dealer(s) may reasonably request.

        Section 1.05 Definitions. "Omnibus Instrument" means the Omnibus Instrument in which this Distribution Agreement is included as Section G.

ARTICLE 2

        Section 2.01 Purchase/Solicitation of Purchases of Notes.

        (a)   If specified in the Pricing Supplement, the Notes are being purchased by the Dealer(s) as principal.

          (1)   If the Notes are to be purchased by the Dealer(s) as principal, the Dealer(s) specified in the Pricing Supplement [severally] agree to purchase the Notes having the terms and in the amounts specified in the Pricing Supplement.

          (2)   Also, in connection with the purchase of Notes from the Trust by the Dealer(s) as principal, the items specified in Schedule 1 to the Omnibus Instrument will be delivered on the Original Issue Date.

        (b)   If specified in the Pricing Supplement, the Dealer(s) will be acting as agent.

          (1)   If the Dealer(s) are to solicit the purchase of the Notes acting as agents, the Dealer(s) will solicit the purchase of Notes pursuant to Section 1(d) of the Distribution Agreement.

        Section 2.02 Funding Agreement. On the Original Issue Date set forth above, the Company will issue to the Trust the Funding Agreement(s) identified by number in the Pricing Supplement.

        Section 2.03 Dealer Notice Information. As specified in Schedule 1 to the Omnibus Instrument.

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ARTICLE 3

        Section 3.01 Omnibus Instrument; Execution and Incorporation of Terms. The parties to this Distribution Agreement will enter into this Distribution Agreement by executing the Omnibus Instrument.

        By executing the Omnibus Instrument, each party hereto agrees that this Distribution Agreement will constitute a legal, valid and binding agreement by and among the Trust, Protective Life Insurance Company and the Dealers specified in the Pricing Supplement as of the date of the Pricing Supplement.

        All terms relating to the Trust or the Notes not otherwise included in this Distribution Agreement will be as specified in the Omnibus Instrument or Pricing Supplement as indicated herein.

        Section 3.02 Counterparts. This Distribution Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

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SECTION H
COORDINATION AGREEMENT

        This Coordination Agreement, dated as of the Original Issue Date, is entered into by and among Protective Life, the Trust and the Indenture Trustee.

W I T N E S S E T H:

        WHEREAS, the Trust will enter into the Funding Agreement with Protective Life dated as of the date of the Pricing Supplement;

        WHEREAS, the Dealer(s) have agreed to sell the Notes in accordance with the Registration Statement; and

        WHEREAS, the Trust intends to issue the Notes in accordance with the Indenture and to transfer the Funding Agreement to the Indenture Trustee in accordance with the Indenture to secure payment of the Notes;

        NOW, THEREFORE, to give effect to the agreements and arrangements established under the Distribution Agreement or Selling Agent Agreement, as applicable, the Trust Agreement, the Indenture, and the Notes, and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

ARTICLE 1

        Section 1.01 Delivery of the Funding Agreement. The Trust hereby authorizes the Indenture Trustee to receive the Funding Agreement from Protective Life pursuant to the Assignment of the Funding Agreement, to be entered into on the Original Issue Date, as specified in the Pricing Supplement and included in the closing instrument dated as of the Original Issue Date set forth in the Pricing Supplement (the "Closing Instrument").

        Section 1.02 Issuance and Purchase of the Notes.

        (a)   Delivery of the Funding Agreement to the Indenture Trustee pursuant to the Assignment of the Funding Agreement shall be confirmation of payment by the Trust for the Funding Agreement.

        (b)   The Trust hereby directs the Indenture Trustee, upon receipt of the Funding Agreement pursuant to the Assignment of the Funding Agreement, (i) to authenticate the certificates representing the Notes (the "Notes Certificates") in accordance with the Indenture and (ii) to (A) deliver each relevant Notes Certificate to the clearing system or systems identified in each such Notes Certificate, or to the nominee of such clearing system, for credit to such accounts as the Dealer(s) may direct, or (B) deliver each relevant Notes Certificate to the purchasers thereof as identified by the Dealer(s).

        Section 1.03 Definitions. "Omnibus Instrument" means the Omnibus Instrument in which this Coordination Agreement is included as Section H.

ARTICLE 2

        Section 2.01 Directions Regarding Periodic Payments. As registered owner of the Funding Agreement as collateral securing payments on the Notes, the Indenture Trustee will receive payments on the Funding Agreement on behalf of the Trust. The Trust hereby directs the Indenture Trustee to use such funds to make payments on behalf of the Trust pursuant to the Trust Agreement and the Indenture.

        Section 2.02 Maturity of the Funding Agreement. Upon the maturity of the Funding Agreement and the return of funds thereunder, the Trust hereby directs the Indenture Trustee to set aside from such funds an amount sufficient for the repayment of the outstanding principal on the Notes when due.

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ARTICLE 3

        Section 3.01 No Additional Liability. Nothing in this agreement shall impose any liability or obligation on the part of any party to this agreement to make any payment or disbursement in addition to any liability or obligation such party has under the Program Documents, except to the extent that a party has actually received funds which it is obligated to disburse pursuant to this agreement.

        Section 3.02 No Conflict. This agreement is intended to be in furtherance of the agreements reflected in the documents related to the Program Documents, and not in conflict. To the extent that a provision of this agreement conflicts with the provisions of one or more Program Documents, the provisions of such documents shall govern.

        Section 3.03 Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

        Section 3.04 Severability. If any provision in this agreement shall be invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining provisions of this agreement and shall in no way affect the validity or enforceability of such other provisions of this agreement.

        Section 3.05 Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument.

        Section 3.06 Notices. All demands, notices and communications under this agreement shall be in writing and shall be deemed to have been duly given upon receipt at the addresses set forth below:

        if to the Trust, Indenture Trustee or Protective Life, as specified in the Expense and Indemnity Agreement or at such other address as shall be designated by any such party in a written notice to the other parties.

ARTICLE 4

        Section 4.01 Omnibus Instrument; Execution and Incorporation of Terms. The parties to this Distribution Agreement will enter into this Coordination Agreement by executing the Omnibus Instrument.

        By executing the Omnibus Instrument, each party hereto agrees that this Coordination Agreement will constitute a legal, valid and binding agreement by and among the Trust, Protective Life Insurance Company and the Indenture Trustee as of the Original Issue Date.

        All terms relating to the Trust or the Notes not otherwise included in this Coordination Agreement will be as specified in the Omnibus Instrument or Pricing Supplement as indicated herein.

        Section 4.02 Counterparts. This Distribution Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

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SECTION I
Miscellaneous and Execution Pages

        Notwithstanding any other provisions of this Omnibus Instrument, no amendment to this Omnibus Instrument may be made if such amendment would cause the Trust not to be treated as a grantor trust for U.S. federal income tax purposes.

        This Omnibus Instrument may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

        It is expressly understood and agreed by the parties hereto that (a) this Omnibus Instrument is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by Wilmington Trust Company but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Omnibus Instrument or any other related documents.

        Each signatory, by its execution hereof, does hereby become a party to each of the agreements identified for such party as of the date specified in such agreements.

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        IN WITNESS WHEREOF, the undersigned have executed this Omnibus Instrument, dated as of the date of the Pricing Supplement.

PROTECTIVE LIFE CORPORATION (in executing below agrees and becomes a party to the License Agreement set forth in Section D herein).
By:	/s/ JUDY WILSON
Name: Judy Wilson
Title: Senior Vice President

Protective Life Secured Trust 2004-5
Omnibus Instrument
Execution Page 1 of 7

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PROTECTIVE LIFE INSURANCE COMPANY (in executing below agrees and becomes a party to (i) the Expense and Indemnity Agreement set forth in Section C herein, (ii) if the Trust is issuing InterNotes® to retail investors, the Selling Agent Agreement set forth in Section F herein, (iii) if the Trust is issuing secured medium-term notes to institutional investors, the Distribution Agreement set forth in Section G herein and (iv) the Coordination Agreement set forth in Section H herein).
By:	/s/ JUDY WILSON
Name: Judy Wilson
Title: Senior Vice President

Protective Life Secured Trust 2004-5
Omnibus Instrument
Execution Page 2 of 7

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PROTECTIVE LIFE SECURED TRUST specified in the Omnibus Instrument (in executing below agreement and becomes a party to (i) the Administrative Services Agreement set forth in Section B herein, (ii) the Expense and Indemnity Agreement set forth in Section C herein, (iii) the License Agreement set forth in Section D herein, (iv) the Indenture set forth in Section E herein (v) if the Trust is issuing InterNotes® to retail investors, the Selling Agent Agreement set forth in Section F herein, (vi) if the Trust is issuing secured medium-term notes to institutional investors, the Distribution Agreement set forth in Section G herein and (vii) the Coordination Agreement set forth in Section H herein).
By: Wilmington Trust Company, solely in its capacity as trustee of the Trust
By:	/s/ JENNIFER A. LUCE
Name: Jennifer A. Luce
Title: Financial Services Officer

Protective Life Secured Trust 2004-5
Omnibus Instrument
Execution Page 3 of 7

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WILMINGTON TRUST COMPANY (in executing below agrees and becomes a party to (i)(a) if the Trust is a Delaware statutory trust, the Statutory Trust Agreement set forth in Section A-1 herein as Delaware Trustee or (b) if the Trust is a Delaware common law trust, the Common Law Trust Agreement set forth in Section A-2 herein as trustee and (ii) the Expense and Indemnity Agreement set forth in Section C herein).
By:	/s/ JENNIFER A. LUCE
Name: Jennifer A. Luce
Title: Financial Services Officer

Protective Life Secured Trust 2004-5
Omnibus Instrument
Execution Page 4 of 7

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AMACAR PACIFIC CORP. (in executing below agrees and becomes a party to (i) the Statutory Trust Agreement or Common Law Trust Agreement set forth in Sections A-1 and A-2, respectively, as the case may be, as Trust Beneficial Owner, (ii) the Administrative Services Agreement, set forth in Section B herein as Administrator and (iii) the Expense and Indemnity Agreement as set forth in Section C herein).
By:	/s/ EVELYN ECHEVARRIA
Name: Evelyn Echevarria
Title: Vice President

Protective Life Secured Trust 2004-5
Omnibus Instrument
Execution Page 5 of 7

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THE BANK OF NEW YORK (in executing below agrees and becomes a party to (i) the Indenture set forth in Section E herein, not in its individual capacity but solely in its capacity as Indenture Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent, (ii) the Expense and Indemnity Agreement set forth in Section C herein, not in its individual capacity but solely in its capacity as Indenture Trustee and (iii) the Coordination Agreement set forth in Section H herein, not in its individual capacity but solely in its capacity as Indenture Trustee).
By:	/s/ MILLIE CICERO
Name: Millie Cicero
Title: Assistant Treasurer

Protective Life Secured Trust 2004-5
Omnibus Instrument
Execution Page 6 of 7

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INCAPITAL LLC (in executing below agrees and becomes a party to the Selling Agent Agreement set forth in Section F herein on behalf of itself and each of the agents named in the Pricing Supplement).
By:	/s/ BRIAN WALKER
Name: Brian Walker
Title: Managing Director, Capital Markets

Protective Life Secured Trust 2004-5
Omnibus Instrument
Execution Page 7 of 7

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EXHIBIT A
Standard Statutory Trust Terms/Standard Common Law Trust Terms

Section A-1.    Standard Statutory Trust Terms

STANDARD STATUTORY TRUST TERMS

with respect to

PROTECTIVE LIFE SECURED TRUSTS

Dated as of November 7, 2003

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ii

        This document constitutes the Standard Statutory Trust Terms, dated as of November 7, 2003, that may be incorporated by reference in one or more Statutory Trust Agreements (included in Section A of the Omnibus Instrument, as defined below) between Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee, (the "Delaware Trustee"), and AMACAR Pacific Corporation, a Delaware corporation (as "Administrator" and "Trust Beneficial Owner").

        These Standard Statutory Trust Terms shall be of no force and effect unless and until incorporated by reference in, and then only to the extent not modified by, a Statutory Trust Agreement.

        The following terms and provisions shall govern the activities of each Delaware statutory trust created under the Program (as defined below) subject to contrary terms and provisions expressly adopted in any Statutory Trust Agreement which contrary terms shall be controlling.

W I T N E S S E T H:

        WHEREAS, the Delaware Trustee and the Trust Beneficial Owner desire to establish a statutory trust organized pursuant to the Delaware Statutory Trust Act (as defined below) for the purpose of issuing Notes (as defined below) to investors which will be secured, and payments with respect to which will be funded, solely by the assets held in the Trust (as defined below), the proceeds of which will be used to purchase Funding Agreements (as defined below) issued from time to time by Protective Life (as defined below).

        NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust, the Delaware Trustee and the Trust Beneficial Owner agree as follows:

ARTICLE 1
Definitions

        Section 1.01 Definitions. The following terms have the meanings set forth below:

        "Administrative Services Agreement" means that certain Administrative Services Agreement, dated as of the date specified in the Omnibus Instrument, between the Administrator and the Delaware Trustee, on behalf of the Trust, as the same may be amended, modified or supplemented from time to time.

        "Administrator" means the party named as such in the preamble to this Agreement, in its capacity as the sole administrator of the Trust pursuant to the Administrative Services Agreement, and shall also include its permitted successors and assigns.

        "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

        "Agreement" means that certain Statutory Trust Agreement in substantially the same form included in Section A of the Omnibus Instrument, as amended, modified or supplemented from time to time, that incorporates by reference these Standard Statutory Trust Terms.

        "Business Day" has the meaning specified in the Indenture.

        "Calculation Agent" has the meaning set forth in the Indenture.

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        "Certificate of Trust" means the Certificate of Trust of the Trust as filed with the Secretary of State of the State of Delaware.

        "Code" means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

        "Collateral" means, with respect to the Series of Notes, the right, title and interest of the Trust in and to (a) the Funding Agreements held in the Trust, (b) all proceeds of the Funding Agreements and all amounts and instruments on deposit from time to time in the Collection Account, (c) all books and records pertaining to the Funding Agreements, and (d) all rights of the Trust pertaining to the foregoing.

        "Collection Account" has the meaning set forth in the Indenture.

        "Commission" means the Securities and Exchange Commission or any successor body performing such duties of the Commission.

        "Contingent Obligation" has the meaning set forth in the Indenture.

        "Corporate Trust Office" means the principal office of the Delaware Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

        "Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (§) 3801, et seq., as amended from time to time.

        "Delaware Trustee" means the party named as such in the preamble to this Agreement and shall also include its permitted successors and assigns, or any successor Delaware Trustee appointed as herein provided, acting not in its individual capacity but solely as Delaware Trustee under this Agreement. If there shall be at any time more than one Delaware Trustee hereunder, "Delaware Trustee" shall mean each such Delaware Trustee.

        "DTC" means The Depository Trust Company and its successors and assigns.

        "Expense and Indemnity Agreement" means that certain Expense and Indemnity Agreement, dated as of the date specified in the Omnibus Instrument, by and among Protective Life and each of the Delaware Trustee, on behalf of the Trust and itself, the Indenture Trustee and the Administrator and any service provider that may become a party to such agreement from time to time, as the same may be amended, modified or supplemented from time to time.

        "Funding Agreement" means that certain funding agreement (or funding agreements) identified in the Pricing Supplement by number, entered into by and between Protective Life and the Trust and subsequently pledged and collaterally assigned to the Indenture Trustee for the benefit of the holders of the Series of Notes, as it may be modified, restated, replaced, supplemented or otherwise amended from time to time in accordance with the terms thereof.

        "Funding Agreement Event of Default" means an "Event of Default" as defined in the Funding Agreement.

        "Holder" has the meaning set forth in the Indenture.

        "Indebtedness" has the meaning set forth in the Indenture.

        "Indenture" means that certain Indenture dated as of the date specified in the Omnibus Instrument, between the Trust and the Indenture Trustee, as the same may at any time be amended, modified or supplemented from time to time.

        "Indenture Trustee" means the party named as such in the preamble to the Indenture and, subject to the provisions of Article 8 of the Indenture, shall also include its successors and assigns as Indenture Trustee thereunder.

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        "Investment Company Act" means the Investment Company Act of 1940, as amended, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

        "Issuance Date" has the meaning specified in the Pricing Supplement.

        "License Agreement" means that certain License Agreement, dated as of the date specified in the Omnibus Instrument, between the Delaware Trustee, on behalf of the Trust and Protective Life Corporation, as the same may be amended, modified or supplemented from time to time.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

        "Note" has the meaning specified in the Indenture and "Notes" means the secured notes of the Trust issued pursuant to the Indenture.

        "Omnibus Instrument" means the omnibus instrument pursuant to which certain Program Documents are executed and the Trust is established.

        "Paying Agent" has the meaning set forth in the Indenture.

        "Payment Account" means each segregated non-interest-bearing corporate trust account for the Trust maintained by the Delaware Trustee in its trust department in which all amounts paid to the Delaware Trustee in respect of the Collateral will be held and from which the Delaware Trustee shall make payments pursuant to Section 3.01(b) and Article 7 hereof, to the extent such amounts are paid to the Delaware Trustee and deposited in the Payment Account.

        "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and governments and agencies and political subdivisions thereof.

        "Pricing Supplement" means, the pricing supplement attached to the Omnibus Instrument as Exhibit G as prepared by the Trust, in consultation with Protective Life, in connection with the issuance by the Trust of its Series of Notes and agreed to by Protective Life, the Trust and the relevant dealers or agents under the relevant Program Distribution Agreement, as such Pricing Supplement may be amended, modified, supplemented or replaced from time to time.

        "Program" has the meaning set forth in the Indenture.

        "Program Distribution Agreements" means, with respect to the Series of Notes, (a) that certain Distribution Agreement, by and among the Trust, Protective Life and the dealers named therein relating to the issuance and sale of the Trust's Notes under the Secured Medium-Term Notes Program, as the same may be amended, modified or supplemented or (b) that certain Selling Agent Agreement, by and among the Trust, Protective Life and the agents named therein relating to the issuance and sale of the Trust's Notes under the InterNotes® Program, as the same may be amended, modified or supplemented.

        "Program Documents" means each Note, the Omnibus Instrument, the Indenture, this Agreement, the Administrative Services Agreement, the License Agreement, the Expense and Indemnity

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Agreement, the relevant Program Distribution Agreement, the Funding Agreements and any other documents or instruments entered into by, or with respect to, or on behalf of, the Trust.

        "Protective Life" means Protective Life Insurance Company, a life insurance company organized and licensed under the laws of the State of Tennessee, or any successor thereto.

        "Ratings Agencies" means Moody's Investors Services, Inc., Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., and any other rating agency which provides a rating for any Notes issued by the Trust.

        "Registrar" has the meaning specified in Section 4.03.

        "Register" has the meaning set forth in the Indenture.

        "SEC Documents" means (a) any registration statement, including any preliminary prospectus or prospectus supplement thereto and the exhibits included therein, any pre-effective or post-effective amendments thereto and any registration statements filed thereafter under the Securities Act, relating to the registration under the Securities Act of the Series of Notes and the Funding Agreements, (b) any Pricing Supplement relating to the Series of Notes and (c) any documents, filings or forms required to be filed by the Trust under the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act, or any securities laws, rules or regulations of any state or any rules or regulations of any national securities exchange or market quotation dealer system or the National Association of Securities Dealers, Inc.

        "Secretary of State" means the Secretary of State of the State of Delaware.

        "Securities Act" means the Securities Act of 1933, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

        "Securities Register" has the meaning specified in Section 4.03.

        "Securityholder" means each Person in whose name any Trust Security is registered in the Securities Register or Register.

        "Series of Notes" means the series of Notes issued by the Trust.

        "Standard Statutory Trust Terms" means this document, the Standard Statutory Trust Terms.

        "Standing Order" has the meaning set forth in Section 3.01(d) of these Standard Statutory Trust Terms.

        "Transfer Agent" has the meaning specified in the Indenture.

        "Trust" means the Protective Life Secured Trust specified in the Omnibus Instrument, together with its permitted successors and assigns.

        "Trust Beneficial Interest" means the undivided beneficial interest in the assets held in the Trust, having such rights as provided for herein.

        "Trust Beneficial Owner" means the Person identified as the "Trust Beneficial Owner" in the preamble to this Agreement, in its capacity as the sole beneficial owner of the Trust.

        "Trust Expenses" means any liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust.

        "Trust Expiration Date" means the date specified in the Pricing Supplement or such earlier date as all of the outstanding Notes of the Series of Notes are redeemed in full by the Trust.

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        "Trust Indenture Act" means the Trust Indenture Act of 1939, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

        "Trust Security" means a Note or the Trust Beneficial Interest.

        "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Collateral, "UCC" shall mean the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

        Section 1.02 Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, facsimile, electronic transmissions and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments hereto or changes herein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

        Section 1.03 Section References. All references to Articles, sections, paragraphs, subsections, exhibits and schedules shall be to such portions of these Standard Statutory Trust Terms unless otherwise specified.

ARTICLE 2
Creation of Trust

        Section 2.01 Name of the Trust. The Trust created under this Agreement shall have the name specified in the Omnibus Instrument. The Trust's activities shall be conducted under the name of the Trust.

        Section 2.02 Office of the Delaware Trustee; Principal Place of Business. The principal office of the Trust shall be in care of the Delaware Trustee at the Corporate Trust Office, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Trust Beneficial Owner, the Indenture Trustee, the Administrator and the Ratings Agencies.

        Section 2.03 Statutory Trust. It is the intention of the parties hereto that the Trust constitute a statutory trust organized under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of the Trust. Pursuant to Section 3810 of the Delaware Statutory Trust Act, the Delaware Trustee shall file a Certificate of Trust with the Delaware Secretary of State to form the Trust. The parties hereto hereby appoint the Delaware Trustee as trustee of the Trust, to have all rights, powers and duties set forth herein and in accordance with the applicable law with respect to accomplishing the purposes of the Trust.

        Section 2.04 Trust Beneficial Interest. Contemporaneously with the execution and delivery of this Agreement, the Delaware Trustee, on behalf of the Trust, shall cause the Trust Beneficial Owner to be recorded as the registered owner of the Trust Beneficial Interest on the Trust's Securities Register, against payment of $15 (or, if the Trust issues Notes at a discount, the product of $15 and the issue price (expressed as a percentage of the original principal amount of the Notes)) by the Trust Beneficial Owner to, or to an account at the direction of, the Delaware Trustee.

        Section 2.05 Issuance of the Series of Notes. Contemporaneously with the execution and delivery of this Agreement, the Trust shall, in accordance with the Indenture, issue and deliver or cause to be issued and delivered the aggregate principal amount of the Series of Notes specified in the related Pricing Supplement or supplement to the Indenture against payment therefor. The Holders of the

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Series of Notes shall only have a right to receive payments from the Collateral as described in the Indenture and shall have no right to receive payments under the assets held in any other trust organized under the Program.

        Section 2.06 Acquisition of Funding Agreements. Contemporaneously with the issuance and delivery of the Series of Notes, the Trust shall acquire the Funding Agreements.

        Section 2.07 Security Interest in the Collateral. Contemporaneously with the issuance and delivery of the Series of Notes, pursuant to the Indenture, the Trust shall collaterally assign and grant to the Indenture Trustee, for the benefit of the Holders of such Notes, a first priority perfected security interest in and to the Collateral, including, without limitation, Funding Agreements purchased by the Trust.

        Section 2.08 Purposes of the Trust. The exclusive purposes and functions of the Trust are (a) to issue and sell the Notes and the Trust Beneficial Interest, (b) to use the proceeds of the sale of the Notes and the Trust Beneficial Interest to acquire one or more Funding Agreements, (c) to pay amounts due in respect of the Notes and the Trust Beneficial Interest, (d) to enter into the agreements and to take such actions as the Delaware Trustee has the power and authority to take pursuant to Section 6.01, as applicable, and (e) to engage in those activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities).

        Section 2.09 Title to Collateral. Legal title to the Collateral shall be vested at all times in the Trust as a separate legal entity and shall be held and administered by the Delaware Trustee for the benefit of the Trust and each Securityholder, except that with respect to the Collateral collaterally assigned to the Indenture Trustee, legal title to the Collateral shall be vested at all times in the Indenture Trustee, for the benefit of the applicable Holders and such Collateral shall be held by the Indenture Trustee.

        Section 2.10 Payment of Trust Expenses. Any costs and expenses of the Trust shall be paid by Protective Life pursuant to the Expense and Indemnity Agreement to the extent provided therein.

        Section 2.11 Liability. None of the Delaware Trustee or the Securityholders shall have any personal liability for any liability or obligation of the Trust.

        Section 2.12 Income Tax Treatment; Tax Returns and Reports.

        (a)   The Trust and the Trust Beneficial Interest Owner agree, and by acceptance of a beneficial interest in a Note each holder of a beneficial interest in a Note agrees, for U.S. federal, state and local income and franchise tax purposes, to treat (i) the Trust as a grantor trust, (ii) such Note as an ownership interest in such grantor trust and (iii) the Funding Agreements as debt of Protective Life.

        (b)   The Delaware Trustee shall, or so long as there is an Administrator, the Administrator shall, pursuant to the Administrative Services Agreement, prepare and file or cause to be prepared and filed, consistent with the treatment of the Trust as a grantor trust, all federal, state and local income tax and information returns and reports required to be filed with respect to the Trust, and the Notes under any applicable federal, state or local tax statute or any rule or regulation under any of them. At the request of the Administrator, the Delaware Trustee shall sign and, in accordance with instructions provided by the Administrator, file any federal, state or local income tax and information returns and reports prepared by, or at the direction of, the Administrator pursuant to this Section 2.12. The Delaware Trustee shall keep copies or cause copies to be kept of the tax and information returns (including Internal Revenue Service Form 1041) and reports prepared and filed and provided to it by the Administrator.

        Section 2.13 Situs of Trust. The Trust shall be located in the State of Delaware and administered in the State of Delaware subject to the activities of the Administrator in North Carolina. All bank accounts maintained by the Delaware Trustee on behalf of the Trust shall be located in the State of Delaware except that those accounts established under the Indenture shall be maintained with the

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Indenture Trustee in accordance with the Indenture. The Trust shall not have any employees in any state other than in the State of Delaware. Except as set forth in the Program Documents, payments will be received by the Trust only in the State of Delaware and payments will be made by the Trust only from the State of Delaware.

ARTICLE 3
Payment Accounts

        Section 3.01 Payment Accounts.

        (a)   On the Issuance Date, the Delaware Trustee shall establish a Payment Account. The Delaware Trustee and any agent of the Delaware Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Accounts for the purpose of making deposits in and withdrawals from the Payment Accounts in accordance with this Agreement and the Indenture. Subject to the Indenture, all monies or other property received by the Delaware Trustee on behalf of the Trust in respect of the Collateral will be deposited in the Payment Account. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Delaware Trustee in the Payment Account for the exclusive benefit of the Trust Beneficial Owner, subject to the security interest in the Collateral in favor of the Indenture Trustee on behalf of the Holders of the Series of Notes, and for distribution by the Delaware Trustee as herein provided, including (and subject to) any priority of payments provided for herein.

        (b)   Except for payments made on the Trust Expiration Date or otherwise pursuant to Section 7.03 of this Agreement and subject to Section 3.01(a) of this Agreement, all monies and other property deposited into the Payment Account shall be distributed by the Trust as follows:

        first, to the Indenture Trustee for the payment of all amounts then due and unpaid upon the Notes, if any, in accordance with the Indenture; and

        second, to the Trust Beneficial Owner all of the amounts that would be payable under clause first of Section 5.02 of the Indenture to the Trust Beneficial Owner if the Trust Beneficial Owner held a Note with an original principal amount of $15. Any remaining monies and other property deposited into the Payment Account shall be distributed ratably in proportion to their original principal amounts to the Holders last noted in the Register as the Holders of the Notes and the Trust Beneficial Owner (as if the Trust Beneficial Owner held a Note with an original principal amount of $15).

        (c)   The Delaware Trustee shall deposit in the Payment Account, promptly upon receipt, any payments received with respect to the Collateral. Amounts held in the Payment Accounts shall not be invested by the Delaware Trustee pending the distribution of such amounts to cover the Trust's obligations on the Notes or the Trust Beneficial Interest.

        (d)   Notwithstanding anything herein to the contrary, the Delaware Trustee, on behalf of the Trust, shall issue a standing order (the "Standing Order") to the Indenture Trustee pursuant to which the Indenture Trustee shall distribute all amounts due and unpaid under clause second of Section 3.01(b) herein; provided, however, that all payments to be made by the Trust to the Trust Beneficial Owner on the Trust Expiration Date or otherwise pursuant to Section 7.03 of this Agreement shall be made by the Delaware Trustee on behalf of the Trust. For so long as (i) the Delaware Trustee, on behalf of the Trust, has not rescinded the Standing Order and (ii) the Indenture Trustee is able to, and does, comply with the Standing Order, the Delaware Trustee will not be required to establish separate Payment Accounts in accordance with Section 3.01; provided, however, that the Delaware Trustee shall establish separate Payment Accounts to facilitate payments made on a Trust Expiration Date or otherwise pursuant to Section 7.03 of this Agreement.

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ARTICLE 4
Trust Securities

        Section 4.01 Initial Ownership. Upon the creation of the Trust, the Trust Beneficial Owner shall be the sole beneficial owner of such Trust.

        Section 4.02 Notes.

        The Notes will be issued pursuant to and be governed by the Indenture.

        Section 4.03 Registration of Transfer of Trust Beneficial Interest.

        (a)   The Delaware Trustee or its agent (in this capacity, the "Registrar") shall maintain a register or registers for the Trust for the purpose of registering the transfer of the Trust Beneficial Interest (a "Securities Register").

        (b)   The Registrar shall not be required to register the transfer of the Trust Beneficial Interest in any manner inconsistent with the terms of this Agreement or the Indenture.

        Section 4.04 Persons Deemed Holders of Trust Securities. The Delaware Trustee, Administrator and the Registrar shall treat the Person in whose name any Trust Beneficial Interest is registered as the owner of such Trust Beneficial Interest for all purposes whatsoever, and none of the Delaware Trustee, Administrator and the Registrar shall be bound by any notice to the contrary. The Delaware Trustee and the Administrator shall treat the Person determined in accordance with Section 2.12 of the Indenture as the owner of the applicable Note(s) for all purposes whatsoever, and neither the Delaware Trustee nor the Administrator shall be bound by any notice to the contrary.

        Section 4.05 Maintenance of Office. Subject to the provisions of the Indenture, the Delaware Trustee shall maintain an office or offices where notices and demands to or upon the Delaware Trustee in respect of the Trust Securities may be served. The Delaware Trustee initially designates its Corporate Trust Office as the office for such purposes. The Delaware Trustee shall give prompt written notice to the Trust Beneficial Owner and the Indenture Trustee of any change in the location of the register or any office or agency.

        Section 4.06 Ownership of the Trust Beneficial Interest. On the Issuance Date of the Trust, the Trust Beneficial Owner shall acquire and retain beneficial and record ownership of the Trust Beneficial Interest. To the fullest extent permitted by law, any attempted transfer of the Trust Beneficial Interest shall be void.

ARTICLE 5
Representations and Warranties

        Section 5.01 Delaware Trustee. The Delaware Trustee represents and warrants for the benefit of the Securityholders as follows:

        (a)   it is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it is a "bank" within the meaning of Section 581 of the Code;

        (b)   it is a "United States person" within the meaning of Section 7701(a)(30) of the Code;

        (c)   it has full corporate or other power, authority and legal right to execute, deliver and perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement;

        (d)   this Agreement has been duly authorized, executed and delivered by it and constitutes the valid and legally binding agreement of it enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

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        (e)   neither the execution or delivery by it of this Agreement, nor the performance by it of its obligations hereunder or thereunder, will (i) violate its organizational documents, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties or assets held in the Trust pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of Delaware or the United States governing the banking, trust or general powers of it or any order, judgment or decree applicable to it;

        (f)    the authorization, execution or delivery by it of this Agreement and the consummation of any of the transactions by it contemplated hereby or thereby do not require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency (other than the filing of the Certificate of Trust with the Secretary of State); and

        (g)   there are no proceedings pending or, to the best of its knowledge, threatened against or affecting it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of it to enter into or perform its obligations under this Agreement.

        Section 5.02 Trust Beneficial Owner. The Trust Beneficial Owner hereby represents and warrants that, to the fullest extent permitted by law, it has irrevocably waived any right or interest it may have under this Agreement, by operation of law or equity, to direct or otherwise require the Delaware Trustee to initiate or consent to any bankruptcy, insolvency or receivership proceedings, it being expressly understood that any such action by the Delaware Trustee shall be undertaken or refrained from, to the fullest extent permitted by law, in the Delaware Trustee's sole and absolute discretion, without regard to any rights or interests of the Trust Beneficial Owner.

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ARTICLE 6
Delaware Trustee

        Section 6.01 General Authority.

        (a)   The Delaware Trustee shall conduct the affairs of the Trust in accordance with the terms of this Agreement. In addition to any other duties under this Agreement, the Delaware Trustee shall be the trustee of the Trust for the purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act. Subject to the limitations set forth in Section 6.01(b) hereof, the Delaware Trustee shall have the power and authority to act on behalf of the Trust, with respect to the following matters:

          (i)    to execute and deliver the Notes and Trust Beneficial Interest in accordance with this Agreement and the Indenture;

          (ii)   to cause the Trust to perform this Agreement and to enter into, and to execute, deliver and perform on behalf of itself, the Omnibus Instrument, the Indenture, the relevant Program Distribution Agreement, the Trust Securities, the License Agreement, the Expense and Indemnity Agreement, the Administrative Services Agreement, the Funding Agreements and such other certificates, other documents or agreements as may be necessary, contemplated by or desirable in connection with the purposes and function of the Trust or any of the above-referenced agreements;

          (iii)  subject to the Indenture, to purchase, receive and maintain custody of the Funding Agreements and to exercise all of the rights, powers and privileges of an owner or policyholder of the Funding Agreements;

          (iv)  to grant to the Indenture Trustee a first priority perfected security interest in the Collateral for the Series of Notes and to collaterally assign the rights, title and interest of the Trust in such Collateral to the Indenture Trustee for the benefit of the Holders of such Series of Notes and to seek release of such security interest upon payment in full of all amounts required to be paid with respect to the Series of Notes pursuant to the terms and conditions of the Series of Notes or the Indenture;

          (v)   to establish the Payment Account;

          (vi)  to cause any transfer of the Trust Beneficial Interest to be registered in accordance with this Agreement;

          (vii) to send notices regarding the Trust Securities and the Funding Agreements to Protective Life, the Indenture Trustee, the Ratings Agencies, the Trust Beneficial Owner and the applicable agents and dealers appointed under the applicable Program Distribution Agreements in accordance with the Funding Agreements and this Agreement;

          (viii) to take all actions necessary or appropriate to enable the Trust to comply with Section 2.12 hereof regarding income tax treatment, tax returns and information reporting;

          (ix)  after the occurrence of a Funding Agreement Event of Default actually known to a Responsible Officer of the Delaware Trustee, subject to the Indenture, to take any action as it may from time to time determine (based solely upon the advice of counsel) is necessary or advisable to give effect to the terms of this Agreement and to protect and conserve the Collateral for the benefit of each Securityholder (without consideration of the effect of any such action on any particular Securityholder) and, within five Business Days after the occurrence of a Funding Agreement Event of Default actually known to a Responsible Officer of the Delaware Trustee, to give notice thereof to the Trust Beneficial Owner and the Indenture Trustee;

          (x)   to the extent permitted by this Agreement, to participate in the winding up of the affairs of and liquidation of the Trust and assist with the preparation, execution and filing of a certificate of cancellation with the Secretary of State;

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          (xi)  subject to the Indenture, to take any action and to execute any documents on behalf of the Trust, incidental to the foregoing as the Delaware Trustee may from time to time determine (based on the advice of counsel) is necessary or advisable to give effect to the terms of this Agreement for the benefit of each Securityholder (without consideration of the effect of any such action on any particular Securityholder);

          (xii) to execute and file documents with the Secretary of State; and

          (xiii) to accept service of process on behalf of the Trust in the State of Delaware.

        It is expressly understood and agreed that the Delaware Trustee shall be entitled to engage outside counsel, independent accountants and other experts appointed with due care to assist the Delaware Trustee in connection with the performance of its duties and powers set forth in this Section 6.01(a), including, without limitation, the preparation of all tax reports and returns, securities law filings, certificates, reports, opinions, notices or any other documents. The Delaware Trustee shall be entitled to rely conclusively on the advice of such counsel, accountants and other experts in the performance of all its duties hereunder and shall have no liability for any documents prepared by such counsel, accountants or experts or any action or inaction taken pursuant to the advice of such counsel, accountants or experts. Any expenses of such counsel, accountants and experts shall be paid by Protective Life in accordance with the Expense and Indemnity Agreement to the extent provided therein.

        (b)   So long as this Agreement remains in effect, the Trust (and the Delaware Trustee and the Administrator acting on behalf of the Trust) shall not undertake any business, activity or transaction except as expressly provided for or contemplated by this Agreement, or the Indenture. In particular, the Trust shall not, except as otherwise contemplated by the Indenture:

          (i)    sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held in the Trust (as of the date of this Agreement or thereafter acquired), including, without limitation, any portion of the relevant Collateral, except as expressly permitted under the Indenture;

          (ii)   engage in any business or activity other than in connection with, or relating to, the performance of this Agreement and the execution, delivery and performance of any documents, including the Program Documents (other than this Agreement as set forth above), relating to any Notes issued under the Indenture and the transactions contemplated thereby, and the issuance of the Notes pursuant to the Indenture;

          (iii)  incur or otherwise become liable, directly or indirectly, for any Indebtedness or Contingent Obligation except for the Notes issued pursuant to the Indenture and the transactions contemplated under the Indenture;

          (iv)  (a) permit the validity or effectiveness of the Indenture or any grant of security interest in or assignment for collateral purposes of the relevant Collateral to be impaired, or permit a Lien created under the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under any document or agreement assigned to the Indenture Trustee, except as may be expressly permitted under the Indenture, (b) create, incur, assume or permit any Lien or other encumbrance (other than a Lien created under the Indenture) on any of its properties or assets owned or thereafter acquired, or any interest therein or the proceeds thereof, or (c) permit a Lien created under the Indenture not to constitute a valid first priority perfected security interest in the relevant Collateral;

          (v)   amend, modify or fail to comply with any material provision of this Agreement, except for any amendment or modification of this Agreement expressly permitted thereunder;

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          (vi)  own any subsidiary or lend or advance any funds to, or make any investment in, any Person, except for an investment in Funding Agreements or the investment of any funds held by the Indenture Trustee, Paying Agent, Delaware Trustee or Administrator as provided in the Indenture or this Agreement;

          (vii) directly or indirectly declare or make any distribution or other payment to, or redeem or otherwise acquire or retire for value the interests of, the Trust Beneficial Owner if any amount under the Notes is due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any Indebtedness or Contingent Obligation other than the Notes if the Notes remain outstanding;

          (viii) exercise any rights with respect to the relevant Collateral except at the written direction of, or with the prior written approval of, the Indenture Trustee;

          (ix)  cause or, to the fullest extent permitted by law, permit the sale or other transfer of all or a portion of the Trust Beneficial Interest, or cause or, to the fullest extent permitted by law, permit the creation, incurrence, assumption or existence of any Lien on, all or a portion of any relevant Trust Beneficial Interest;

          (x)   become an "investment company" or come under the "control" of an "investment company," as such terms are defined in the Investment Company Act;

          (xi)  enter into any transaction of merger or consolidation or liquidate or dissolve itself (or, to the fullest extent permitted by law, suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person;

          (xii) have any subsidiaries, employees or agents other than the Delaware Trustee, the Administrator and other persons necessary to conduct its business and enter into transactions contemplated under the Program Documents;

          (xiii) have an interest in any bank account other than (a) those accounts required under the Program Documents, and (b) those accounts expressly permitted by the Indenture Trustee; provided that any interest therein shall be charged or otherwise secured in favor of the Indenture Trustee;

          (xiv) permit any Affiliate, employee or officer of Protective Life or any agent of Protective Life or dealer to be a trustee of the Trust;

          (xv) issue any Notes under the Indenture unless (a) the Trust has purchased or will simultaneously purchase one or more Funding Agreements from Protective Life to secure such Notes, (b) Protective Life has affirmed in writing to the Trust that it has made or simultaneously will make changes to its books and records to reflect the granting of a security interest in, and the making of an assignment for collateral purposes of, the Funding Agreements by the Trust, to the Indenture Trustee and (c) the Trust has taken such other steps as may be necessary to cause the grant of security interest in, and assignment for collateral purposes of, the Collateral to the Indenture Trustee to be perfected for purposes of the UCC or effective against the Trust's creditors and subsequent purchasers of the Collateral pursuant to insurance or other applicable law;

          (xvi) commingle the assets held in the Trust with assets of any of its Affiliates, or guarantee any obligation of any of its Affiliates; or

          (xvii) maintain any joint account with any Person or become a party, whether as co-obligor or otherwise, to any agreement to which any Person is a party (other than in respect of the Program

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  Documents), or become liable as a guarantor or otherwise with respect to any Indebtedness or contractual obligation of any Person.

        (c)   The Trust, Delaware Trustee and Administrator acting on behalf of the Trust shall not, notwithstanding any other provision of this Agreement, take any action that would cause the Trust not to be treated as a grantor trust for U.S. federal income tax purposes.

        (d)   The Delaware Trustee shall, based on the advice of counsel, defend against all claims and demands of all Persons at any time claiming any Lien on any of the assets of the Trust adverse to the interest of the Trust or any Securityholder, other than the security interests in the Collateral granted in favor of the Indenture Trustee for the benefit of each Holder of the Series of Notes pursuant to the Indenture.

        (e)   If and for so long as the Funding Agreements are held by the Delaware Trustee for the benefit of the Trust, the Delaware Trustee shall not (i) waive any default under the relevant Funding Agreements or (ii) consent to any amendment, modification or termination of the relevant Funding Agreements, without, in each case, obtaining the prior approval of the Indenture Trustee in accordance with the Indenture and an opinion of counsel experienced in such matters to the effect that any such action shall not cause the Trust not to be treated as a grantor trust for U.S. federal income tax purposes. The Delaware Trustee, upon a Responsible Officer obtaining actual knowledge of the occurrence of a Funding Agreement Event of Default, will notify the Indenture Trustee of any such Funding Agreement Event of Default.

        (f)    The Delaware Trustee is authorized and directed to conduct the affairs of the Trust and to operate the Trust (i) so that the Trust will not become required to register as an "investment company" under the Investment Company Act, and (ii) so that the Trust will not fail to be treated as a grantor trust for U.S. federal income tax purposes. In connection with the preceding sentence, the Delaware Trustee shall have no duty to determine whether any action it takes complies with the preceding sentence and shall be entitled to rely conclusively on an opinion of counsel with respect to any such matters.

        Section 6.02 General Duties. It shall be the duty of the Delaware Trustee to discharge, or cause to be discharged, all of its responsibilities pursuant to the terms of this Agreement, or any other documents or instruments to which it is a party, and to administer the Trust, in accordance with the provisions of this Agreement and the other Program Documents and any other documents or instruments to which the Trust is a party. Notwithstanding the foregoing, the Delaware Trustee shall be deemed to have discharged its duties and responsibilities under this Agreement and any other documents or instruments to which it is a party to the extent (a) such duties and responsibilities shall have been performed by the Administrator and (b) the Administrator is required or permitted hereunder, under the Administrative Services Agreement or under any other documents or instruments to which the Trust is a party to perform such act or discharge such duty of the Delaware Trustee or the Trust; provided, however, that the Delaware Trustee shall not be held liable for the default or failure of the Administrator to carry out its required obligations hereunder or thereunder.

        Section 6.03 Specific Duties.

        (a)   The Delaware Trustee will manage the business and affairs of the Trust in accordance with the terms of the Delaware Statutory Trust Act; provided, however, that the Delaware Trustee undertakes to perform only such duties as are specifically set forth in this Agreement and as it may be directed from time to time by the Trust Beneficial Owner and the Indenture Trustee in accordance with the terms of this Agreement and the Indenture.

        (b)   The Delaware Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Collateral except as expressly required or permitted by the terms of this Agreement and the Indenture.

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        Section 6.04 Acceptance of Trust and Duties; Limitation on Liability. The Delaware Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same, but only upon the terms of this Agreement. No implied covenants or obligations shall be read into this Agreement. The Delaware Trustee shall not be liable hereunder under any circumstances or for any action or failure to act, except for (i) its own willful misconduct, bad faith or gross negligence, (ii) its failure to use ordinary care to disburse funds, or (iii) the inaccuracy of any representation or warranty contained herein expressly made by it. In particular (but without limitation), subject to the exceptions set forth in the preceding sentence:

        (a)   the Delaware Trustee shall not be liable for any error of judgment made in good faith by any of its responsible officers, unless such error of judgment constitutes gross negligence;

        (b)   the Delaware Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written instructions of the Trust Beneficial Owner or the Indenture Trustee or pursuant to the advice of counsel, accountants or other experts selected by it in good faith, so long as such action or omission is consistent with the terms of this Agreement and the Indenture;

        (c)   no provision of this Agreement shall require the Delaware Trustee to expend or risk personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Delaware Trustee has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

        (d)   under no circumstances shall the Delaware Trustee be liable for indebtedness or other obligations evidenced by or arising under this Agreement, the Funding Agreements or any related document, including the principal of and interest on the Notes and payments on the Trust Beneficial Interests;

        (e)   the Delaware Trustee shall not be responsible for, or in respect of, the validity or sufficiency of this Agreement or any related document or for the due execution hereof or thereof by any party (except by the Delaware Trustee itself) or for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, other than, in the case of the Delaware Trustee, the execution of any certificate;

        (f)    the Delaware Trustee shall not be liable for any action, inaction, default or misconduct of the Administrator, the Indenture Trustee or any Paying Agent under the Indenture, the Notes or any related documents or otherwise, and the Delaware Trustee shall not have any obligation or liability to perform the obligations of the Trust under this Agreement or any related document or under any federal, state, foreign or local tax or securities law, in each case, that are required to be performed by other Persons, including the Administrator hereunder or under the Administrative Services Agreement or the Indenture Trustee under the Indenture;

        (g)   the Delaware Trustee shall not be liable for any action, inaction, default or misconduct of Protective Life, and the Delaware Trustee shall not have any obligation or liability to perform the obligations of Protective Life under the Funding Agreements or any related documents;

        (h)   the Delaware Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any related document, at the request, order or direction of any Person unless such Person has offered to the Delaware Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Delaware Trustee. The right of the Delaware Trustee to perform any discretionary act enumerated in this Agreement or in any related document shall not be construed as a duty, and the Delaware Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act;

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        (i)    except as expressly provided herein, in accepting the trusts hereby created the Delaware Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Agreement shall look only to the Trust's property for payment or satisfaction thereof;

        (j)    the Delaware Trustee shall not have any responsibility or liability for or with respect to the genuineness, value, sufficiency or validity of any Collateral, and the Delaware Trustee shall in no event assume or incur any liability, duty or obligation to the Trust Beneficial Owner or any other Person other than as expressly provided for herein;

        (k)   the Delaware Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document;

        (l)    every provision of this Agreement relating to the Delaware Trustee shall be subject to the provisions of this Article 6;

        (m)  except in accordance with the written instructions furnished by the Trust Beneficial Owner or as provided herein, the Delaware Trustee shall have no duty (i) to see to any recording or filing of any document, (ii) to confirm or verify any financial statements of the Trust Beneficial Owner or the Indenture Trustee, (iii) to inspect the Trust Beneficial Owner's or the Indenture Trustee's books and records at any time or (iv) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, except to the extent the Delaware Trustee has received funds, on behalf of the Trust, pursuant to the Expense and Indemnity Agreement from Protective Life in satisfaction of any such tax, assessment or other governmental charge or any lien or encumbrance of any kind and in accordance with payment or transfer instructions provided by Protective Life;

        (n)   the Delaware Trustee shall have no duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust or to otherwise take or refrain from taking any action under this Agreement, except as expressly required by the terms hereof, or as expressly provided in written instructions from the Trust Beneficial Owner, and in no event shall the Delaware Trustee have any implied duties or obligations under this Agreement; the Delaware Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the property of the Trust which result from claims against the Delaware Trustee personally that are not related to the ownership or the administration of the property of the Trust or the transactions contemplated by the Program Documents;

        (o)   the Delaware Trustee shall not be required to take any action under this Agreement unless the Delaware Trustee shall have been indemnified by Protective Life, in manner and form satisfactory to the Delaware Trustee, against any liability, cost or expenses (including counsel fees and disbursements) which may be incurred in connection therewith, and, if the Trust Beneficial Owner shall have directed the Delaware Trustee to take any such action or refrain from taking any action, the Trust Beneficial Owner agrees to furnish such indemnity from Protective Life as shall be required and, in addition, to cause Protective Life to pay the reasonable compensation of the Delaware Trustee for the services performed or to be performed by it pursuant to such direction; provided, that the Delaware Trustee may not be indemnified by Protective Life, the Trust Beneficial Owner or any other Person for the Delaware Trustee's willful misconduct or gross negligence, its failure to use ordinary care to disburse funds or the inaccuracy of its own representations or warranties, made in its individual capacity, contained herein; provided, further, that any indemnity or payment of compensation shall be made pursuant to the Expense and Indemnity Agreement and shall be limited to the extent indicated therein;

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        (p)   the Delaware Trustee shall not be required to take any action under this Agreement if the Delaware Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of this Agreement or is otherwise contrary to law;

        (q)   the Delaware Trustee may fully rely upon and shall have no liability in connection with calculations or instructions forwarded to the Delaware Trustee by the Trust Beneficial Owner or the Indenture Trustee, nor shall the Delaware Trustee have any obligation to furnish information to any Trust Beneficial Owner or other Person if it has not received such information as it may need from the Trust Beneficial Owner, or the Indenture Trustee or any other Person;

        (r)   the Delaware Trustee shall not be liable with respect to any act or omission in good faith in accordance with the advice or direction of the Trust Beneficial Owner or Indenture Trustee. Whenever the Delaware Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision hereof, the Delaware Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Trust Beneficial Owner requesting instructions as to the course of action to be adopted, and, to the extent the Delaware Trustee acts in good faith in accordance with any such instruction received, the Delaware Trustee shall not be liable on account of such action to any Person. If the Delaware Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement and as it shall deem to be in the best interest of the Trust Beneficial Owner, and the Delaware Trustee shall have no liability to any Person for such action or inaction;

        (s)   in no event whatsoever shall the Delaware Trustee be personally liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust;

        (t)    the Delaware Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Delaware Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall or may be done or performed; and

        (u)   notwithstanding anything contained herein to the contrary, the Delaware Trustee shall not be required to execute, deliver or certify on behalf of the Trust any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002.

        Section 6.05 Reliance; Advice of Counsel.

        (a)   The Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it in good faith to be genuine and signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

        (b)   In the exercise or administration of the Trust, the Delaware Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the action, inaction, default or misconduct of

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such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected in good faith and with reasonable care and employed by it, and it shall not be liable for anything done, suffered or omitted to be done in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other skilled persons.

        Section 6.06 Delegation of Authorities and Duties. The Delaware Trustee delegates to the Administrator all duties required to be performed by the Administrator pursuant to the terms of this Agreement and the Administrative Services Agreement. The Delaware Trustee delegates to the Indenture Trustee all duties required to be performed by the Indenture Trustee pursuant to the terms of this Agreement and the Indenture. The Delaware Trustee undertakes no responsibility for the performance, or non-performance, of any duties delegated to the Indenture Trustee or the Administrator hereunder or thereunder.

ARTICLE 7
Dissolution, Liquidation and Termination

        Section 7.01 Dissolution Upon the Expiration Date. Unless earlier dissolved, the Trust shall automatically dissolve on the Trust Expiration Date.

        Section 7.02 Termination of Agreement. This Agreement and the Trust created and continued hereby shall terminate in accordance with Section 3808 of the Delaware Statutory Trust Act upon the latest to occur of the following: (a) a distribution by the Delaware Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 7.03 of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of, or reasonable provision for payment of, all expenses and other liabilities owed by the Trust; and (c) the discharge of all administrative duties of the Delaware Trustee and Administrator including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

        Upon the last event to occur as described above, the Delaware Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State. Upon the filing of such certificate of cancellation, this Agreement shall be of no function, form or effect and the Trust shall terminate.

        Section 7.03 Liquidation. Upon the Trust Expiration Date, the remaining Collateral and any other assets held in the Trust shall be liquidated, and the Trust shall be wound-up by the Delaware Trustee in accordance with Section 3808(d) and (e) of the Delaware Statutory Trust Act. In such event, (i) the Trust shall first pay all amounts due and unpaid on the Notes, if any, in accordance with the Indenture, (ii) the Trust shall then pay any other claims, including expenses relating to such liquidation to the extent not paid, or reasonably provided for, pursuant to the Expense and Indemnity Agreement, and (iii) the Trust shall then pay to the Trust Beneficial Owner all of the amounts that would be payable under clause first of Section 5.02 of the Indenture to the Trust Beneficial Owner if the Trust Beneficial Owner held a Note with an original principal amount of $15. Any remaining monies and other property shall be paid ratably in proportion to their original principal amounts to the Holders last noted in the Register as the Holders of the Notes and the Trust Beneficial Owner (as if the Trust Beneficial Owner held a Note with an original principal amount of $15 and as if each such Holder continued to hold its Notes after all amounts due on such Notes under the Indenture have been paid).

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ARTICLE 8
Successor and Additional Delaware Trustees

        Section 8.01 Eligibility Requirements for the Delaware Trustee. The Delaware Trustee shall at all times (a) be a Person satisfying the provisions of Section 3807(a) of the Delaware Statutory Trust Act, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by Federal or State authorities, (d) have (or have a parent which has) a rating of at least Baa3 by Moody's or BBB- by Standard & Poor's, (e) be a "bank" within the meaning of Section 581 of the Code and (f) be a "United States person" within the meaning of Section 7701(a)(30) of the Code. In addition, the Delaware Trustee shall be an entity with its Corporate Trust Office in the State of Delaware. If the Delaware Trustee shall publish reports of condition at least annually, pursuant to applicable law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 8.01, the combined capital and surplus of the Delaware Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 8.01, the Delaware Trustee shall resign immediately in the manner and with the effect specified in Section 8.02.

        Section 8.02 Resignation or Removal of the Delaware Trustee. The Delaware Trustee may at any time resign and be discharged from its duties hereunder and the Trust hereby created by giving written notice thereof to the Trust Beneficial Owner and Indenture Trustee at least 90 days before the date specified in such instrument. Upon receiving such notice of resignation, the Trust Beneficial Owner shall promptly appoint a successor Delaware Trustee meeting the qualifications set forth in Section 8.01 by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Delaware Trustee, the successor Delaware Trustee, any remaining Delaware Trustees, the Administrator, the Indenture Trustee and Protective Life. If no successor Delaware Trustee shall have been so appointed and have accepted appointment within 90 days after the giving of such notice of resignation, the resigning Delaware Trustee may petition any court of competent jurisdiction for the appointment of a successor Delaware Trustee.

        If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of Section 8.01 and shall fail to resign after written request therefor by the Trust Beneficial Owner and Indenture Trustee, or if at any time the Delaware Trustee shall be legally unable to act or shall be adjudged bankrupt or insolvent, or a receiver of the Delaware Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Delaware Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trust Beneficial Owner and Indenture Trustee may remove such Delaware Trustee. If the Trust Beneficial Owner and Indenture Trustee shall remove the Delaware Trustee under the authority of the immediately preceding sentence, the Trust Beneficial Owner shall promptly appoint a successor Delaware Trustee meeting the qualification requirements of Section 8.01 by (i) the execution of a written instrument, one copy of which instrument shall be delivered to each of the outgoing Delaware Trustee so removed, the successor Delaware Trustee, the Administrator, the Indenture Trustee and Protective Life and (ii) the payment of all fees and expenses owed to the outgoing Delaware Trustee.

        Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee pursuant to any of the provisions of this Section 8.02 shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Delaware Trustee have been paid and until acceptance of appointment by the successor Delaware Trustee pursuant to Section 8.03.

        Section 8.03 Successor Delaware Trustee. Any successor Delaware Trustee appointed pursuant to Section 8.02 shall execute, acknowledge and deliver to the Trust Beneficial Owner, the Administrator, the Indenture Trustee and the predecessor Delaware Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Delaware Trustee

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shall become effective and such successor Delaware Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Delaware Trustee. The predecessor Delaware Trustee shall deliver to the successor Delaware Trustee all documents and statements and monies held by it under this Agreement; and the predecessor Delaware Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Delaware Trustee all such rights, powers, duties and obligations.

        Any successor Delaware Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Delaware Trustee in the State of Delaware.

        No successor Delaware Trustee shall accept appointment as provided in this Section 8.03 unless at the time of such acceptance such successor Delaware Trustee shall be eligible pursuant to Section 8.01.

        Section 8.04 Merger or Consolidation of Delaware Trustee. Any Person into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Delaware Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Delaware Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Delaware Trustee hereunder; provided, such Person shall be eligible pursuant to Section 8.01.

        Section 8.05 Appointment of Co-Delaware Trustee or Separate Delaware Trustee.

        (a)   Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any Collateral may at the time be located, the Delaware Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Delaware Trustee to act as co-trustee, jointly with it, or as separate trustee or separate trustees, of all or any part of any Collateral, and subject to Section 2.09 of this Agreement to vest in such Person, in such capacity, such title to any Collateral, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Delaware Trustee may consider necessary or desirable. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Delaware Trustee pursuant to Section 8.03 and no notice of the appointment of any co-trustee or separate trustee shall be required; provided, however, that any co-trustee or separate trustee must be a "United States person" within the meaning of Section 7701(a)(30) of the Code and a "bank" within the meaning of Section 581 of the Code.

        (b)   Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i)    all rights, powers, duties, and obligations conferred or imposed upon the Delaware Trustee shall be conferred upon and exercised or performed by the Delaware Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Delaware Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Delaware Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the discretion of the trustee;

          (ii)   the Administrator and the Delaware Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee; and

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          (iii)  no trustee shall be personally liable by reason of the act or omission of any other trustee hereunder.

        (c)   Any notice, request or other writing given to the Delaware Trustee shall be deemed to have been given to each of the then separate trustee and co-trustee, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Section 8.05 and the conditions of this Article 8. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instruments of appointment, either jointly with the Delaware Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Delaware Trustee. Each such instrument shall be filed with the Delaware Trustee and a copy thereof given to the Administrator.

        (d)   Any separate trustee or co-trustee may at any time appoint the Delaware Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Delaware Trustee, to the extent permitted by law, without the appointment of a new or successor Delaware Trustee.

        Section 8.06 Delaware Trustee May Own Notes. Except to the extent prohibited under the terms of the Series of Notes, the Delaware Trustee, in its individual or any other capacity, may become the beneficial owner or pledgee of Notes, to the extent that such ownership does not inhibit the Trust from relying on Rule 3a-7 promulgated under the Investment Company Act, with the same rights as it would have if it were not the Delaware Trustee; provided, that any Notes so owned or pledged shall not be entitled to participate in any decisions made or instructions given to the Delaware Trustee or the Indenture Trustee by the Holders as a group. The Delaware Trustee may deal with the Trust and the Trust Beneficial Owner in banking and trustee transactions with the same rights as it would have if it were not the Delaware Trustee.

ARTICLE 9
Voting; Acts of Securityholders; Meetings

        Section 9.01 Limitations on Voting Rights. Except as provided in this Agreement or in the Indenture or as otherwise required by law, no Holder of Trust Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

        Section 9.02 Meetings of the Trust Beneficial Owner. No annual or other meeting of the Trust Beneficial Owner is required to be held.

ARTICLE 10
Miscellaneous Provisions

        Section 10.01 Limitation on Rights of Securityholders.

        (a)   The death, bankruptcy, termination, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities or the Trust shall not operate to terminate this Agreement, nor to annul, dissolve or terminate the Trust, nor to entitle the legal successors, representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

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        (b)   Except as provided in the Indenture, no Securityholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law with respect to this Agreement, unless (i) the Securityholders shall have made written request upon the Delaware Trustee to institute such suit, action or proceeding in the name of the Trust and shall have offered to the Delaware Trustee and the Trust such reasonable indemnity as they may require against the costs, expenses and liabilities to be incurred thereby and (ii) the Delaware Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such suit, action or proceeding. It is expressly understood and covenanted by each Securityholder with every other Securityholder, the Trust and the Delaware Trustee, that no one or more Securityholder shall have any right in any manner whatever by availing itself or themselves of any provision of this Agreement to affect, disturb or prejudice the rights of any other Securityholder, or to obtain or seek to obtain priority over or preference to any other such Securityholder, or to enforce any right under this Agreement, except in the manner herein provided.

        Section 10.02 Amendment.

        (a)   At any time before the issuance of any Notes, this Trust Agreement may be amended by, and only by, a written instrument executed by Delaware Trustee and the Trust Beneficial Owner.

        (b)   At any time after the issuance of any Notes, this Agreement may be amended from time to time by the Delaware Trustee and the Trust Beneficial Owner, by, and only by, a written instrument executed by the Delaware Trustee and the Trust Beneficial Owner, in any way that is not inconsistent with the intent of this Agreement, including, without limitation, (i) to cure any ambiguity, (ii) to correct, supplement or modify any provision in this Agreement that is inconsistent with another provision herein or, (iii) to modify, eliminate or add to any provisions of this Agreement to the extent necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act and no such amendment shall require the consent of any other Securityholder, except to the extent specified in Sections 10.02(c) and 10.02(d).

        (c)   At any time after the issuance of any Notes and for so long as any Notes remain outstanding, except as provided in Section 10.02(d), any amendment to this Trust Agreement that would adversely affect, in any material respect, the terms of any Notes, other then any amendment of the type contemplated by clause (iii) of Section 10.02(b), shall require the prior consent of the Holders of a majority of the outstanding principal amount of the Notes.

        (d)   At any time after the issuance of any Notes and for so long as any Notes remain outstanding, this Agreement may not be amended to (i) change the amount or timing of any payment of any Notes or (ii) impair the right of any Holder to institute suit for the enforcement of any right for principal and interest or other distribution without the consent of each affected Securityholder.

        (e)   The Delaware Trustee shall not be required to enter into any amendment to this Agreement which affects its own rights, duties or immunities under this Agreement.

        (f)    Prior to execution of any amendment to this Agreement, the Delaware Trustee shall be entitled to an opinion of counsel as to whether such amendment is permitted by the terms of this Agreement and whether all conditions precedent to such amendment have been met.

        (g)   Promptly after the execution of any such amendment or consent, the Administrator shall furnish a copy of such amendment or consent (including those obtained or effected hereby) to the Indenture Trustee, the Trust Beneficial Owner, the agents and dealers under the Program Distribution Agreements and the Rating Agencies;

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        (h)   Contemporaneously with, or promptly after, the execution of any amendment hereto requiring amendment to the Certificate of Trust, the Delaware Trustee shall cause the filing of such amendment to the Certificate of Trust with the Secretary of State of the State of Delaware.

        (i)    Notwithstanding any other provision of this Agreement, (i) no amendment to this Agreement may be made if such amendment would cause the Trust not to be treated as a grantor trust for U.S. federal income tax purposes and (ii) no amendment to this Agreement may be made without the prior consent of Protective Life.

        Section 10.03 Notice. All demands, notices, instructions and other communications shall be in writing (including telecopied or telegraphic communications) and shall be personally delivered, mailed or transmitted by telecopy or telegraph, respectively, addressed as set forth below:

  If to Delaware Trustee:

  Wilmington Trust Company
  Rodney Square North
  1100 North Market Street
  Wilmington, DE 19890-0001
  Attention: Corporate Trust Administration
  Facsimile: (302) 636-4140

  If to the Administrator or Trust Beneficial Owner:

  AMACAR Pacific Corp.
  6525 Morrison Blvd., Suite 318
  Charlotte, North Carolina 28211
  Attention: Douglas K. Johnson

  with a copy to:

  Tannenbaum Helpern Syracuse & Hirschtritt LLP
  900 3rd Avenue
  New York, NY 10022
  Attention: Stephen Rosenberg

  If to the Indenture Trustee, at

  The Bank of New York
  100 Church Street
  8th Floor
  New York, New York 10286
  Attention: Dealing and Trading

or at such other address as shall be designated by any such party in a written notice to the other parties. Notwithstanding the foregoing, any notice required or permitted to be mailed to the Trust Beneficial Owner shall be given by first class mail, postage prepaid, at the address of the Trust Beneficial Owner as shown in the Securities Register, and any notices mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Trust Beneficial Owner received such notice. Any notice required or permitted to be mailed to any Holder of a Note shall be given as specified in the Indenture.

        Section 10.04 No Recourse. The Trust Beneficial Owner acknowledges that the Trust Beneficial Interest represents a beneficial interest in the Trust only and does not represent an obligation of Protective Life, the Delaware Trustee, the Administrator, the Indenture Trustee or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement or the Indenture.

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        Section 10.05 No Petition. To the extent permitted by applicable law, each of the Delaware Trustee and the Trust Beneficial Owner hereby covenants and agrees that it will not institute against, or join with any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under the laws of any jurisdiction. This Section 10.05 shall survive termination of this Agreement.

        Section 10.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

        Section 10.07 Severability. If any provision in this Agreement shall be invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such other provisions of this Agreement.

        Section 10.08 Trust Securities Nonassessable and Fully Paid. Securityholders shall not be personally liable for the obligations of the Trust. The fractional undivided beneficial interest in the assets held in the Trust represented by the Trust Beneficial Interest shall be nonassessable for any losses or expenses related to the Trust or for any reason whatsoever. The Notes, upon execution thereof by the Delaware Trustee pursuant to the Indenture and upon receipt of payment therefore, are and shall be deemed fully paid.

        Section 10.09 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person shall have any right or obligation hereunder.

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Section A-2. Standard Common Law Trust Terms

Not applicable.

EXHIBIT B

STANDARD ADMINISTRATIVE SERVICES TERMS

with respect to

PROTECTIVE LIFE SECURED TRUSTS

Dated as of November 7, 2003

i

        This document constitutes the Standard Administrative Services Terms, dated as of November 7, 2003, that may be incorporated by reference in one or more Administrative Services Agreements (included in Section B of the Omnibus Instrument, as defined below) between the Trust and AMACAR Pacific Corporation, a Delaware corporation (as "Administrator").

        These Standard Administrative Services Terms shall be of no force and effect unless and until incorporated by reference in, and then only to the extent not modified by, an Administrative Services Agreement.

        The following terms and provisions shall govern the administration of the activities of each Delaware statutory trust and Delaware common law trust created under the Program subject to contrary terms and provisions expressly adopted in any Administrative Services Trust Agreement which contrary terms shall be controlling.

W I T N E S S E T H

        WHEREAS, Protective Life Insurance Company, a Tennessee stock life insurance company ("Protective Life") intends to establish the Program pursuant to which up to U.S. $3,000,000,000 of funding agreement-backed notes will be issued by either (i) a newly established Delaware statutory trust (each a "Statutory Trust") or a newly established Delaware Common Law Trust (each a "Common Law Trust");

        WHEREAS, each trust formed under the Program will issue one series of notes (each a "Series of Notes") to the public pursuant to an indenture to be entered into between the Trust (as defined below) and The Bank of New York, as indenture trustee (the "Indenture Trustee");

        WHEREAS, each Statutory Trust will be organized under the laws of the State of Delaware, pursuant to a Statutory Trust Agreement (each Statutory Trust Agreement will incorporate the Standard Statutory Trust Terms) to be entered into between Wilmington Trust Company, as Delaware trustee, and AMACAR Pacific Corp., as administrator and trust beneficial owner, (each a "Statutory Trust Agreement");

        WHEREAS, each Common Law Trust will be organized under the laws of the State of Delaware, pursuant to a Common Law Trust Agreement (each Common Law Trust Agreement will incorporate the Standard Common Law Trust Terms) to be entered into between Wilmington Trust Company, as trustee, and AMACAR Pacific Corp., as administrator and trust beneficial owner (each a "Common Law Trust Agreement");

        WHEREAS, the proceeds from the sale by the Trust of its Series of Notes are to be used to purchase one or more Funding Agreements issued by Protective Life;

        WHEREAS, the Trust has requested that the Administrator provide advice and assistance to the Trust and perform various services for the Trust; and

        WHEREAS, the Trust desires to avail itself of the experience, advice and assistance of the Administrator and to have the Administrator perform various financial, statistical, accounting and other services for the Trust, and the Administrator is willing to furnish such services on the terms and conditions herein set forth.

        NOW THEREFORE, the parties hereto, intending to be legally bound and in consideration of the premises and the mutual covenants herein contained, agree as follows:

        Section 1. Definitions.

        "Agreement" means that certain Administrative Services Agreement in substantially the same form included in Section B of the Omnibus Instrument, as amended, modified or supplemented from time to time, that incorporates by reference these Standard Administrative Services Terms.

        "Omnibus Instrument" means the omnibus instrument pursuant to which certain Program Documents are executed and the Trust is established.

        "Pricing Supplement" means, the pricing supplement attached to the Omnibus Instrument as Exhibit G as prepared by the Trust, in consultation with Protective Life, in connection with the issuance by the Trust of its Series of Notes and agreed to by Protective Life, the Trust and the relevant dealers or agents under the relevant Program Distribution Agreement, as such Pricing Supplement may be amended, modified, supplemented or replaced from time to time.

        "Trust" means the Protective Life Secured Trust specified in the Omnibus Instrument, together with its permitted successors and assigns.

        "Trust Agreement" means the Statutory Trust Agreement or Common Law Trust Agreement, as applicable, pursuant to which the Trust is created.

        "Trustee" means Wilmington Trust Company, a Delaware banking corporation, and shall also include its permitted successors and assigns, or any successor Trustee solely in its capacity as trustee of the Trust and not it its individual capacity.

        All capitalized terms used herein and not otherwise defined will have the meanings set forth in that certain Indenture, dated as of the date specified in the Omnibus Instrument, between the Trust and The Bank of New York, as indenture trustee (the "Indenture").

        Section 2. Administrative Services; Consultations with the Trust.

        The Trust hereby authorizes and empowers the Administrator, as its agent, to perform, and the Administrator hereby agrees to perform, the following services:

        (a)   Subject to the timely receipt of all necessary information, providing, or causing to be provided, all clerical, and bookkeeping services necessary and appropriate for the Trust, including, without limitation, the following services as well as those other services specified in the following subsections:

          (i)    maintenance of all books and records of the Trust relating to the fees, costs and expenses of the Trust which books and records shall be maintained separately from those of the Administrator;

          (ii)   maintenance of records of cash payments and disbursements (excluding principal and interest on the Funding Agreements) of the Trust in accordance with generally accepted accounting principles, and preparation for audit of such periodic financial statements as may be necessary or appropriate;

          (iii)  upon request preparation for execution by the Trust, through a Responsible Officer, of amendments to and waivers under the Program Documents and any other documents or instruments deliverable by the Trust thereunder or in connection therewith;

          (iv)  holding, maintaining, and preserving executed copies of the Program Documents and other documents or instruments executed by the Trust thereunder or in connection therewith, which shall be maintained separately from those of the Administrator;

          (v)   upon receipt of notice, taking such action as may be reasonably necessary to enforce the performance by the other parties to agreements as to which the Trust is a party, and enforce the obligations of those parties to the Trust under such agreements;

          (vi)  upon request preparing for a signature by a Responsible Officer such notices, consents, instructions and other communications that the Trust may from time to time be required or permitted to give under the Program Documents to which the Trust is a party or any other document executed by the Trust;

          (vii) obtaining services of outside counsel, accountants and/or other service providers on behalf of the Trust;

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          (viii) preparing for a signature by a Responsible Officer any Trust Order for payment of any amounts due and owing by the Trust under the Program Documents to which the Trust is a party or any other document to which the Trust is a party; provided that the foregoing shall not obligate the Administrator to advance any of its own monies for such purpose, it being understood that such amounts shall be payable only to the extent assets held in the Trust are available therefor and at such times and in such amounts as shall be permitted by the Program Documents;

          (ix)  preparing for a signature by a Responsible Officer any Trust Order for payment of any amounts due and owing by the Trust to the Indenture Trustee, the Paying Agent, the Registrar and other agents on request for all expenses, disbursements and advances to the extent not paid pursuant to the Expense and Indemnity Agreement; provided that the foregoing shall not obligate the Administrator to advance any of its own monies for such purpose, it being understood that such amounts shall be payable only to the extent assets held in the Trust are available therefor and at such times and in such amounts as shall be permitted by the Program Documents; and

          (x)   taking such other actions as may be incidental or reasonably necessary (i) to the accomplishment of the actions of the Administrator authorized in this subsection (a) or (ii) upon receipt of notice from a Responsible Officer directing specifically the Administrator to do so, to the accomplishment of the duties and responsibilities, and compliance with the obligations, of the Trust, under the Program Documents and under any other document to which the Trust is or may be a party to the extent not otherwise performed by the Indenture Trustee, Paying Agent, Transfer Agent, Registrar or the Trustee, provided that no such duties or responsibilities shall materially enlarge the duties and responsibilities of the Administrator which are set forth specifically in this Agreement.

        (b)   Upon the issuance of a Series of Notes, directing the Indenture Trustee to pay the costs and expenses of the Trust relating to such Series of Notes to the extent not paid pursuant to the Expense and Indemnity Agreement.

        (c)   Subject to the timely receipt of all necessary information or notices from the Trustee, and based on the advice of counsel, on behalf of the Trust, (i) filing with the Commission and, if necessary, executing, in each case solely on behalf of the Trust and not in the Administrator's individual capacity such documents, forms or filings as may be required by the Securities Act, the Securities Exchange Act, the Trust Indenture Act, or other securities laws in each case relating to the Trust's Notes; (ii) the preparation and filing of any documents or forms required to be filed by any rules or regulations of any securities exchange, including without limitation, the New York Stock Exchange, or market quotation dealer system or the National Association of Securities Dealers, Inc. in connection with the listing of the Trust's Series of Notes thereon; (iii) filing and executing solely on behalf of the Trust and not in the Administrator's individual capacity, such filings, applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as may be necessary or desirable to register, or establish the exemption from registration of, the Trust's Notes under the securities or "Blue Sky" laws of any relevant jurisdictions; and (iv) executing and delivering, solely on behalf of the Trust and not in the Administrator's individual capacity, letters or documents to, or instruments for filing with, a depositary relating to the Trust's Notes; and

        (d)   Undertaking such other administrative services as may be reasonably requested by the Trustee, including (i) causing the preparation by the Trust of any prospectus, prospectus supplement, pricing supplement, registration statement, amendments, including any exhibits and schedules thereto, any reports or other filings or documents, or supplement thereto or (ii) securing and maintaining the listing of the Trust's Notes on any securities exchange or complying with the securities or "Blue Sky" laws of any relevant jurisdictions, in connection with the performance by the Trust of its obligations under the Program Documents or any other document to which the Trust is a party or other documents executed thereunder or in connection therewith.

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        (e)   In connection with the establishment of the Trust, the Administrator shall purchase from the Trust, the Trust Beneficial Interest in the Trust in accordance with the Trust Agreement and the Administrator shall be the sole Trust Beneficial Owner in accordance with the Trust Agreement.

        Any of the above services (other than those described in Sections 2(c) and 2(d)) may, if the Administrator or the Trust deems it necessary or desirable, be subcontracted by the Administrator; provided that notice is given to the Trust of such subcontract and, notwithstanding such subcontract, the Administrator shall remain responsible for performance of the services set forth above unless such services are subcontracted to accountants or legal counsel selected with due care by the Administrator and reasonably satisfactory to the Trust and in which case the Administrator shall not remain responsible for the performance of such services and the Administrator shall not, in any event, be responsible for the costs, fees or expenses in connection therewith.

        Section 3. Activities of the Trust; Employees; Offices.

        The Administrator agrees to carry out and perform the administrative activities (as set forth in Section 2 hereof) of the Trust in the name and on behalf of the Trust as its agent.

        All services to be furnished by the Administrator under this Agreement may be furnished by an officer or employee of the Administrator, an officer or employee of any affiliate of the Administrator, or any other person or agent designated or retained by it; provided that the Administrator shall remain ultimately responsible for the provision of such services by an officer or employee of the Administrator or any of its affiliates or any other person or agent designated or retained by it, unless selected with due care and reasonably satisfactory to the Trust in accordance with the last paragraph of Section 2. No director, officer or employee of the Administrator or any affiliate of the Administrator shall receive from the Trust a salary or other compensation.

        The Administrator agrees to provide its own office space, together with appropriate materials and any necessary support personnel, for the day to day activities (as set forth in Section 2 hereof) of the Trust to be carried out and performed by the Administrator, all for the compensation provided in Section 4 hereof. All services to be furnished by the Administrator under this Agreement shall be performed only from the Administrator's office in North Carolina.

        Section 4. Compensation; Indemnities.

        The Administrator will be entitled to payment of fees, reimbursement for, and indemnification with respect to, costs and expenses for services rendered hereunder to the extent provided in the Expense and Indemnity Agreement and the Administrator will not be entitled to seek any payment from the Trust with respect to its services hereunder.

        Section 5. Term.

        The Administrator may terminate this Agreement upon at least 30 days' written notice to the Trust and Protective Life and the Trust may terminate this Agreement upon at least 30 days' notice to the Administrator (copies of any notice of termination shall also be sent to the Indenture Trustee). Such termination will not become effective until (i) the Trust appoints a successor Administrator, (ii) the successor Administrator accepts such appointment and (iii) the Administrator has obtained the prior written confirmation of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("S&P") that such action will not result in a reduction or withdrawal of its then current ratings, if any, of the Program and/or the Trust's Notes, as applicable. Upon such notice, the Administrator shall be paid all accrued and unpaid amounts owed to the Administrator under the Expense and Indemnity Agreement.

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        Section 6. Obligation to Supply Information.

        The Trustee shall forward to the Administrator such information (which is in the possession of the Trust) in connection with the Program Documents and this Agreement as the Administrator may from time to time reasonably request in connection with the performance of its obligations hereunder. The Administrator will (i) hold and safely maintain all records, files, Program Documents and other material of the Trust and (ii) permit the Trust, the Trustee, and each of their respective officers, directors, agents and consultants on reasonable notice at any time and from time to time during normal business hours to inspect, audit, check and make abstracts from the accounts, records, correspondence, documents and other materials of the Trust, or relating to the provision of services and facilities under this Agreement.

        Section 7. The Administrator's Liability, Standard of Care.

        The Administrator assumes no liability for anything other than the services rendered by it pursuant to Sections 2, 3, 6 and 11 hereof and neither the Administrator nor any of its directors, officers, employees or affiliates shall be responsible for any action of the Trust, the Trustee or the officers or employees thereof taken outside the scope of Sections 2, 3 and 11 hereof and without direction from the Administrator. Without limiting the generality of the foregoing, it is agreed that the Administrator assumes no liability with respect to any of the Trust's obligations under the Program Documents.

        The Administrator shall not perform, endeavor to perform or agree to perform any act on behalf of the Trust not specifically required or permitted under the Program Documents.

        The Administrator shall perform its duties hereunder diligently, in conformity with the Trust's obligations under the Program Documents and applicable laws and regulations and in accordance with the same standard of care exercised by a prudent person in connection with the performance of the same or similar duties and, in no event with less care than the Administrator exercises or would exercise in connection with the same or similar obligations if those obligations were the direct obligations of the Administrator.

        Section 8. Limited Recourse to Trust.

        Notwithstanding anything to the contrary contained herein, all obligations of the Trust hereunder shall be payable by the Trust only on a payment date of its Series of Notes and only to the extent of funds available therefor under the Indenture and, to the extent such funds are not available or are insufficient for the payment thereof, shall not constitute a claim against the Trust to the extent of such unavailability or insufficiency until such time as the Collateral held in the Trust has produced proceeds sufficient to pay such prior deficiency. This Section 8 shall survive the termination of this Agreement.

        Section 9. No Recourse.

        The obligations of the Trust hereunder are solely the obligations of the Trust and no recourse shall be had with respect to this Agreement or any of the obligations of the Trust hereunder or for the payment of any fee or other amount payable hereunder or for any claim based on, arising out of or relating to any provision of this Agreement against any trustee, employee, settlor, affiliate, agent or servant of the Trust. This Section 9 shall survive the termination of this Agreement.

        Section 10. Reliance on Information Obtained from Third Parties.

        The Trust recognizes that the accuracy and completeness of the records maintained and the information supplied by the Administrator hereunder is dependent upon the accuracy and completeness of the information obtained by the Administrator from the parties to the Program Documents and other sources and the Administrator shall not be responsible for any inaccurate or incomplete information so obtained or for any inaccurate or incomplete records maintained by the Administrator hereunder that may result therefrom. The Administrator shall have no duty to investigate the accuracy

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or completeness of any information provided to it and shall be entitled to fully rely on all such information provided to it.

        Section 11. Tax Returns.

        The Administrator shall, or shall cause accountants retained by it, to prepare and file, consistent with the treatment of the Trust as a grantor trust, all federal, state and local income tax and information returns and reports required to be filed with respect to the Trust and the Trust's Notes under any applicable federal, state or local tax statute or any rule or regulation under any of them. The Administrator shall keep copies of or cause copies to be kept of the tax information returns (including Internal Revenue Service Form 1041) and reports prepared and filed and shall provide a copy of each such return and report to the Trustee.

        Section 12. Amendment.

        No waiver, alteration, modification, amendment or supplement of the terms of this Agreement shall be effective unless (i) accomplished by written instrument signed by the parties hereto and (ii) at any time after the issuance of any Notes and for so long as any Notes remain outstanding, Moody's and S&P have confirmed in writing that such action will not result in reduction or withdrawal of its then current ratings, if any, of the Program and/or the Trust's Notes, as applicable. The Trust shall provide each of S&P and Moody's with a copy of each such waiver, alteration, modification, amendment or supplement. Notwithstanding anything in this Section 13 to the contrary, no waiver, alteration, modification, amendment or supplement to the terms of this Agreement shall be effective without the prior written consent of Protective Life.

        Section 13. No Joint Venture.

        Nothing contained in this Agreement shall constitute the Trust and the Administrator as members of any partnership, joint venture, association, syndicate or unincorporated business.

        Section 14. Assignment.

        Except as set forth in this Section 15, and subject to the rights of the Administrator to subcontract pursuant to Section 2 hereof, this Agreement may not be assigned by either party without (i) the prior written consent of the other party and (ii) the prior written confirmation of Moody's and S&P that such action will not result in a reduction or withdrawal of its then current ratings, if any, of the Program and/or the Trust's Notes, as applicable. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Any party's transfer or assignment in violation of this Section 15 shall be void as to the other party.

        Section 15. GOVERNING LAW, CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE MAILING OF A COPY THEREOF BY

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REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY OTHER JURISDICTION.

        EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION.

        Section 16. Treatment of Trust.

        The Administrator agrees, for U.S. federal, state and local income and franchise tax purposes, to treat (i) the Trust as a grantor trust, (ii) the Trust's Notes as an ownership interest in such grantor trust and (iii) the Funding Agreements as debt of Protective Life. The Administrator will not take any action that it knows could cause the Trust not to be treated as a grantor trust for U.S. federal income tax purposes.

        Section 17. Limitation of Trustee Liability.

        Notwithstanding any provision hereof to the contrary, it is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by the Trustee, not individually or personally, but solely as trustee, as applicable, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Trustee but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

        Section 18. Section Headings.

        Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

        Section 19. Nonpetition Covenant.

        Notwithstanding any prior termination of this Agreement, the Administrator as such shall not acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Trust to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Trust for one year and one day after last obligation of the Trust has been paid.

        Section 20. Severability.

        In case one or more of the provisions contained in this Agreement shall be or shall be deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. If any provision of this Agreement shall be or shall be deemed to be illegal, invalid or unenforceable under

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the applicable laws and regulations of one jurisdiction, such provision shall not thereby be rendered illegal, invalid or unenforceable in any other jurisdiction.

        Section 21. Entire Agreement.

        This Agreement constitutes the entire agreement between the parties hereto with respect to matters covered hereby and supersedes all prior agreements and understandings with respect to such matters between the parties.

        Section 22. Administrator to Provide Access to Books and Records.

        The Administrator shall provide the Indenture Trustee with access to the books and records of the Trust, without charge, but only (i) upon the reasonable request of the Indenture Trustee (for which purpose one Business Day shall be deemed reasonable during the occurrence and continuation of a Default or an Event of Default), (ii) during normal business hours, (iii) subject to the Administrator's normal security and confidentiality procedures and (iv) at offices designated by the Administrator.

        Section 23. No Waiver.

        No failure on the part of the parties hereto to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver.

        Section 24. Remedies Cumulative.

        No right, power or remedy of the parties hereunder shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or now or hereafter existing by law or in equity.

        Section 25. Notices.

        All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto shall be in writing (including by facsimile transmission) and shall be personally delivered or sent by guaranteed overnight delivery or by facsimile transmission (to be followed by personal or guaranteed overnight delivery) and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties thereto at their respective addresses (or their respective telecopy numbers) indicated below:

    Protective Life Secured Trust (followed by the appropriate number of the Trust designated in the Omnibus Instrument)
    c/o Wilmington Trust Company
    Rodney Square North
    1100 North Market Street
    Wilmington, DE 19890
    Attention: Corporate Trust Administration
    Facsimile: (302) 636-4140

    The Administrator:

    AMACAR Pacific Corp.
    6525 Morrison Blvd., Suite 318
    Charlotte, North Carolina 28211
    Attention: Douglas K. Johnson
    Facsimile: (704) 365-1632

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EXHIBIT C

STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS

with respect to

The Service Providers and the Protective Life Secured Trusts

Dated as of November 7, 2003

This document constitutes the Standard Expense and Indemnity Terms, dated as of November 7, 2003, that may be incorporated by reference in one or more Expense and Indemnity Agreements (included in Section C of the Omnibus Instrument, as defined below) by and among Protective Life Insurance Company, a Tennessee stock life insurance company ("Protective Life"), the Trust (as defined below), Wilmington Trust Company (the "Trustee"), The Bank of New York, as indenture trustee (the "Indenture Trustee"), and AMACAR Pacific Corporation, a Delaware corporation (as "Administrator").

        These Standard Expense and Indemnity Terms shall be of no force and effect unless and until incorporated by reference in and then only to the extent not modified by, an Expense and Indemnity Agreement.

        1.     The following terms, as used herein, have the following meanings:

        "Agreement" means that certain Expense and Indemnity Agreement in substantially the same form included in Section C of the Omnibus Instrument, as amended, modified or supplemented from time to time, that incorporates by reference these Standard Expense and Indemnity Terms.

        "Excluded Amounts" means (i) any obligation of the Trust to make any payment to any Holder in accordance with the terms of the Indenture or the Trust's Notes, (ii) any obligation or expense of the Trust to the extent that such obligation or expense has actually been paid utilizing funds available to the Trust from payments under the Funding Agreement(s), (iii) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever resulting from or relating to any insurance regulatory or other governmental authority asserting that: (a) the Trust's Notes are, or are deemed to be, (1) participations in one or more Funding Agreements or (2) contracts of insurance, or (b) the offer, purchase, sale and/or transfer of the Trust's Notes and/or the pledge and collateral assignment of the Funding Agreements by the Trust to the Indenture Trustee on behalf of the Holders of the Trust's Notes (1) constitute the conduct of the business of insurance or reinsurance in any jurisdiction or (2) requires the Trust or any Holder of the Trust's Notes to be licensed as an insurer, insurance agent or broker in any jurisdiction, (iv) any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever imposed on a Service Provider that results from the bad faith or gross negligence of such Service Provider, (v) any costs and expenses attributable solely to a Service Provider's administrative overhead unrelated to the Program, (vi) any tax imposed on fees paid to a Service Provider, (vii) any withholding taxes imposed on or with respect of payments made under the Funding Agreement(s), the Indenture or the Trust's Note and (viii) any Additional Amounts paid to any Holder.

        "Fees" means with respect to each Service Provider the fees agreed to between Protective Life and the Service Provider as set forth in the fee schedule attached as Exhibit A to these Standard Expense and Indemnity Agreement Terms or in a separate fee agreement between Protective Life and such Service Provider or, in relation to any Service Provider which signs a Service Provider Fee Letter, the fee schedule attached to such letter.

        "Indemnified Person" means any person entitled to indemnity payments pursuant to Section 5 or Annex A, B or C to these Standard Expense and Indemnity Terms.

        "Obligation" means any and all (i) reasonable costs and expenses reasonably incurred (including the reasonable fees and expenses of counsel), relating to the offering, sale and issuance of the Notes by the Trust and (ii) costs, expenses and taxes of the Trust; provided that Obligations do not include Excluded Amounts.

        "Omnibus Instrument" means the Omnibus instrument pursuant to which certain Program Documents are executed and the Trust is established.

        "Pricing Supplement" means, the pricing supplement attached to the Omnibus Instrument as Exhibit G as prepared by the Trust, in consultation with Protective Life, in connection with the issuance by the Trust of its Series of Notes and agreed to by Protective Life, the Trust and the relevant dealers or agents under the relevant Program Distribution Agreement, as such Pricing Supplement may be amended, modified, supplemented or replaced from time to time.

        "Service Provider" means each of the Trustee, the Indenture Trustee, the Administrator and any other party which becomes a party to this Agreement pursuant to a Service Provider Fee Letter pursuant to Section 8 of this Agreement (such other Service Provider, a "Future Service Provider").

        "Service Provider Fee Letter" is defined in Section 8 of this Agreement.

        "Trust" means the Protective Life Secured Trust specified in the Omnibus Instrument, together with its permitted successors and assigns.

        "Trust Agreement" means either the Statutory Trust Agreement or the Common Law Trust Agreement, as applicable, pursuant to which the Trust was created.

        All capitalized terms not otherwise defined herein will have the meanings set forth in that certain Indenture, dated as of the date specified in the Omnibus Instrument, between the Trust and the Indenture Trustee (the "Indenture").

        2.     Protective Life hereby agrees to pay each Service Provider its Fees. In the event of a substantive change in the nature of a Service Provider's duties, agreed to by such Service Provider, such Service Provider reserves the right to negotiate an adjustment to its Fees with Protective Life.

        3.     In the event that any Service Provider resigns or its appointment is revoked pursuant to any of the Program Documents under which the Service Provider has duties or obligations, the Service Provider will repay to Protective Life such part of any fee paid to it as may be agreed between the relevant Service Provider and Protective Life.

        4.     In the event that a Service Provider or the Trust delivers written notice and evidence, reasonably satisfactory to Protective Life, of any Obligation of the Service Provider or the Trust, Protective Life shall, upon receipt of such notice promptly pay such Obligation. Notice of any Obligation (including any invoices) should be sent to Protective Life at its address set forth below, or at such other address as such party shall hereafter furnish in writing:

    Protective Life Insurance Company
    111 N. First St. Suite 209
    Burbank, CA 91502
    Attention: Judy Wilson
    Telephone: 818-729-1900
    Telecopier: 818-729-1800

        Each Service Provider or the Trust, as appropriate, will (i) from time to time execute all such instruments and other agreements and take all such other actions as may be necessary or desirable, or that Protective Life may reasonably request, to protect any interest of Protective Life with respect to any Obligation or to enable Protective Life to exercise or enforce any right, interest or remedy it may have with respect to any such Obligation, and (ii) release to Protective Life any amount received from Protective Life relating to any Obligation or any portion of any Obligation, immediately after any such amount relating to such Obligation, or any portion of any such Obligation, is otherwise received by the relevant Service Provider or the Trust from a party other than Protective Life.

        Protective Life, the Trust and the Service Providers hereby agree that all payments due under this Agreement in respect of any Obligation shall be effected, and any responsibility of Protective Life to pay such Obligation pursuant to this Agreement shall be discharged, by the payment by Protective Life to the account of the person to whom such Obligation is owed.

        5.     Subject to the remaining paragraphs of this Section 5, Protective Life hereby agrees to indemnify, and to hold harmless, to the full extent permitted by law, the Trust and any Future Service Provider, including its officers, directors, successors, assigns, legal representatives and servants, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit

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or proceeding relating to or arising out of the performance or non-performance by the Indemnified Person of its duties or fulfillment of its obligations under the Program Documents or any other agreement relating to the Program to which the Trust and the relevant Service Provider are or become a party, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust), against losses, out-of-pocket costs and expenses (including, without limitation, interest and reasonable attorneys' fees and expenses), liabilities (including liabilities for penalties), judgments, damages and fines incurred by such party in connection with the defense or settlement of such action, suit or proceeding, except where any such claim for indemnification is or relates to any Excluded Amount. Subject to the remaining paragraphs of this Section 5, The Bank of New York, Wilmington Trust Company and AMACAR Pacific Corp. and their respective officers, directors, successors, assigns, legal representatives, agents and servants will be indemnified by Protective Life to the extent provided in Annex A, B and C to these Standard Expense and Indemnity Terms, respectively. The indemnity provisions set forth in Annex A, B and C to these Standard Expense and Indemnity Terms, are incorporated into this Section 5.

        The indemnification provided for herein supersedes in all respects any indemnification provision contained in any other Program Document or any other agreement relating to the Program to which the Trust and the relevant Service Provider are or become parties.

        An Indemnified Person shall give prompt written notice to Protective Life of any action, suit or proceeding commenced or threatened against the Indemnified Person. In case any such action, suit or proceeding shall be brought involving an Indemnified Person, Protective Life may, in its sole discretion, elect to assume the defense of the Indemnified Person, and if it so elects, Protective Life shall, in consultation with such Indemnified Person, select counsel, reasonably acceptable to the Indemnified Person, to represent the Indemnified Person and pay the reasonable fees and expenses of such counsel; provided, that if the Indenture Trustee is the Indemnified Person, such counsel shall be on the Indenture Trustee's approved counsel list. In any such action, investigation or proceeding, the Indemnified Person shall have the right to retain its own counsel but Protective Life shall not be obligated to pay the fees and disbursements of such counsel unless (i) Protective Life and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such action, investigation or proceeding (including any impleaded parties) include (a) both Protective Life and the Indemnified Person or (b) two or more Indemnified Persons affiliated with different Service Providers and, in each case, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that Protective Life shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons who are affiliated with one Service Provider.

        If the indemnification provided for herein is invalid or unenforceable in accordance with its terms, then Protective Life shall contribute to the amount paid or payable by an Indemnified Person as a result of such liability in such proportion as is appropriate to reflect the relative benefits received by Protective Life and the Trust, (if the Trust is not an Indemnified Person), on one hand, and the relevant Service Provider or the Trust (if the Trust is an Indemnified Person) on the other hand, from the transactions contemplated by the Program Documents. For this purpose, the benefits received by Protective Life or the Trust (if applicable) shall be the aggregate value of the relevant Collateral, and the benefits received by the relevant Service Provider shall be the fees it has been paid up to that point as the Service Provider less costs and unreimbursed expenses incurred by it as Service Provider in relation to such Collateral, and the benefits received by the Trust (if applicable) shall be determined by the Administrator (and in the event that the Administrator is an Indemnified Party, the Trust and not the Administrator shall make such determination) and Protective Life. If, however, the allocation provided by the immediately preceding two sentences is not permitted by applicable law, then Protective Life shall contribute to such amount paid or payable by the Indemnified Person in such

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proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Protective Life and the Trust (if applicable), on the one hand, and the relevant Service Provider or the Trust (if applicable) on the other hand, in connection with the actions or omissions which resulted in such liability, as well as any other relevant equitable considerations.

        Protective Life shall be subrogated to any right of the Indemnified Person in respect of the matter as to which any indemnity was paid hereunder.

        The Indemnified Person may not settle any action, investigation or proceeding without the consent of Protective Life, not to be unreasonably withheld.

        Notwithstanding any provision contained herein to the contrary, the obligations of Protective Life under this Section 5 to any Indemnified Person shall survive the termination of this Agreement pursuant to Section 9.

        6.     No waiver, modification or amendment of this Agreement shall be valid unless executed in writing by the parties hereto.

        7.     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

        8.     In addition to the Service Providers listed in this Agreement, (i) Protective Life and all trusts organized under the Program that are a party to an agreement that incorporates these Standard Expense and Indemnity Terms may from time to time appoint new service providers in respect of the Program generally or (ii) Protective Life and the Trust may from time to time appoint new service providers in respect of that Trust's Series of Notes only; in which event, upon execution by such service provider of a fee letter (the "Service Provider Fee Letter") substantially in the form of Exhibit B to these Standard Expense and Indemnity Agreement Terms such service provider shall become a party to the applicable agreement that incorporates these Standard Expense and Indemnity Terms, subject as provided below, with all the authority, rights, powers, duties and obligations of a Service Provider as if originally named as Service Provider therein; provided further that, in the case of a service provider which has become a Service Provider in relation to the Trust's Series of Notes, following the issuance of the Trust's Series of Notes, such new Service Provider shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issuance of such Trust's Series of Notes. Protective Life agrees that it will pay the fees of any new Service Provider in accordance with a fee schedule to be agreed upon between Protective Life and the relevant Service Provider attached to the Service Provider Fee Letter.

        9.     This Agreement shall terminate and be of no further force and effect upon the date on which (i) there is no Obligation due and payable under this Agreement and (ii) each Program Document has terminated; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any Service Provider must restore payment of any sums paid under any Obligation or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

        10.   Protective Life shall (i) file as an exhibit to the Trust's Annual Reports on Form 10-K (each a "10-K"), filed under the Securities Exchange Act of 1934, as amended, a compliance certificate in the form attached to these Expense and Indemnity Agreement Terms as Annex D and (ii) at its expense, cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish to the management of Protective Life and to the Trustee a report (the "Auditor's Report") in the form attached to these Standard Expense and Indemnity Agreement Terms as Annex E. The Auditor's Report shall be filed as an exhibit to the Trust's 10-K(s).

        11.   All notices, demands, instructions and other communications required or permitted to be given to or made upon either party hereto shall be in writing (including by facsimile transmission) and

4

shall be personally delivered or sent by guaranteed overnight delivery or by facsimile transmission (to be followed by personal or guaranteed overnight delivery) and shall be deemed to be given for purposes of this Expense and Indemnity Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties thereto at their respective addresses (or their respective telecopy numbers) indicated below:

  Protective Life Secured Trust (followed by the appropriate number of the Trust designated in the Omnibus Instrument)
  c/o Wilmington Trust Company
  Rodney Square North
  1100 North Market Street
  Wilmington, DE 19890
  Attention: Corporate Trust Administration
  Facsimile: (302) 636-4140

  The Administrator:

  AMACAR Pacific Corp.
  6525 Morrison Blvd., Suite 318
  Charlotte, North Carolina 28211
  Attention: Douglas K. Johnson
  Facsimile: (704) 365-1632

  Protective Life Insurance Company
  2801 Highway 280 South
  Birmingham, Alabama 35223
  Attention:
  Facsimile:

  The Bank of New York
  100 Church Street
  8th Floor
  New York, New York 10286
  Attention: Dealing and Trading

5

ANNEX A TO
STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS

        Protective Life covenants to fully indemnify and defend The Bank of New York and its officers, directors, employees, controlling Persons, agents and representatives for, and to hold it harmless against, any and all loss, liability, claim, damage or reasonable expense (including the reasonable compensation, expenses and disbursements of its counsel) (i) arising out of or in connection with the acceptance by The Bank of New York, in its capacity as Indenture Trustee or as an Agent, of administration of the Indenture or the trusts thereunder and/or the performance of its duties and/or the exercise of its respective rights thereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises, except to the extent such loss, liability, claim, damage or expense is due to the Indenture Trustee's or such Agent's own negligence or willful misconduct and (ii) in connection with the imposition of any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties in respect of the creation, issue and offering of the Trust's Notes, except to the extent any such loss, liability or expense is caused by the Indenture Trustee's or such Agent's negligence or willful misconduct. Notwithstanding anything to the contrary, Protective Life shall have no obligation to indemnify or defend The Bank of New York for any loss, liability, claim, damage or expense relating to (i) any costs and expenses attributable solely to the Indenture Trustee's or such Agent's administrative overhead unrelated to the Program or (ii) any tax imposed on the fees paid to the Indenture Trustee or any Agent.

ANNEX B TO
STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS

        To the fullest extent permitted by law and notwithstanding anything to the contrary, Protective Life hereby agrees, whether or not any of the transactions contemplated by the Trust Agreement will be consummated, to assume liability for and hereby indemnifies, protects, saves and keeps harmless Wilmington Trust Company and its officers, directors, successors, assigns, legal representatives, agents and servants (each a "Wilmington Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against a Wilmington Indemnified Person in any way relating to or arising out of the Trust Agreement or any other Program Document relating to the Trust or the enforcement of any of the terms thereof, the administration of the Trust and its property or the action or inaction of Wilmington Trust Company (in its capacity as trustee) under the Trust Agreement, except, in any such case to the extent that any such liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses and disbursements (i) are the result of any of the matters described in the third sentence of Section 6.04 of the Trust Agreement or (ii) relate to (a) any costs and expenses attributable solely to the Delaware Trustee's or Common Law Trustee's, as applicable, administrative overhead unrelated to the Program or (b) any tax imposed on the fees paid to the Delaware Trustee.

ANNEX C TO
STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS

        To the fullest extent permitted by law and notwithstanding anything to the contrary, Protective Life hereby agrees, whether or not any of the transactions contemplated by the Trust Agreement will be consummated, to assume liability for and hereby indemnifies, protects, saves and keeps harmless the Administrator and its officers, directors, successors, assigns, legal representatives, agents and servants (each an "AMACAR Indemnified Person"), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an AMACAR Indemnified Person in any way relating to or arising out of the Administrative Services Agreement or the Trust Agreement or the enforcement of any of the terms thereof, the administration of the Trust or the action or inaction of the Administrator under the Administrative Services Agreement, except, in any such case to the extent that any such liabilities, obligations, losses, damages, penalties, taxes, claims, actions, investigations, proceedings, costs, expenses and disbursements (i) results from the bad faith or gross negligence of an AMACAR Indemnified Person (or ordinary negligence in the handling or disbursement of funds) or (ii) relate to (a) any costs and expenses attributable solely to the Administrator's administrative overhead unrelated to the Program or (b) any tax imposed on the fees paid to the Administrator.

ANNEX D TO
STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS

Annual Statement of Compliance

        I [identify the certifying individual], a duly elected and acting officer of The Bank of New York ("Indenture Trustee"), do hereby certify on behalf of the Indenture Trustee, that:

           1.  I have reviewed and examined the performance by the Indenture Trustee of the application of trust money collected by the Indenture Trustee pursuant to Section 5.02 and, if applicable, Section 6.06 of the Indenture pursuant to which the Trust's notes (the "Notes") were issued during the fiscal year ending December 31, 200 • (the "Relevant Year"); and

           2.  Based upon my review and examination described in 1 above, and except as provided in the Independent Auditor's Report on Applying Agreed Upon Procedures, dated     •    , 200 •, prepared by the Trust's independent public accountants in accordance with Section 10 of the Expense and Indemnity Agreement, to the best of my knowledge, the application of trust money collected by the Indenture Trustee pursuant to Section 5.02 and, if applicable, Section 6.06 of the Indenture was performed in a satisfactory manner in all material respects throughout the Relevant Year.

THE BANK OF NEW YORK, as Indenture Trustee
By:
Name:
Title:
Date:

ANNEX E TO
STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS

Independent Auditor's Report
On Applying Agreed-Upon Procedures

        To the Management of Protective Life Insurance Company ("Protective Life") and Wilmington Trust Company, as trustee (the "Trustee") of Protective Life Secured Trust [    •    ] (the "Trust"):

        We have performed the procedures enumerated below, which were agreed to by the Management of Protective Life and the Trustee, solely to assist you in evaluating the proper and prompt payments of amounts by The Bank of New York, as indenture trustee (the "Indenture Trustee"), of amounts payable under Protective Life's secured notes program (the "Program") for the [year] [period] ended December 31, 200 • . Protective Life's management is responsible for the proper and prompt payments of amounts due under the funding agreements which support the payment of amounts due on the secured notes (the "Notes") issued by the Trust. This agreed-upon procedures engagement was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of those parties specified in this report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

        The procedures and the associated findings are as follows:

  1.
  We requested and obtained a copy of the Indenture Trustee's History of Transactions List which details the payments received from Protective Life on the funding agreements that secured the Notes, for the [year] [period] ended December 31, 200X. We reviewed the History of Transactions List and noted that the Indenture Trustee properly recorded the receipt of payments due from Protective Life.

    We noted [no exceptions] [the following exceptions] in our testing of amounts received from Protective Life by the Indenture Trustee.

  2.
  We requested and obtained from the Indenture Trustee a copy of the Transmission by Database Report, which details the components of the bulk wire transfers to Cede & Co., the nominee of the Depository Trust Company, and noted that the amounts due on the Notes were a component of the bulk wire transfers as noted on the Transmission by Database Report on the applicable dates tested.

    We noted [no exceptions] [the following exceptions] in our testing of the components of the bulk wire transfers to Cede & Co, the nominee of the Depository Trust Company, by the Indenture Trustee on the applicable dates tested, as detailed by the Transmission by Database Report.

  3.
  We requested and obtained from the Indenture Trustee a copy of the bulk wire transfer confirmation to Cede & Co, the nominee of the Depository Trust Company, and noted that the amount wired agreed to the Transmission by Database Report on the applicable dates tested.

    We noted [no exceptions] [the following exceptions] in our testing of the bulk wire transfers from the Indenture Trustee to Cede & Co, the nominee of the Depository Trust Company, to the Transmission by Database Report provided by the Indenture Trustee.

        We were not engaged to and did not conduct an audit, the objective of which would be the expression of an opinion on funding agreement liabilities. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

        This report is intended solely for the information and use of the management of Protective Life and the Trustee and is not intended to be and should not be used by anyone other than these specified parties.

EXHIBIT A TO
STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS

        Fees

        1.     The Bank of New York, in its capacity as Indenture Trustee, Registrar, Paying Agent, Transfer Agent and Calculation Agent with respect to each series of notes issued under the Program shall be entitled to receive the following fees at the times set forth below:

        2.     Wilmington Trust Company as trustee of each trust created under the Program shall be entitled to receive the following fees at the times set forth below:

        3.     In consideration of the one time, upfront Program establishment fee of $15,000 paid on November 1, 2002, AMACAR Pacific Corp. as Administrator of each trust created under the Program shall be entitled to receive the following fees at the times set forth below:

  an administrative fee of $25,000 payable annually, in advance, (the first such administrative fee was paid on November 1, 2002), until all Notes issued under the Program are fully paid.

        4.     AMACAR Pacific Corp. as Trust Beneficial Owner of each trust created under the Program shall be entitled to receive the following fees at the times set forth below:

  upon the organization of a trust, a one time, upfront establishment fee of $15 (or, if the Trust issues Notes at a discount, the product of $15 and the issue price (expressed as a percentage of the original principal amount of the Notes)).

EXHIBIT B TO
STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS

[New Service Provider]
[Address]

Dear Sirs,

U.S.$
Secured Note Program (the "Program")
with respect to
[Protective Life Secured Trust [            ]
[The Protective Life Secured Trusts]

        We refer to the [                        ] Agreement entered into between [Protective Life Secured Trust [    ] and yourselves], appointing you as a Service Provider [in respect of Protective Life Secured Trust [    ]'s series of notes (the "Series of Notes")1] under the Program. We further refer to the Expense and Indemnity Agreement, dated            , entered into in respect of the above Program (such agreement, as modified or amended from time to time, the "Expense and Indemnity Agreement") between Protective Life Insurance Company, each trust organized under the Program that is a party thereto and each of the Service Providers, governing the compensation arrangements, expense reimbursement and terms of indemnity between Protective Life Insurance Company and such trusts and the Service Providers. By signing this letter you will become a party to the Expense and Indemnity Agreement for all purposes, with, all the authority, rights, powers, duties and obligations of a Service Provider under the Expense and Indemnity Agreement[except that, following the issuance of the Series of Notes, you shall have no further authority, rights, powers, duties or obligations except as may have accrued or been incurred prior to, or in connection with, the issuance of the Series of Notes]*. Please return to us a copy of this letter signed by an authorized signatory. For the purposes of your Fees, you will be compensated in accordance with the fee schedule as set forth in Schedule I to this letter.2

        This letter is governed by, and shall be construed in accordance with, the laws of the State of New York. Capitalized terms used and not otherwise defined in this letter shall have the meanings assigned to them in the Expense and Indemnity Agreement.

Yours faithfully,
PROTECTIVE LIFE INSURANCE COMPANY
By:

Name:
Title:
AGREED AND ACCEPTED:
[SERVICE PROVIDER]
By:
Name: Title:

1
Insert only where the new Services Provider is being appointed in relation to a particular trust's series of notes.

2
Attach the relevant fee schedule agreed upon between Protective Life Insurance Company, and the new Service Provider.

EXHIBIT D

STANDARD LICENSE AGREEMENT TERMS

        This Standard License Agreement Terms, dated as of November 7, 2003, that may be incorporated by reference in one or more License Agreements (included in Section D of the Omnibus Instrument as defined below) between Protective Life Corporation (the "Licensor"), a Delaware corporation with its principal place of business at 2801 Highway 280 South, Birmingham, Alabama 35223, and the Protective Life Secured Trust specified in the Omnibus Instrument, (the "Licensee") a Delaware statutory trust with an address at c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

        These Standard License Agreement Terms shall be of no force and effect unless and until incorporated by reference in, and then only to the extent not modified by, a License Agreement.

        The following terms and provisions shall govern the activities of each Delaware statutory trust and Delaware common law trust created under the Program subject to contrary terms and provisions expressly adopted in any License Agreement which contrary terms shall be controlling.

W I T N E S S E T H:

        WHEREAS, Licensor is the owner of certain trademarks and service marks and registrations and pending applications therefor and may acquire additional trademarks and service marks in the future, all as defined below; and

        WHEREAS, Licensee desires to use certain of Licensor's trademarks and service marks in connection with Licensee's activities, as described more fully below; and

        WHEREAS, Licensor and Licensee wish to formalize the agreement between them regarding Licensee's use of Licensor's marks;

        NOW THEREFORE, in consideration of the mutual promises set forth in this Agreement and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1
Definitions

        Section 1.01 Definitions. Capitalized words or phrases used and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture, dated the date specified in the Omnibus Instrument between the Licensee and The Bank of New York, as indenture trustee.

        Section 1.02 The following items have the meanings set forth below:

        "Agreement" means a License Agreement substantially in the form included in Section D of the Omnibus Instrument, as amended, modified or supplemented from time to time, that incorporates by reference these Standard License Agreement Terms.

        "Licensed Marks" shall include all marks listed in the attached Appendix A, as amended from time-to-time by the parties, as provided for in Article 5 hereof.

        "Licensed Services" shall be defined as the activities undertaken by Licensee, in connection with the establishment and conduct of the Program established by Protective Life Insurance Company for the issuance of debt obligations of the Licensee, such as the issuance of Notes to investors and any actions incident to the foregoing.

Exh. D-1

        "Omnibus Instrument" means the omnibus instrument pursuant to which certain Program Documents are executed and the Trust is established.

        "Territory" shall be defined as follows: World-wide.

        "Trustee" means Wilmington Trust Company, solely in its capacity as trustee of the Trust and not in its individual capacity.

ARTICLE 2
Grant of License

        Section 2.01    Grant of License. Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee for the duration of this Agreement a non-exclusive, non-transferable, royalty-free right and license to use the Licensed Marks in connection with the Licensed Services within the Territory. Licensee agrees and acknowledges that the limited rights and licenses granted in this Section 2.01 are revocable by Licensor immediately and that this Agreement is terminable by Licensor as provided in Article 8.

ARTICLE 3
Ownership and Maintenance of the Licensed Marks

        Section 3.01    Licensee acknowledges that Licensor is the sole owner of the Licensed Marks, agrees that it will do nothing inconsistent with such ownership, agrees that all use of the Licensed Marks by Licensee, including all goodwill associated therewith, shall inure solely to the benefit of Licensor, and agrees to assist Licensor in executing any additional documents that may be necessary to effect the purposes of this provision, including but not limited to the execution of any and all documents required by governmental agencies in order to register or maintain the current registrations of the Licensed Marks. Licensee agrees that it will not represent that it has any ownership interest in the License Marks or any registration thereof. Licensee admits the validity of the Licensed Marks and agrees that it will not, directly or indirectly, attack or challenge in any way the validity of the Licensed Marks, Licensor's rights in and to the Licensed Marks or the validity or enforceability of this Agreement. Licensee acknowledges that nothing in this Agreement shall give Licensee any right, title or interest in the Licensed Marks or any goodwill associated therewith, other than those rights expressly granted hereunder.

        Section 3.02    Licensee acknowledges that its use of a Licensed Mark of Licensor prior to this License Agreement creates no ownership rights for Licensee in a Licensed Mark in any jurisdiction. Upon termination of the rights granted by the Agreement, Licensee agrees it shall not claim any ownership rights to any Licensed Mark of Licensor as a result of such use.

        Section 3.03    Licensor shall use commercially reasonable efforts to maintain the Licensed Marks and all registrations thereof and/or applications therefor in the Territory. Licensee shall execute all documents as are reasonably necessary or expedient to aid in, and shall otherwise cooperate at Licensor's expense with, Licensor's efforts to prepare, obtain, file, record and maintain all such registrations and applications.

        Section 3.04    Licensor shall have no further maintenance obligations as to the Licensed Marks or any registration thereof or application therefor upon giving written notice to Licensee that it does not intend to continue such maintenance; provided, however that Licensor shall have no such right of termination of its maintenance obligations in the event any Series of Notes is outstanding. Notwithstanding anything to the contrary contained herein, after giving such notice, Licensor shall not be liable to Licensee in any manner for any failure by Licensor to maintain any Licensed Marks.

Exh. D-2

ARTICLE 4
Quality Control

        Section 4.01    At all times, Licensee agrees to use the Licensed Marks in the Territory only in accordance with such quality standards and specifications as may be established by Licensor and communicated to Licensee from time to time. All use of the Licensed Marks made by Licensee hereunder shall faithfully reproduce the design and appearance of the Licensed Marks as reflected on Appendix A.

        Section 4.02    Licensee agrees that the nature and quality of all Licensed Services shall conform to the quality standards and specifications, as may be established by Licensor and communicated to Licensee from time to time and shall not deviate materially from the current quality of services and products included in the Licensed Services.

        Section 4.03    Licensor has the sole and exclusive right to control the appearance of the Licensed Marks, including the quality of the mark in the Licensed Marks. Licensor shall have the right to inspect, upon reasonable notice and at all reasonable times, the business facilities and records of Licensee and, upon reasonable request, to obtain written materials of Licensee at any time during the term of this Agreement so that Licensor may determine whether Licensee is appropriately maintaining Licensor's quality standards pertaining to the Licensed Marks and to the Licensed Services. Licensee will immediately modify or discontinue any use of the Licensed Marks that Licensor deems not to be in compliance with its quality standards.

        Section 4.04    Upon request by Licensor, Licensee shall provide Licensor with representative samples of all promotional materials, packaging, labels, advertisements or any other materials that include any of the Licensed Marks so that Licensor may ensure that said materials are in conformance with Licensor's quality standards.

        Section 4.05    Licensee agrees that all activities conducted in accordance with this License Agreement shall be in conformance with all applicable laws, rules and regulations. Licensee shall affix to all materials that bear a Licensed Mark, including, but not limited to, all stationery, labels, packaging, advertising and promotional materials, manuals, invoices and all other printed materials, (a) notices in compliance with applicable trademark laws and (b) such legend as Licensor may reasonably designate by written notice and is required or otherwise reasonably necessary to allow adequate protection of the Licensed Marks and the benefits thereof under applicable trademark laws from time to time.

ARTICLE 5
Amendment of License Agreement

        This Agreement may be amended at any time by the parties to add or delete Licensed Marks or to modify the scope of Licensed Services. Such amendment(s) may be accomplished by a simple letter agreement outlining the amendment(s) and signed by both parties.

ARTICLE 6
Manner of Use

        Section 6.01    Licensee agrees to use the Licensed Marks only in the form and manner, and with appropriate ownership legends, as prescribed from time to time by Licensor.

        Section 6.02    Licensee shall have the right to use the mark shown in Appendix A in connection with Licensee's name, but aside from this right, Licensee shall not have the right to (a) change or modify the Licensed Marks, or create any design variation of the Licensed Marks, without obtaining the prior written consent of Licensor, (b) join any name, mark or logo with the Licensed Marks so as to form a composite trade name or mark, (c) use the Licensed Marks in any manner that reflects

Exh. D-3

improperly upon the Licensed Marks, or (d) use any other mark that is confusingly similar to the Licensed Marks.

        Section 6.03    Licensee's use of Licensed Marks for any Licensed Services other than the Program is subject to the prior written approval of Licensor.

        Section 6.04    Licensee shall not at any time do or suffer to be done any act or thing, including without limitation, opposing Licensor's registration of the Licensed Marks that will, in any way impair Licensor's rights in the Licensed Marks.

        Section 6.05    Licensee shall promptly notify Licensor of any country in which Licensee intends to use a Licensed Mark. Licensee hereby notifies Licensor that Licensee intends to use the Licensed Marks in the United States. Licensor may, but shall have no obligation to, apply for trademark registration in such country, or otherwise initiate action to protect its trademark rights in that country. If necessary or requested by Licensor, the Licensee shall join in such application, shall execute any documents, and shall take any action as may be or requested by Licensor to implement such application or to retain, enforce or defend the Licensed Marks.

        Section 6.06 Licensee shall not at any time, without the prior written consent of Licensor, acquire a registration or file and prosecute a trademark application or applications to register the Licensed Marks, or any component, variation or derivation thereof, or any name or mark confusingly similar thereto, for any goods or services anywhere in the world. If Licensee at any time, without the prior written consent of Licensor, files or causes to be filed, in its own name or otherwise on its behalf, an application to register or otherwise takes steps under applicable laws to obtain trademark protection of the Licensed Marks in any country, territory or jurisdiction, Licensee shall, at the direction of Licensor, either (a) assign and transfer to Licensor, without further consideration, all right, title and interest in or to the Licensed Marks in such country, territory or jurisdiction, or (b) surrender and abandon such registration or application for registration.

ARTICLE 7
Infringement or Dilution Proceedings

        Section 7.01    Licensee agrees to promptly notify Licensor of any unauthorized use of any of the Licensed Marks as such unauthorized use comes to Licensee's attention. Licensor shall have the sole right and discretion to take any action relating to the Licensed Marks, and Licensee agrees to cooperate fully, should Licensor decide to take such action.

        Section 7.02    If infringement or dilution proceedings relating to the Licensed Marks result in an award of damages or the payment of any sums to Licensor, any such damages or payments shall belong solely to Licensor.

        Section 7.03    Licensee will promptly notify Licensor of any claim, complaint, allegation or threatened litigation (a "Claim") relating to the Licensed Marks, including, but not limited to any Claim of infringement or dilution by any third party. Licensor shall have sole authority to address, settle or litigate any Claim at its expense, provided, however, Licensee shall fully cooperate with Licensor in any Claim brought.

ARTICLE 8
Term and Termination

        Section 8.01    This Agreement shall continue in force and effect for so long as the Program is in effect, but no later than December 31, 2099, unless it is sooner terminated as provided for herein.

Exh. D-4

        Section 8.02    Licensor may terminate this Agreement forthwith, upon written notice to Licensee, if, in Licensor's sole discretion and determination there is a material breach of Licensee's obligations under this Agreement.

        Section 8.03    Either party may terminate this Agreement, without cause, by giving thirty (30) days written notice to the other party.

        Section 8.04    Notwithstanding Section 8.03, for the further protection of the Licensed Marks, the license granted herein shall automatically and immediately terminate, without any notice by or any action required on the part of Licensor, in the event that there is an Event of Default relating to the Trust's Notes which results in such Notes becoming due and payable prior to their stated maturity.

ARTICLE 9
Effect of Termination

        Section 9.01    Immediately upon termination of this Agreement, Licensee shall cease and desist from any and all use of the Licensed Marks, amend its certificate of trust documents and other organizational documents, take all other actions necessary or desirable to change its name to a name that does not include any of the Licensed Marks, or any confusingly similar term, cease to distribute all materials bearing the Licensed Marks, and destroy any remaining inventory of documents bearing the Licensed Marks.

        Section 9.02    Immediately upon termination of a license, Licensee shall cease and desist from any and all use of the Licensed Marks, cease to distribute all materials that bear the Licensed Marks, and destroy any remaining inventory of documents that bear the Licensed Marks.

        Section 9.03    Upon termination of this Agreement, Licensee agrees to cooperate fully with Licensor to amend or cancel any governmental recordations or approvals pertaining to any marks or names which consist of or include any of the Licensed Marks.

        Section 9.04    Upon termination of this License Agreement, any and all rights in the Licensed Marks and the goodwill connected therewith shall remain the exclusive property of Licensor.

ARTICLE 10
Miscellaneous Provisions

        Section 10.01    Interpretation and Enforcement of Agreement. This Agreement shall be interpreted according to the laws of the State of Tennessee, and the parties agree that exclusive jurisdiction over the enforcement of this License Agreement shall be appropriate in the state or federal courts of the State of Tennessee. The parties agree that any breaches hereof shall cause irreparable injury to the nonbreaching party and that an injunction shall be an appropriate remedy.

        Section 10.02    Amendment and Waiver. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that either party otherwise may have at law or in equity.

Exh. D-5

        Section 10.03    Severability. In the event any provision of this Agreement shall be invalid or unenforceable, it shall be deemed to be separate and shall not affect any other provision of this License Agreement.

        Section 10.04    Assignment. This Agreement including the licenses granted herein is not assignable or transferable by agreement or by operation of law without the express written consent of Licensor. Any such unauthorized assignment or transfer shall be null and void and of not legal effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

        Section 10.05    Notices. All notices, requests, demands and other communications required to be in writing under this Agreement shall be addressed as follows and notice shall be considered given five (5) days following dispatch by first class mail, postage prepaid or if transmitted by facsimile, when confirmed:

If to Licensor:

  Protective Life Corporation
  2801 Highway 280 South
  Birmingham, Alabama 35223
  Telephone: (205) 879-9230
  Facsimile: (818) 729-1800
  Attn: Judy Wilson

If to Licensee:

  The Protective Life Secured Trust specified in the Omnibus Investment
  c/o Wilmington Trust Company
  Rodney Square North
  1100 North Market Street
  Wilmington, DE 19890-0001
  Telephone: (302) 636-6000
  Facsimile: (302) 636-4140
  Attn: Corporate Trust Administration

        Section 10.06 Trustee. This Agreement has been executed on behalf of the Licensee by the Trustee solely in its capacity as trustee of the Licensee, and not in its individual capacity. In no case shall the Trustee (or any entity acting as successor or additional trustee) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations of the Licensee hereunder, any right to assert any such liabilities against the Trustee (or any entity acting as successor or additional trustee) being hereby waived by the other party hereto; provided, however, that such waiver shall not affect the liability of the Trustee (or any entity acting as successor or additional trustee) to any person under any other agreement to the extent expressly agreed to in its individual capacity thereunder.

        Section 10.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

        Section 10.08 Equitable Relief. Licensee acknowledges that Licensor will suffer irreparable harm as a result of the material breach by Licensee of any covenant or agreement to be performed or observed by Licensee under this Agreement, and acknowledges that Licensor shall be entitled to apply for and receive from any court or administrative body of competent jurisdiction a temporary restraining order, preliminary injunction and/or permanent injunction, without any necessity of proving damages, enjoining Licensee from further breach of this Agreement or further infringement or impairment of the rights of Licensor.

        Section 10.09 Further Assurances. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement. The parties shall act in good faith in the performance of their obligations under this Agreement.

Exh. D-6

APPENDIX A
TO STANDARD LICENSE AGREEMENT TERMS

LICENSED MARKS

        [Protective Life Corporation Logo]

        [Protective Life Corporation Logo]

        Doing the right thing is smart business.®

Exh. D-7

EXHIBIT E

STANDARD INDENTURE TERMS

with respect to

PROTECTIVE LIFE SECURED TRUSTS

Secured Medium-Term Notes and InterNotes®

Dated as of November 7, 2003

i

EXHIBITS

Exhibit A-1	Form of Retail Note
Exhibit A-2	Form of Institutional Global Note
Exhibit A-3	Form of Institutional Definitive Note

Reconciliation and tie between
Trust Indenture Act of 1939 (the “Trust Indenture Act”)
and Indenture

Trust Indenture Act Section	Indenture Section

§310(a)	7.11
(b)	7.11
§311(a)	7.08
§312(a)	3.13
(b)	3.13
(c)	3.13
§313(a)	3.13
(b)	3.13
(c)	3.13
(d)	3.13
§314(a)	3.10
(b)	3.10
(c)	3.10
(d)	3.10
(e)	1.03, 3.10
§315(c)	7.01
§316(a)(1) (A)	6.02, 6.12
(a)(1)(B)	6.13
(b)	6.08
(c)	1.04
§317(a)(1)	6.03
(a)(2)	6.04
(b)	3.03
§318(a)	1.15
(c)	1.15

Note:  This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that certain provisions of Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained herein.

v

STANDARD INDENTURE TERMS

This document constitutes the Standard Indenture Terms, dated as of November 7, 2003, which are incorporated by reference in one or more Indentures (included in Section E of the Omnibus Instrument, as defined below), by and among a Protective Life Secured Trust and the Indenture Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent for such Trust, in connection with the Program (all as defined herein).

These Standard Indenture Terms shall be of no force and effect unless and until incorporated by reference into, and then only to the extent not modified by, an Indenture.

The following terms and provisions shall govern the Notes subject to contrary terms and provisions expressly adopted in any Indenture, any supplemental indenture or the Notes which contrary terms shall be controlling.

ARTICLE 1

Definitions and Other Provisions of General Application

SECTION 1.01.  Definitions.  For all purposes of this Indenture, of all indentures supplemental hereto and of all Notes issued hereunder or thereunder, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                  the terms defined in this Indenture have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

(b)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation in the United States;

(c)                                  the word “including” shall be construed to be followed by the words “without limitation”;

(d)                                 Article and Section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto; and

(e)                                  the words “hereby”, “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Exhibit or other subdivision.

(f)                                    References herein to Articles, Sections, Exhibits and Schedules shall, refer respectively to Articles, Sections, Exhibits and Schedules of these Standard Indenture Terms, unless otherwise expressly provided.

“Act”, with respect to any Holder, has the meaning set forth in Section 1.04.

“Additional Amounts”  means additional amounts which are required hereby to be paid by the Trust to Holders pursuant to Section 3.18 or additional amounts which are required pursuant to the Funding Agreement, under circumstances specified therein, to be paid by Protective Life to the Funding Agreement Holder, to compensate for any withholding or deduction for or on the account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of such Note or Funding Agreement, as applicable, by or on behalf of any governmental authority in the United States having the power to tax, so that the net amount received by the Holder or the Funding Agreement Holder, will equal the amount that would have been received under such Note or Funding Agreement, had no such deduction or withholding been required.

“Administrative Services Agreement” means that certain Administrative Services Agreement, dated as of the date specified in the Omnibus Instrument, by and between Wilmington, on behalf on the Trust and the Administrator, as the same may be amended, modified or supplemented from time to time.

“Administrator” means, unless otherwise specified in this Indenture, AMACAR Pacific Corporation in its capacity as Administrator pursuant to the Administrative Services Agreement, and shall also include its permitted successors and assigns as Administrator thereunder.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person and, in the case of an individual, any spouse or other member of that individual’s immediate family. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means any of the Registrar, Transfer Agent, Paying Agent or Calculation Agent.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a business day in the place of publication, whether or not published on days that are not business days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.  Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and, in each case, on any day that is a business day in the place of publication.

“Authorized Signatories” mean Responsible Officers authorized to execute documents on behalf of the Trust.

“Banking Day”  means a day (other than a Saturday or Sunday) on which commercial banks are generally open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the specified office of the Paying Agent or, as the case may be, the Registrar, is located.

“Business Day” means (i) for any Note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York, (ii) for purposes of interest determination dates for LIBOR Notes only, any day on which dealings in deposits in U.S. Dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market, (iii) for Notes that have a Specified Currency other than U.S. Dollars only, and other than Notes denominated in euros, any day that, in the Principal Financial Center of the country of the Specified Currency, is not a day on which banking institutions generally are authorized or obligated by law to close, and (iv) for Notes that have euros as the Specified Currency, a day on which the TARGET System is open.

“Calculation Agent” means, in relation to the Notes, the institution appointed as calculation agent for the purposes of the Notes and named as such in the relevant Pricing Supplement.  For such purpose, the Paying Agent accepts its appointment as such pursuant to Section 7.16.

“Clearing System” means DTC and any other Clearing System specified in the relevant Pricing Supplement.

“Code” means the Internal Revenue Code of 1986, as amended, including any successor or amendatory statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

“Collateral” means, with respect to the Notes, the right, title and interest of the Trust in and to (i) the Funding Agreements held in the Trust, (ii) all proceeds of the Funding Agreement and all amounts and instruments on deposit from time to time in the Trust’s Collection Account, (iii) all books and records pertaining to the Funding Agreement(s), and (iv) all rights of the Trust pertaining to the foregoing.

“Collection Account” means an account with the Indenture Trustee in the name of the Trust or such other account with a depositary institution that is rated at least  AA- or Aa3 by a nationally recognized statistical rating organization as may be designated by Wilmington or the Administrator, which account shall be segregated from other accounts held by the Indenture Trustee or such other depositary institution.

“Commission” means the Securities and Exchange Commission or any successor body performing such duties of the Commission.

“Contingent Obligation” means, as applied to any Person, without duplication, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) under any letter of credit issued for the account of or for which that Person is otherwise liable for reimbursement thereof, (iii) under agreements providing for the hedging or limitation of interest rate or currency risk, (iv) under any performance bond or other surety arrangement, (v) under any direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, or (vi) for the obligations of another through any agreement (contingent or otherwise).

“Corporate Trust Office” means the office of the Indenture Trustee at which the corporate trust business of the Indenture Trustee shall, at any particular time, be principally administered, which office at the date of this Indenture is located as indicated in Section 1.05.

“Dealer” means the dealers identified in the Distribution Agreement or the agents identified in the Selling Agent Agreement, as applicable.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 2.09.

“Definitive Note” means a Note in certificated and registered form.

“Depositary” means the Person designated as Depositary by the Trust pursuant to this Indenture, which Person, if required by any applicable law, regulation or exchange requirement, must be a clearing agency registered under the Securities Exchange Act and, if so provided with respect to any Note, any successor to such Person.  Initially, the “Depositary” shall be DTC.

“Distribution Agreement” means that certain Distribution Agreement, dated as of the date specified in the Omnibus Instrument, by and among the Trust, Protective Life and the dealers named therein relating to the issuance and sale of the Notes under the Trust’s Secured Medium-Term Note Program, as the same may be amended, modified or supplemented.

“Dollars”, “$”, “U.S. $” and “U.S. Dollars” mean such coin or currency of the United States as at the time shall be legal tender for the payment of public or private debts.

“DTC” means The Depository Trust Company, and its successors and assigns.

“Event of Default” has the meaning set forth in Section 6.01.

“Expense and Indemnity Agreement” means that certain Expense and Indemnity Agreement, dated as of the date specified in the Omnibus Instrument, by and among Protective Life and each of Wilmington, on behalf of the Trust and itself, the Indenture Trustee, and the Administrator and any service provider that may become a party to such agreement from time to time, as the same may be amended, modified or supplemented from time to time.

“European Union Directive” means any law, regulation, directive or any interpretation by the European Union or a member nation of the European Union which requires the withholding or deduction of any amounts payable under the Notes or the Funding Agreement.

“Funding Agreement” means that certain funding agreement (or funding agreements), entered into by and between Protective Life and the Trust and subsequently pledged and collaterally assigned to the Indenture Trustee for the benefit of the holders of the Notes, as it may be modified, restated, replaced, supplemented or otherwise amended from time to time in accordance with the terms thereof.

“Funding Agreement Holder”  means the holder of the Funding Agreement specified as such in the Funding Agreement.

“Global Note” means a Note issued in book-entry and registered form.

“Holder” means the Person in whose name such Note is registered in the Register.

“Indebtedness” means, as applied to any Person, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingent or otherwise, or in respect of which such Person otherwise assures a creditor against loss (excluding trade accounts payable and accrued expenses arising in the ordinary course of business as determined in good faith by such Person), (ii) that portion of obligations with respect to capital leases which is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (iii) obligations evidenced by bonds, notes, debentures or similar instruments of such Person, and notes payable by such Person and drafts accepted by such Person representing extensions of credit whether or not representing obligations for borrowed money, (iv) the face amount of all drafts drawn thereunder; and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person.

“Indenture” means that certain Indenture, dated as of the date specified in the Omnibus Instrument, by and between the Indenture Trustee and the Trust, as amended or supplemented from time to time which incorporates by reference these Standard Indenture Terms, and shall include the terms of the Notes established as contemplated hereunder and thereunder.

“Indenture Trustee” means, unless otherwise specified in this Indenture, The Bank of New York and, subject to the provisions of Article 7 hereof, shall also include its successors and assigns as Indenture Trustee hereunder.

“Interest Payment Date” means, with respect to the Notes, each date on which interest is paid to the Holders of the Notes as specified in this Indenture.

“Investment Company Act” means the Investment Company Act of 1940, as amended, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

“Issuance Date” means the original date of issuance of the Notes.

“LIBOR Notes” means Notes that bear interest based on LIBOR (as defined in the Notes).

“License Agreement” means that certain License Agreement between Wilmington, on behalf of the Trust and Protective Life Corporation, dated as of the date specified in the Omnibus Instrument, as the same may be amended, modified or supplemented from time to time.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

“Maturity Date” means, with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity Date thereof or by declaration of acceleration or otherwise.

“Nonrecourse Parties” has the meaning set forth in Section 9.01.

“Note” means any note designated in this Indenture and authenticated and delivered under this Indenture, which is in registered form and may be represented by a Global Note or a Definitive Note, and which shall be substantially in the forms attached as Exhibit A-1, Exhibit A-2 and Exhibit A-3, and “Notes” means the secured notes of the Trust represented by such Note.

“Notice of Default” has the meaning set forth in Section 6.01.

“Office or Agency” means with respect to the Notes, an office or agency of the Trust, the Indenture Trustee, the Paying Agent or the Registrar, as the case may be, maintained or designated as the Place of Payment for such Notes pursuant to Section 3.04 or any other office or agency of the Trust, Indenture Trustee, Paying Agent or Registrar, as the case may be, maintained or designated for such Notes pursuant to Section 3.04.

“Omnibus Instrument” means the omnibus instrument pursuant to which certain Program Documents are executed and the Trust is established.

“Opinion of Counsel” means a written opinion addressed to the Indenture Trustee (among other addressees) by legal counsel, who may be internal legal counsel to Protective Life, who may, except as otherwise expressly provided in this Indenture, be counsel for the Trust or Protective Life or other counsel and who shall be reasonably satisfactory to the Indenture Trustee.

“Outstanding” means, with respect to the Notes, as of any date of determination, all of the Notes theretofore authenticated and delivered under this Indenture or in one or more indentures supplemental hereto or thereto, except:

(i)                                     Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(ii)                                  Notes or portions thereof for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee has been made;

(iii)                               Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

(iv)                              Notes alleged to have been destroyed, lost, stolen or mutilated and surrendered to the Indenture Trustee for which either replacement Notes have been issued or payment has been made as provided for in Section 2.08 unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course; and

(v)                                 Notes represented by Global Notes to the extent that they shall have been duly exchanged for Definitive Notes pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

provided further, however, that in determining whether the Holders of the requisite percentage of the principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Trust or any Affiliate of the Trust shall be disregarded and deemed not to be Outstanding, except that in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee that the pledgee is entitled so to act with respect to such Notes and that the pledgee is not the Trust or any Affiliate of the Trust.

“Paying Agent” means, unless otherwise specified in this Indenture or a supplemental indenture, the Indenture Trustee, in its capacity as paying agent under this Indenture or its successors or assigns.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and governments and agencies and political subdivisions thereof.

“Place of Payment” means the place where the principal of, premium, if any, and interest on the Notes are payable which, unless otherwise specified in this Indenture, shall be the address specified in Section 1.05 for the Indenture Trustee.

“Pricing Supplement” means the pricing supplement attached to the Omnibus Instrument as Exhibit G as prepared by the Trust in connection with the issuance by the Trust of its Notes and agreed to by Protective Life, the Trust and the relevant dealers or agents appointed under the Distribution Agreement and/or Selling Agent Agreement, as the case may be, as such Pricing Supplement may be amended, modified, supplemented or replaced from time to time.

“Principal Financial Center” means, as applicable, the capital city of the country issuing the Specified Currency; provided, however, that with respect to United States Dollars, Australian dollars, Canadian dollars, and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto and Zurich, respectively.

“Proceeds” means all of the proceeds of, and all other profits, products, rents, principal payments, interest payments or other receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition or maturity of, or other realization upon, a Funding Agreement, including without limitation all claims of the Trust against third parties for loss of, damage to or destruction of, or for proceeds payable under, a Funding Agreement, in each case whether now existing or hereafter arising.

“Program” means, the Secured Note Program of the Protective Life Secured Trusts.

“Program Documents” means this Indenture, each Note, the Omnibus Instrument, the Trust Agreement, the Funding Agreement, the Distribution Agreement, the Selling Agent Agreement, the Administrative Services Agreement, the License Agreement and the Expense and Indemnity Agreement and any other documents or instruments entered into by, with respect to, or on behalf of, the Trust.

“Protective Life” means Protective Life Insurance Company, a Tennessee insurance company, or any successor thereto.

“Rating Agency” means any rating agency that has rated either the Program for the issuance of Notes as set forth in the Registration Statement or the Notes.

“Redemption Price” means the price at which the Notes are to be redeemed pursuant to Section 2.04, as set forth in the applicable Pricing Supplement or a supplemental indenture.

“Register” has the meaning set forth in Section 2.06.

“Registrar” means, unless otherwise specified in this Indenture or a supplemental indenture, the Indenture Trustee, in its capacity as registrar under this Indenture, or its successors or assigns.

“Registration Statement” means (a) a registration statement on Form S-3 or other appropriate form, including the prospectus, prospectus supplements and the exhibits included therein, any pre-effective or post-effective amendments thereto and any registration statements filed subsequent thereto under rules promulgated under the Securities Act, relating to the registration under the Securities Act of the Notes of the Trust and the Funding Agreement, (b) any preliminary prospectus or prospectus supplements thereto relating to the Notes of the Trust required to be filed pursuant to the Securities Act and any documents or filings incorporated therein by reference, and (c) a registration statement and such other documents, forms or filings as may be required by the Securities Act or the Trust Indenture Act, or other securities laws in each case relating to the  Notes of the Trust.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose in such Note or this Indenture.

“Relevant Financial Center” means such financial center or centers as may be specified in the relevant Pricing Supplement in relation to the relevant currency for the purposes of the definition of “Specified Business Day.”

“Relevant Purchasing Agent” means the lead purchasing agent (in a firm commitment offering of Notes) or lead selling agent (in a best efforts offering of Notes) appointed pursuant to the Distribution Agreement or the Selling Agent Agreement, as the case may be.

“Responsible Officer” means, with respect to the Indenture Trustee or Wilmington, any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Indenture Trustee or Wilmington, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and also, with respect to Wilmington, having direct responsibility for the administration of the Trust, or with respect to the Indenture Trustee, having direct responsibility for the administration of this Indenture.

“Secured Obligations” means the obligations of the Trust secured under the Notes and this Indenture, including (i) all principal of, premium, if any, and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Trust, whether or not allowed or allowable as a claim in any such proceeding) on such Notes or pursuant to this Indenture, (ii) all other amounts payable by the Trust hereunder or under such Notes including all Additional Amounts (if applicable) and all costs and expenses (including without limitation attorneys’ fees) incurred by the Indenture Trustee (to the extent not paid pursuant to the Expense and Indemnity Agreement) and (iii) any renewals or extensions of the foregoing.

“Securities Act” means the Securities Act of 1933, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

“Selling Agent Agreement” means that certain Selling Agent Agreement, dated as of the date specified in the Omnibus Instrument, by and among the Trust, Protective Life and the agents named therein relating to the issuance and sale of the Notes under the Trust’s InterNotes® Program, as the same may be amended, modified or supplemented.

“Series of Notes” means the series of Notes issued by the Trust; and a Series of Notes may comprise Notes in more than one denomination.

“Special Record Date” means a date fixed by the Indenture Trustee pursuant to Section 2.09 for the payment of any Defaulted Interest on any Note.

“Specified Business Day” means a day (other than a Saturday or Sunday or a legal holiday) on which commercial banks and foreign exchange markets are generally open for business and settle payments in the Relevant Financial Center in respect of the Notes or, in relation to Notes payable in euro, a day on which the TARGET System is operating and, in either case, a day (other than a Saturday or Sunday) on which commercial banks are generally open for business and foreign exchange markets settle payments in any place specified in the relevant Pricing Supplement.

“Specified Currency” means the currency in which the Notes are denominated (or, if such currency is no longer legal tender for the payment of public and private debts in the country issuing such currency or, in the case of euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty on establishing the European Community, as amended by the Treaty on European Union, such currency which is then such legal tender).

“Standard Indenture Terms” means this document, the Standard Indenture Terms.

“Stated Maturity Date” means, with respect to any Note or any installment of interest thereon, the date specified in such Note, as the fixed date on which the principal of such Note or such installment of interest is due and payable.

“Sterling” means such coin or currency of the United Kingdom as at the time shall be legal tender for the payment of public or private debts.

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer System.

“Transfer Agent” means, unless otherwise specified in this Indenture or a supplemental indenture, the Indenture Trustee, in its capacity as transfer agent under this Indenture or its successors or assigns.

“Treasury Regulations” means the regulations promulgated by the United States Treasury Department pursuant to the Code.

“Trust” means the Protective Life Secured Trust specified in the Omnibus Instrument, which shall be a statutory trust or a common law trust (as indicated in the Pricing Supplement), formed under the laws of the State of Delaware, in the case of a common law trust, acting by and through Wilmington and/or the Administrator, as the case may be, together with its permitted successors and assigns.

“Trust Agreement” means that certain Statutory Trust Agreement or Common Law Trust Agreement, as applicable, included in the Omnibus Instrument, declaring and establishing the Trust, as may be amended, modified or supplemented from time to time.

“Trust Beneficial Interest” has the meaning set forth in the Trust Agreement.

“Trust Beneficial Owner” means the beneficial owner of the Trust Beneficial Interest.

“Trust Certificate” means a certificate signed by one or more Responsible Officers of Wilmington on behalf of the Trust and delivered to the Indenture Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

“Trust Order” or “Trust Request” means a written statement, request or order of the Trust signed in its name by Wilmington and delivered to the Indenture Trustee.

“UCC” means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Collateral, “UCC” shall mean the Uniform Commercial Code, as from time to time in effect in the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“Wilmington” means, unless otherwise specified in this Indenture, Wilmington Trust Company, not in its individual capacity, but solely as Trustee under the Trust Agreement, and shall also include its permitted successors and assigns hereunder.

SECTION 1.02.  Compliance Certificates and Opinions.  Upon any application or request by the Trust to the Indenture Trustee to take any action under any provision of this Indenture, the Trust shall furnish to the Indenture Trustee a Trust Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

SECTION 1.03.  Form of Documents Delivered to Indenture Trustee.

(a)                                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)                                 Any certificate or opinion of the Trust may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Trust knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or opinion or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Trust stating that the information with respect to such factual matters is in the possession of the Trust, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.  Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.  Any certificate or opinion of the Trust or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of Protective Life or the Trust, unless the Trust knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which its certificate, statement or opinion is based are erroneous.

(c)                                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(d)                                 Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Trust shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Trust to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to limit the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.01.

(e)                                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request) shall substantially include:

(i)                                     a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.04.  Acts of Holders.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by any Holder may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holder in person or by one or more agents duly appointed in writing.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article 10, or a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Indenture Trustee.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any meeting.  Proof of execution of any such instrument or of writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Indenture Trustee, and the Trust, if made in the manner provided in this Section 1.04.  The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 10.06.  Without limiting the generality of this Section 1.04, unless otherwise provided in or pursuant to this Indenture, a Clearing System that is or whose nominee is a Holder of a Global Note may allow its account holders who have beneficial interests in such Global Note credited to accounts with such Clearing System to direct such Clearing System in taking such action through such Clearing System’s standing instructions and customary practices.  The Clearing System shall report only one result of its solicitation of proxies to the Indenture Trustee.

(b)                                 Subject to Section 7.01, the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof.  Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in any other manner that the Indenture Trustee deems sufficient.

(c)                                  The ownership, principal amount and serial numbers of Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  Except as provided in subsection (f) below, if the Trust shall solicit from the Holders of Notes any Act referred to in Section 1.04(a), the Trust may, at its option, fix in advance a record date for the determination of Holders entitled to vote or consent in  connection with any such Act, but the Trust shall have no obligation to do so.  If such record date is fixed, such Act may be given after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such Act by Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.  Nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Trust shall cause notice of such record date and the proposed action by Holders to be given to the Indenture Trustee in writing and to each Holder of the Notes in the manner set forth in Section 1.06.

(f)                                    The Indenture Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (i) any notice delivered pursuant to Section 6.01(d), (ii) any declaration of acceleration referred to in Section 6.02, (iii) any request to institute proceedings referred to in Section 6.07(b) or (iv) any direction referred to in Section 6.12.  If such a record date is fixed pursuant to this paragraph, the relevant action may be taken or given after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such action, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such action by Holders on such record date shall be deemed effective unless it shall become effective pursuant to the  provisions of this Indenture not later than six months  after the record date.  Nothing in this paragraph shall be construed to prevent the Indenture Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Indenture Trustee shall cause notice of such record date and the proposed action by Holders to be given to the Trust in writing and to each Holder of the Notes in the manner set forth in Section 1.06.

SECTION 1.05.  Notices.  Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent, the Calculation Agent, the Trust and the Rating Agencies shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and sent by fax, telex, or mailed, first-class mail or overnight courier, in each case postage prepaid, at the address specified in this Section 1.05 or at any other address previously furnished in writing.

Such notices shall be addressed

if to the Indenture Trustee, to:

The Bank of New York
100 Church Street
8th Floor
New York, New York 10286
Facsimile: (212) 437-6151
Attention: Dealing and Trading

if to the Registrar, Transfer Agent, Paying Agent and Calculation Agent, to:

The Bank of New York
100 Church Street
8th Floor
New York, New York 10286
Facsimile: (212) 437-6151
Attention: Dealing and Trading

if to the Trust, to:

Protective Life Secured Trust (followed by the number of the Trust designated in the Omnibus Instrument)
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Facsimile: (302) 636-4140
Attention: Corporate Trust Administration

if to the Rating Agencies, to:

Standard & Poor’s Rating Services
55 Water Street
33rd Floor
New York, New York 10041
Facsimile: (212) 438-5215
Attention: Capital Markets Group

Moody’s Investors Service, Inc.
Life Insurance Group
99 Church Street
New York, New York 10007
Facsimile: (212) 553-4805
Attention: Protective Life Secured Trusts

or at such other address previously furnished in writing by one party to the other.

SECTION 1.06.  Notice to Holders; Waiver.

(a)                                  Except as otherwise expressly provided in or pursuant to this Indenture, notices to Holders required under the Notes shall be sufficiently given upon the mailing by overnight courier or first-class mail (or equivalent), or (if posted to an overseas address) by airmail, postage prepaid, of such notices to each Holder of the Notes at their registered addresses as recorded in the Register.

(b)                                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.  In any case, neither the failure to give such notice, nor any defect in any notice to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

(c)                                  In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07.  Severability.  In case any provision in or obligation under this Indenture or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby to the fullest extent permitted under applicable law.

SECTION 1.08.  Successors and Assigns.  All covenants, stipulations, promises and agreements in this Indenture by the Trust shall bind its successors and assigns, whether so expressed or not.

SECTION 1.09.  Benefits of Indenture.  Nothing in this Indenture or in any Note, expressed or implied, shall give to any Person other than the parties hereto and their successors and the Holders, any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.10.  Language of Notices.  Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Trust so elects, any published notice may be in an official language of the country of publication.

SECTION 1.11.  Governing Law.

(a)                                  This Indenture and the Notes (unless otherwise specified in the Pricing Supplement) shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the Trust’s ownership of the Funding Agreements, the perfection of the Indenture Trustee’s security interest therein, or remedies under this Indenture in respect thereof may be governed by laws of a jurisdiction other than the State of New York.

(b)                                 ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE TRUST, THE ASSETS OF THE TRUST, THE INDENTURE TRUSTEE, REGISTRAR, TRANSFER AGENT OR PAYING AGENT OR ANY OTHER AGENT, ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY NOTE OR ANY PORTION OF THE COLLATERAL MAY BE BROUGHT IN A UNITED STATES FEDERAL COURT LOCATED IN NEW YORK CITY, THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS INDENTURE EACH OF THE TRUST, THE INDENTURE TRUSTEE,  THE REGISTRAR, THE TRANSFER AGENT, THE PAYING AGENT, AND ANY OTHER AGENT, (IN SUCH CAPACITIES) ACCEPT  (AND WITH RESPECT TO THE TRUST, IN CONNECTION WITH ITS PROPERTY ACCEPTS), GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURT AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS INDENTURE, ANY NOTE OR ANY PORTION OF THE COLLATERAL.

SECTION 1.12.  Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS INDENTURE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS INDENTURE, THE NOTES OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION.  The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this transaction including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that such party has already relied on the waiver in entering into this Indenture, and that such party will continue to rely on the waiver in its related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS

INDENTURE OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS INDENTURE.  In the event of litigation, this Indenture may be filed as a written consent to a trial by the court.

SECTION 1.13.  Counterparts.  This Indenture and any amendments, waivers, consents or supplements hereto or thereto, may be executed in any number of counterparts, and by different parties hereto in separate counterparts, and each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  This Indenture shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

SECTION 1.14.  Third Party Beneficiaries.  This Indenture will inure to the benefit of and be binding upon the parties hereto, and Wilmington and their respective successors and permitted assigns.

SECTION 1.15.  Conflict with Trust Indenture Act.  If any provision of this Indenture limits, qualifies or conflicts with any duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

ARTICLE 2

The Notes

SECTION 2.01.  Forms Generally.

(a)                                  The Notes constitute direct, unconditional, unsubordinated and secured non-recourse obligations of the Trust and rank equally among themselves.  The Notes shall be in substantially the form set forth in Exhibit A-1, Exhibit A-2 and Exhibit A-3 attached hereto, as applicable, in each case with such appropriate insertions, omissions, substitutions and other variations as are required by this Indenture or as may in the Trust’s judgment be necessary, appropriate or convenient to permit such Notes to be issued and sold, or to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which such Notes may be listed, or as may, consistently herewith, be determined by the Trust (based conclusively on the advice of counsel) as evidenced by its execution thereof.  Any portion of the text of any Note may be set forth on the reverse thereof with an appropriate reference on the face of the Note.

(b)                                 The terms and provisions contained in the Notes shall constitute, and are hereby expressly made a part of this Indenture, and, to the extent applicable, the Indenture Trustee, by its execution and delivery of this Indenture, and the Trust by its execution and delivery of this Indenture, expressly agrees to such terms and provisions and to be bound thereby.

(c)                                  Except as described in this Section 2.01(c), no Global Note evidencing any of the Notes and deposited with or on behalf of any Clearing System shall be exchangeable for Definitive Notes.  Subject to the foregoing sentence, if (i) such Clearing System notifies the Trust that it is unwilling or unable to continue as Depositary or the Trust becomes aware that the

Clearing System has ceased to be a clearing agency registered under the Securities Exchange Act and in any such case the Trust fails to appoint a successor depositary within ninety (90) days, (ii) an Event of Default shall have occurred and is continuing with respect to the Notes or (iii) the Trust shall have decided in its sole discretion that the Notes should no longer be evidenced solely by one or more Global Notes, then, pursuant to written instructions by the Trust to the Indenture Trustee (in the case of clause (i)), or upon written request of the Holder (or accountholder of such Clearing System with an interest in the Notes) (in the case of clause (ii)), or pursuant to written instructions by the Trust to the Indenture Trustee and Clearing System (in the case of clause (iii)):

(A)                              with respect to each Global Note evidencing such Notes, the Trust shall execute, and the Indenture Trustee shall authenticate and deliver Definitive Notes in authorized denominations in exchange for the Global Note, in an aggregate principal amount equal to the Outstanding principal amount of the related Global Note.  Upon the exchange of the Global Note for the Definitive Notes, such Global Note shall be cancelled by the Registrar.  Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01(c) shall be registered in the Register in such names and in such denominations as the Clearing System for such Global Note, pursuant to the instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee, serving as custodian, on behalf of the nominee of the Depositary, of the Global Note.  The Indenture Trustee shall immediately provide the information to the Registrar.  Immediately after the authentication of the Definitive Notes by the Indenture Trustee, the Indenture Trustee shall deliver such Definitive Notes to the Holders of such Notes;

(B)                                if Definitive Notes are issued in exchange for any portion of a Global Note after the close of business at the Office or Agency for such Note where such exchange occurs on (1) any Regular Record Date for such Notes and before the opening of business at such Office or Agency on the next Interest Payment Date, or (2) any Special Record Date for such Notes and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Definitive Notes, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Note shall be payable in accordance with the provisions of this Indenture; and

(C)                                if for any reason Definitive Notes are not issued, authenticated and delivered to the Holders in accordance with paragraph (A) of this Section 2.01(c), then:

(1)                                  the Clearing System or its successors may provide to each of its accountholders a statement of such accountholder’s interest in the Notes evidenced by each Global Note held by such Clearing System or its successors, together with a copy of such Global Note; and

(2)                                  subject to the limitations on individual Holder action contained in the Notes or this Indenture, each such accountholder or its successors and assigns (x) shall have a claim, directly against the Trust, for the payment of any amount due or to become due in respect of such accountholder’s interest in the Notes evidenced by such Global Note, and shall be empowered to bring any claim, to the extent of such accountholder’s interest in the Notes evidenced by such Global Note and to the exclusion of such Clearing System or its successors, that as a matter of law could be brought by the Holder of such Global Note and the Person in whose name the Notes are registered and (y) may, without the consent and to the exclusion of such Clearing System or its successors, file any claim, take any action or institute any proceeding, directly against the Trust, to compel the payment of such amount or enforce any such rights, as fully as though the interest of such accountholder in the Notes evidenced by such Global Note were evidenced by a Definitive Note in such accountholder’s actual possession and as if an amount of Notes equal to such accountholder’s stated interest were registered in such accountholder’s name and without the need to produce such Global Note in its original form.

Notwithstanding anything in this paragraph (C) to the contrary, the Indenture Trustee shall not be required to recognize any account holder or any of its successors and assigns referred to in said paragraph as a Holder for any purpose of this Indenture or the Notes and shall be entitled to treat the Person in whose name the Global Note is registered as a Holder for all purposes of this Indenture and the Notes until Definitive Notes are issued to and registered in the names of such accountholders or their successors and assigns.

The account records of any Clearing System or its successor shall, in the absence of manifest error, be conclusive evidence of the identity of each accountholder that has any interest in the Notes evidenced by the Global Note held by such Clearing System or its successor and the amount of such interest. Definitive Notes shall be issued only in denominations as specified in the relevant Pricing Supplement.

(d)                                 Subject to the other provisions of this Indenture, if any Global Note is exchanged for Definitive Notes, then:

(i)                                     the Trust, the Indenture Trustee and any Paying Agent will have the right to treat each Holder of Definitive Notes as the Person exclusively entitled to receive interest and other payments or property in respect of or in exchange for the Notes, and otherwise to exercise all the rights and powers with respect to any Note (subject to the record date provisions hereof and of the Notes); and

(ii)                                  the obligation of the Trust to make payments of principal, premium, if any, interest and other amounts with respect to the relevant Notes shall be discharged at the time payment in the appropriate amount is made in accordance with this Indenture to each Holder.

SECTION 2.02.  No Limitation on Aggregate Principal Amount of Notes.  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.  Unless otherwise specified in the applicable Pricing Supplement, Notes shall be issued in denominations of $1,000 and any larger amount that is a multiple of $1,000; the authorized denominations of Notes that have a Specified Currency other than U.S. Dollars will be the approximate equivalent in such Specified Currency.  The specific terms and conditions of each Series of Notes shall be set out in a Pricing Supplement and, if applicable, a supplemental indenture entered into pursuant to Section 8.01(h) of this Indenture.

SECTION 2.03.  Listing.  If specified in the Pricing Supplement, the Notes will be listed on the securities exchange set forth in such Pricing Supplement.

SECTION 2.04.  Redemption.

(a)                                  Except as otherwise provided in the Pricing Supplement or a supplemental indenture and the Notes or in Section 6.02, the Trust will redeem the Notes only if Protective Life redeems the Funding Agreement securing such Notes in an amount equal to the amount of the related Notes to be redeemed whether in accordance with the terms of this Indenture or the Pricing Supplement, and the Trust will not redeem the Notes if Protective Life does not redeem the Funding Agreement(s) securing such Notes in an amount equal to the amount of the Notes to be redeemed in accordance herewith.  Unless otherwise specified in the relevant Pricing Supplement or a supplemental indenture and the Notes, the Trust may not redeem the Notes after the date that is thirty (30) days prior to the Stated Maturity Date of the Notes.

(b)                                 If, but only if, specified in the Pricing Supplement or a supplemental indenture and the Notes, such Notes will be repayable at the option of the Holders thereof in accordance with the repayment provisions included in the Pricing Supplement or supplemental indenture and the Notes.

(c)                                  In connection with the redemption by the Trust of the Notes under Section 2.04(a) hereunder, the Trust will give written notice to the Holders in accordance with Section 1.06 hereunder not less than thirty (30) days and no more than seventy-five (75) days prior to the date set for such redemption.  All notices of redemption shall state:

(i)                                     the redemption date;

(ii)                                  the Redemption Price or, if not then ascertainable, the manner of calculation thereof;

(iii)                               that on the redemption date the Redemption Price will become due and payable on the Notes to be redeemed and that interest thereon will cease to accrue on and after said date; and

(iv)                              the place or places where the Notes to be redeemed are to be surrendered for payment of the Redemption Price.

(d)                                 Prior to any redemption date, the Trust shall deposit with the Paying Agent an amount of money sufficient to pay the Redemption Price of and (except if the redemption date shall be an Interest Payment Date) accrued and unpaid interest on, all Notes which are to be redeemed on that date.

(e)                                  Upon notice of redemption having been given pursuant to Section 2.04(c) hereunder, the Notes to be so redeemed shall, on the redemption date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Trust shall default in the payment of the Redemption Price and accrued interest, if any) such Notes shall cease to bear or accrue any interest.  Upon surrender of the Notes for redemption in accordance with said notice, such Notes shall be paid by the Trust at the Redemption Price, together with any accrued but unpaid interest to, but not including the redemption date provided that, installments of interest whose Stated Maturity Date is on or prior to the redemption date will be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 2.09.

(f)                                    The election of the Trust to redeem any Notes shall be evidenced by a Trust Certificate.  In case of any redemption at the election of the Trust, the Trust shall, at least forty-five (45) days prior to the redemption date fixed by the Trust (unless a shorter notice shall be satisfactory to the Indenture Trustee), notify the Indenture Trustee of such redemption date, and of the principal amount of Notes to be redeemed.  In the case of any redemption of Notes (a) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, or (b) pursuant to an election of the Trust which is subject to a condition specified in the terms of such Notes or elsewhere in this Indenture, the Trust shall furnish the Indenture Trustee with a Trust Certificate evidencing compliance with such restriction or condition.

(g)                                 If less than all of the Notes are to be redeemed (unless such redemption affects only a single Note), the particular Notes to be redeemed shall be selected not more than seventy-five (75) days prior to the redemption date by the Indenture Trustee, from the Outstanding Notes not previously called for redemption, by lot or, if the particular Notes to be redeemed are not issued in book-entry form, in its discretion, on a pro rata basis, in accordance with the customary procedures of the Indenture Trustee; provided that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

The Indenture Trustee shall promptly notify the Trust in writing of the Notes selected for redemption as aforesaid and, in the case of any Notes selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

(h)                                 Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Trust or the Indenture Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Trust and the Indenture Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Trust shall execute, and the Indenture Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 2.05.  Execution, Authentication and Delivery Generally.

(a)                                  Upon the execution of any Distribution Agreement or Selling Agent Agreement (if the Dealers agree to purchase the Notes on a principal basis), the acceptance of an offer to purchase Notes solicited by a Dealer on an agency basis, or the acceptance of a direct offer of Notes for sale by the Trust, the Trust shall, as soon as practicable but in any event (unless otherwise agreed by the parties), not later than 1:00 p.m. (New York time) on the second Banking Day prior to the proposed Issuance Date:

(i)                                     confirm by fax to the Indenture Trustee, the Paying Agent and the Registrar, all such information as the Indenture Trustee, the Paying Agent or the Registrar may reasonably require to carry out their respective functions under this Indenture, including, in particular, the settlement and payment procedures that will apply to the Notes and, if applicable, the account of the Trust to which payment should be made;

(ii)                                  deliver a copy, of the Pricing Supplement or duly executed supplemental indenture to the Indenture Trustee, the Paying Agent and the Registrar; and

(iii)                               unless a Global Note is to be used and the Trust shall have provided such document to the Registrar, ensure that there is delivered to the Registrar a stock of Definitive Notes (in unauthenticated form and with the names of the registered Holders left blank but executed on behalf of the Trust and otherwise complete) in relation to the Notes.

(b)                                 The Trust will deliver to the Indenture Trustee on the Issuance Date for the Series of Notes a duly executed original of the Funding Agreement and Trust Agreement (unless previously delivered) and all documentation relating to the foregoing for the Notes.

(c)                                  The Registrar shall, having been advised in accordance with Section 2.05(a) on behalf of the Trust, on which securities exchange, if any, the Notes are to be listed, deliver a copy of the Pricing Supplement or supplemental indenture in relation to the Notes to such exchange or the relevant listing agent for such exchange as soon as practicable but in any event no later than two (2) Specified Business Days prior to the proposed Issuance Date therefor.

(d)                                 Having received from the Trust the documents referred to in Section 2.05(a) and (b) (to the extent applicable) (such documents constituting for all purposes of this Indenture a Trust Order for the authentication and delivery of the Notes), on or before 10:00 a.m. (New York time) on the Issuance Date in relation to the Series of Notes (unless otherwise agreed by the parties), the Indenture Trustee shall authenticate and deliver the relevant Global Note to the relevant custodian for DTC and/or any other relevant Clearing System or otherwise in accordance with such Clearing System’s procedures.  The Registrar shall give instructions to DTC and/or any other relevant Clearing System to credit Notes represented by a Global Note registered in the name of a nominee for such Clearing System, to the Registrar’s distribution account and to hold each such Note to the order of the Trust pending delivery to the Relevant Purchasing Agent(s) on a delivery against payment basis (or on such other basis as shall have been agreed between the Trust and the Relevant Purchasing Agent(s) and notified to the Registrar) in accordance with the normal procedures of DTC or such other Clearing System, as the case may be and, following payment (unless otherwise agreed), to debit the Notes represented by such Global Note to such securities account(s) as shall have been notified in writing to the Registrar by the Trust.  The Indenture Trustee shall on the Issuance Date in respect of the Notes, and upon receipt of funds from the Relevant Purchasing Agent(s), transfer, or cause to be transferred, the proceeds of issue (net of any applicable commissions, fees or like amounts specified in writing by Protective Life) to or as directed by Protective Life on behalf of the Trust to satisfy the deposit requirement pursuant to the Funding Agreement (as specified by Protective Life in such direction).

If no such securities account(s) shall have been specified, or the Series of Notes not intended to be cleared through any Clearing System, the Registrar shall authenticate and make available at its specified office on the Issuance Date in respect of the Series of Notes the relevant Global Note or the relevant Definitive Notes, as the case may be, duly executed and made available to the Registrar by the Trust.

(e)                                  If the Indenture Trustee should pay an amount (an “advance”) to the Trust in the belief that a payment has been or will be received from a purchasing agent or selling agent, and if such payment is not received by the Indenture Trustee on the date that the Indenture Trustee pays the Trust, the Trust shall forthwith repay the advance (unless prior to such repayment the payment is received from such purchasing agent or selling agent) and shall pay interest on such amount which shall accrue (after as well as before judgment) on the basis of a year of 360 days (365 days (366 days in the case of a leap year) in the case of an advance paid in Sterling) and the actual number of days elapsed from the date of payment of such advance until the earlier of (i) repayment of the advance or (ii) receipt by the Indenture Trustee of the payment from such purchasing agent or selling agent, and at the rate per annum which is the aggregate of one per cent per annum and the rate determined and certified by the Indenture Trustee and expressed as a rate per annum as reflecting its cost of funds for the time being in relation to the unpaid amount.

(f)                                    The Notes shall be executed on behalf of the Trust by a Responsible Officer of Wilmington.  The signature of any of these officers on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time Responsible Officers of Wilmington shall bind the Trust, notwithstanding that any such individuals have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

The Indenture Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of Protective Life Secured Trust [ ] referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
As Indenture Trustee

By:
Authorized Officer

Notes bearing the manual signatures of individuals who were at any time authorized officers of the Indenture Trustee shall bind the Trust, notwithstanding that any such individuals have ceased to hold such offices prior to the delivery of such Notes or did not hold such offices at the date of such Notes.

In authenticating Notes hereunder, the Indenture Trustee shall be entitled to conclusively assume that any Note authenticated by it has been duly executed on behalf of, and is a legal, valid, binding and enforceable obligation of, the Trust and is entitled to the benefits of this Indenture, and that the Trust Agreement and the Funding Agreement have been duly executed by, and are the legal, valid, binding and enforceable obligations of, the parties thereto.

(g)                                 The Trust undertakes to notify the Paying Agent, the Registrar and, if different, the Indenture Trustee, in writing, of any changes in the identity of the purchasing agents and selling agents appointed generally in respect of the Program.

SECTION 2.06.  Registration.  All Notes shall be registered and may be represented either as Global Notes or Definitive Notes.  Unless otherwise specified in the relevant Pricing Supplement, Global Notes will be registered in the name of a nominee for, and deposited with, a custodian for DTC.  The Registrar shall maintain a register (herein sometimes referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of the Notes and registration of transfer of the Notes.  The Register shall be in written form in English or in any other form capable of being converted into such form within a reasonable time.  The Indenture Trustee is hereby initially appointed as the Registrar.  In the event that the Indenture Trustee shall not be the Registrar, it shall have the right to examine the Register at all reasonable times.  The Trust, the Indenture Trustee, Registrar, Paying Agent or any other Agent or Protective Life may become the owner or pledgee of Notes and may deal with such Notes with the same rights of any other Holder of such Notes.

SECTION 2.07.  Transfer.

(a)                                  Subject to Section 2.01(c) and (d), (A) upon surrender for registration of transfer of any Note in accordance with its terms, Wilmington, on behalf of the Trust shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions and (B) at the option of the Holder, Notes may be exchanged, in accordance with their terms, for other Notes containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the Office or Agency of the Indenture Trustee.  Whenever any Notes are surrendered for exchange as contemplated by this Section 2.07(a), the Trust shall execute, and the Indenture Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.  Beneficial interests in Global Notes may be transferred or exchanged only through the Depositary.  No Global Note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or another nominee of the Depositary to a successor of the Depositary or a nominee of a successor to the Depositary.  With respect to any Global Note, the Depositary or its nominee is the Holder of such Global Note for the purposes of this Indenture.  Except as set forth in Section 2.01(c), the beneficial owners of any Global Note will not be entitled to receive Definitive Notes and shall not be considered “Holders” under this Indenture.

(b)                                 All Notes issued upon a registration of transfer or exchange of Notes shall be the valid obligations of the Trust evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(c)                                  No service charge shall be made for any registration of transfer or exchange, of Notes, but the Indenture Trustee  may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

SECTION 2.08.  Mutilated, Destroyed, Lost and Stolen Notes.

(a)                                  If (i) any mutilated Note is surrendered to the Indenture Trustee directly or through any Paying Agent or (ii) in the case of an alleged destroyed, lost or stolen Note, the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of the Note and there is delivered to the Indenture Trustee, the Registrar and the Trust such security or indemnity as may be required by the Indenture Trustee, the Registrar and the Trust to save the

Indenture Trustee, the Registrar and the Trust harmless, then in either case the Trust shall execute and the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of such mutilated, destroyed, lost or stolen Note, a new Note, of the same maturity, tenor and principal amount as such mutilated, destroyed, lost or stolen Note, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, instead of issuing a new Note, the Trust may pay such Note without surrender of such Note, except that any mutilated Note shall be surrendered.

(b)                                 Upon the issuance of any new Note, under this Section 2.08, the Indenture Trustee or the Trust may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee, Registrar or any Paying Agent) connected therewith.

(c)                                  Every new Note issued pursuant to this Section 2.08 in lieu of any destroyed, lost or stolen Note shall constitute a separate obligation of the Trust, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.09.  Payment of Interest; Rights To Interest Preserved.

(a)                                  The Notes shall bear interest at a rate and on terms stated on the Notes.

(b)                                 Any interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest payment.

(c)                                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of their having been such Holder, and such Defaulted Interest shall be paid by the Trust to the Persons in whose names such Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Trust shall notify the Indenture Trustee within fifteen (15) days of the date interest became due and payable in writing of the amount of Defaulted Interest to be paid on each Note, which shall be equal to the amount of Defaulted Interest due on such Note and not any lesser amount, and the date of such payment (such date to be no more than forty-five (45) days following the date interest became due and payable).  Thereupon the Indenture Trustee shall fix a record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of such payment and not less than ten (10) days after the receipt by the Indenture Trustee of the notice of  such payment (the “Special Record Date”).  The Indenture Trustee shall promptly notify the Trust of such Special Record Date and, in the name of the Trust shall cause notice of the payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in accordance with Section 1.06.  The Trust may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Trust to the Indenture Trustee of the payment pursuant to this clause, such manner of payment shall be deemed practicable by the Indenture Trustee.  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.10.  Cancellation.  All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by it.  Protective Life may at any time deliver to the Indenture Trustee for cancellation any Note previously authenticated and delivered hereunder that Protective Life, may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Indenture Trustee shall be disposed of by the Indenture Trustee in accordance with its customary procedures, unless the Trust shall otherwise direct by a Trust Order.

SECTION 2.11.  Persons Deemed Owners.  Prior to due presentment for registration of transfer of any Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust, or the Indenture Trustee may treat the Person in whose name any Note is registered as the absolute and sole owner of such Note for the purpose of receiving payment of the principal of, any premium, or interest on or any Additional Amounts with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and, except as otherwise required by applicable law, none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, or any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.12.  Tax Treatment; Tax Returns and Reports.

(a)                                  The Trust and the Trust Beneficial Owner agree, and by acceptance of a beneficial interest in a Note each holder of a beneficial interest in a Note agrees, for U.S. federal, state and local income and franchise tax purposes, to treat (i) the Trust as a separate grantor trust, (ii) such Note as an ownership interest in such grantor trust and (iii) the Funding Agreement as debt of Protective Life.

(b)                                 Wilmington shall, or, so long as there is an Administrator, the Administrator shall, pursuant to the Administrative Services Agreement, prepare and file or cause to be prepared or filed, consistent with the treatment of the Trust as a grantor trust, all federal, state and local income tax and information returns and reports required to be filed with respect to the Trust, and the Notes under any applicable federal, state or local tax statute or any rule or regulation under any of them.  At the request of the Administrator, Wilmington shall sign and, in accordance with instructions provided by the Administrator, file any federal, state or local income tax and information returns and reports prepared by, or at the direction of, the Administrator pursuant to this Section 2.12(b).  Wilmington shall keep copies or cause copies to be kept of any such tax and information returns (including Internal Revenue Service (“IRS”) Form 1041) and reports prepared and filed and provided to it by the Administrator.

SECTION 2.13.  No Partners.  Nothing set forth in this Indenture shall be construed to constitute the Holders of Notes, from time to time, as partners or members of an association.

ARTICLE 3

Covenants, Representations and Warranties

SECTION 3.01.  Payment of Principal and any Premium, Interest and Additional Amounts.  The Trust covenants and agrees, for the benefit of the Holders of Notes, that it will:

(a)                                  Pay or cause to be paid to the Paying Agent on or before the date on which any payment becomes due, an amount equal to the amount of principal (and premium, if any) and interest and any additional amount payable in respect of the Notes then becoming due in respect of such Notes.

(b)                                 Pay each amount payable to the Paying Agent under Section 3.01(a) by transfer of immediately available funds denominated in the Specified Currency not later than 10:00 a.m. (at the Place of Payment) on the date when such amounts are due and payable in respect of the Notes.

(c)                                  Confirm, before 10:00 a.m. (at the Place of Payment) on the second Business Day before the due date of each payment by it under Section 3.01(a) to the Paying Agent by confirmed facsimile, that irrevocable instructions have been given by it, for the transfer of the relevant funds to the Paying Agent and the name and the account of the bank through which such payment is being made.

An installment of principal, premium, if any, or interest and any other amount payable in respect of the Notes shall be considered paid on the date it is due if the Trust has deposited, or caused to be deposited, with the Paying Agent by such date money designated for, and capable of being applied towards, and sufficient to pay the installment.

SECTION 3.02.  Collection Account.  The Indenture Trustee shall, on or prior to each Issuance Date, establish an account with the Indenture Trustee or such other depository institution that is rated at least AA- or Aa3 by a nationally recognized statistical rating organization as may be designated by Wilmington or the Administrator, in the name of the Notes, which account shall be segregated from other accounts held by the Indenture Trustee or such other depositary institution.

SECTION 3.03.  Agreements of the Paying Agent.  The Paying Agent agrees that:

(a)                                  The Paying Agent shall be entitled to deal with each amount paid to it hereunder in the same manner as other amounts paid to it as a banker by its customers provided that:

(i)                                     the Paying Agent shall not, against the Trust or any Holder of a Note, exercise any lien, right of set-off or similar claim in respect thereof (except as otherwise provided or permitted under this Indenture);

(ii)                                  the Paying Agent shall not be liable to any person for interest thereon;

(iii)                               the Paying Agent need not segregate any money held by it except as required by law or as otherwise provided under this Indenture; and

(iv)                              the Paying Agent shall comply with the provisions of Sections 317(b) of the Trust Indenture Act and agrees that it will, during the continuance of any default by the Trust (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

(b)                                 The Paying Agent shall pay or cause to be paid by transfer of immediately available funds denominated in the Specified Currency to the Holders all moneys received by the Paying Agent for such purpose from the Trust pursuant to Section 3.01.  In the event a Note is issued between a Regular Record Date or Special Record Date and the related Interest Payment Date, interest for the period beginning on the original issue date for such Note or the previous Interest Payment Date, as the case may be, and ending on the subject Interest Payment Date will be paid on the immediately following Interest Payment Date to the Person who was the registered Holder of such Note as of the immediately preceding Regular Record Date.  With respect to Global Notes, the Paying Agent shall pay principal, premium, if any, interest and any other amounts due on such Global Notes in accordance with the arrangements established by and between the Indenture Trustee and the Depositary.  Notwithstanding anything herein to the contrary, payments of principal in respect of Definitive Notes shall be made as provided in or pursuant to this Indenture against presentation and surrender of the relevant Definitive Notes at the designated office of the Registrar in The City of New York, as provided herein or in the applicable Definitive Note.  Notwithstanding anything herein to the contrary, interest on Definitive Notes shall be paid to the person shown in the applicable Register at the close of business on the Regular Record Date or Special Record Date, as applicable, as provided in or pursuant to this Indenture before the due date for payment thereof.  Notwithstanding anything herein to the contrary, payments of interest on each Definitive Note shall be made in the currency in which such payments are due by check drawn on a bank in the Principal Financial Center of the country of the Specified Currency and mailed to the holder (or to the first named of joint holders) of such Definitive Note at its address appearing in the  applicable Register.  Upon application by a Holder of at least $250,000 in aggregate principal amount of Notes (or its equivalent in the Specified Currency other than U.S. Dollars) to the specified office of the Paying Agent at least five (5) Business Days before the Regular Record Date or Special Record Date, as applicable, such payment of interest may be made by transfer to an account in the Specified Currency maintained by the payee with a bank in the Principal Financial Center or, in the case of Definitive Notes denominated in euro, in a city in which banks have access to the TARGET System.  All  moneys paid to the Paying Agent by the Trust in respect of any Note shall be held by the Paying Agent from the moment when such moneys are received until the time of actual payment thereof, for the persons entitled thereto, and shall be applied in accordance with Section 3.03 (c) through (h); provided, that the obligation of the Paying Agent to hold such moneys shall be subject to the provisions of Section 3.08.

(c)                                  The Paying Agent acting through its specified office shall make payments of interest and Additional Amounts (if applicable) or, as the case may be, principal in respect of the Notes in accordance with the  terms thereof and of this Indenture, provided that such Paying Agent shall not be obliged (but shall be entitled) to make such payments if it is not able to establish that it has received (whether or not at the due time) the full amount of the relevant payment due to it under Section 3.01(a).  Payment of any Note redemption amount (together with accrued interest) due in respect of Notes will be made against presentation and surrender of the relevant Notes at the specified office of the Paying Agent, subject to Section 2.04(h).  Payment of amounts (whether principal, interest or otherwise) due in respect of Notes will be paid by the Paying Agent to the Holder thereof (or, in the case of joint Holders, the first named) which shall be the person appearing as Holder in the register kept by the Registrar as at the close of business (local time in the place of the specified office of the Registrar) on the Regular Record Date.

(d)                                 The Paying Agent shall not exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under paragraph (c) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

(e)                                  If a Paying Agent makes any payment in accordance with paragraph (c), it shall be entitled to appropriate for its own account out of the funds received by it under Section  3.01(a) an amount equal to the amount so paid by it.

(f)                                    If a Paying Agent makes a payment in respect of Notes at a time at which it has not received the full amount of the relevant payment due to it under Section 3.01(a) and is not able to reimburse itself out of funds received by it under Section 3.01(a) therefor by appropriation under paragraph (e) the Trust shall from time to time on demand pay to the Paying Agent for its own account:

(i)                                     the amount so paid out by such Paying Agent and not so reimbursed to it; and

(ii)                                  interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount;

provided that any payment made under paragraph (i) above shall satisfy pro tanto the Trust’s obligations under Section 3.01(a).

(g)                                 Interest shall accrue for the purpose of paragraph (2) of paragraph (f) (as well after as before judgment) on the basis of a year of 360 days (365 days (366 days in the case of a leap year) in the case of an amount in Sterling) and the actual number of days elapsed and at the rate per annum which is the aggregate of one percent per annum and the rate per annum specified by the Paying Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

(h)                                 If at any time and for any reason a Paying Agent makes a partial payment in respect of any Note surrendered for payment to it, such Paying Agent shall endorse thereon and in the register a statement indicating the amount and date of such payment.

SECTION 3.04.  Maintenance of Office or Agency.

(a)                                  The Trust will maintain in the Place of Payment an Office or Agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust in respect of the Notes and this Indenture may be served; provided, however, that if the Notes are listed on any stock exchange and the rules of such stock exchange shall so require, the Trust shall maintain an Office or Agency in any other required city so long as the Notes are listed on such exchange.  The Trust will give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such Office or Agency.  If at any time the Trust shall fail to maintain any such required Office or Agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee and the Trust hereby appoints the Indenture Trustee as its agent to receive such respective presentations, surrenders, notices and demands.  The Trust shall promptly notify the Indenture Trustee of the name and address of each Paying Agent appointed by it and will notify the Indenture Trustee of the resignation or termination of any Paying Agent.

(b)                                 The Trust may also from time to time designate one or more other Offices or Agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Trust of its obligation to maintain the Offices or Agencies for Notes in the Place of Payment for the foregoing purposes. The Trust shall give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such Office or Agency.

(c)                                  Unless otherwise provided in or pursuant to this Indenture, the Trust hereby appoints the Indenture Trustee as Paying Agent, Registrar and Transfer Agent.

SECTION 3.05.  Duties of the Agents.

(a)                                  The Trust shall provide to the Paying Agent sufficient copies of all documents required to be available for inspection as provided in the Registration Statement or the Pricing Supplement in respect of the Notes.

(b)                                 To the extent permitted by applicable law, the Paying Agent shall make available for inspection during normal business hours at its specified office such documents as may be specified as so available at the specified office of the Paying Agent in respect of the Notes, or as may be required by any stock exchange on which the Notes may be listed.

(c)                                  Notwithstanding anything to the contrary, the Trust shall be solely responsible for ensuring that each Note to be issued or other transactions to be effected hereunder shall comply with all applicable laws and regulations of any governmental or other regulatory authority in connection with any Note and that all necessary consents and approvals of, notifications to and registrations and filings with, any such authority in connection therewith are effected, obtained and maintained in full force and effect.

(d)                                 The Paying Agent shall collect all forms from Holders or, in the case of Notes held in a Clearing System, from the relevant Clearing System, that are required to exempt payments under the Notes and/or the related Funding Agreements, from United States federal income tax withholding.  The Paying Agent shall (i) withhold from each payment hereunder or under any Note any and all United States federal or state withholding taxes applicable thereto as required by law and (ii) file any information reports as it may be required to file under applicable law.

(e)                                  Each Agent shall be obligated to perform such duties and only such duties as are set out in this Indenture and no implied duties or obligations shall be read into this Indenture against such Agent.

(f)                                    Each Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Trust or any notice, resolution, direction, consent, certificate, affidavit, statement, facsimile, telex or other paper or document (duly signed or which it believes in good faith to have been duly signed, where applicable) which it believes in good faith to be genuine and to have been delivered, signed or sent by the proper party or parties.

(g)                                 Each Agent and any of its officers, directors, employees or controlling persons may become the owner of, or acquire any interest in any Note, with the same rights that it or he would have if it or he were not appointed under this Indenture, and may engage or be interested in, any financial or other transaction with the Trust or Protective Life, or may act as depositary, trustee or agent for any committee or body of Holders, as freely as if it or he were not appointed under this Indenture.

(h)                                 Each Agent may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of action taken, omitted or suffered under this Indenture in good faith and in accordance with the opinion of the advisers.

(i)                                     Under no circumstances will the Paying Agent or any other Agent be liable to the Trust, or any other party to this Indenture for any consequential loss (being loss of business, goodwill, opportunity or profit), punitive damages or indirect loss even if advised of the possibility of such loss.

SECTION 3.06.  Duties of the Transfer Agent.  If and to the extent specified in the terms and conditions of the Notes or if otherwise requested by the Trust or Indenture Trustee, the Transfer Agent shall in compliance with the Notes and this Indenture:

(a)                                  Receive requests from Holders of Notes for the transfer of Definitive Notes, inform the Registrar in writing of the receipt of such requests, forward the deposited Definitive Note(s) to or to the order of the Registrar and assist in the issuance of a new Definitive Note and in particular, without limitation, notify the Registrar in writing of (i) the name and address of the Holder of the Definitive Note, (ii) the serial number and principal amount of the Definitive Note, (iii) in the case of a transfer of a portion of the Note only, the principal amount of the Definitive Note to be so transferred and (iv) the name and address of the transferee to be entered on the Register;

(b)                                 Make available for collection by each relevant Holder new Definitive Notes;

(c)                                  Accept surrender of Definitive Notes and assist in effecting final payment of the Notes on the due date for payment;

(d)                                 Keep the Registrar informed of all transfers; and

(e)                                  Carry out such other acts as may reasonably be necessary to give effect to the Notes and this Indenture.

SECTION 3.07.  Duties of the Registrar.

(a)                                  The Registrar shall maintain a Register which shall show the aggregate principal amount and date of issue of each Series of Notes, the names and addresses of the initial Holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent Holders thereof.

(b)                                 The Registrar shall by the issue of new Notes, the cancellation of old Notes and the making of entries in the Register give effect to transfers of Notes in accordance with this Indenture.

(c)                                  The Trust may from time to time deliver to the Registrar Notes of which it is the Holder for cancellation, whereupon the Registrar shall cancel the same and shall make the corresponding entries in the Register.

(d)                                 As soon as reasonably practicable but in any event within ninety (90) days after each date on which Notes fall due for redemption, the Registrar shall notify the Trust of the serial numbers of any Notes against surrender of which payment has been made and of the serial numbers of any Notes (and the names and addresses of the Holders thereof) which have not yet been surrendered for payment.

(e)                                  The Registrar shall, upon and in accordance with the instructions of the Trust but not otherwise, arrange for the delivery in accordance with this Indenture of any notice which is to be given to the Holders of Notes and shall supply a copy thereof to the Indenture Trustee and the Paying Agent.

(f)                                    The Trust shall ensure that each Registrar has available to it supplies of such Notes as shall be necessary in connection with the transfer of Notes and the exchange of Global Notes for Definitive Notes.

(g)                                 The Registrar shall make available, at the request of the Holder of any Note, forms of proxy in a form and manner which comply with the provisions of this Indenture and shall perform and comply with the provisions of this Indenture.

(h)                                 The Trust shall provide to the Registrar:

(i)                                     specimen Notes in definitive form; and

(ii)                                  sufficient copies of all documents required to be available for inspection as provided in the Registration Statement or the Pricing Supplement in respect of the Notes, as may be required by any securities exchange on which the Notes may be listed, or as may be required by applicable law.

(i)                                     The Registrar shall make available for inspection during normal business hours at its specified office such documents as may be specified as so available at the specified office of such Registrar, as may be required by any securities exchange on which the Notes may be listed, or as may be required by applicable law.

(j)                                     The Registrar shall provide the Paying Agent and/or Indenture Trustee with all such information in the Registrar’s possession with respect to the Notes as the Paying Agent or the Indenture Trustee, as the case may be, may reasonably require in order to perform the obligations set out in this Indenture.

(k)                                  The Registrar shall ensure that in no event shall Definitive Notes be exchanged for Global Notes.

SECTION 3.08.  Unclaimed Monies.  Any money deposited with the Indenture Trustee, Registrar or the Paying Agent for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal or any such premium or interest had become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to Protective Life pursuant to a Trust Request and pursuant to the applicable Funding Agreement; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to Protective Life for payment thereof, and all liability of the Indenture Trustee, Registrar or the Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee, Registrar or the Paying Agent, before being required to make any such repayment, may cause to be published once, in an Authorized Newspaper in each Place of Payment or to be mailed to Holders, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to Protective Life.

SECTION 3.09.  Protection of Collateral.

(a)                                  The Trust shall, from time to time, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and take such other action as may be necessary or advisable to:

(i)                                     create, perfect or maintain a perfected security interest in, grant, or make or maintain a valid and effective assignment for collateral purposes of, all or any portion of the Collateral (including without limitation the Funding Agreement included therein);

(ii)                                  maintain or preserve any Lien of this Indenture or the Funding Agreement or carry out more effectively the purposes hereof or thereof;

(iii)                               perfect, publish notice of, or protect the validity of, any security interest or assignment for collateral purposes made pursuant to this Indenture or the Funding Agreement;

(iv)                              enforce any portion, or obtain the full benefits, of the Collateral (including without limitation the Funding Agreement included therein); and

(v)                                 preserve and defend title to the Collateral and the rights of the Indenture Trustee and of the Holders in the Collateral held for the benefit and security of the Holders or other instrument against the claims of all Persons.

The Trust hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required or permitted pursuant to this Section 3.09; provided, however, that such designation shall not be deemed to create a duty in the Indenture Trustee to monitor the compliance of the Trust with the foregoing covenants; provided further, however, that the duty of the Indenture Trustee to execute any instrument required pursuant to this Section 3.09 shall arise only if any Responsible Officer of the Indenture Trustee has actual knowledge of any failure of the Trust to comply with the provisions of this Section 3.09.

(b)                                 The Trust will pay or cause to be paid all taxes and fees incidental to such filing, registration and recording, and all expenses incidental to the preparation, execution and acknowledgment of any instrument of further assurance, and all Federal or state or jurisdiction of organization of the Trust stamp taxes or other similar taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any Lien affecting the Collateral to the extent such Lien is being contested in good faith by appropriate proceedings.  The Trust will at all times preserve, warrant and defend the Indenture Trustee’s title and right in and to the property included in the Collateral against the claims of all Persons.

(c)                                  The Trust will faithfully observe and perform, or cause to be observed and performed, all its covenants, agreements, conditions and requirements contained in the Funding Agreement in accordance with the terms thereof and will maintain the validity and effectiveness of the Funding Agreement and the security interest therein or the assignment for collateral purposes thereof to the Indenture Trustee.  The Trust will take no action, nor permit any action to be taken, which will release any party to the Funding Agreement from any of its obligations or liabilities thereunder, or will result in the termination, modification or amendment, or will impair the validity, of the Funding Agreement except as expressly provided for herein and therein.  The Trust will give the Indenture Trustee written notice of any default by any party to the Funding Agreement promptly after it becomes known to the Trust.

(d)                                 At the written request of the Indenture Trustee and also following the occurrence of an “Event of Default” under the Funding Agreement, the Trust will, subject to the written direction and control of the Indenture Trustee, take such action, or at the Indenture Trustee’s written request furnish funds sufficient to enable the Indenture Trustee to take such action, as the Indenture Trustee may deem necessary or advisable for enforcing payment when due, subject to applicable notice and grace periods, under or pursuant to this Indenture or the Funding Agreement.

SECTION 3.10.  Opinions as to Collateral; Annual Statement as to Compliance.

(a)                                  On or before the seventh day of November of each calendar year, commencing November 7, 2003, Protective Life or the Trust shall furnish or cause to be furnished to the Indenture Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (i) such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to perfect and/or maintain the perfection of liens, security interests and assignments for collateral purposes created or effected pursuant to this Indenture with respect to each Funding Agreement that is part of any Collateral and reciting the details of such action or (ii) in the opinion of such counsel no such action is necessary to perfect and/or maintain the perfection of such lien, security interest and assignment for collateral purposes.

(b)                                 On or before the seventh day of November in each calendar year, commencing November 7, 2003, the Trust shall deliver to the Indenture Trustee a Trust Certificate stating, as to each signer thereof, that in the course of the performance by each signer of such Trust Certificate of his or her present duties as a Responsible Officer of Wilmington, such signer would normally obtain knowledge or have made due inquiry as to the existence of any condition or event which would constitute a Default or Event of Default and that to the best of such signer’s knowledge, based on such review:

(i)                                     a review of the fulfillment by the Trust and during such year of its obligations under this Indenture has been made under the supervision of such signer; and

(ii)                                  the Trust has fulfilled in all material respects its obligations under this Indenture throughout such year, or, if there has been a Default or Event of Default in the fulfillment of any such obligation, specifying each such Default or Event of Default known to such signer and the nature and status thereof.

(c)                                  The Trust, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(i)                                     file with the Indenture Trustee, within fifteen (15) days after the Trust is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trust may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act; or, if the Trust is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that if, pursuant to any publicly available interpretations of the Commission, the Trust would not be required to make such filings under Section 314(a) of the Trust Indenture Act, then the Trust shall not be required to make such filings.

(ii)                                  file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Trust, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)                               transmit within thirty (30) days after the filing thereof with the Indenture Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Trust pursuant to paragraphs (i) and (ii) of this Section 3.10(c) as may be required by rules and regulations prescribed from time to time by the Commission.

(d)                                 The Trust shall comply with the provisions of Section 314(d) of the Trust Indenture Act.

SECTION 3.11.  Performance of Obligations.  The Trust may contract with other Persons for the performance of the Trust’s obligations hereunder (other than the execution and delivery of Trust Requests, Trust Orders and Trust Certificates) and the performance of such obligations by such other Persons shall be deemed to be the performance thereof by the Trust, as applicable.

SECTION 3.12.  Existence.

(a)                                  The Trust will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises as a Delaware statutory or common law trust, as applicable, and, upon the advice of counsel, will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any portion of the Collateral.  The Trust will, promptly after any amendment or modification of the Trust Agreement, send copies thereof to the Indenture Trustee and the Rating Agencies.

(b)                                 The Trust will maintain books and records and bank accounts separate from those of any other Person and any other trust organized under the Program; will at all times hold itself out to the public as separate and distinct from any Affiliates and each other trust organized under the Program; and file or cause to be filed its own tax returns.

(c)                                  The Trust shall maintain its assets and transactions separately from those of any Affiliates and any other trust organized under the Program, reflect such assets and transactions in financial statements separate and distinct from those of any Affiliates and any trust organized under the Program and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of any Affiliates (including any other trust organized under the Program).

SECTION 3.13.  Reports; Financial Information; Notices of Defaults.

(a)                                  The Trust shall promptly deliver to the Indenture Trustee copies of all reports, statements and information received by it pursuant to the Funding Agreement or otherwise in respect of the Collateral.

(b)                                 The Trust shall promptly inform the Indenture Trustee in writing of the occurrence of any Default or Event of Default which is continuing of which it has actual knowledge.  Each notice given pursuant to this Section 3.13(b) shall be accompanied by a Trust Certificate setting forth details of the occurrence referred to therein and stating what action, if any, the Trust has taken or proposes to take with respect thereto.

(c)                                  The Trust shall collect all forms (or, if applicable, copies of such forms), if any, from the Paying Agent or Registrar (or from such other persons as are relevant) that are required to exempt payments under the Notes or the Funding Agreement, from United States federal income tax withholding.  In addition, the Trust shall execute and file such forms and take such actions for United States federal income tax purposes as shall be reasonable and necessary to ensure that payments of interest, principal, premium and Additional Amounts, if applicable, in respect of the Notes or the Funding Agreement, are not subject to United States federal withholding or backup withholding tax.

(d)                                 In accordance with Section 312(a) of the Trust Indenture Act, the Trust shall furnish or cause to be furnished to the Indenture Trustee:

(i)                                     semi-annually with respect to the Series of Notes not later than the seventh day of May and the seventh day of November of each year or upon such other dates as are set forth in or pursuant to a Trust Order or indenture supplemental hereto a list, in each case in such form as the Indenture Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

(ii)                                  at such other times as the Indenture Trustee may request in writing, within thirty (30) days after the receipt by the Trust of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished, provided, however, that so long as the Indenture Trustee is the Registrar no such list shall be required to be furnished.

(e)                                  The Indenture Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

Every Holder, by receiving and holding Notes, agrees with the Trust and the Indenture Trustee that neither the Trust, the Indenture Trustee, the Paying Agent or the Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

(f)                                                                                    (i)                                     On or before the seventh day of November of each calendar year commencing November 7, 2003, if required by Section 313(a) of the Trust Indenture Act, the Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report with respect to any of the events specified in Section 313(a) of the Trust Indenture Act which may have occurred since the later of the immediately preceding seventh day of November and the date of this Indenture.

(ii)                                  The Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, the reports required by Section 313(b) of the Trust Indenture Act at the time specified therein.

(iii)                               Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

SECTION 3.14.  Payment of Taxes and Other Claims.  The Trust will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Trust or upon the income, profits or property of the Trust, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Trust; provided, however, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.  The Trust shall comply with the requirements of all other applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the condition (financial or otherwise) of the Trust or which would impair in any material respect the ability of the Trust to perform its obligations under the Notes or this Indenture.

SECTION 3.15.  Negative Covenants.  So long as any Notes are Outstanding, the Trust will not take any of the following actions, except as otherwise permitted hereunder:

(a)                                  sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held by the Trust (owned as of the date of the Trust Agreement, or thereafter acquired), including, without limitation, any portion of the Collateral, except as expressly permitted hereby;

(b)                                 incur or otherwise become liable, directly or indirectly, for any Indebtedness or Contingent Obligation except for the Notes issued pursuant to this Indenture and the transactions contemplated thereby;

(c)                                  engage in any business or activity other than in connection with, or relating to, the performance of the Trust Agreement and the execution, delivery and performance of any documents, including the Program Documents (other than the Trust Agreement), relating to the Notes issued under this Indenture and the transactions contemplated thereby, and the issuance of the Notes pursuant to this Indenture;

(d)                                 (i)                                     permit the validity or effectiveness of this Indenture or any grant of security interest in or assignment for collateral purposes of the Collateral to be impaired, or permit a Lien created under this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under any document or agreement assigned to the Indenture Trustee, except as may be expressly permitted hereby, (ii) create, incur, assume or permit any Lien or other encumbrance (other than a Lien created by this Indenture) on any of its properties or assets owned or thereafter acquired, or any interest therein or the proceeds thereof, or (iii) permit a Lien created under this Indenture not to constitute a valid first priority perfected security interest in the Collateral;

(e)                                  amend, modify or fail to comply with any material provision of the Trust Agreement, except for any amendment or modification of the Trust Agreement expressly permitted thereunder;

(f)                                    own any subsidiary or lend or advance any funds to, or make any investment in, any Person, except for an investment in Funding Agreements or the investment of any funds held by the Indenture Trustee, the Paying Agent, Wilmington or the Administrator as provided in this Indenture or the Trust Agreement;

(g)                                 directly or indirectly declare or make any distribution or other payment to, or redeem or otherwise acquire or retire for value the interest of, the Trust Beneficial Owner if any amount under the Notes is due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any Indebtedness or Contingent Obligation other than the Notes;

(h)                                 exercise any rights with respect to the Collateral except at the written direction of, or with the prior written approval of, the Indenture Trustee;

(i)                                     become an “investment company” under, or come under the “control” of an “investment company,” as such terms are defined in the Investment Company Act;

(j)                                     enter into any transaction of merger or consolidation or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person;

(k)                                  take any action that would cause it not to be treated as a grantor trust for United States federal income tax purposes;

(l)                                     have any subsidiaries, employees or agents other than Wilmington, the Administrator and other persons necessary to conduct its activities and enter into transactions contemplated under the Program Documents;

(m)                               have an interest in any bank account other than (i) those accounts required under the Program Documents, and (ii) those accounts expressly permitted by the Indenture Trustee; provided that any such further accounts or the Trust’s interest therein shall be charged or otherwise secured in favor of the Indenture Trustee;

(n)                                 issue Notes under this Indenture unless (i) the Trust has purchased or will simultaneously purchase one or more Funding Agreements from Protective Life to secure such Notes, (ii) Protective Life has affirmed in writing to the Trust that it has made or simultaneously will make changes to its books and records to reflect the granting of a security interest in, and the making of an assignment for collateral purposes of, the Funding Agreements by the Trust to the Indenture Trustee and (iii) the Trust has taken such other steps as may be necessary to cause the Indenture Trustee’s grant of security interest in, and assignment for collateral purposes of, the Collateral to be perfected for purposes of the UCC or effective against the Trust’s creditors and subsequent purchasers of the Collateral pursuant to insurance or other applicable law;

(o)                                 permit any Affiliate, employee or officer of Protective Life or any purchasing agent or selling agent to be a trustee of the Trust;

(p)                                 commingle the assets of the Trust with assets of any Affiliates (including any other trust organized under the Program), or guarantee any obligation of any Affiliates (including any trust organized under the Program); or

(q)                                 maintain any joint account with any Person, become a party, whether as co-obligor or otherwise, to any agreement to which any Person is a party (other than in respect of the Program Documents), or become liable as a guarantor or otherwise with respect to any Indebtedness or contractual obligation of any Persons.

SECTION 3.16.  Non-Petition.  Each of the Indenture Trustee, the Administrator, each Holder of a Note, each Agent and Wilmington covenants and agrees that, for a period of one year plus one day after payment in full of all amounts payable under or in respect of this Indenture and the Notes, it will not institute against, or join any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.  The immediately preceding sentence shall survive any termination of this Indenture.

Notwithstanding the foregoing, each of the Indenture Trustee and each Agent covenants and agrees that, it will not institute against, or join any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, as a result of the failure to pay fees or expenses pursuant to Section 7.10 to any party entitled thereto.

Moreover, each of the Indenture Trustee, the Paying Agent, the Transfer Agent, the Calculation Agent and the Registrar covenants and agrees that it will not cause an Event of

Default as a result of the Trust’s failure to pay any fees or expenses pursuant to Section 7.10 to any party entitled thereto.

SECTION 3.17.  Title to the Collateral.  The Trust covenants and agrees that the Trust owns or, prior to the issuance of the Notes will own, the Funding Agreement and all of the rest of the Collateral, free and clear of any Liens other than the security interests or assignments for collateral purposes made pursuant to Article 4 of this Indenture; and that the Trust is not and will not become a party to or otherwise be bound by any agreement, other than this Indenture, which restricts in any manner the rights of any present or future holder of any of the Collateral with respect thereto.

The Trust shall notify in writing the Indenture Trustee and any Rating Agencies as promptly as practicable upon becoming aware of any change in the law of the State of Tennessee following the date of this Indenture with respect to the priority status of any Funding Agreement in a liquidation of, or other delinquency proceeding against, Protective Life.

SECTION 3.18.  Withholding and Payment of Additional Amounts.

(a)                                  All payments due in respect of the Notes will be made free and  clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax, unless such withholding or deduction is required by law.  Unless otherwise specified in the applicable Pricing Supplement, if any such withholding or deduction is required by law, the Trust will not pay any Additional Amounts to Holders in respect of any such withholding or deduction and any such withholding or deduction will not give rise to a Default or an Event of Default or any independent right or obligation to redeem the Notes.  Unless the Funding Agreement specifies that Protective Life will pay Additional Amounts to the Trust in the event that any amount due with respect to the Funding Agreement is subject to withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax, and Protective Life is not obligated under the Funding Agreement to pay any Additional Amounts with respect to such withholding or deduction, the Trust will be deemed for all purposes of the Program Documents to have received cash in an amount equal to the amount of any such withholding or deduction, and each Holder will be deemed for all purposes of the Program Documents to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such Holder’s interest in the Notes as equitably determined by the Trust.

(b)                                    Subject to the final sentence of this Section 3.18(b), and to the extent specified in the applicable Pricing Supplement, the Trust shall pay to a Holder of any Note who is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, Additional Amounts to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied on payments in respect of such Note, by or on behalf of any governmental authority in the United States having the power to tax, so that the net amount received by the Holder under that Note, after giving effect to such withholding or deduction, will equal the amount that would have been received under such Note were no such deduction or withholding required; provided that the Trust shall not, unless otherwise specified in the applicable Pricing Supplement or a supplemental indenture, be required to make any payment of any Additional Amount for or on account of: (i) any tax, duty, levy, assessment or other governmental charge imposed which would have not been imposed but for (A) the existence of any present or former connection between the Holder or beneficial owner (as determined for United States federal income tax purposes) of the Note or the Funding Agreement (any such Holder or beneficial owner, hereafter, the “Owner”) and such governmental authority, including without limitation, being or having been a citizen or resident thereof, or being or having been present therein, incorporated therein,  engaged in a trade or business therein or having (or having had) a permanent establishment or principal office therein, (B) such Owner being or having been a controlled foreign corporation within the meaning of Section 957(a) of the Code related within the meaning of Section 864(d)(4) of the Code to Protective Life, the Trust Beneficial Owner or a private foundation or other tax-exempt organization, (C) such Owner being or having been an actual or constructive owner of ten percent (10%) or more of the total combined voting power of all the outstanding stock of Protective Life or the Trust Beneficial Owner, (D) such Owner being a bank for United States federal income tax purposes whose receipt of interest on the Note or Funding Agreement is described in Section 881(c)(3)(A) of the Code or (E) such Owner being subject to backup withholding as of the date of becoming an Owner; (ii) any tax, duty, levy, assessment or other governmental charge which would not have been imposed but for the presentation of the Note or other evidence of beneficial ownership thereof (where presentation is required) for payment on a date more than thirty (30) days after the date on which such payment becomes due and payable or the date on which payment is duly provided for whichever occurs later; except to the extent that the Owner would have been entitled to Additional Amounts had the Note been presented on the last day of such thirty (30) day period; (iii) any tax, duty, levy, assessment or other governmental charge which is imposed or withheld by reason of the failure of an Owner to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of an Owner (including, without limitation, failure to provide IRS Forms W-8BEN or W-8ECI), if compliance is required by statute, by regulation of the United States Treasury Department, judicial or administrative interpretation, other law or by an applicable income tax treaty to which the United States is a party as a condition to exemption from such tax, duty, levy, assessment or other governmental charge;  (iv) any inheritance, gift, estate, personal property, sales, transfer or similar tax, duty, levy, assessment or similar governmental charge; (v) any tax, duty, levy, assessment or  other governmental charge that is payable otherwise than by withholding from payments in respect of the Notes; (vi) any tax, duty, levy, assessment or other governmental charge that would not have been imposed or withheld but for the treatment of payments in respect of the Notes or the Funding Agreement as contingent interest described in Section 871(h)(4) of the Code; (vii) any tax, duty, levy, assessment or other governmental charge that would not have been imposed or withheld but for an election by the Owner the effect of which is to make payment in respect of the Notes subject to United States federal income tax; (viii) any tax, duty, levy, assessment or other governmental charge resulting from a European Union Directive; or (ix) any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii).  The obligation to pay Additional Amounts shall not apply unless Protective Life is obligated to pay additional amounts under the Funding Agreement (1) to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied on payments in respect of the Funding Agreement by or on behalf of any governmental authority in the United States having the power to tax and (2) to reimburse the Trust for any Additional Amounts due to Holders.

(c)                                  If the applicable Pricing Supplement indicates that the Trust will pay any Additional Amounts to Holders as described in Section 3.18(b) and any such Additional Amounts actually become due and payable the Trust shall deliver to the Indenture Trustee a Trust Certificate that indicates the amount of such Additional Amounts and the dates of the payment of such Additional Amounts.  The Indenture Trustee may conclusively rely on such Trust Certificate in making the payment of such Additional Amounts.

(d)                                 Whenever in this Indenture or in any Note there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Note or the net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include mention of the payment of Additional Amounts if so specified in the applicable Pricing Supplement.  Further, express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

SECTION 3.19.  Additional Representations and Warranties.

(a)                                  The Trust hereby represents and warrants that:

(i)                                     to the extent the creation of a security interest in the Funding Agreement is governed by the UCC, this Indenture will create a valid security interest (as defined in the UCC) in the Funding Agreement in favor of the Indenture Trustee for the benefit and security of the Holders, which security interest will be prior to all other Liens;

(ii)                                  the Funding Agreement will constitute a “general intangible,” within the meaning of the UCC;

(iii)                               subject to the grant of security interest, pledge and collateral assignment of the Trust’s right, title and interest in the Funding Agreement, the Trust will be a party to and will be the person entitled to payment under each of the documents included in the Funding Agreement on the date thereof free and clear of any Lien, claim or encumbrance of any Person, other then the Lien created hereunder or any Lien otherwise permitted under this Indenture;

(iv)                              to the extent the UCC applies, the Trust has caused or will have caused, within ten (10) days of the issuance of the Notes, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Funding Agreement granted to the Indenture Trustee for the benefit and security of the Holders hereunder;

(v)                                 other than the security interest granted to the Indenture Trustee for the benefit and security of the Holders pursuant to this Indenture, the

Trust will not pledge, assign, sell, grant a security interest in, or otherwise convey any interest in the Funding Agreement;

(vi)                              the Trust will not authorize the filing of and is not aware of any financing statements against the Trust that include a description of collateral covering the Funding Agreement other than any financing statement relating to the security interest granted to the Indenture Trustee for the benefit and security of the Holders hereunder; and

(vii)                           the Trust is not aware of any judgment or tax lien filings against the Trust.

(b)                                    The foregoing representations and warranties will survive the execution and delivery of the Notes. No party will waive any of the foregoing representations and warranties. The Indenture Trustee and the Trust will maintain the perfection and priority of the security interest in the Funding Agreement.

SECTION 3.20.  Ancillary Documents.  The Trust hereby expressly authorizes and directs the Indenture Trustee to execute and deliver each of the documents, instruments and agreements attached as Exhibits or otherwise expressly contemplated by the terms of, this Indenture with respect to the Notes from time to time.

ARTICLE 4.

Granting of Security Interest and Assignment for Collateral Purposes

SECTION 4.01.  Creation.  To secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof and to secure the performance of the Trust’s obligations under the Notes and this Indenture, the Trust hereby assigns and pledges to and with the Indenture Trustee for the ratable benefit of each Holder and grants to the Indenture Trustee for the ratable benefit of each Holder security interests in the Collateral, and all of its rights and privileges with respect to the Collateral, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, and all Proceeds of the foregoing. Contemporaneously with the issuance of the Notes, the Trust will deliver the Funding Agreement to the Indenture Trustee or its agent in pledge hereunder and make such filings, cause Protective Life as the issuer of the Funding Agreement to register and acknowledge the Indenture Trustee or its agent or the Holders as having the rights of an assignee for collateral purposes of the Funding Agreement and take such other action as may be necessary to cause the Indenture Trustee for the ratable benefit of each Holder to have a perfected security interest in or be the recipient of a valid assignment for collateral purposes of the Funding Agreement and the rest of the Collateral that is effective against the Trust’s creditors and subsequent purchasers thereof.

SECTION 4.02.  Scope.

(a)                                  The security interest or assignment for collateral purposes granted or made pursuant to Section 4.01 is granted or made in trust to secure the full and punctual payment of the Secured Obligations equally and ratably among the Holders, without prejudice, priority or distinction, except as expressly provided in this Indenture, in the following order of priority:

first, to the payment of the amounts, for principal, premium, if any, and interest and all such other amounts, respectively, then due and unpaid in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Notes; and

second, any remaining balance shall be paid to the Trust and such remaining balance shall be distributed by Wilmington in accordance with the Trust Agreement, subject to Section 3.01(d) of the Trust Agreement.

(b)                                 The Trust does hereby constitute and irrevocably appoint the Indenture Trustee the true and lawful attorney of the Trust, with full power (in the name of the Trust or otherwise), for so long as the security interest or assignment for collateral purposes granted or made pursuant to Section 4.01 shall remain in effect, to exercise all rights of the Trust with respect to the Collateral (including as an owner or policyholder of the Funding Agreement) and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all monies and claims for monies due and to become due under or arising out of any of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings that the Indenture Trustee may deem to be necessary or advisable in the circumstances.  The power of attorney granted pursuant to this Indenture and all authority hereby conferred are granted and conferred solely to protect the Indenture Trustee’s interest in the Collateral held for the benefit and security of the Holders and shall not impose any duty upon the Indenture Trustee to exercise any power.  This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the Notes.

(c)                                  This Indenture shall constitute a security agreement and an agreement to assign the Collateral for collateral purposes under the laws of the State of New York applicable to agreements made and to be performed therein.  Upon the occurrence of any Event of Default with respect to the Notes, and in addition to any other rights available under this Indenture and the Funding Agreement or otherwise available at law or in equity, the Indenture Trustee shall have all rights and remedies of a secured party or an assignee for collateral purposes on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law, to sell or apply the Funding Agreement and any other rights and other interests assigned or pledged hereby in accordance with the terms of this Indenture at public or private sale.  All amounts received hereunder shall be applied first to all costs and expenses incurred by the Indenture Trustee in connection with such collection and enforcement and thereafter as provided in this Indenture.

(d)                                 It is expressly agreed that anything herein or therein contained to the contrary notwithstanding, the Trust shall remain liable under the Funding Agreement to perform all the obligations of it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee shall not have any obligations or liabilities with respect to the Funding Agreement by reason of or arising out of this Indenture, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of the Trust under or pursuant to the Funding Agreement or, other than as provided in this Indenture, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, or, prior to the occurrence and continuance of an Event of Default, to present or file any claim, or to take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

(e)                                  The Indenture Trustee acknowledges the granting of such security interests and the making of such assignments for collateral purposes, accepts the terms hereunder in accordance with the provisions hereof and agrees to perform its duties herein subject to and with the benefit of the provisions hereof, to the end that the interests of the Holders may be adequately and effectively protected.

SECTION 4.03.  Termination of Security Interest.  Upon the payment in full of all Secured Obligations relating to the Notes, the security interest shall terminate and all rights to the Collateral shall revert to the Trust.  Upon termination of the security interest, the Indenture Trustee will execute and deliver to the Trust such documents as the Trust shall reasonably request to evidence the termination of the security interest.

ARTICLE 5

Satisfaction  and Discharge; Subrogation

SECTION 5.01.  Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Indenture Trustee, on written demand of the Trust, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

(a)                                  either:

(i)                                     all Notes theretofore authenticated and delivered (other than Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08) have been delivered to the Indenture Trustee for cancellation; or

(ii)                                  all Notes

(A)                              have become due and payable,

(B)                                will become due and payable at their Stated Maturity Date within one year, or

(C)                                are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Trust, and the Trust, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Indenture Trustee as trust funds in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal of, premium, if any, or any interest on, the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity Date, as the case may be;

(b)                                 the Trust has paid or caused to be paid in full all other sums payable hereunder by the Trust with respect to the Secured Obligations; and

(c)                                  the Trust has delivered to the Indenture Trustee a Trust Certificate and an Opinion of Counsel each stating that all conditions precedent herein providing for the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations of the Indenture Trustee under Section 5.02 shall survive.

SECTION 5.02.  Application of Trust Money.  All money deposited with the Indenture Trustee pursuant to this Indenture shall be held in trust in the Collection Account and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment through any Paying Agent, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Amounts, if any, for whose payment such money has been deposited with or received by the Indenture Trustee.

If no Event of Default with respect to the Notes exists, the following priority of payments shall apply:

first, to the payment of the amounts then due and unpaid upon the Notes for principal, premium, if any, and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on the Notes; and

second, any remaining balance shall be paid to the Trust and such remaining balance shall be distributed by Wilmington in accordance with the Trust Agreement, subject to Section 3.01(d) of the Trust Agreement.

ARTICLE 6

Defaults and Remedies

SECTION 6.01.  Events of Default.

“Event of Default,” wherever used herein, means any one of the following events with respect to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                  failure to pay the principal or premium, if any, of any Note and the continuance of such failure for a period of one (1) Business Day after such principal or premium, if any, becomes due and payable;

(b)                                 failure to pay any interest on any Note within five (5) Business Days after such interest becomes due and payable;

(c)                                  an “Event of Default” (as defined in the Funding Agreement) by Protective Life under the Funding Agreement securing the Notes;

(d)                                 failure to observe or perform in any material respect any one or more of the other covenants in this Indenture (other than a covenant or default or breach of which is specifically set forth in Section 6.01(a), (b) and, if applicable (h)) or the Notes, and continuance of such failure for a period of sixty (60) days after the date on which there shall have been given written notice by registered or certified mail, return receipt requested, specifying such failure, thereof to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by Holders of Notes representing at least twenty-five percent (25%) of the aggregate principal amount of the Outstanding Notes, which written notice shall be delivered by registered or certified mail, return receipt requested, and shall specify such failure and require such failure to be remedied and which notice shall state that it is a “Notice of Default” hereunder;

(e)                                  this Indenture for any reason shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void, or the Indenture Trustee fails to have or maintain a validly created and perfected security interest subject to no prior Liens or security interests in the Collateral and proceeds thereof except as expressly permitted hereby; or any Person shall successfully claim as finally determined by a court of competent jurisdiction that any of the Liens granted to the Indenture Trustee with respect to any of the Collateral are void or that the enforcement thereof or any other recourse by the Indenture Trustee against any of the Collateral is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

(f)                                    either (i)  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Trust or the Collateral in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the State of Delaware or any other applicable jurisdiction, which decree or order is not stayed; or any other similar relief shall be granted under any applicable law; or (ii) an involuntary case shall be commenced against the Trust or the Collateral under any applicable bankruptcy, insolvency or other similar law of the State of Delaware or any other applicable jurisdiction; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Trust or the Collateral, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Trust or the Collateral for all or a substantial part of its property; or a court having jurisdiction in the premises shall enter a decree or order declaring the dissolution of the Trust; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Trust and any such event described in this clause (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged;

(g)                                 either (i)  the Trust shall have an order for relief entered with respect to it or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law of the State of Delaware or any other applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Trust shall make any assignment for the benefit of creditors; or (ii) the Trust shall fail or be unable, or the Trust admits in writing its inability, to pay its debts as such debts become due; or the trustee of the Trust shall adopt any resolution or otherwise authorize any action to approve or for the purpose of effecting any of the actions referred to in this paragraph (g); or

(h)                                 any other Event of Default provided in (i) the applicable Prospectus Supplement or the applicable Pricing Supplement and (ii) the Notes or any supplemental indenture.

SECTION 6.02.  Acceleration of Maturity Date; Rescission and Annulment.  If an Event of Default specified in any of Sections 6.01(a), (b), (c), (f) or (g) hereof occurs, the principal of and all accrued and unpaid interest and any other amounts payable on the Notes shall automatically be and become due and payable immediately, without any declaration or other act whatsoever on the part of the Trust, the Indenture Trustee or any Holder.  If any Event of Default other than those specified in Sections 6.01(a), (b), (c), (f) or (g) hereof occurs and is continuing, then in every such case the Indenture Trustee or the Holders of more than twenty-five percent (25%) in aggregate principal amount of the Outstanding Notes, by a notice in writing to the Trust (and to the Indenture Trustee if given by the Holders of the Notes), may (but are not required to) declare the sum of (a) the principal amount of all the Outstanding Notes and (b) any other amounts, including accrued and unpaid interest, payable to the Holders to the extent such amounts are permitted by law to be paid, to be due and payable immediately, and upon any such declaration such amount shall become due and payable on the date the written declaration is received by the Trust; provided, however, that with respect to any Note issued with original issue discount the amount of principal due and payable for such Note will be the amount determined as set forth in the Pricing Supplement or, if not so set forth, by multiplying (i) the then outstanding aggregate principal amount of such Note by (ii) the sum of (A) the original issue price of the Note (expressed as a percentage of the then outstanding aggregate principal amount of such Note) plus (B) the original issue discount (expressed as a percentage) amortized from the original issue date of such Note to the date of declaration of acceleration of maturity of such Note (calculated using the interest method in accordance with generally accepted accounting principles in effect on the date of determination).

At any time after such a declaration of acceleration of maturity of the Notes has been made pursuant to the second sentence of this Section 6.02 and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article, the Holders of Notes representing at least sixty-six and two-thirds percent (66-2/3%) of the aggregate principal amount of the Outstanding Notes, by written notice to the Trust and the Indenture Trustee, may rescind and annul such declaration and its consequences if

(a)                                  the Trust has paid or deposited with the Indenture Trustee a sum sufficient to pay

(i)                                     all overdue installments of interest and Additional Amounts, if applicable, on all Notes,

(ii)                                  the principal and premium, if any, of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon with respect thereto at the rate borne by the Notes, and

(iii)                               all sums paid or advanced by the Indenture Trustee hereunder; and

(b)                                 all Events of Default, other than the nonpayment of the principal of or interest on the Notes which have become due solely as a result of such acceleration, have been cured or waived as provided in Section 6.13.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

SECTION 6.03.  Collection of Indebtedness and Suits for Enforcement.  The Trust covenants that if

(a)                                  default is made in the payment of any installment of interest on any Note when such interest becomes due and payable (after the expiration of any applicable cure period), or

(b)                                 default is made in the payment of the principal or premium, if any, of any Note when such principal or premium, if any, becomes due and payable,

the Trust will upon demand of the Indenture Trustee (which the Indenture Trustee may make, but is not required to make) pay to the Indenture Trustee, for the benefit of all the Holders of the Notes, the whole amount then due and payable on the Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

If the Trust fails to pay such amounts it is required to pay the Indenture Trustee pursuant to the preceding paragraph, then forthwith upon the demand of the Indenture Trustee, in its own name and as trustee of an express trust, the Indenture Trustee may (but is not required to) institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Trust or any other obligor upon any of the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Trust or any other obligor upon the Notes, including the Collateral, wherever situated.

If an Event of Default with respect to the Notes occurs and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.04.  Indenture Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial proceeding relative to the Trust or any other obligor upon the Notes or the property held in the Trust or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Trust for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)                                  to file and prove a claim for the whole amount of principal of, and any premium and interest owing and unpaid in respect of, the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Holders allowed in such proceeding; and

(b)                                 to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent, to make such payments directly to the Holders, and to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due to the Indenture Trustee under Section 7.10.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting any of the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.05.  Indenture Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or any of the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee in accordance with the terms hereof shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of Notes in respect of which such judgment has been recovered.

SECTION 6.06.  Application of Money Collected.  Notwithstanding anything herein to the contrary, any money collected by the Indenture Trustee following an Event of Default and during the continuance thereof pursuant to Article 6 or otherwise under this Indenture, any supplements hereto or the Funding Agreement, and any moneys that may then be held or thereafter received by the Indenture Trustee as security with respect to the Notes shall be held in the Collection Account and be applied in the following order, at the date or dates fixed by the

Indenture Trustee and, in case of the distribution on account of principal or interest, upon presentation of the Notes, or both, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

first, to the payment of the reasonable and customary expenses and counsel fees incurred by the Indenture Trustee and any other amounts due and unpaid to the Indenture Trustee by the Trust, in an aggregate amount of no more than $250,000 for all notes issued under the Program, to the extent not paid pursuant to the Expense and Indemnity Agreement;

second, to the payment of the amounts then due and unpaid upon the Notes for principal, premium, if any, and interest and all other amounts in respect of which, or for the benefit of which, such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on the Notes; and

third, any remaining balance shall be paid to the Trust and such remaining balance shall be distributed by Wilmington in accordance with the Trust Agreement, subject to Section 3.01(d) of the Trust Agreement.

Except as expressly set forth herein, none of the Indenture Trustee, Paying Agent, Registrar or any other Agent or any of their successors, employees, officers, directors, affiliates or agents shall have any claim or rights of any nature in or to the Collateral, whether as a result of set-off, banker’s lien or otherwise, and the Indenture Trustee hereby waives, and the Paying Agent and Registrar appointed hereunder shall be deemed to have waived, by its acceptance of the duties hereunder, on behalf of itself and each such other Person, any such claim or rights in or to the Collateral.

SECTION 6.07.  Limitation on Suits.  Except as otherwise provided in Section 6.08, no Holder shall have any right to institute any proceedings, judicial or otherwise, with respect to this Indenture or any agreement or instrument included in the Collateral for the Notes or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                  such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to the Notes;

(b)                                 the Holder or Holders of Notes representing not less than twenty-five percent (25%) of the aggregate principal amount of the Outstanding Notes shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)                                  such Holder or Holders have offered to the Indenture Trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)                                  no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Holder or Holders of Notes representing at least a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of any Note or to obtain or to seek to obtain priority or preference over any other Holder of any Note or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Notes.

SECTION 6.08.  Unconditional Rights of Holders to Receive Payments.  Notwithstanding any other provision in this Indenture, each Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, any interest on, and premium, if any, on such Note on the respective Stated Maturity Date or redemption date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.09.  Restoration of Rights and Remedies.  If the Indenture Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Trust, the Indenture Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and each such Holder shall continue as though no such proceeding had been instituted.

SECTION 6.10.  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to each and every Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11.  Delay or Omission Not Waiver.  No delay or omission of the Indenture Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such right or remedy accruing upon any Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Indenture Trustee or to any Holder may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by such Holder, as the case may be.

SECTION 6.12.  Control by Holders.  Holders, representing at least a majority of the aggregate principal amount of the Outstanding Notes, who provide the Indenture Trustee with indemnification satisfactory to the Indenture Trustee, shall have the right to direct the time, method and place of conducting any proceedings for exercising any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes, including with respect to the Collateral; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture and (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

SECTION 6.13.  Waiver of Past Defaults.  Notwithstanding anything herein to the contrary, only Holders representing a majority of the aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default hereunder with respect thereto and its consequences, except a Default

(a)                                  in the payment of any principal of, any interest on, or premium, if any, on any Note, or

(b)                                 in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Outstanding Note.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture with respect to the Notes; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.14.  Undertaking for Costs.  All parties to this Indenture agree, and each Holder, by acceptance of a Note, shall be deemed to have agreed that, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee or any Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate Notes representing more than ten percent (10%) of the aggregate principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of any installment of interest on any Note on or after the Stated Maturity Date thereof expressed in such Note or for the enforcement of the payment of any principal of such Note at the Stated Maturity Date therefor.

SECTION 6.15.  Waiver of Stay or Extension Laws.  The Trust covenants that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any law wherever enacted, now or at any time hereafter in force, providing for any appraisement, valuation, stay, extension or redemption, which may affect the covenants in, or the performance of, this Indenture; and the Trust hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

The Indenture Trustee and Other Agents

SECTION 7.01.  Duties of Indenture Trustee and Agents.

(a)                                  If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                                 Except during the continuance of an Event of Default, the duties and liabilities of the Indenture Trustee are to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations of the Indenture Trustee shall be read into this Indenture.

(c)                                  No provision of this Indenture shall be construed to relieve the Indenture Trustee or any Agent from liability for its own negligent action, its own negligent failure to act, or its own bad faith or willful misconduct, except that:

(i)                                     this subsection does not limit the effect of subsection (b) of this Section 7.01;

(ii)                                  each of the Indenture Trustee and each Agent may in good faith rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it and conforming to the requirements of this Indenture unless a Responsible Officer of the Indenture Trustee or such Agent, respectively, has actual knowledge that such statements or opinions are false; provided that the Indenture Trustee or Agent, as the case may be, must examine such certificates and opinions to determine whether they conform to the requirements of this Indenture;

(iii)                               each of the Indenture Trustee and each Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee or Agent, as the case may be, was negligent in ascertaining the pertinent facts;

(iv)                              the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of Holders representing at least a majority of the aggregate principal amount of the Outstanding Notes or pursuant to Section 6.07 for actions or omissions relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes; and

(v)                                 no provision of this Indenture shall require the Indenture Trustee or any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 7.01.

(e)                                  The Indenture Trustee shall promptly upon its receipt thereof deliver to each Rating Agency copies of each of the following:

(i)                                     any notice of any Event of Default by any party under the Funding Agreement delivered by the Trust to the Indenture Trustee pursuant to paragraph (b) of Section 3.13;

(ii)                                  any amendment or modification of the Trust Agreement delivered by the Trust to the Indenture Trustee pursuant to paragraph (a) of Section 3.12;

(iii)                               any notice of any Default or Event of Default, together with any relevant Trust Certificate relating thereto, delivered by the Trust to the Indenture Trustee pursuant to paragraph (b) of Section 3.13;

(iv)                              any supplemental indenture referred to in Section 8.01 or 8.02;

(v)                                 any other information reasonably requested by any Rating Agency;

(vi)                              any notice of change in the identity of the Trust;

(vii)                           any notice of change in the identity of the Indenture Trustee;

(viii)                        any notice of adverse change in the priority status of the Funding Agreement as a matter of the laws of the State of Tennessee; and

(ix)                                any notice delivered to the Indenture Trustee under Section 3.12.

(f)                                    The Indenture Trustee shall, on behalf of the Trust, and to the extent that the relevant information shall be reasonably available to it, submit such reports or information as may be required from time to time in relation to the issue of the Notes by applicable law, regulations and guidelines by governmental regulatory authorities as may be subsequently requested by the Trust and agreed to in writing between the Trust and the Indenture Trustee.

SECTION 7.02.  No Liability to Invest.  None of the Agents shall be under any liability for interest on, or have any responsibility to invest, any monies received by it pursuant to any of the provisions of this Indenture or the Notes.

SECTION 7.03.  Performance Upon Default.  None of the Agents shall have any duty or responsibility in case of any default by the Trust in the performance of its obligations (including, without limiting the generality of the foregoing, any duty or responsibility to accelerate all or any of the Notes or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Trust).

SECTION 7.04.  No Assumption by Paying Agent, Transfer Agent, Calculation Agent or Registrar.  In acting hereunder and in connection with the Notes, the Paying Agent, the Transfer Agent, the Calculation Agent and the Registrar shall act solely as agents of the Trust and will not thereby assume any obligations towards, or relationship of agency or trust for, any of the Holders.

SECTION 7.05.  Notice of Default.  Within ninety (90) days after a Responsible Officer of the Indenture Trustee becomes aware of the occurrence of any Default or Event of Default which is continuing hereunder, the Indenture Trustee shall transmit to Wilmington and all Holders of Notes notice of each such Default or Event of Default hereunder known to the Indenture Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default of the kind described in Section 6.01(a), (b), (c), (f) or (g) the Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Indenture Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

SECTION 7.06.  Rights of Indenture Trustee.  Subject to the provisions of Section 7.01(c):

(a)                                  The Indenture Trustee may rely on any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Indenture Trustee acts or refrains from acting it may require a Trust Certificate or an Opinion of Counsel (or may consult with financial or other advisors or consultants appointed with due care). The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Trust Order, Trust Request, Trust Certificate, Opinion of Counsel or advice from financial or other advisors or consultants appointed with due care.

(c)                                  The Indenture Trustee may act through agents or attorneys and shall not be responsible for monitoring or supervising the actions of, or for the misconduct or negligence of, any agent or attorney appointed with due care.

(d)                                 The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

(e)                                  (i)                                     The Indenture Trustee may employ or retain such counsel, accountants, appraisers, agents or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for misconduct on the part of any such person appointed with due care.

(ii)                                  The Indenture Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, agents or other expert or adviser, whether retained or employed by the Trust or by the Indenture Trustee, in relation to any matter arising in the administration of the trusts hereof.

(f)                                    The Indenture Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)                                 The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)                                 The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Trust, personally or by agent or attorney, with any reasonable costs related thereto to be paid by Protective Life pursuant to the Expense and Indemnity Agreement, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(i)                                     The Indenture Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture and states that a Default or Event of Default has occurred.

(j)                                     Permissive powers granted to the Indenture Trustee hereunder shall not be construed to be mandatory duties on its part.

(k)                                  The rights and protections afforded to the Indenture Trustee pursuant to this Article 7 shall also be afforded to the Paying Agent, Calculation Agent, Registrar or Transfer Agent, or any successor or agent thereof.

(l)                                     The Indenture Trustee shall have no liability for the actions or omissions of the Paying Agent, Registrar, Calculation Agent or Transfer Agent, provided that such action omission is not caused by the Indenture Trustee’s own negligence, bad faith or willful misconduct.

(m)                               The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through delegates, agents, attorneys, custodians, or nominees, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part, or the supervision, of any agent, attorney, custodian, or nominee appointed with due care hereunder except as otherwise agreed in writing with the Trust.

SECTION 7.07.  Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes, except the certificates of authentication on the Notes, shall be taken as the statements of the Trust and neither the Indenture Trustee nor any Agent assumes any responsibility for their correctness. Neither the Indenture Trustee nor any Agent makes any representations with respect to any Collateral or as to the validity, enforceability or sufficiency of this Indenture or of the Notes or of any security interest created hereunder. Neither the Indenture Trustee nor any Agent shall be accountable for the use or application by the Trust of the Notes or the proceeds thereof or any money paid to the Trust or upon Trust Order pursuant to the provisions hereof.

SECTION 7.08.  Indenture Trustee May Hold Notes.  The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.11 herein and Section 311(a) of the Trust Indenture Act, may otherwise deal with the Trust with the same rights it would have if it were not Indenture Trustee.

SECTION 7.09.  Money Held in Trust.  Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder and shall not invest such money, unless otherwise agreed to in writing and permitted by law.

SECTION 7.10.  Compensation and Reimbursement.  The Indenture Trustee and the Agents will be entitled to payment of fees, reimbursement for, and indemnification with respect to, costs and expenses for services rendered hereunder to the extent provided in the Expense and Indemnity Agreement and, with respect to only the Indenture Trustee, Section 6.06.  Except as provided in Section 6.06 with respect to the Indenture Trustee, none of the Indenture Trustee, Paying Agent, Registrar or Transfer Agent shall be entitled to seek any payment from the Trust with respect to its services hereunder.

SECTION 7.11.  Eligibility.  The Trust agrees, for the benefit of the Holders, that there shall at all times be an Indenture Trustee hereunder which shall be a corporation or national banking association organized and doing business under the laws of the United States, any state thereof or the District of Columbia, authorized under such law to exercise corporate trust powers, having a combined capital and surplus of at least $250,000,000 subject to supervision or examination by federal or state authority and having a credit rating of BBB- or better by Standard & Poor’s Ratings Service, a Division of the McGraw-Hill Companies or a credit rating of Baa3 or better by Moody’s Investors Service, Inc. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.11, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition as published. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

In addition, the Indenture Trustee, each successor Indenture Trustee and each Person appointed to act as co-trustee pursuant to Section 7.15 hereof must be a “United States person” within the meaning of Section 7701(a)(30) of the Code.

SECTION 7.12.  Resignation and Removal; Appointment of Successor.

(a)                                  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Section shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7.13.

(b)                                 The Indenture Trustee may resign at any time by giving not less than ninety (90) days’ prior written notice thereof to the Trust. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee and any and all amounts then due and owing to the retiring Indenture Trustee shall be paid in full.

(c)                                  The Indenture Trustee may be removed at any time by an Act of Holders of Notes representing a majority of the aggregate principal amount of the Outstanding Notes, delivered to the Indenture Trustee and to the Trust.

(d)                                 If at any time (i) the Indenture Trustee shall cease to be eligible under Section 7.11 and shall fail to resign after written request by the Trust or any Holder (who has been a bona fide Holder of a Note for at least six months), (ii) shall become incapable of acting or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or (iii) the Indenture Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to the Notes after written request therefor by the Trust or any Holder who has been a bona fide Holder of a Note for at least six months, then, (x) the Trust (except during the existence of an Event of Default) by a Trust Order may remove the Indenture Trustee, or (y) subject to Section 6.14, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e)                                  If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, the Trust, by a Trust Order, shall promptly appoint a successor Indenture Trustee and shall comply with the applicable requirements of Section 7.13. If within one year after such resignation, removal or incapability or the occurrence of such vacancy a successor Indenture Trustee shall be appointed by Act of Holders of Notes representing a majority of the aggregate principal amount of the Outstanding Notes delivered to the Trust and the retiring Indenture Trustee, the successor

Trustee so appointed shall, upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.13, become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by the Trust. If no successor Indenture Trustee shall have been so appointed by the Trust or Holders and shall have accepted appointment in the manner hereinafter provided, any Holder who has been a Holder for at least six months may (subject to Section 6.14), on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(f)                                    The Trust shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the Notes, if any, as their names and addresses appear in the Register.  Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

(g)                                 Any successor Indenture Trustee shall satisfy all applicable requirements under this Indenture.

SECTION 7.13.  Acceptance of Appointment by Successor.

(a)                                  Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Trust and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee. Notwithstanding the foregoing, on request of the Trust or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of all amounts owed to it, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder.  Upon request of any such successor Indenture Trustee, the Trust shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

(b)                                 Upon request of any such successor Indenture Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts referred to in this Section, as the case may be.

(c)                                  No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

SECTION 7.14.  Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee.  Any corporation or national banking association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or national banking association shall be otherwise qualified and eligible under this Article. In case any Notes have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Notes.

SECTION 7.15.  Co-trustees.

(a)                                  At any time or times, for the purpose of meeting the legal or regulatory requirements of any jurisdiction in which any portion of any Collateral may at the time be located, the Trust and the Indenture Trustee shall have power to appoint, and, upon the written request of the Holders of Notes representing a majority of the aggregate principal amount of the Outstanding Notes, the Trust shall for such purpose join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more Persons approved by the Indenture Trustee to act as co-trustee, jointly with the Indenture Trustee, of all or any part of the Collateral, with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Trust does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Indenture Trustee alone shall have power to make such appointment.

(b)                                 Should any written instrument from the Trust be required by any co-trustee so appointed for more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Trust.

(c)                                  Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(i)                                     the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised solely by the Indenture Trustee;

(ii)                                  the rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such co-trustee jointly, as shall be provided in the instrument appointing such co-trustee, except to the extent that, under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee;

(iii)                               the Indenture Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Trust evidenced by a Trust Request, may accept the resignation of or remove any co-trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Indenture Trustee shall have power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Trust. Upon the written request of the Indenture Trustee, the Trust shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section;

(iv)                              no co-trustee hereunder shall be personally liable by reason of any act or omission of the Indenture Trustee or any other such trustee hereunder and the Indenture Trustee shall not be personally liable by reason of any act or omission of any co-trustee hereunder; and

(v)                                 any Act of Holders delivered to the Indenture Trustee shall be deemed to have been delivered to each such co-trustee.

SECTION 7.16.  Appointment and Duties of the Calculation Agent.

(a)                                  Unless the Paying Agent advises the Trust that it is unable to act as Calculation Agent, the Trust appoints the Paying Agent at its specified office as Calculation Agent in relation to the Notes in respect of which it is named as such in the relevant Pricing Supplement for the purposes specified in this Indenture and all matters incidental thereto.

(b)                                 The Paying Agent accepts its appointment as Calculation Agent in relation to the Notes in respect of which it is named as such in the relevant Pricing Supplement and shall perform all matters expressly to be performed by it in, and otherwise comply with, the terms and conditions of the Notes and the provisions of this Indenture and, in connection therewith, shall take all such action as may be incidental thereto.  The Paying Agent acknowledges and agrees that it shall be named in the relevant Pricing Supplement as Calculation Agent in respect of the Notes unless the purchasing agents or selling agents (or one of the purchasing agents or selling agents) through whom the Notes are issued has agreed with the Trust to act as Calculation Agent (in which case the purchasing agents or selling agents shall be named as Calculation Agent in the related Pricing Supplement).  If the Calculation Agent is incapable or unwilling to perform its duties hereunder, the Indenture Trustee (or the Administrator if the Indenture Trustee is the Calculation Agent) will appoint the Paying Agent or another leading commercial bank to serve as Calculation Agent.  Any resignation by or termination of a Calculation Agent shall not be effective until a successor Calculation Agent has been appointed.

(c)                                  The Calculation Agent shall in respect of the Notes:

(i)                                     obtain such quotes and rates and/or make such determinations, calculations and adjustments as may be required under the Notes and provide notice of any applicable interest rate calculations or determinations or periods with respect to the Notes to the Holders of the Notes upon their request and to the Indenture Trustee, Paying Agent, the Trust and Protective Life, and if the Notes are listed on a stock exchange, and the rules of such exchange so require, such exchange as soon as possible after the Calculation Agent’s determination or calculation of such interest rates or interest rate periods, but in no event later than the fourth (4th) Banking Day thereafter or, earlier in the case of notification to a stock exchange, if the rules of such exchange so require; and

(ii)                                  maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such record available for inspection at all reasonable times by the Trust, the Indenture Trustee, Protective Life and the Paying Agent.

(d)                                 The Calculation Agent shall have no liability to the Holders of Notes in respect of any determination, calculation, quote or rate made or provided by the Calculation Agent.

SECTION 7.17.  Changes in Agents

(a)                                  Any Agent may resign its appointment hereunder upon the expiration of not less than thirty (30) days’ notice to that effect to the Trust (with a copy to the Indenture Trustee); provided, however, that any such notice which would otherwise expire within thirty (30) days before or after the Maturity Date or any interest or other payment date of the Notes shall be deemed to expire on the thirtieth (30th) day following the Maturity Date or, as the case may be, such interest or other payment date.

(b)                                 The Trust may revoke its appointment of any Agent hereunder not less than thirty (30) days’ notice to the applicable Agent and the Indenture Trustee to that effect.

(c)                                  The appointment of any Agent hereunder shall terminate forthwith if any of the following events or circumstances shall occur or arise, namely, such Agent becomes incapable of acting; is adjudged bankrupt or insolvent; files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof; a resolution is passed or an order is made for the winding-up or dissolution of such Agent; a receiver, administrator or other similar official of such Agent or of all or any substantial part of its property is appointed; an order of any court is entered approving any petition filed by or against such Agent under the provisions of any applicable bankruptcy or insolvency law; or any public officer takes charge or control of such Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

(d)                                 The Trust may (and shall where necessary to comply with the terms and conditions of the Notes) appoint substitute or additional agents in relation to the Notes and shall forthwith notify the other parties hereto thereof, whereupon the parties hereto and such substitute or additional agents shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Indenture.

(e)                                  If any Agent gives notice of its resignation in accordance with this Section 7.17, the provisions of paragraph (d) of Section 7.17 apply and by the tenth (10th) day before the expiration of such notice a successor to such Agent in relation to such Notes has not been appointed by the Trust, such Agent may itself, following such consultation with the Trust as may be practicable in the circumstances, appoint as its successor any reputable and experienced bank or financial institution (which will ensure compliance with the terms and conditions of the Notes) and give notice of such appointment in accordance with the terms and conditions of the Notes, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Indenture.

(f)                                    Upon any resignation or revocation becoming effective under this Section, the relevant Agent shall:

(i)                                     be released and discharged from its obligations under this Indenture;

(ii)                                  repay, in accordance with the Expense and Indemnity Agreement, to Protective Life such part of any fee paid to it as may be agreed between the relevant Agent and Protective Life;

(iii)                               in the case of the Paying Agent, deliver to the Trust and to the successor Paying Agent a copy, certified as true and up-to-date by an officer of the Paying Agent, of the records maintained by it in accordance with Section 3.04;

(iv)                              in the case of the Registrar, deliver to the Trust and to the successor Registrar a copy, certified as true and up-to-date by an officer of such Registrar, of each of the Registers and other records maintained by it in accordance with Section 2.06;

(v)                                 in the case of a Calculation Agent, deliver to the Trust and to the successor Calculation Agent a copy, certified as true and up-to-date by an officer of such Calculation Agent of the records maintained by it in accordance with Section 7.16; and

(vi)                              upon payment to it by Protective Life of all amounts owed to it, forthwith transfer all moneys and papers (including any unissued Global Notes or Definitive Notes) held by it hereunder to its successor in that capacity and, upon appropriate notice, provide reasonable assistance to such successor for the discharge by it of its duties and responsibilities hereunder.

(g)                                 Any corporation into which any Agent may be merged or converted, any corporation with which any Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party or any corporation succeeding to all or substantially all the corporate agency business of such Agent, shall, to the extent permitted by applicable law, be the successor to such Agent hereunder and in relation to the Notes without any further formality, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Indenture.  Notice of any such merger, conversion, consolidation or asset transfer shall forthwith be given by such successor to the Trust and the other parties hereto.

(h)                                 If any Agent decides to change its specified office (which may only be effected within the same city) it shall give notice to the Trust (with a copy to the Indenture Trustee) of the address of the new specified office stating the date on which such change is to take effect, which date shall be not less than thirty (30) days after the date of such notice.  The relevant Agent shall at its own expense not less than fourteen (14) days prior to the date on which such change is to take effect (unless the appointment of the relevant Agent is to terminate pursuant to any of the foregoing provisions of this Section on or prior to the date of such change) publish or cause to be published notice thereof.

Upon the execution hereof and thereafter forthwith upon any change of the same, the Trust shall deliver to the Indenture Trustee (with a copy to the Paying Agent) a list of the Authorized Signatories of the Trust together with certified specimen signatures of the same.

SECTION 7.18.  Limitation of Wilmington Liability.  It is expressly understood and agreed by the parties that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company, but is made and intended for the purpose of binding only the Trust, (c) nothing contained herein shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company, be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Indenture or any other related documents.

ARTICLE 8

Supplemental Indentures

SECTION 8.01.  Supplemental Indentures Without Consent of Holders.  Without notice to, or the consent of, any Holder, the Trust and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for the purpose of:

(a)                                  conveying, transferring, assigning, mortgaging or pledging to the Indenture Trustee, as security for the Notes, any property or assets in addition to the Collateral;

(b)                                 curing any ambiguity or correcting or supplementing any provision contained herein, in the Notes or in any supplemental agreement which may be defective or inconsistent with any other provision contained in this Indenture, the Notes, the Funding

Agreement or any other Program Documents, or making such other provisions in regard to matters or questions arising under this Indenture which shall not adversely affect the interests of any Holder of the Notes in any material respect;

(c)                                  evidencing and providing for the acceptance of appointment under this Indenture of a successor Indenture Trustee and to add or to change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the Trust or of the Notes under this Indenture by more than one Indenture Trustee;

(d)                                 adding to the covenants of the Trust or the Indenture Trustee for the benefit of the Holders of the Notes or to surrender any right or power conferred in this Indenture on the Trust;

(e)                                  adding any additional Events of Default;

(f)                                    changing, eliminating or supplementing any of the provisions of this Indenture; provided, however, that any such change, elimination or supplementation shall become effective only when there is no Note Outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of or bound by such provision;

(g)                                 securing all of the Notes;

(h)                                 to provide for the issuance of and establish the form and terms and conditions of Notes as provided in Section 2.02; or

(i)                                     to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or of the Notes.

Notwithstanding any other provision, the Trust will not enter into any supplemental indenture with the Indenture Trustee or permit this Indenture to be amended or modified if such supplemental indenture, amendment or modification would cause any Trust not to be treated as a grantor trust for United States federal income tax purposes.

The Indenture Trustee shall be entitled to receive and rely on an Opinion of Counsel as to whether any such supplemental indenture complies with the requirements of Section 8.01(a) or (b), if applicable, and any such opinion shall be conclusive on the Holders.

SECTION 8.02.  Supplemental Indenture With Consent of Holders.

(a)                                  With the consent of the Holders of Notes representing at least a majority in aggregate principal amount of all Outstanding Notes affected by such supplemental indenture, by Act of said Holders delivered to the Trust and the Indenture Trustee, the Trust and the Indenture Trustee may enter one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(i)                                     change the Stated Maturity Date of the principal of, or the time of payment of interest on, any Note;

(ii)                                  reduce the principal amount of, the interest on or any premium payable on, any Note;

(iii)                               change any Place of Payment where, or the coin or currency in which the principal of, premium, if any, or interest on, any Note is payable;

(iv)                              impair or affect the right of any Holder to institute suit for the enforcement of any payment on or with respect to the Notes;

(v)                                 reduce the percentage of the aggregate principal amount of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or defaults thereunder and their consequences provided for in this Indenture;

(vi)                              modify any of the provisions of this Section or similar provisions, except to increase any percentage specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vii)                           modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(viii)                        modify or affect in any manner adverse to the interest of any Holder the terms and conditions of the obligations of the Trust regarding the due and punctual payment of the principal of or interest on, or any other amounts due with respect to, the Notes; or

(ix)                                permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of any Collateral or terminate the Lien of this Indenture on any property held for the benefit and security of Holders at any time subject hereto or deprive any Holder of the security afforded by the Lien of this Indenture.

(b)                                 The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture (and may receive and conclusively rely upon an Opinion of Counsel in doing so) and any such determination shall be conclusive upon all the Holders, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. Promptly after the execution by the Trust and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes a notice setting forth in general terms the substance of such supplemental indenture.

Any failure of the Trust to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(c)                                  Notwithstanding any other provision, the Trust will not enter into any supplemental indenture with the Indenture Trustee or permit this Indenture to be amended or modified if such supplemental indenture, amendment or modification would cause the Trust not to be treated as a grantor trust for United States federal income tax purposes.

SECTION 8.03.  Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise.

SECTION 8.04.  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Note which has theretofore been or thereafter authenticated and delivered hereunder shall be bound thereby.  Further, the Trust shall be bound by any such supplemental indenture.

SECTION 8.05.  Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Trust shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Trust, to any such supplemental indenture may be prepared and executed by the Trust and authenticated by the Indenture Trustee and delivered by the Indenture Trustee in exchange for Outstanding Notes.

SECTION 8.06.  Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 9

Non-Recourse Provisions

SECTION 9.01.  Nonrecourse Enforcement.  Notwithstanding anything to the contrary contained in this Indenture or any Notes, none of Protective Life, its officers, directors, Affiliates, employees or agents, or the Trust or any of Wilmington, the Trust Beneficial Owner, the Agents or any of their respective officers, directors, Affiliates, employees or agents (the “Nonrecourse Parties”) will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of the Notes. If any Event of Default shall occur with respect to the Notes, the right of the Holders of the Notes and the Indenture Trustee on behalf of such Holders in connection with a claim on such Notes shall be limited solely to a proceeding against the Collateral.  Neither such Holders nor the Indenture Trustee on behalf of such Holders will have the right to proceed against the Nonrecourse Parties or the Collateral held in any other trust organized under the Program or otherwise, to enforce the Notes (except that to the extent they exercise their rights, if any, to seize the Funding Agreement, they may enforce the Funding Agreement against Protective Life, its successors or assigns) or for any deficiency judgment remaining after foreclosure of any property included in the Collateral.

It is expressly understood and agreed that nothing contained in this Section 9.01 shall in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the Notes or otherwise affect or impair the enforceability against the Trust of the liens, assignments, rights and security interests created by this Indenture, the Collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the Notes. Nothing in this Section 9.01 shall preclude the Holders from foreclosing upon any property included in the Collateral.

Holders may not seek to enforce rights against the Trust (a) by commencing any recovery or enforcement proceedings against the Trust, (b) by applying to wind up the Trust, (c) otherwise than through the Indenture Trustee in its exercise of powers to petition a court to appoint a receiver or administrator to the Trust or for the Collateral, (d) by making any statutory demand upon the Trust under applicable corporation law, or (e) in any other manner except as may be provided in this Indenture or in the Notes.

ARTICLE 10

Meetings of Holders of Notes

SECTION 10.01.  Purposes for Which Meetings May be Called.  A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by the Holders of Notes.

SECTION 10.02.  Call, Notice and Place of Meetings.  (a)  Unless otherwise provided in the Notes, the Indenture Trustee may at any time call a meeting of Holders of the Notes for any purpose specified in Section 10.01, to be held at such time and at such place in The City of New York or such other place as the Indenture Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than twenty-one (21) nor more than 180 days prior to the date fixed for the meeting.

(b)                                 In case at any time the Trust or the Holders of at least ten percent (10%) in principal amount of the Outstanding Notes shall have requested the Indenture Trustee to call a meeting of Holders for any purpose specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Indenture Trustee shall not have made the first publication or mailing of the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Trust or the Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in The City of New York and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

SECTION 10.03.  Persons Entitled to Vote at Meetings.  To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more Outstanding Notes; or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Indenture Trustee and its counsel and any representatives of the Trust and its counsel.

SECTION 10.04.  Quorum; Action.  The Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum for a meeting of Holders; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a majority in principal amount of the Outstanding Notes, the Persons entitled to vote a majority in principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within thirty (30) minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 10.02(a), except that such notice need be given only once not less than five (5) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes which shall constitute a quorum.

Except as limited by Section 8.02(a) and Section 6.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes; provided, however, that, except as limited by Section 8.02(a) and Section 6.02, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a majority in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Notes; and provided, further, that, except as limited by Section 8.02(a) and Section 6.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes.

Notwithstanding the preceding two paragraphs, any request, demand, authorization, direction, notice, consent, waiver or other action of Holders under this Indenture or the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, when it is expressly required, to the Trust. The percentage of principal amount of the Outstanding Notes held by the Holders delivering such instruments which is required to approve any such action shall be the same as the percentage required for approval at a duly convened meeting of Holders.

Any resolution passed or decision taken at any meeting of Holders duly held or by duly executed instrument in accordance with this Section shall be binding on all Holders of the Notes, whether or not such Holders were present or represented at the meeting.

SECTION 10.05.  Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)                                  Notwithstanding any other provisions of this Indenture, the Indenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(b)                                 The Indenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Trust or by Holders as provided in Section 10.02(b), in which case the Trust or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

(c)                                  At any meeting, each Holder or proxy shall be entitled to one vote for each $1,000 of principal amount of Notes held or represented by him, her or it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

(d)                                 Notwithstanding any other provision herein to the contrary, any meeting of Holders duly called pursuant to Section 10.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding

Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

SECTION 10.06.  Counting Votes and Recording Action of Meetings.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.02 and, if applicable, Section 10.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Trust, and another to the Indenture Trustee to be preserved by the Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 11

Notes in Foreign Currencies

SECTION 11.01.  Notes in Foreign Currencies.  In the absence of any provision to the contrary in the form of Notes, whenever this Indenture provides for (a) any action by, or the determination of any of the rights of, the Holders of Notes if not all of the Notes are denominated in the same currency, or (b) any distribution to the Holders of Notes of any amount in respect of any Note denominated in a currency other than Dollars, then all foreign denominated Notes shall be treated for any such action, determination of rights or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the Regular Record Date with respect to such Notes for such action, determination of rights or distribution (or, if there shall be no applicable Regular Record Date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Trust may specify in a written notice to the Indenture Trustee or, in the absence of such written notice, as the Indenture Trustee may determine.

EXHIBIT A-1 TO STANDARD INDENTURE TERMS

FORM OF RETAIL GLOBAL NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE (AS DEFINED ON THE REVERSE OF THIS NOTE) HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF A DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the trust or its agent for registration of transfer, exchange or payment, and unless any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

PROTECTIVE LIFE SECURED TRUST [       ]-[     ]
INTERNOTE®

REGISTERED NUMBER:		CUSIP

ORIGINAL ISSUE DATE:	PRINCIPAL AMOUNT: $

INTEREST RATE:	%	STATED MATURITY DATE:

ISSUE PRICE (as a percentage of the Principal Amount):	INTEREST PAYMENT FREQUENCY (check applicable):
	☐ Monthly	☐ Quarterly
%	☐ Semi-annual	☐ Annual

Collateral Held in the Trust: Protective Life Insurance Company Funding Agreement No. •, all proceeds, rights and books and records related thereto.

Specified Currency: U.S. Dollars

REPAYMENT RIGHT:  ☐  Yes    ☐  No   (If yes, the Holder of this Note has the right to the repayment of this Note on any

Interest Payment Date after	)

REDEMPTION RIGHT:  ☐  Yes    ☐  No   (If yes, the Trust will redeem this Note on the date and to the extent that the Funding Agreement (as defined in the Indenture) has been redeemed by Protective Life Insurance Company (“Protective Life”).  Protective Life has the right to redeem the Funding Agreement, in full or in part, on any date after                     (such date, the “Initial Redemption Date”))

[INITIAL REDEMPTION PERCENTAGE: ]	[ANNUAL REDEMPTION PERCENTAGE REDUCTION: ]

SURVIVOR’S OPTION:  ☐  Yes    No  ☐   (If yes, the attached Survivor’s Option Rider is incorporated into this Note)

Trust Put Limitation:

MINIMUM DENOMINATIONS:   $                              (if other than $1,000)

SECURITIES EXCHANGE LISTING:  ☐  Yes    ☐  No  (If yes, indicate name of securities exchange

                                      )

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The Protective Life Secured Trust designated above, a trust formed under the laws of the State of Delaware (the “Trust”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the Principal Amount on the Stated Maturity Date, and to pay interest thereon, until the Principal Amount is paid or duly provided for, from and including the Original Issue Date or, in the case of a Note issued upon registration of transfer or exchange, from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date and the Maturity Date determined as follows:  the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month, beginning in the first calendar month following the month in which the Note was issued; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of every third calendar month, beginning in the third calendar month following the month in which the Note was issued; in the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month in which the Note was issued; and in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month in which the Note was issued.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  The first payment of interest for a Note will be made on the first Interest Payment Date following the Original Issue Date of such Note.

Interest payments will be in the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date specified above, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.  If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day, principal or interest payable with respect to such Maturity Date or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no additional interest shall accrue for the period from and after such Maturity Date or Interest Payment Date.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person (as defined in the Indenture) in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided, however, that interest payable on any Maturity Date shall be payable to the Person to whom principal is payable.  Any such interest not so punctually paid or duly provided for shall be payable as provided in the Indenture.  As used herein, the term “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts at the corporate trust office of the Paying Agent (as defined in the Indenture).  The Paying Agent shall pay principal, interest and other amounts due on this Note to Cede & Co., as nominee for DTC, in accordance with existing arrangements between the Paying Agent and the Depositary.

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REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Trust, has caused this Instrument to be duly executed, by manual or facsimile signature.

THE PROTECTIVE LIFE SECURED TRUST SPECIFIED ON THE FACE OF THIS NOTE

By: Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee.

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Protective Life Secured Trust specified on the face of this Note referred to in the within-mentioned Indenture.

Dated: Original Issue Date

The Bank of New York, as Indenture Trustee

By:
Authorized Officer

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[Reverse of Note]

This Note is one of a duly authorized issue of Notes of the Protective Life Secured Trust designated above (the “Trust”), issued under the Indenture, dated the Original Issue Date specified in the Pricing Supplement (the “Indenture”), between The Bank of New York (the “Indenture Trustee”) and the Trust.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

This Note is not subject to any sinking fund.

IF NO REPAYMENT RIGHT IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE.  If a Repayment Right is granted on the face of this Note, this Note may be subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a “Repayment Date”).  On any Repayment Date, unless otherwise specified on the face hereof, this Note shall be repayable in whole or in part in increments of $1,000 at the option of the Holder hereof at a repayment price equal to 100% of the Principal Amount to be repaid, together with interest thereon payable to the date of repayment.  For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received by the Indenture Trustee, with the form entitled “Option to Elect Repayment,” below, duly completed.  Exercise of such repayment option by the Holder hereof shall be irrevocable.

IF NO REDEMPTION RIGHT IS SET FORTH ON THE FACE HEREOF, THIS NOTE MAY NOT BE REDEEMED PRIOR TO THE STATED MATURITY DATE, EXCEPT AS SET FORTH IN THE INDENTURE.  If a Redemption Right is set forth on the face of this Note, the Trust shall elect to redeem this Note on the Interest Payment Date after the Initial Redemption Date set forth on the face hereof on which the Funding Agreement is to be redeemed in whole or in part by Protective Life Insurance Company (“Protective Life”) (each, a “Redemption Date”), in which case this Note must be redeemed on such Redemption Date in whole or in part, as applicable, in increments of $1,000 at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the applicable Redemption Date.  “Redemption Price” shall mean an amount equal to the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid Principal Amount of this Note to be redeemed.  The unpaid Principal Amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount of the Funding Agreement to be redeemed by Protective Life, by (B) the outstanding principal amount of the Funding Agreement.  The Initial Redemption Percentage, if any, applicable to this Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the Principal Amount thereof to be redeemed.  Notice must be given not more than 75 nor less than 30 calendar days prior to the proposed redemption date.  In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.  If less than all of the Notes are redeemed, the Depositary will select by lot the amount of the interest of each direct participant in the Trust to be redeemed.  Unless otherwise specified herein, the Trust may not redeem the Notes after the date that is thirty (30) days prior to the Stated Maturity Date.

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If an Event of Default shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture.

If (1) a Tax Event (defined below) as to the Funding Agreement occurs and (2) Protective Life redeems the Funding Agreement in whole or in part, the Trust will redeem the Notes, subject to the terms and conditions of Section 2.04 of the Indenture, at the Tax Event Redemption Price (defined below) together with unpaid interest accrued thereon to the applicable redemption date.  “Tax Event” means that Protective Life shall have received an opinion of independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority therefor or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the date the Funding Agreement is entered into, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the Funding Agreement or (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.  “Tax Event Redemption Price” means an amount equal to the unpaid Principal Amount of this Note to be redeemed.  The unpaid Principal Amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount to be redeemed by Protective Life of the Funding Agreement by (B) the outstanding principal amount of the Funding Agreement.

The Indenture contains provisions permitting the Trust and the Indenture Trustee (i) without the consent of the Holders of any Notes issued under the Indenture to execute supplemental indentures for certain enumerated purposes and (ii) with the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Notes affected thereby, to execute supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Note affected thereby.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Trust, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or

A-1-7

penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

This Note or portion hereof may not be exchanged for Definitive Notes except in the limited circumstances provided for in the Indenture.  The transfer or exchange of Definitive Notes shall be subject to the terms of the Indenture.

This Note is issuable only as a registered Note without coupons in denominations of $1,000 and any integral multiple in excess thereof unless otherwise specifically agreed between the parties and provided on the face of this Note.

As provided in the Indenture and subject to certain limitations therein set forth (including, in the case of a Global Note, certain additional limitations), the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Administrator and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations (including, in the case of any Global Note, certain additional limitations) therein set forth, this Note is exchangeable for a like aggregate Principal Amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge will be made for any registration of transfer or exchange of this Note, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment for registration of transfer of this Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided (subject to Section 2.9 of the Indenture) and for all other purposes, whether or not this Note be overdue, and, except as otherwise required by applicable law, none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

The Notes are being issued by means of a book-entry-only system with no physical distribution of certificates to be made except as provided in the Indenture.  The book-entry system maintained by DTC will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants.  The Trust and the Indenture Trustee will recognize Cede & Co., as nominee of DTC, while the registered owner of the Notes, as the Holder of the Notes for all purposes, including payment of principal and interest, notices and voting.  Transfer of principal and interest to participants of DTC will be the responsibility of DTC, and transfer of principal and interest to beneficial owners of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial owners.  So long as the book-entry system is in effect, the selection of any Notes to be redeemed or repaid will be determined by

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DTC pursuant to rules and procedures established by DTC and its participants.  Neither the Trust nor the Indenture Trustee will be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

No Additional Amounts will be paid with respect to any payment of principal of (or premium, if any, on) or interest, if any, on this Note to any Holder.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
.

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

Please Insert Social Security or Other Identifying Number of Assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing Attorney to transfer said Note in the Register, with full power of substitution in the premises.

Dated:

(Signature Guaranteed)

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

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OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Trust to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the Principal Amount hereof together with interest to the repayment date, to the undersigned, at:

(Please print or typewrite name and address of the undersigned).

For this Note to be repaid, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) must receive at its Corporate Trust Office, or at such other place or places of which the Trust shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire Principal Amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $              or an integral multiple of $1,000 in excess of $              ) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

DATE:

Registered Face Amount to be repaid, if amount to be repaid is less than the Registered Face Amount of this Note (Registered Face Amount remaining must be an authorized denomination)	Fill in for registration of Notes if to be issued otherwise than to the registered Holder:
Name:
$	Address:

(Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER:

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SURVIVOR’S OPTION RIDER

Unless the Notes have been declared due and payable prior to their maturity by reason of any Event of Default under the Indenture, or have been previously redeemed or otherwise repaid, the authorized Representative (as defined below) of a deceased Beneficial Owner (as defined below) of that Note shall have the option to elect repayment of such Notes following the death of the Beneficial Owner (a “Survivor’s Option”).  The Survivor’s Option may not be exercised unless the Notes to be repaid were held by the Beneficial Owner or the estate of that Beneficial Owner for a period beginning at least 6 months immediately prior to such election.  “Beneficial Owner” as used in this Survivor’s Option Rider means, with respect to a Note, the person who has the right, immediately prior to such person’s death, to receive the proceeds from the disposition of that Note, as well as the right to receive payments on that Note.

Upon (i) the valid exercise of the Survivor’s Option and the proper tender of the Notes for repayment by or on behalf of the person that has authority to act on behalf of the deceased Beneficial Owner of such Notes under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased Beneficial Owner or the surviving joint owner of the deceased Beneficial Owner) (the “Representative”) and (ii) the tender and acceptance of that portion of the Funding Agreement equal to the amount of the portion of the Note to be redeemed, the Trust shall repay the Notes (or portion thereof)  at a price equal to 100% of the Principal Amount of the deceased Beneficial Owner’s beneficial interest in such Note plus accrued and unpaid interest to the date of such repayment.  However, the Trust shall not be obligated to repay:

•      beneficial ownership interests in Notes exceeding the greater of $2,000,000 or 2% (or such other amounts, as specified in the Pricing Supplement) in aggregate principal amount for all notes then outstanding under the Protective Life Secured InterNotes® program as of the end of the most recent calendar year (the “Annual Put Limitation”);

•      on behalf of an individual deceased Beneficial Owner, any beneficial ownership interest in all notes issued under the Protective Life Secured InterNotes® program that exceeds $250,000 (or such other amounts, as specified in the Pricing Supplement) in any calendar year (the “Individual Put Limitation”); or

•      beneficial ownership interests in Notes of the Trust exceeding the amount specified on the face hereof for the Trust Put Limitation, if any (the “Trust Put Limitation”).

The Trust shall not make principal repayments pursuant to exercise of the Survivor’s Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the Principal Amount of such Note remaining Outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Notes).

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn.

Each Note (or portion thereof) that is elected for exercise of the Survivor’s Option will be accepted in the order that elections are received by the Administrator, except for any Notes (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, (ii) the Individual Put Limitation, if applied, or (iii) the Trust Put Limitation.  Any Note (or portion

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thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance.  If, as of the end of any calendar year, the aggregate principal amount of all notes (or portions thereof) issued under the Protective Life Secured InterNotes® program that have been tendered pursuant to the valid exercise of the Survivor’s Option during such year has exceeded the Annual Put Limitation or the Individual Put Limitation, for such year, any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during such calendar year, because such acceptance would have contravened any such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such notes (or portions thereof) were originally tendered.  In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor’s Option is not accepted, the Administrator shall deliver a notice by first-class mail to the Depositary that states the reason such Note (or portion thereof) has not been accepted for payment.

In order to obtain repayment through exercise of the Survivor’s Option with respect to any Note (or portion thereof), the Representative must provide the following items to the broker or other entity through which the beneficial interest in the Notes is held by the deceased Beneficial Owner: (i) a written instruction to such broker or other entity to notify the Depositary of the Representative’s desire to obtain repayment through the exercise of the Survivor’s Option; (ii) appropriate evidence satisfactory to the Administrator that (A) the deceased was the Beneficial Owner of such Notes at the time of death and the interest in such Notes was owned by the deceased Beneficial Owner or his or her estate for a period beginning at least six months immediately prior to the request for repayment, (B) the death of such Beneficial Owner has occurred, and the date of such death, and (C) the Representative has authority to act on behalf of the deceased Beneficial Owner; (iii) if the interest in such Notes is held by a nominee of the deceased Beneficial Owner, a certificate satisfactory to the Administrator from such nominee attesting to the deceased’s beneficial ownership of such Notes; (iv) a written request for repayment signed by the Representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.  or a commercial bank or trust company having an office or correspondent in the United States; (v) if applicable, a properly executed assignment or endorsement; (vi) tax waivers and such other instruments or documents that the Administrator reasonably requires in order to establish the validity of the beneficial ownership of the Notes and the claimant’s entitlement to payment; and (vii) any additional information the Administrator requires to evidence satisfaction of any conditions to the exercise of such Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of such Notes.  Such broker or other entity shall then deliver each of these items to the direct participant of the Depositary, such direct participant being the entity that holds the beneficial interest in the Notes on behalf of the deceased Beneficial Owner, together with evidence satisfactory to the Administrator from the broker or other entity stating that it represents the deceased Beneficial Owner.  Such direct participant shall then deliver such items to the Indenture Trustee.  Such direct participant shall be responsible for disbursing any payments it receives from the Depositary pursuant to exercise of the Survivor’s Option to the appropriate Representative.  All questions, other than with respect to the right to limit the aggregate Principal Amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year or as to the Notes or as to the eligibility or validity of any exercise of the Survivor’s Option, will be determined by the Administrator, in its sole discretion, which determination shall be final and binding on all parties.

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The death of a person holding a beneficial interest in a Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased owner’s spouse, will be deemed the death of the Beneficial Owner of that Note, and the entire Principal Amount of the Note so held shall be subject to repayment by the Trust upon request.  However, the death of a person holding a beneficial interest in a Note as tenant in common with a person other than such deceased owner’s spouse will be deemed the death of a Beneficial Owner only with respect to such deceased person’s ownership interest in the Note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a Note will be deemed the death of the Beneficial Owner of such Note for purposes of the Survivor’s Option, regardless of whether that Beneficial Owner was the registered holder of the Note, if such beneficial ownership interest can be established to the satisfaction of the Administrator.  A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife.  In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the Note during his or her lifetime.

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PROTECTIVE LIFE SECURED

INTERNOTES®

FORM OF NOTICE OF ELECTION TO EXERCISE SURVIVOR’S OPTION

☐                                   By checking this box, the undersigned represents that: (1) he/she is the authorized representative of the deceased Beneficial Owner identified below; (2) (a) the deceased was the Beneficial Owner of the principal amount of Protective Life Secured InterNotes® listed below at the date of his or her death and the interest in such Notes was owned by the deceased or his or her estate for a period beginning at least six months immediately prior to this request for repayment, (b) the death of the Beneficial Owner listed below has occurred and (c) the undersigned representative has authority to act on behalf of the deceased Beneficial Owner; and (3) subject to the aggregate limitations on the amount of Protective Life Secured InterNotes® that may be tendered in any calendar year, he/she hereby elects to tender the principal amount of Protective Life Secured InterNotes® set forth below for repayment by the Trust for a price equal to [100]% (or such lesser amount as may be accepted for repayment) of the Principal Amount of the beneficial interest of the deceased Beneficial Owner plus accrued interest to the date of repayment.

The deceased Beneficial Owner held the Principal Amount of Protective Life Secured InterNotes® to be tendered as (check one):

☐                                    a sole Beneficial Owner, a joint tenant or a tenant by the entirety with another or others, a tenant in common with a spouse or an individual entitled to substantially all of the beneficial interest.

☐                                    a tenant in common with another (other than a spouse).  If applicable please provide the amount of interest held by the deceased Beneficial Owner. $

Full name of deceased Beneficial Owner (please attach death certificate):

If applicable, full name of the nominee of the deceased Beneficial Owner (please attached a certificate attesting to the deceased’s ownership of the beneficial interest in the notes):

Principal amount of Protective Life Secured InterNotes® being tendered for repayment (amount must be at least $1,000):

The Bank of New York, as Indenture Trustee on behalf of the Trust, has the right to reject tenders of Protective Life Secured InterNotes® if a properly executed election is not submitted or if it fails to receive any tax or additional information that is required to document adherence to any conditions precedent, ownership or authority to make the election.

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THIS NOTICE OF ELECTION MAY NOT BE WITHDRAWN AND INTERNOTES® SUBJECT TO THIS NOTICE OF ELECTION MAY NOT BE TRANSFERRED PRIOR TO THE DATE OF REPAYMENT

PLEASE SIGN HERE

(Must be signed by authorized representative(s) of deceased Beneficial Owner.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary capacity, please set forth full title).

Signature(s) of Authorized Representative(s):

Dated:	, 20

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code(s) and Telephone Number(s):

GUARANTEE OF SIGNATURE(S)

(Must be signed by authorized representative of: (1) a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc., or (2) a commercial bank or trust company having an office or correspondent in the United States.)

Name of Firm:

Authorized Signature:

Name:

(Please Print)

Title:

Address:

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(Include Zip Code)

Area Code(s) and Telephone Number(s):

Dated:	, 20

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EXHIBIT A-2 TO STANDARD INDENTURE TERMS
FORM OF INSTITUTIONAL GLOBAL NOTE

CUSIP NO.

PROTECTIVE LIFE SECURED TRUST [     ]-[   ]
SECURED MEDIUM-TERM NOTE

REGISTERED FACE AMOUNT:
No.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE (HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE OF A DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Principal Amount: $

(or principal amount of foreign or composite currency)

Original Issue Date:

Price to Public:

Stated Maturity Date:

Settlement Date and Time:

Securities Exchange Listing:  ☐ Yes  ☐ No.  If yes, indicate name(s) of Securities Exchange(s)

                                                                           .

Depositary:

Authorized Denominations:

Collateral held in the Trust:  Protective Life Insurance Company Funding Agreement No. •, all proceeds, rights and books and records related thereto.

Additional Amounts to be Paid: ☐  Yes   ☐  No.

Interest Rate or Formula:

Fixed Rate Note: ☐  Yes   ☐  No.  If yes,

Interest Rate:

Interest Payment Frequency:

☐ Monthly            ☐ Quarterly

☐ Semi-annually  ☐ Annually

Additional/Other Terms:

Amortizing Note: ☐ Yes ☐ No.  If yes,

Amortization schedule or formula:

Additional/Other Terms:

Discount Note: ☐ Yes ☐ No.  If yes,

Registered Face Amount:

Total Amount of Discount:

Yield to Maturity:

Additional/Other Terms:

Redemption Provisions: ☐ Yes  ☐ No.  If yes,

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction, if any:

Additional/Other Terms:

Repayment Provisions: ☐ Yes  ☐ No.  If yes,

Optional Repayment Date(s):

Additional/Other Terms:

Floating Rate Note: ☐ Yes ☐ No.  If yes,

Interest Rate:

Interest Rate Basis(es) (or Base Rate):

CD Rate ☐

Commercial Paper Rate ☐

Federal Funds Rate ☐

LIBOR ☐

☐ LIBOR Reuters Page:

☐ LIBOR Telerate Page:

Designated LIBOR Currency:

Treasury Rate (other than Constant Maturity Treasury Rate) ☐

Constant Maturity Treasury Rate ☐

Designated CMT Telerate Page:

If Telerate Page 7052:

☐ Weekly Average

☐ Monthly Average

Designated CMT Maturity Index:

Prime Rate ☐

Other ☐

Other Base Rate:

Inverse Floating Rate Note ☐

Fixed Interest Rate:

Floating Rate/Fixed Rate ☐

Fixed Interest Rate:

Fixed Rate Commencement Date:

Index Maturity:

Spread and/or Spread Multiplier, if any:

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Reset Dates:

Rate Determination Date(s):

Interest Payment Frequency:

☐ Monthly              ☐ Quarterly

☐ Semi-Annually   ☐ Annually

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Additional/Other Terms:

Regular Record Date(s):

Sinking Fund:

Day Count Convention:

Computation of Interest:

☐ 30 over 360             ☐ Actual over Actual

☐ Actual over 360       ☐ Other (See attached)

Specified Currency:

Exchange Rate Agent:

Calculation Agent:

Additional/Other Terms:

The Protective Life Secured Trust designated above (the “Trust”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the Principal Amount on the Stated Maturity Date and, if so specified above, to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate per annum on any overdue principal and premium and on any overdue installment of interest as specified above.  Unless otherwise specified above, payments of principal, premium, if any, and interest hereon will be made in U.S. Dollars, as defined in the Indenture, dated as of the Original Issue Date specified in the Pricing Supplement (the “Indenture”), between The Bank of New York (the “Indenture Trustee”) and the Trust.  If the Specified Currency set forth above is a currency other than U.S. Dollars, the Holder shall receive such payments in such Foreign Currency (as hereinafter defined).  The “Principal Amount” of this Note at any time means (1) if this Note is a Discount Note (as hereinafter defined), the Amortized Face Amount (as hereinafter defined) at such time (as defined in Section 3(b) on the reverse hereof) and (2) in all other cases, the Registered Face Amount hereof.  Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture or on the face hereof.

This Note will mature on the Stated Maturity Date, unless its principal (or, any installment of its principal) becomes due and payable prior to the Stated Maturity Date whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the direction of the Trust, notice of the Holder’s option to elect repayment or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which the principal amount of this Note becomes due and payable, as the case may be, are referred to as the “Maturity Date”) with respect to principal of this Note repayable on such date).

A “Discount Note” is any Note that has an Issue Price that is less than 100% of the Registered Face Amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

Except as provided in the following paragraph, the Trust will pay interest on each Interest Payment Date specified above, commencing with the first (1st) Interest Payment Date next succeeding the Original Issue Date, and on the Maturity Date; provided that any payment of principal, premium, if any, or interest to be made on any Interest Payment Date or on a Maturity Date that is not a Business Day (or, if this Note is a LIBOR Note (as defined in Section 3(d)(v)(D) on the reverse hereof), a day that is also not a London Business Day (as hereinafter defined)) shall be made on the next succeeding Business Day (or, if this Note is a LIBOR Note, on the next succeeding Business Day that is also a London Business Day) with the same force and effect as if made on such Interest Payment Date or such Maturity Date, as the case may be, except that with respect to Interest Payment Dates, other than the Maturity Date, if this Note is a LIBOR Note and such next succeeding Business Day that is also a London Business Day falls in the next calendar month, such payment shall be made on the Business Day that is also a London Business Day immediately preceding the Interest Payment Date; provided that, in connection with Floating Rate Notes, and except in the case of an Interest Payment Date that falls on a Maturity Date, interest will continue to accrue to but excluding the date the interest is paid.  The term “London Business Day” means a day other than a Saturday or Sunday on which dealings

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in deposits in U.S. Dollars are transacted, or with respect to any future date are expected to be transacted in the London interbank market.  Unless otherwise specified above, the interest payable on each Interest Payment Date or the Maturity Date will be the amount of interest accrued from and including the Original Issue Date or from and including the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.

Unless otherwise specified above, the interest payable on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth (15th) calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any Maturity Date shall be payable to the Person to whom principal shall be payable; and provided, further, that unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

Payments of interest hereon (other than on the Maturity Date) will be made in accordance with existing arrangements between the Indenture Trustee and the Depositary.  Any principal, premium and/or interest payable hereon on the Maturity Date will be paid by wire transfer in immediately available funds to an account specified by the Depositary (which account, unless otherwise provided above, will be at a bank located outside the United States if payable in a Foreign Currency) upon surrender of this Note at the Corporate Trust Office of the Indenture Trustee, provided that this Note is presented to the Indenture Trustee (or any such Paying Agent) in time for the Indenture Trustee (or any such Paying Agent) to make such payments in such funds in accordance with its normal procedures.

Unless otherwise specified on the face hereof, the Holder hereof will not be obligated to pay any administrative costs imposed by banks in making payments in immediately available funds by the Trust.  Unless otherwise specified on the face hereof, any tax assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder thereof.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed, by manual or facsimile signature.

THE PROTECTIVE LIFE SECURED TRUST SPECIFIED ON THE FACE OF THIS NOTE

Dated: Original Issue Date	By: Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee.

By:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Protective Life Secured Trust specified on the face of this Note referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
As Indenture Trustee

Dated: Original Issue Date

By:
Authorized Signatory

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[REVERSE OF NOTE]

Section 1.   General.  This Note is one of a duly authorized issue of Notes of the Protective Life Secured Trust designated on the face hereof (the “Trust”).  The Series of Notes are issued pursuant to the Indenture.  Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture.

Section 2.   Currency.

(a)           Unless specified otherwise on the face hereof, this Note is denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in U.S. Dollars.  If specified as the Specified Currency on the face hereof this Series of Notes may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in a currency other than U.S. Dollars (a “Foreign Currency”).  If this Note is denominated in a Foreign Currency, the Holder of this Note is required to pay for this Note in the Specified Currency indicated on the face hereof.

(b)           Unless otherwise specified on the face hereof, if payment hereon is required to be made in a Foreign Currency and such currency is unavailable to the Trust for making payments thereof due to the imposition of exchange controls or other circumstances beyond the Trust’s control, or is no longer used by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Trust will be entitled to make payments with respect hereto in U.S. Dollars until such Foreign Currency is again available or so used.  The amount so payable on any date in such Foreign Currency shall be converted into U.S. Dollars at a rate determined by the Exchange Rate Agent on the basis of the noon buying rate in The City of New York for cable transfers in the Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”) for such Foreign Currency on the second (2nd) Business Day prior to such payment date, or on such other basis as may be specified on the face hereof.  In the event such Market Exchange Rate is not then available, the Trust will be entitled to make payments in U.S. Dollars (1) if such Foreign Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Foreign Currency or (2) if such Foreign Currency is a composite currency, including, without limitation, euros, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second (2nd) Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency, or as otherwise specified on the face hereof).  Any payment in respect hereof made under such circumstances in U.S. Dollars will not constitute an Event of Default under the Indenture.

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(c)           If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion.  If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency.  If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

(d)           In the event of an official redenomination of the Specified Currency (including, without limitation, an official redenomination of any such currency that is a composite currency), the obligations of the Trust to make payments in or with reference to such currency shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination.  In no event shall any adjustment be made to any amount payable hereunder as a result of (1) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated) or (2) any change in the value of the specified currency relative to any other currency due solely to fluctuations in exchange rates.

(e)           All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Trust or the Administrator) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Trust, the Indenture Trustee and the Holder hereof, and the Exchange Rate Agent shall have no liability therefor.

(f)            All currency exchange costs will be borne by the Holder hereof by deduction from the payments made hereon.

Section 3.   Determination of Interest Rate and Certain Other Terms.

(a)           Fixed Rate Notes.

(i)                            If this Note is specified on the face hereof as a “Fixed Rate Note,” for the period from the Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, the interest rate hereon shall be at the rate per annum stated on the face hereof until, but excluding the date on which the Principal Amount is paid or made available for payment.  Unless otherwise specified on the face hereof, the rate of interest payable on this Note will not be adjusted.

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(ii)                           Unless otherwise specified on the face hereof, the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued; in the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued; and in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth (15th) day of every twelfth calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.  Interest will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

(b)           Discount Notes.

(i)            If this Note is specified on the face hereof as a “Discount Note,” this Note shall bear interest at the rate set forth on the face hereof in the same manner as set forth in Section 3(a) above, and payments of principal and interest shall be made as set forth on the face hereof.

(ii)           In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Note on the Maturity Date will be equal to the sum of (1) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of Discount Notes, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (2) any unpaid interest accrued on such Discount Notes to the Maturity Date (the “Amortized Face Amount”).  For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of this Note occurs for Discount Notes, the Discount will be accrued using a Constant Yield Method.  The Constant Yield Method will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Notes and an assumption that the Stated Maturity Date of such Discount Notes will not be accelerated.  If the period from the Original Issue Date to the first (1st) Interest Payment Date for Discount Notes (the “Initial Period”) is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued.  If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided above.

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(c)           Amortizing Notes.

(i)            If this Note is specified on the face hereof as an “Amortizing Note,” this Note shall bear interest at the rate set forth on the face hereof, in the same manner as set forth in Section 3(a) above and payments of principal, premium (if any) and interest shall be made as set forth on the face hereof and/or in accordance with Schedule I attached hereto.

(ii)           If it is specified on the face hereof that this Note is an Amortizing Note, the Trust will make payments combining principal, premium (if any) and interest, if applicable, on the dates and in the amounts set forth in the table, or in accordance with the formula, appearing in Schedule I, attached to this Note.  If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount.  The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.

(d)           Floating Rate Notes.

(i)            If this Note is specified on the face hereof as a “Floating Rate Note,” interest on this Note shall accrue and be payable in accordance with this Section 3(d).  A Floating Rate Note may be a CD Rate Note, Commercial Paper Rate Note, Federal Funds Rate Note, LIBOR Note, Treasury Rate Note, Constant Maturity Treasury Rate Note, a Prime Rate Note, an Inverse Floating Rate Note or a Floating Rate/Fixed Rate Note.  For the period from the Original Issue Date to, but not including, the first (1st) Interest Reset Date set forth on the face hereof, the interest rate hereon shall be the Initial Interest Rate specified on the face hereof.  Thereafter, the interest rate hereon will be reset as of and be effective as of each Interest Reset Date; provided, however, that the interest rate in effect for the ten (10) days immediately prior to the Maturity Date will be that in effect on the tenth (10th) day preceding such Maturity Date.

(A)          Unless specified otherwise on the face hereof, Interest Reset Dates are as follows:  (1) in the case of Notes that reset daily, each Business Day, (2) in the case of Notes that reset weekly, other than Treasury Rate Notes, the Wednesday of each week, (3) in the case of Treasury Rate Notes that reset weekly and except as provided below under “Treasury Rate Notes,” the Tuesday of each week, (4) in the case of Notes that reset monthly, the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued, (5) in the case of Notes that reset quarterly, the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued, (6) in the case of Notes that reset semiannually, the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued and (7)

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in the case of Notes that reset annually, the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.

(B)           If any Interest Reset Date would otherwise be a day that is not a Business Day (or, if this Note is a LIBOR Note, a day or Business Day that is not a London Business Day), such Interest Reset Date shall be postponed to the next day that is also a Business Day (or, if this Note is a LIBOR Note, to the next Business Day that is a London Business Day); provided, however, that if this Note is a LIBOR Note and such Business Day that is also a London Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the Business Day that is also a London Business Day immediately preceding such Reset Date.  If this Note is a Treasury Rate Note (as defined below) and an auction date for direct obligations of United States securities shall fall on any Interest Reset Date, then such Interest Reset Date shall instead be the first (1st) Business Day immediately following such auction date.

(C)           If this Note has more than one Interest Reset Date, accrued interest will be calculated by multiplying the Principal Amount of the Note specified on the face hereof by an Accrued Interest Factor.  The Accrued Interest Factor will be computed by adding the interest factors calculated for each day in the Interest Reset Period for which accrued interest is being calculated.  The Interest Reset Period is the period from each Interest Reset Date to, but not including, the following Interest Reset Date.  Unless otherwise specified on the face hereof, the Interest Factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes.  In the case of Treasury Rate Notes and Constant Maturity Treasury Rate Notes, the Interest Factor for each such day will be computed by dividing the interest rate by the actual number of days in the year.  The Interest Rate Basis shall be set forth on the face hereof and shall be the Interest Rate Basis, as adjusted in accordance with any Spread or Spread Multiplier and subject to any Maximum Interest Rate or Minimum Interest Rate specified on the face hereof.  Notwithstanding Section 3(d)(i)(E) below, the Interest Factor will be expressed as a decimal calculated to seven decimal places without rounding.  For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date.  Unless otherwise specified on the face hereof, the interest rate that is effective on the applicable Interest Reset Date will be determined on the applicable Rate Determination Date and calculated on the applicable Calculation Date.  Unless otherwise specified on the face hereof, the interest rate in effect for each day to and excluding the next Interest Reset Date will be the interest rate that was in effect on the preceding Interest Reset Date.  “Calculation Date” means the date by which the Calculation Agent specified on the face hereof, is to calculate

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the interest rate which will be the earlier of (1) the fifth (5th) Business Day after the related Rate Determination Date, or if any such day is not a Business Day, the next Business Day and (2) the Business Day preceding the applicable Interest Payment Date or the Maturity Date.

(D)          If this Note has one Interest Reset Date, accrued interest will be calculated by multiplying the Principal Amount of the Note specified on the face hereof by the interest rate in effect during the period for which accrued interest is being calculated.  That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes.  In the case of Treasury Rate Notes and Constant Maturity Treasury Rate Notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

(E)           Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the interest rate on this Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.  All currency amounts used in, or resulting from, the calculation on a Floating Rate Note will be rounded to the nearest one-hundredth of a unit.  For purposes of such rounding, .005 of a unit will be rounded upward.

(ii)           Unless otherwise specified on the face hereof and except as provided below, interest will be payable as follows: (1) if the Reset Date for a Note is daily, weekly or monthly, interest will be payable on the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued, (2) if the Reset Date for a Note is quarterly, interest will be payable on the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued, (3) if the Reset Date for a Note is semiannually, interest will be payable on the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued, (4) if the Reset Date for a Note is annually, interest will be payable on the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.  In each of these cases, interest will also be payable on the Maturity Date.

(iii)          If specified on the face hereof, this Note may have either or both of a Maximum Interest Rate or Minimum Interest Rate.  If a Maximum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Reset Date shall be the Maximum Interest Rate.  If a Minimum Interest Rate is so designated, the interest rate for a

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Floating Rate Note cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Reset Date shall be the Minimum Interest Rate.  Notwithstanding anything to the contrary contained herein, the interest rate on a Floating Rate Note shall not exceed the maximum interest rate permitted by applicable law.

(iv)          All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the Trust, the Indenture Trustee and the Holder of this Note and neither the Trust, the Indenture Trustee nor the Calculation Agent shall have any liability to the Holder of this Note in respect of any determination, calculation, quote or rate made or provided by the Calculation Agent.  Upon request of the Holder of this Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to this Note.  The Calculation Agent will notify the Indenture Trustee, Paying Agent, Registrar, the Trust and if this Note is listed on a stock exchange, and the rules of such exchange so require, such exchange of each determination of the interest rate, Initial Interest Period, Interest Reset Period, and interest amount payable applicable to this Note promptly after such determination is made.  If the Calculation Agent is incapable or unwilling to act as such or if the Calculation Agent fails duly to establish the interest rate for any interest accrual period or to calculate the interest amount or any other requirements, the Trust will appoint the Paying Agent or another leading commercial bank to act as such in its place.

(v)           Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note on and after the first (1st) Interest Reset Date shall be the interest rate determined in accordance with the provisions of the heading below which has been designated as the Interest Rate Basis on the face hereof, the base rate, plus or minus the Spread, if any, specified on the face hereof and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

(A)          CD Rate Notes.  If the Interest Rate Basis is the CD Rate, this Note shall be deemed to be a “CD Rate Note.” A CD Rate Note will bear interest at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the CD Rate for each CD Rate Determination Date by the Calculation Date pertaining to such CD Rate Determination Date.  The CD Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “CD Rate” means the rate for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “CDs (Secondary Market)” or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Determination Date, the CD

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Rate for the Interest Reset Period will be the rate on such date for negotiable certificates of deposit of the applicable Index Maturity as published in the H.15 Daily Update under the heading “CDs (Secondary Market).”  If such rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on such Calculation Date, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 3:00 p.m., New York City time, on such date, of three (3) leading nonbank dealers in negotiable U.S. Dollar certificates of deposit in New York City selected by the Calculation Agent after consultation with the Trust for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the CD Rate for the applicable Interest Reset Period will be the CD Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the CD Rate shall be the Initial Interest Rate.  “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published weekly by the Board of Governors of the Federal Reserve System; and “H.15 Daily Update” means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/, or any successor site or publication.

(B)           Commercial Paper Rate Notes.  If the Interest Rate Basis is the Commercial Paper Rate, this Note shall be deemed to be a “Commercial Paper Rate Note.” A Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Commercial Paper Rate for each Commercial Paper Rate Determination Date by the Calculation Date pertaining to such Commercial Paper Rate Determination Date.  The Commercial Paper Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Commercial Paper Rate” means the Money Market Yield (calculated as described below) on the Calculation Date of the rate for commercial paper having the Index Maturity specified on the face hereof as such rate is published in H.15(519) under the heading “Commercial Paper — Nonfinancial.”  If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the Commercial Paper Rate for the Interest Reset Period shall be the Money Market Yield of the rate on such date for commercial paper having the applicable Index Maturity as published in the H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, under the heading “Commercial Paper —

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Nonfinancial.”  If such rate is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying this rate, by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate for the Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 3:00 p.m., New York City time, on such date, of three (3) leading dealers of commercial paper in New York City selected by the Calculation Agent after consultation with the Trust for commercial paper having the applicable Index Maturity placed for an industrial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates as mentioned above, the Commercial Paper Rate for the Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Commercial Paper Rate will be the Initial Interest Rate.  “Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield =          D X 360           x          100
                                         360 - (D X M)

where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the applicable Index Maturity.

(C)           Federal Funds Rate Notes.  If the Interest Rate Basis is the Federal Funds Rate, this Note shall be deemed to be a “Federal Funds Rate Note.” A Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Federal Funds Rate for each Federal Funds Rate Determination Date by the Calculation Date pertaining to such Federal Funds Rate Determination Date.  The Federal Funds Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Federal Funds Rate” means the rate for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective),” as this rate is displayed on Moneyline Telerate, Inc. on page 120, or any successor service or page (“Telerate Page 120”) or, if not so displayed or published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Rate Determination Date, the Federal Funds Rate for the Interest Reset Period will be the rate on such Calculation Date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading “Federal Funds (Effective).”  If such rate is not yet published in either H.15(519), H.15

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Daily Update or another recognized electronic source used for the purpose of displaying this rate by 3:00 p.m., New York City time, on the Calculation Date then the Federal Funds Rate for such Interest Reset Period will be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, on the Calculation Date, for the last transaction in overnight Federal Funds arranged by three (3) leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent after consultation with the Trust.  If the dealers selected by the Calculation Agent, however, are not quoting rates as described above, the Federal Funds Rate for the Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Federal Funds Rate will be the Initial Interest Rate.

If this Note is a Federal Funds Rate Note that resets daily, the interest rate on the Note for the period from and including a Monday to, but excluding, the succeeding Monday will be reset by the Calculation Agent on the second (2nd) Monday, or, if not a Business Day, on the next Business Day, to a rate equal to the average of the Federal Funds Rates in effect for each such day in such week.

(D)          LIBOR Notes.  If the Interest Rate Basis is LIBOR, this Note shall be deemed to be a “LIBOR Note.” A LIBOR Note will bear interest for each Interest Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine LIBOR for each LIBOR Determination Date by the Calculation Date pertaining to such LIBOR Determination Date.  The LIBOR Determination Date is the second (2nd) London Business Day prior to the Interest Reset Date for each Interest Reset Period.

(1)           Unless otherwise indicated on the face hereof, on a LIBOR Determination Date, the Calculation Agent will determine LIBOR for each Interest Reset Period as follows:

The Calculation Agent will determine the offered rates for deposits in U.S. Dollars for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date, which appears on the “designated LIBOR page” as of 11:00 a.m., London time, on that LIBOR Determination Date.  If “LIBOR Telerate” is designated on the face hereof, “designated LIBOR page” means the display on Moneyline Telerate, Inc. on page 3750, or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.  If “LIBOR Reuters” is designated on the face hereof, “designated LIBOR page” means the arithmetic mean determined by the Calculation Agent of the two (2) or more offered rates (unless the designated LIBOR page by its terms provides only for a single rate, in which case such

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single rate shall be used) on the display on the Reuters Monitor Money Rates Service Page “LIBOR,” or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.  If neither “LIBOR Telerate” nor “LIBOR Reuters” is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified.

(2)           If LIBOR cannot be determined on a LIBOR Determination Date as described above, then the Calculation Agent will determine LIBOR as follows:

The Calculation Agent will select four (4) major banks in the London interbank market after consultation with the Trust.  The Calculation Agent will request that the principal London offices of those four (4) selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR Determination Date.  These quotations will be for deposits in U.S. Dollars for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date.  Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. Dollars in the market at the time.  If two (2) or more quotations are provided, LIBOR for the Interest Reset Period will be the arithmetic mean of the quotations.  If fewer than two (2) quotations are provided, the Calculation Agent will select three (3) major banks in New York City after consultation with the Trust and then determine LIBOR for the Interest Reset Period as the arithmetic mean of rates quoted by those three (3) major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the LIBOR Determination Date.  The rates quoted will be for loans in U.S. Dollars, for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date.  Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. Dollars in the market at the time.  If fewer than three (3) New York City banks selected by the Calculation Agent are quoting rates, LIBOR for the Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, LIBOR will be the Initial Interest Rate.

(E)           Treasury Rate Notes.

(1)           If the Interest Rate Basis is the Treasury Rate, this Note shall be deemed to be a “Treasury Rate Note.” A Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread

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or Spread Multiplier, if any.  The Calculation Agent will determine the Treasury Rate for each Treasury Rate Determination Date by the Calculation Date pertaining to such Treasury Rate Determination Date.  Unless “Constant Maturity Treasury Rate” is specified on the face hereof and unless otherwise set forth on the face hereof, the Treasury Rate for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for the Interest Reset Period of U.S. treasury securities having the Index Maturity specified on the face hereof as that rate appears on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace this page on that service) under the heading “Investment Rate” or, if not so published by 3:00 p.m., New York City time, on such Calculation Date pertaining to the Treasury Rate Determination Date, then the Treasury Rate for the Interest Reset Period will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury.  In the event that the results of the auction are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate for such Interest Reset Period shall be the rate having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “U.S. Government Securities—Treasury bills (Secondary Market)” or, if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on the Treasury Rate Determination Date of treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the heading “U.S. Government Securities—Treasury Bills (Secondary Market).”  If none of the above rates is published by 3:00 p.m., New York City time on the Calculation Date, then the Treasury Rate shall be calculated as a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three (3) leading primary United States government securities dealers selected by the Calculation Agent for the issue of treasury securities with a remaining maturity closest to the Index Maturity specified on the face hereof, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned above, then the Treasury Rate for the Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest

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Reset Period.  If there was no such Interest Reset Period, the Treasury Rate will be the Initial Interest Rate.

(2)           The “Treasury Rate Determination Date” for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which treasury securities would normally be auctioned.  Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday.  If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week.  If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

(F)           Constant Maturity Treasury Rate Notes.

(1)           If the Interest Rate Basis is the Constant Maturity Treasury Rate, this Note shall be deemed to be a “Constant Maturity Treasury Rate Note.”  A Constant Maturity Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Constant Maturity Treasury Rate and the Spread or Spread Multiplier, if any.  If “Constant Maturity Treasury Rate” is specified on the face hereof and unless otherwise specified on the face hereof, “Constant Maturity Treasury Rate” for each Interest Reset Period will be the rate displayed on the Designated Constant Maturity Treasury Page (as defined below) under the caption “Treasury Constant Maturities” under the column for the Designated CMT Maturity Index for either (1) that Constant Maturity Treasury Rate Determination Date (as hereinafter defined), if the Designated Constant Maturity Treasury Page is 7051 (or any other page that may replace this page on that service); or (2) the week, or the month, as set forth on the face hereof, ended immediately preceding the week in which the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date occurs, if the Designated Constant Maturity Treasury Page is 7052 (or any other page that may replace this page on that service).

If the Treasury Rate is no longer displayed on the Designated Constant Maturity Treasury Page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Constant Maturity Treasury Rate will be the Treasury Constant

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Maturity rate for the Designated CMT Maturity Index (as hereinafter defined) as published in H.15(519) for the Constant Maturity Treasury Rate Determination Date.  If the Constant Maturity Treasury Rate is no longer published, or if not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Constant Maturity Treasury Rate for that Constant Maturity Treasury Rate Determination Date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury Rate for the Designated CMT Maturity Index) for that Constant Maturity Treasury Rate Determination Date with respect to the Interest Reset Date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines is comparable to the rate formerly displayed on the Designated Constant Maturity Treasury Page and published in the relevant H.15(519).  If the information in the immediately preceding sentence is not available by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Calculation Agent will calculate the Constant Maturity Treasury Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate Determination Date reported, according to their written records, by three (3) leading primary United States government securities dealers (each, a “CMT Reference Dealer”) in the City of New York selected by the Calculation Agent.  The three (3) CMT Reference Dealers shall be selected from five CMT Reference Dealers selected by the Calculation Agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Notes”) with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.  If the Calculation Agent cannot obtain three (3) Treasury Note quotations as described above, the Treasury Rate will be a rate with a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate Determination Date of three (3) CMT Reference Dealers in the City of New York.  The three (3) CMT Reference Dealers shall be selected from five CMT Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the

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event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million.  If two (2) of these Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.  If fewer than five but more than two (2) CMT Reference Dealers are quoting as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated; provided, however, that if fewer than three (3) CMT Reference Dealers are quoting as described above, then the Constant Maturity Treasury Rate for the Interest Reset Period will be the same as the Constant Maturity Treasury Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Constant Maturity Treasury Rate will be the Initial Interest Rate.

(2)           For purposes of Constant Maturity Treasury Rate Notes, the “Constant Maturity Treasury Rate Determination Date” will be the tenth (10th) Business Day prior to the Interest Reset Date for the applicable Interest Reset Period.  “Designated Constant Maturity Treasury Page” means the display on Moneyline Telerate, Inc. on the page designated on the face hereof, or any successor service or page for the purpose of displaying Treasury Constant Maturities as reported in H.15(519).  If that page is not specified on the face hereof, the Designated Constant Maturity Treasury Page shall be 7052, for the most recent week.  “Designated CMT Maturity Index” means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20, or 30 years) designated on the face hereof with respect to which the Constant Maturity Treasury Rate will be calculated.  If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

(G)           Prime Rate Notes.  If the Interest Rate Basis is the Prime Rate, this Note shall be deemed to be a “Prime Rate Note.”  A Prime Rate Note will bear interest for each Interest Reset Period calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, specified on the face hereof.  The Calculation Agent will determine the Prime Rate for each Interest Reset Period on each Prime Rate Determination Date by the Calculation Date pertaining to such Prime Rate Determination Date.  The Prime Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Prime Rate” means the rate on the

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Calculation Date made available and subsequently published on the Calculation Date in H.15(519) under the heading “Bank Prime Loan” or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Prime Rate Determination Date, the Prime Rate will be the rate on that day as published in the H.15 Daily Update or another recognized electronic source used for the purpose of displaying this rate, under the heading “Bank Prime Loan,” or if neither such rate is published by 3:00 p.m., New York City time, on such Calculation Date pertaining to the Prime Rate Determination Date, the Prime Rate will be the arithmetic mean of the rates of interest offered by various banks that appear on the Reuters Screen USPRIME1 Page (hereinafter defined) as each such bank’s prime rate or base lending rate as in effect for the Prime Rate Determination Date.  If fewer than four (4) such rates appear on the Reuters Screen USPRIME1 Page, the Calculation Agent will select three (3) major banks in New York City after consultation with the Trust.  The Prime Rate will be the arithmetic mean of the prime rates quoted by those three (3) banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Determination Date; provided, however, that if fewer than three (3) banks in New York City are quoting as mentioned in this sentence, the Prime Rate for the Interest Reset Period will be the same as the Prime Rate in effect for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Prime Rate will be the Initial Interest Rate.  “Reuters Screen USPRIME1 Page” means the display designated as page “USPRIME1” on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

(H)          Inverse Floating Rate Notes.  If this Note is designated as an Inverse Floating Rate Note on the face hereof, the Inverse Floating Rate shall be equal to (1) in the case of the period, if any, commencing on the Original Issue Date (or such other date which may be specified on the face hereof as the date on which this Note shall begin to accrue interest), up to the first (1st) Interest Reset Date, a fixed rate of interest established by the Trust as specified on the face hereof, and (2) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest as specified on the face hereof minus the interest rate determined based on the Interest Rate Basis as adjusted by the Spread or Spread Multiplier, if any; provided, however, that (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten (10) days immediately prior to the Maturity Date will be that in effect on the tenth (10th) day preceding the Maturity Date.

(I)            Floating Rate/Fixed Rate Notes.  If this Note is designated as a “Floating Rate/Fixed Rate Note” on the face hereof, this Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, commencing on the Fixed Rate

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Commencement Date specified on the face hereof, in which event the interest rate on this Note will be determined as provided herein as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period.

Section 4.   Optional Redemption.  If no redemption right is set forth on the face hereof, this Note may not be redeemed prior to the Stated Maturity Date, except as set forth in the Indenture.  If a Redemption Right is set forth on the face of this Note, the Trust shall elect to redeem this Note on the Interest Payment Date after the Initial Redemption Date set forth on the face hereof on which the Funding Agreement is to be redeemed in whole or in part by Protective Life Insurance Company (“Protective Life”) (each, a “Redemption Date”), in which case this Note must be redeemed on such Redemption Date in whole or in part, as applicable, in increments of $1,000 at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the applicable Redemption Date.  “Redemption Price” shall mean an amount equal to the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid Principal Amount of this Note to be redeemed.  The unpaid Principal Amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount of the Funding Agreement to be redeemed by Protective Life, by (B) the outstanding principal amount of the Funding Agreement.  The Initial Redemption Percentage, if any, applicable to this Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the Principal Amount thereof to be redeemed.  Notice must be given not more than seventy-five (75) nor less than thirty (30) calendar days prior to the proposed redemption date.  In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.  If less than all of the Notes are redeemed, the Depositary will select by lot the amount of the interest of each direct participant in the Trust to be redeemed.  Unless otherwise specified herein, the Trust may not redeem the Notes after the date that is thirty (30) days prior to the Stated Maturity Date.

Section 5.   Sinking Funds and Amortizing Notes.  Unless this Note is specified as an Amortizing Note on the face hereof, this Note will not be subject to any sinking fund.

Section 6.   Optional Repayment.  If no repayment right is set forth on the face hereof, this Note may not be repaid at the option of the Holder hereof prior to the Stated Maturity Date.  If a Repayment Right is granted on the face of this Note, this Note may be subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a “Repayment Date”).  On any Repayment Date, unless otherwise specified on the face hereof, this Note shall be repayable in whole or in part in increments of $1,000 at the option of the Holder hereof at a repayment price equal to 100% of the Principal Amount to be repaid, together with interest thereon payable to the date of repayment.  For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received by the Indenture Trustee, with the form entitled “Option to Elect Repayment,” below, duly completed by the Indenture Trustee.  Exercise of such repayment option by the Holder hereof shall be irrevocable.

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Section 7.   Modification and Waivers.  The Indenture contains provisions permitting the Trust and the Indenture Trustee (1) at any time without notice to, or the consent of, the Holders of any Notes issued under the Indenture to execute supplemental indentures for certain enumerated purposes and (2) with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected thereby, to execute supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Note affected thereby.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

Section 8.   Obligations Unconditional.  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall impair the right of each Holder of any Note, which is absolute and unconditional, to receive payment of the principal of, and any interest on, such Note on the respective Stated Maturity Date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 9.   Events of Default.  If an Event of Default with respect to Notes of this Series shall occur and be continuing, the principal of the Notes of this Series may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture.  In the event that this Note is a Discount Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 3(b) hereof.

Section 10.   Withholding; Additional Amounts; Tax Event.  All amounts due on this Note will be made net of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law.  Unless otherwise specified on the face hereof, the Trust will not pay any Additional Amounts to the Holders of this Series of Notes in respect of any such withholding or deduction and any such withholding or deduction will not give rise to an Event of Default or any independent right or obligation to redeem the Notes of the Series.  If set forth on the face hereof, in the event the Trust is required, or based on an opinion of independent legal counsel selected by Protective Life a material probability exists that the Trust will be required to pay additional amounts in respect of such withholding or deduction, Protective Life will have the right to redeem the Funding Agreement and, if Protective Life redeems the Funding Agreement, the Trust will redeem this Note at the Redemption Price set forth on the face hereof with no less than thirty (30) days and no more than seventy-five (75) days notice.

If (1) a Tax Event (defined below) as to the relevant Funding Agreement(s) occurs and (2) Protective Life redeems the Funding Agreement in whole or in part, the Trust will redeem the Notes, subject to the terms and conditions of Section 2.04 of the Indenture, at the Tax Event Redemption Price (defined below) together with unpaid interest accrued thereon to the applicable redemption date.  “Tax Event” means that Protective Life shall have received an opinion of

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independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority therefor or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the date the applicable Funding Agreement is entered into, there is more than an insubstantial risk that (i) the Trust is, or will be within ninety (90) days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the relevant Funding Agreement or (ii) the Trust is, or will be within ninety (90) days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.  “Tax Event Redemption Price” means an amount equal to the unpaid principal amount of this Note to be redeemed.  The unpaid principal amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount to be redeemed by Protective Life of the Funding Agreement by (B) the outstanding principal amount of the Funding Agreement.

Section 11.   Listing.  Unless otherwise specified on the face hereof, this Series of Notes will not be listed on any securities exchange.

Section 12.    No Recourse Against Certain Persons.  No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

Section 13.   Miscellaneous.

(a)           This Note is issuable only as a registered Note without coupons in denominations of $1,000 and any integral multiple in excess thereof unless otherwise specifically agreed between the parties and provided on the face of this Note.

(b)           Prior to due presentment for registration of transfer of this Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided (subject to Section 2.09 of the Indenture) and for all other purposes, whether or not this Note be overdue, and none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

(c)           The Notes are being issued by means of a book-entry-only system with no physical distribution of certificates to be made except as provided in the Indenture.  The book-entry system maintained by DTC will evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to

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rules and procedures established by DTC and its participants.  The Trust and the Indenture Trustee will recognize Cede & Co., as nominee of DTC, as the registered owner of the Notes, as the Holder of the Notes for all purposes, including payment of principal, premium (if any) and interest, notices and voting.  Transfer of principal, premium (if any) and interest to participants of DTC will be the responsibility of DTC, and transfer of principal, premium (if any) and interest to beneficial holders of the Notes by participants of DTC will be the responsibility of such participants and other nominees of such beneficial holders.  So long as the book-entry system is in effect, the selection of any Notes to be redeemed or repaid will be determined by DTC pursuant to rules and procedures established by DTC and its participants.  Neither the Trust nor the Indenture Trustee will not be responsible or liable for such transfers or payments or for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

(d)           This Note or portion hereof may not be exchanged for Definitive Notes of this Series of Notes, except in the limited circumstances provided for in the Indenture.  The transfer or exchange of Definitive Notes shall be subject to the terms of the Indenture.  No service charge will be made for any registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Section 14.   GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

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OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Trust to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the Principal Amount hereof together with interest to the repayment date, to the undersigned, at:

(Please print or typewrite name and address of the undersigned).

For this Note to be repaid, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) must receive at its Corporate Trust Office, or at such other place or places of which the Trust shall from time to time notify the Holder of this Note, not more than sixty (60) nor less than thirty (30) days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire Principal Amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $             or an integral multiple of $1,000 in excess of $            ) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

DATE:

Registered Face Amount to be repaid, if amount to be repaid is less than the Registered Face Amount of this Note (Registered Face Amount remaining must be an authorized denomination)	Fill in for registration of Notes if to be issued otherwise than to the registered Holder:
Name:
$	Address:

(Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER:

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SCHEDULE I TO FORM OF INSTITUTIONAL GLOBAL NOTE

Amortization Table or Formula

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EXHIBIT A-3 TO STANDARD INDENTURE TERMS

FORM OF INSTITUTIONAL DEFINITIVE NOTE

CUSIP NO.

PROTECTIVE LIFE SECURED TRUST [     ]-[   ]
SECURED MEDIUM-TERM NOTE

REGISTERED FACE AMOUNT:
No.

THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE (HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE HOLDER (AS DEFINED IN THE INDENTURE) THEREOF.  THIS NOTE IS NOT EXCHANGEABLE FOR A GLOBAL NOTE (AS DEFINED IN THE INDENTURE).

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE HOLDER TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF HAS AN INTEREST HEREIN.

Principal Amount: $

(or principal amount of foreign or composite currency)

Original Issue Date:

Price to Public:

Stated Maturity Date:

Settlement Date and Time:

Securities Exchange Listing:  ☐ Yes  ☐ No.  If yes, indicate name(s) of Securities Exchange(s)

                                                                 .

Authorized Denominations

Collateral held in the Trust:  Protective Life Insurance Company Funding Agreement No. •, all proceeds, rights and books and records related thereto.

Additional Amounts to be Paid: ☐  Yes   ☐  No.

Interest Rate or Formula:

Fixed Rate Note: ☐  Yes   ☐  No.  If yes,

Interest Rate:

Interest Payment Frequency:

☐ Monthly            ☐ Quarterly

☐ Semi-annually  ☐ Annually

Additional/Other Terms:

Amortizing Note: ☐ Yes ☐ No.  If yes,

Amortization schedule or formula:

Additional/Other Terms:

Discount Note: ☐ Yes ☐ No.  If yes,

Registered Face Amount:

Total Amount of Discount:

Yield to Maturity:

Additional/Other Terms:

Redemption Provisions: ☐ Yes  ☐ No.  If yes,

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction, if any:

Additional/Other Terms:

Repayment Provisions: ☐ Yes  ☐ No.  If yes,

Optional Repayment Date(s):

Additional/Other Terms:

Floating Rate Note: ☐ Yes ☐ No.  If yes,

Interest Rate:

Interest Rate Basis(es) (or Base Rate):

CD Rate ☐

Commercial Paper Rate ☐

Federal Funds Rate ☐

LIBOR ☐

☐ LIBOR Reuters Page:

☐ LIBOR Telerate Page:

Designated LIBOR Currency:

Treasury Rate (other than Constant Maturity Treasury Rate) ☐

Constant Maturity Treasury Rate ☐

Designated CMT Telerate Page:

If Telerate Page 7052:

☐ Weekly Average

☐ Monthly Average

Designated CMT Maturity Index:

Prime Rate ☐

Other ☐

Other Base Rate:

Inverse Floating Rate Note ☐

Fixed Interest Rate:

Floating Rate/Fixed Rate ☐

Fixed Interest Rate:

Fixed Rate Commencement Date:

Index Maturity:

Spread and/or Spread Multiplier, if any:

Initial Interest Rate, if any:

Initial Interest Reset Date:

Interest Reset Dates:

Rate Determination Date(s):

Interest Payment Frequency:

☐ Monthly              ☐ Quarterly

☐ Semi-Annually   ☐ Annually

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Additional/Other Terms:

Regular Record Date(s):

Sinking Fund:

Day Count Convention:

Computation of Interest:

☐ 30 over 360              ☐ Actual over Actual

☐ Actual over 360       ☐ Other (See attached)

Specified Currency:

Exchange Rate Agent:

Calculation Agent:

Additional/Other Terms:

The Protective Life Secured Trust designated above (the “Trust”), for value received, hereby promises to pay to the Holder hereof, or its registered assigns, the Principal Amount on the Stated Maturity Date and, if so specified above, to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date specified above to which interest has been paid or duly provided for at the rate per annum determined in accordance with the provisions on the reverse hereof and as specified above, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate per annum on any overdue principal and premium and on any overdue installment of interest as specified above.  Unless otherwise specified above, payments of principal, premium, if any, and interest hereon will be made in U.S. Dollars, as defined in the Indenture, dated as of the Original Issue Date specified in the Pricing Supplement (the “Indenture”), between The Bank of New York (the “Indenture Trustee”) and the Trust.  If the Specified Currency set forth above is a currency other than U.S. Dollars, the Holder shall receive such payments in such Foreign Currency (as hereinafter defined).  The “Principal Amount” of this Note at any time means (1) if this Note is a Discount Note (as hereinafter defined), the Amortized Face Amount (as hereinafter defined) at such time (as defined in Section 3(b) on the reverse hereof) and (2) in all other cases, the Registered Face Amount hereof.  Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture or on the face hereof.

This Note will mature on the Stated Maturity Date, unless its principal (or, any installment of its principal) becomes due and payable prior to the Stated Maturity Date whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the direction of the Trust, notice of the Holder’s option to elect repayment or otherwise (the Stated Maturity Date or any date prior to the Stated Maturity Date on which the principal amount of this Note becomes due and payable, as the case may be, are referred to as the “Maturity Date” with respect to principal of this Note repayable on such date).

A “Discount Note” is any Note that has an Issue Price that is less than 100% of the Registered Face Amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

Except as provided in the following paragraph, the Trust will pay interest on each Interest Payment Date specified above, commencing with the first (1st) Interest Payment Date next succeeding the Original Issue Date, and on the Maturity Date; provided that any payment of principal, premium, if any, or interest to be made on any Interest Payment Date or on a Maturity Date that is not a Business Day (or, if this Note is a LIBOR Note (as defined in Section 3(d)(v)(D) on the reverse hereof), a day that is also not a London Business Day (as hereinafter defined)) shall be made on the next succeeding Business Day (or, if this Note is a LIBOR Note, on the next succeeding Business Day that is also a London Business Day) with the same force and effect as if made on such Interest Payment Date or such Maturity Date, as the case may be, except that with respect to Interest Payment Dates, other than the Maturity Date, if this Note is a LIBOR Note and such next succeeding Business Day that is also a London Business Day falls in the next calendar month, such payment shall be made on the Business Day that is also a London Business Day immediately preceding the Interest Payment Date; provided that, in connection with Floating Rate Notes, and except in the case of an Interest Payment Date that falls on a Maturity Date, interest will continue to accrue to but excluding the date the interest is paid.  The term “London Business Day” means a day other than a Saturday or Sunday on which dealings

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in deposits in U.S. Dollars are transacted, or with respect to any future date are expected to be transacted in the London interbank market.  Unless otherwise specified above, the interest payable on each Interest Payment Date or the Maturity Date will be the amount of interest accrued from and including the Original Issue Date or from and including the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be.

Unless otherwise specified above, the interest payable on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which Regular Record Date shall be the fifteenth (15th) calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided that, notwithstanding any provision of the Indenture to the contrary, interest payable on any Maturity Date shall be payable to the Person to whom principal shall be payable; and provided, further, that unless otherwise specified above, in the case of a Note initially issued between a Regular Record Date and the Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date.

Payments of interest hereon (other than on the Maturity Date) will be made by wire transfer of by check mailed to the registered Holder of this Note.  A Holder of $10,000,000, or its equivalent in a Specified Currency other than U.S. Dollars, or more in aggregate principal amount of Definitive Notes will be entitled to receive payments by wire transfer in immediately available funds, provided that the Indenture Trustee has received from the Holder written, appropriate wire transfer instructions not later than five (5) Business Days prior to the applicable Interest Payment Date. Unless otherwise specified on the face hereof, any principal, premium and/or interest payable hereon on the Maturity Date will be paid in immediately available funds upon surrender of this Note at the Corporate Trust Office of the Indenture Trustee, provided that this Note is presented to the Indenture Trustee (or any such Paying Agent) in time for the Indenture Trustee (or the Paying Agent) to make such payments in such funds in accordance with its normal procedures.

Unless otherwise specified on the face hereof, the Holder hereof will not be obligated to pay any administrative costs imposed by banks in making payments in immediately available funds by the Trust.  Unless otherwise specified on the face hereof, any tax assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder thereof.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon shall have been executed by the Indenture Trustee pursuant to the Indenture, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Trust has caused this instrument to be duly executed, by manual or facsimile signature.

THE PROTECTIVE LIFE SECURED TRUST SPECIFIED ON THE FACE OF THIS NOTE

Dated: Original Issue Date	By: Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee.

By:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Protective Life Secured Trust specified on the face of this Note referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK
As Indenture Trustee

Dated: Original Issue Date

By:
Authorized Signatory

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[REVERSE OF NOTE]

Section 1.   General.  This Note is one of a duly authorized issue of Notes of the Protective Life Secured Trust designated on the face hereof (the “Trust”).  The Series of Notes are issued pursuant to the Indenture.  Capitalized terms not otherwise defined herein shall have their meanings set forth in the Indenture.

Section 2.   Currency.

(a)           Unless specified otherwise on the face hereof, this Note is denominated in, and payments of principal, premium, if any, and/or interest, if any, will be made in U.S. Dollars.  If specified as the Specified Currency on the face hereof this Series of Notes may be denominated in, and payments of principal, premium, if any, and/or interest, if any, may be made in a currency other than U.S. Dollars (a “Foreign Currency”).  If this Note is denominated in a Foreign Currency, the Holder of this Note is required to pay for this Note in the Specified Currency indicated on the face hereof.

(b)           Unless otherwise specified on the face hereof, if payment hereon is required to be made in a Foreign Currency and such currency is unavailable to the Trust for making payments thereof due to the imposition of exchange controls or other circumstances beyond the Trust’s control, or is no longer used by the government of the country which issued such currency or for the settlement of transactions by public institutions of or within the international banking community, then the Trust will be entitled to make payments with respect hereto in U.S. Dollars until such Foreign Currency is again available or so used.  The amount so payable on any date in such Foreign Currency shall be converted into U.S. Dollars at a rate determined by the Exchange Rate Agent on the basis of the noon buying rate in The City of New York for cable transfers in the Foreign Currency as certified for customs purposes by the Federal Reserve Bank of New York (the “Market Exchange Rate”) for such Foreign Currency on the second (2nd) Business Day prior to such payment date, or on such other basis as may be specified on the face hereof.  In the event such Market Exchange Rate is not then available, the Trust will be entitled to make payments in U.S. Dollars (1) if such Foreign Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for such Foreign Currency or (2) if such Foreign Currency is a composite currency, including, without limitation, euros, in an amount determined by the Exchange Rate Agent to be the sum of the results obtained by multiplying the number of units of each component currency of such composite currency, as of the most recent date on which such composite currency was used, by the Market Exchange Rate for such component currency on the second (2nd) Business Day prior to such payment date (or if such Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for such component currency, or as otherwise specified on the face hereof).  Any payment in respect hereof made under such circumstances in U.S. Dollars will not constitute an Event of Default under the Indenture.

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(c)           If the official unit of any component currency of a composite currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion.  If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency.  If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

(d)           In the event of an official redenomination of the Specified Currency (including, without limitation, an official redenomination of any such currency that is a composite currency), the obligations of the Trust to make payments in or with reference to such currency shall, in all cases, be deemed immediately following such redenomination to be obligations to make payments in or with reference to that amount of redenominated currency representing the amount of such currency immediately before such redenomination.  In no event shall any adjustment be made to any amount payable hereunder as a result of (1) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated) or (2) any change in the value of the specified currency relative to any other currency due solely to fluctuations in exchange rates.

(e)           All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval by the Trust or the Administrator) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Trust, the Indenture Trustee and the Holder hereof, and the Exchange Rate Agent shall have no liability therefor.

(f)            All currency exchange costs will be borne by the Holder hereof by deduction from the payments made hereon.

Section 3.   Determination of Interest Rate and Certain Other Terms.

(a)           Fixed Rate Notes.

(i)                            If this Note is specified on the face hereof as a “Fixed Rate Note,” for the period from the Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, the interest rate hereon shall be at the rate per annum stated on the face hereof until, but excluding the date on which the Principal Amount is paid or made available for payment.  Unless otherwise specified on the face hereof, the rate of interest payable on this Note will not be adjusted.

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(ii)                           Unless otherwise specified on the face hereof, the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued; in the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued; in the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued; and in the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth (15th) day of every twelfth calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.  Interest will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed.

(b)           Discount Notes.

(i)            If this Note is specified on the face hereof as a “Discount Note,” this Note shall bear interest at the rate set forth on the face hereof in the same manner as set forth in Section 3(a) above, and payments of principal and interest shall be made as set forth on the face hereof.

(ii)           In the event a Discount Note is redeemed, repaid or accelerated, the amount payable to the Holder of such Note on the Maturity Date will be equal to the sum of (1) the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of Discount Notes, if applicable, multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable); and (2) any unpaid interest accrued on such Discount Notes to the Maturity Date (the “Amortized Face Amount”).  For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of this Note occurs for Discount Notes, the Discount will be accrued using a Constant Yield Method.  The Constant Yield Method will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Notes and an assumption that the Stated Maturity Date of such Discount Notes will not be accelerated.  If the period from the Original Issue Date to the first (1st) Interest Payment Date for Discount Notes (the “Initial Period”) is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued.  If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided above.

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(c)           Amortizing Notes.

(i)            If this Note is specified on the face hereof as an “Amortizing Note,” this Note shall bear interest at the rate set forth on the face hereof, in the same manner as set forth in Section 3(a) above and payments of principal, premium (if any) and interest shall be made as set forth on the face hereof and/or in accordance with Schedule I attached hereto.

(ii)           If it is specified on the face hereof that this Note is an Amortizing Note, the Trust will make payments combining principal, premium (if any) and interest, if applicable, on the dates and in the amounts set forth in the table, or in accordance with the formula, appearing in Schedule I, attached to this Note.  If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount.  The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.

(d)           Floating Rate Notes.

(i)            If this Note is specified on the face hereof as a “Floating Rate Note,” interest on this Note shall accrue and be payable in accordance with this Section 3(d).  A Floating Rate Note may be a CD Rate Note, Commercial Paper Rate Note, Federal Funds Rate Note, LIBOR Note, Treasury Rate Note, Constant Maturity Treasury Rate Note, a Prime Rate Note, an Inverse Floating Rate Note or a Floating Rate/Fixed Rate Note.  For the period from the Original Issue Date to, but not including, the first (1st) Interest Reset Date set forth on the face hereof, the interest rate hereon shall be the Initial Interest Rate specified on the face hereof.  Thereafter, the interest rate hereon will be reset as of and be effective as of each Interest Reset Date; provided, however, that the interest rate in effect for the ten (10) days immediately prior to the Maturity Date will be that in effect on the tenth (10th) day preceding such Maturity Date.

(A)          Unless specified otherwise on the face hereof, Interest Reset Dates are as follows:  (1) in the case of Notes that reset daily, each Business Day, (2) in the case of Notes that reset weekly, other than Treasury Rate Notes, the Wednesday of each week, (3) in the case of Treasury Rate Notes that reset weekly and except as provided below under “Treasury Rate Notes,” the Tuesday of each week, (4) in the case of Notes that reset monthly, the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued, (5) in the case of Notes that reset quarterly, the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued, (6) in the case of Notes that reset semiannually, the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued and (7)

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in the case of Notes that reset annually, the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.

(B)           If any Interest Reset Date would otherwise be a day that is not a Business Day (or, if this Note is a LIBOR Note, a day or Business Day that is not a London Business Day), such Interest Reset Date shall be postponed to the next day that is also a Business Day (or, if this Note is a LIBOR Note, to the next Business Day that is a London Business Day); provided, however, that if this Note is a LIBOR Note and such Business Day that is also a London Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the Business Day that is also a London Business Day immediately preceding such Reset Date.  If this Note is a Treasury Rate Note (as defined below) and an auction date for direct obligations of United States securities shall fall on any Interest Reset Date, then such Interest Reset Date shall instead be the first (1st) Business Day immediately following such auction date.

(C)           If this Note has more than one Interest Reset Date, accrued interest will be calculated by multiplying the Principal Amount of the Note specified on the face hereof by an Accrued Interest Factor.  The Accrued Interest Factor will be computed by adding the interest factors calculated for each day in the Interest Reset Period for which accrued interest is being calculated.  The Interest Reset Period is the period from each Interest Reset Date to, but not including, the following Interest Reset Date.  Unless otherwise specified on the face hereof, the Interest Factor for each such day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes.  In the case of Treasury Rate Notes and Constant Maturity Treasury Rate Notes, the Interest Factor for each such day will be computed by dividing the interest rate by the actual number of days in the year.  The Interest Rate Basis shall be set forth on the face hereof and shall be the Interest Rate Basis, as adjusted in accordance with any Spread or Spread Multiplier and subject to any Maximum Interest Rate or Minimum Interest Rate specified on the face hereof.  Notwithstanding Section 3(d)(i)(E) below, the Interest Factor will be expressed as a decimal calculated to seven decimal places without rounding.  For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on that date.  Unless otherwise specified on the face hereof, the interest rate that is effective on the applicable Interest Reset Date will be determined on the applicable Rate Determination Date and calculated on the applicable Calculation Date.  Unless otherwise specified on the face hereof, the interest rate in effect for each day to and excluding the next Interest Reset Date will be the interest rate that was in effect on the preceding Interest Reset Date.  “Calculation Date” means the date by which the Calculation Agent specified on the face hereof, is to calculate

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the interest rate which will be the earlier of (1) the fifth (5th) Business Day after the related Rate Determination Date, or if any such day is not a Business Day, the next Business Day and (2) the Business Day preceding the applicable Interest Payment Date or the Maturity Date.

(D)          If this Note has one Interest Reset Date, accrued interest will be calculated by multiplying the Principal Amount of the Note specified on the face hereof by the interest rate in effect during the period for which accrued interest is being calculated.  That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes.  In the case of Treasury Rate Notes and Constant Maturity Treasury Rate Notes, the product is multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the actual number of days in the year.

(E)           Unless otherwise specified on the face hereof, all percentages resulting from any calculation of the interest rate on this Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.  All currency amounts used in, or resulting from, the calculation on a Floating Rate Note will be rounded to the nearest one-hundredth of a unit.  For purposes of such rounding, .005 of a unit will be rounded upward.

(ii)           Unless otherwise specified on the face hereof and except as provided below, interest will be payable as follows: (1) if the Reset Date for a Note is daily, weekly or monthly, interest will be payable on the fifteenth (15th) day of each calendar month, beginning in the first (1st) calendar month following the month in which the Note was issued, (2) if the Reset Date for a Note is quarterly, interest will be payable on the fifteenth (15th) day of every third (3rd) calendar month, beginning in the third (3rd) calendar month following the month in which the Note was issued, (3) if the Reset Date for a Note is semiannually, interest will be payable on the fifteenth (15th) day of every sixth (6th) calendar month, beginning in the sixth (6th) calendar month following the month in which the Note was issued, (4) if the Reset Date for a Note is annually, interest will be payable on the fifteenth (15th) day of every twelfth (12th) calendar month, beginning in the twelfth (12th) calendar month following the month in which the Note was issued.  In each of these cases, interest will also be payable on the Maturity Date.

(iii)          If specified on the face hereof, this Note may have either or both of a Maximum Interest Rate or Minimum Interest Rate.  If a Maximum Interest Rate is so designated, the interest rate for a Floating Rate Note cannot ever exceed such Maximum Interest Rate and in the event that the interest rate on any Interest Reset Date would exceed such Maximum Interest Rate (as if no Maximum Interest Rate were in effect) then the interest rate on such Reset Date shall be the Maximum Interest Rate.  If a Minimum Interest Rate is so designated, the interest rate for a

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Floating Rate Note cannot ever be less than such Minimum Interest Rate and in the event that the interest rate on any Interest Reset Date would be less than such Minimum Interest Rate (as if no Minimum Interest Rate were in effect) then the interest rate on such Reset Date shall be the Minimum Interest Rate.  Notwithstanding anything to the contrary contained herein, the interest rate on a Floating Rate Note shall not exceed the maximum interest rate permitted by applicable law.

(iv)          All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the Trust, the Indenture Trustee and the Holder of this Note and neither the Trust, the Indenture Trustee nor the Calculation Agent shall have any liability to the Holder of this Note in respect of any determination, calculation, quote or rate made or provided by the Calculation Agent.  Upon request of the Holder of this Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to this Note.  The Calculation Agent will notify the Indenture Trustee, Paying Agent, Registrar, the Trust and if this Note is listed on a stock exchange, and the rules of such exchange so require, such exchange of each determination of the interest rate, Initial Interest Period, Interest Reset Period, and interest amount payable applicable to this Note promptly after such determination is made.  If the Calculation Agent is incapable or unwilling to act as such or if the Calculation Agent fails duly to establish the interest rate for any interest accrual period or to calculate the interest amount or any other requirements, the Trust will appoint the Paying Agent or another leading commercial bank to act as such in its place.

(v)           Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note on and after the first (1st) Interest Reset Date shall be the interest rate determined in accordance with the provisions of the heading below which has been designated as the Interest Rate Basis on the face hereof, the base rate, plus or minus the Spread, if any, specified on the face hereof and/or multiplied by the Spread Multiplier, if any, specified on the face hereof.

(A)          CD Rate Notes.  If the Interest Rate Basis is the CD Rate, this Note shall be deemed to be a “CD Rate Note.” A CD Rate Note will bear interest at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the CD Rate for each CD Rate Determination Date by the Calculation Date pertaining to such CD Rate Determination Date.  The CD Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “CD Rate” means the rate for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “CDs (Secondary Market)” or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Determination Date, the CD

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Rate for the Interest Reset Period will be the rate on such date for negotiable certificates of deposit of the applicable Index Maturity as published in the H.15 Daily Update under the heading “CDs (Secondary Market).”  If such rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on such Calculation Date, then the CD Rate will be the arithmetic mean of the secondary market offered rates as of 3:00 p.m., New York City time, on such date, of three (3) leading nonbank dealers in negotiable U.S. Dollar certificates of deposit in New York City selected by the Calculation Agent after consultation with the Trust for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the CD Rate for the applicable Interest Reset Period will be the CD Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the CD Rate shall be the Initial Interest Rate.  “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published weekly by the Board of Governors of the Federal Reserve System; and “H.15 Daily Update” means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/, or any successor site or publication.

(B)           Commercial Paper Rate Notes.  If the Interest Rate Basis is the Commercial Paper Rate, this Note shall be deemed to be a “Commercial Paper Rate Note.” A Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Commercial Paper Rate for each Commercial Paper Rate Determination Date by the Calculation Date pertaining to such Commercial Paper Rate Determination Date.  The Commercial Paper Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Commercial Paper Rate” means the Money Market Yield (calculated as described below) on the Calculation Date of the rate for commercial paper having the Index Maturity specified on the face hereof as such rate is published in H.15(519) under the heading “Commercial Paper — Nonfinancial.”  If such rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the Commercial Paper Rate for the Interest Reset Period shall be the Money Market Yield of the rate on such date for commercial paper having the applicable Index Maturity as published in the H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, under the heading “Commercial Paper —

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Nonfinancial.”  If such rate is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying this rate, by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate for the Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 3:00 p.m., New York City time, on such date, of three (3) leading dealers of commercial paper in New York City selected by the Calculation Agent after consultation with the Trust for commercial paper having the applicable Index Maturity placed for an industrial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers selected by the Calculation Agent are not quoting offered rates as mentioned above, the Commercial Paper Rate for the Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Commercial Paper Rate will be the Initial Interest Rate.  “Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield =         D X 360           x          100
                                         360 - (D X M)

where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the applicable Index Maturity.

(C)           Federal Funds Rate Notes.  If the Interest Rate Basis is the Federal Funds Rate, this Note shall be deemed to be a “Federal Funds Rate Note.” A Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine the Federal Funds Rate for each Federal Funds Rate Determination Date by the Calculation Date pertaining to such Federal Funds Rate Determination Date.  The Federal Funds Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Federal Funds Rate” means the rate for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective),” as this rate is displayed on Moneyline Telerate, Inc. on page 120, or any successor service or page (“Telerate Page 120”) or, if not so displayed or published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Rate Determination Date, the Federal Funds Rate for the Interest Reset Period will be the rate on such Calculation Date as published in the H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading “Federal Funds (Effective).”  If such rate is not yet published in either H.15(519), H.15

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Daily Update or another recognized electronic source used for the purpose of displaying this rate by 3:00 p.m., New York City time, on the Calculation Date then the Federal Funds Rate for such Interest Reset Period will be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, on the Calculation Date, for the last transaction in overnight Federal Funds arranged by three (3) leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent after consultation with the Trust.  If the dealers selected by the Calculation Agent, however, are not quoting rates as described above, the Federal Funds Rate for the Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Federal Funds Rate will be the Initial Interest Rate.

If this Note is a Federal Funds Rate Note that resets daily, the interest rate on the Note for the period from and including a Monday to, but excluding, the succeeding Monday will be reset by the Calculation Agent on the second (2nd) Monday, or, if not a Business Day, on the next Business Day, to a rate equal to the average of the Federal Funds Rates in effect for each such day in such week.

(D)          LIBOR Notes.  If the Interest Rate Basis is LIBOR, this Note shall be deemed to be a “LIBOR Note.” A LIBOR Note will bear interest for each Interest Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any.  The Calculation Agent will determine LIBOR for each LIBOR Determination Date by the Calculation Date pertaining to such LIBOR Determination Date.  The LIBOR Determination Date is the second (2nd) London Business Day prior to the Interest Reset Date for each Interest Reset Period.

(1)           Unless otherwise indicated on the face hereof, on a LIBOR Determination Date, the Calculation Agent will determine LIBOR for each Interest Reset Period as follows:

The Calculation Agent will determine the offered rates for deposits in U.S. Dollars for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date, which appears on the “designated LIBOR page” as of 11:00 a.m., London time, on that LIBOR Determination Date.  If “LIBOR Telerate” is designated on the face hereof, “designated LIBOR page” means the display on Moneyline Telerate, Inc. on page 3750, or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.  If “LIBOR Reuters” is designated on the face hereof, “designated LIBOR page” means the arithmetic mean determined by the Calculation Agent of the two (2) or more offered rates (unless the designated LIBOR page by its terms provides only for a single rate, in which case such

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single rate shall be used) on the display on the Reuters Monitor Money Rates Service Page “LIBOR,” or any successor service or page for the purpose of displaying the London interbank offered rates of major banks.  If neither “LIBOR Telerate” nor “LIBOR Reuters” is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified.

(2)           If LIBOR cannot be determined on a LIBOR Determination Date as described above, then the Calculation Agent will determine LIBOR as follows:

The Calculation Agent will select four (4) major banks in the London interbank market after consultation with the Trust.  The Calculation Agent will request that the principal London offices of those four (4) selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the LIBOR Determination Date.  These quotations will be for deposits in U.S. Dollars for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date.  Offered quotations must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. Dollars in the market at the time.  If two (2) or more quotations are provided, LIBOR for the Interest Reset Period will be the arithmetic mean of the quotations.  If fewer than two (2) quotations are provided, the Calculation Agent will select three (3) major banks in New York City after consultation with the Trust and then determine LIBOR for the Interest Reset Period as the arithmetic mean of rates quoted by those three (3) major banks in New York City to leading European banks at approximately 3:00 p.m., New York City time, on the LIBOR Determination Date.  The rates quoted will be for loans in U.S. Dollars, for the period of the Index Maturity specified on the face hereof, commencing on the Interest Reset Date.  Rates quoted must be based on a principal amount equal to an amount that is representative of a single transaction in U.S. Dollars in the market at the time.  If fewer than three (3) New York City banks selected by the Calculation Agent are quoting rates, LIBOR for the Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, LIBOR will be the Initial Interest Rate.

(E)           Treasury Rate Notes.

(1)           If the Interest Rate Basis is the Treasury Rate, this Note shall be deemed to be a “Treasury Rate Note.” A Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread

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or Spread Multiplier, if any.  The Calculation Agent will determine the Treasury Rate for each Treasury Rate Determination Date by the Calculation Date pertaining to such Treasury Rate Determination Date.  Unless “Constant Maturity Treasury Rate” is specified on the face hereof and unless otherwise set forth on the face hereof, the Treasury Rate for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date for the Interest Reset Period of U.S. treasury securities having the Index Maturity specified on the face hereof as that rate appears on the display on Moneyline Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace this page on that service) under the heading “Investment Rate” or, if not so published by 3:00 p.m., New York City time, on such Calculation Date pertaining to the Treasury Rate Determination Date, then the Treasury Rate for the Interest Reset Period will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury.  In the event that the results of the auction are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate for such Interest Reset Period shall be the rate having the Index Maturity specified on the face hereof as published in H.15(519) under the heading “U.S. Government Securities—Treasury bills (Secondary Market)” or, if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on the Treasury Rate Determination Date of treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the heading “U.S. Government Securities—Treasury Bills (Secondary Market).”  If none of the above rates is published by 3:00 p.m., New York City time on the Calculation Date, then the Treasury Rate shall be calculated as a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three (3) leading primary United States government securities dealers selected by the Calculation Agent for the issue of treasury securities with a remaining maturity closest to the Index Maturity specified on the face hereof, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned above, then the Treasury Rate for the Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest

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Reset Period.  If there was no such Interest Reset Period, the Treasury Rate will be the Initial Interest Rate.

(2)           The “Treasury Rate Determination Date” for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which treasury securities would normally be auctioned.  Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday.  If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week.  If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

(F)           Constant Maturity Treasury Rate Notes.

(1)           If the Interest Rate Basis is the Constant Maturity Treasury Rate, this Note shall be deemed to be a “Constant Maturity Treasury Rate Note.”  A Constant Maturity Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Constant Maturity Treasury Rate and the Spread or Spread Multiplier, if any.  If “Constant Maturity Treasury Rate” is specified on the face hereof and unless otherwise specified on the face hereof, “Constant Maturity Treasury Rate” for each Interest Reset Period will be the rate displayed on the Designated Constant Maturity Treasury Page (as defined below) under the caption “Treasury Constant Maturities” under the column for the Designated CMT Maturity Index for either (1) that Constant Maturity Treasury Rate Determination Date (as hereinafter defined), if the Designated Constant Maturity Treasury Page is 7051 (or any other page that may replace this page on that service); or (2) the week, or the month, as set forth on the face hereof, ended immediately preceding the week in which the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date occurs, if the Designated Constant Maturity Treasury Page is 7052 (or any other page that may replace this page on that service).

If the Treasury Rate is no longer displayed on the Designated Constant Maturity Treasury Page, or if not displayed by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Constant Maturity Treasury Rate will be the Treasury Constant

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Maturity rate for the Designated CMT Maturity Index (as hereinafter defined) as published in H.15(519) for the Constant Maturity Treasury Rate Determination Date.  If the Constant Maturity Treasury Rate is no longer published, or if not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Constant Maturity Treasury Rate for that Constant Maturity Treasury Rate Determination Date will be the Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury Rate for the Designated CMT Maturity Index) for that Constant Maturity Treasury Rate Determination Date with respect to the Interest Reset Date then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines is comparable to the rate formerly displayed on the Designated Constant Maturity Treasury Page and published in the relevant H.15(519).  If the information in the immediately preceding sentence is not available by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Constant Maturity Treasury Rate Determination Date, then the Calculation Agent will calculate the Constant Maturity Treasury Rate to be a yield to maturity, based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate Determination Date reported, according to their written records, by three (3) leading primary United States government securities dealers (each, a “CMT Reference Dealer”) in the City of New York selected by the Calculation Agent.  The three (3) CMT Reference Dealers shall be selected from five CMT Reference Dealers selected by the Calculation Agent by eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Notes”) with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.  If the Calculation Agent cannot obtain three (3) Treasury Note quotations as described above, the Treasury Rate will be a rate with a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Constant Maturity Treasury Rate Determination Date of three (3) CMT Reference Dealers in the City of New York.  The three (3) CMT Reference Dealers shall be selected from five CMT Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the

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event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million.  If two (2) of these Treasury Notes have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.  If fewer than five but more than two (2) CMT Reference Dealers are quoting as described above, then the Treasury Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of those quotes will be eliminated; provided, however, that if fewer than three (3) CMT Reference Dealers are quoting as described above, then the Constant Maturity Treasury Rate for the Interest Reset Period will be the same as the Constant Maturity Treasury Rate for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Constant Maturity Treasury Rate will be the Initial Interest Rate.

(2)           For purposes of Constant Maturity Treasury Rate Notes, the “Constant Maturity Treasury Rate Determination Date” will be the tenth (10th) Business Day prior to the Interest Reset Date for the applicable Interest Reset Period.  “Designated Constant Maturity Treasury Page” means the display on Moneyline Telerate, Inc. on the page designated on the face hereof, or any successor service or page for the purpose of displaying Treasury Constant Maturities as reported in H.15(519).  If that page is not specified on the face hereof, the Designated Constant Maturity Treasury Page shall be 7052, for the most recent week.  “Designated CMT Maturity Index” means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20, or 30 years) designated on the face hereof with respect to which the Constant Maturity Treasury Rate will be calculated.  If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

(G)           Prime Rate Notes.  If the Interest Rate Basis is the Prime Rate, this Note shall be deemed to be a “Prime Rate Note.”  A Prime Rate Note will bear interest for each Interest Reset Period calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any, specified on the face hereof.  The Calculation Agent will determine the Prime Rate for each Interest Reset Period on each Prime Rate Determination Date by the Calculation Date pertaining to such Prime Rate Determination Date.  The Prime Rate Determination Date is the second (2nd) Business Day prior to the Interest Reset Date for each Interest Reset Period.  Unless otherwise specified on the face hereof, “Prime Rate” means the rate on the

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Calculation Date made available and subsequently published on the Calculation Date in H.15(519) under the heading “Bank Prime Loan” or, if not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Prime Rate Determination Date, the Prime Rate will be the rate on that day as published in the H.15 Daily Update or another recognized electronic source used for the purpose of displaying this rate, under the heading “Bank Prime Loan,” or if neither such rate is published by 3:00 p.m., New York City time, on such Calculation Date pertaining to the Prime Rate Determination Date, the Prime Rate will be the arithmetic mean of the rates of interest offered by various banks that appear on the Reuters Screen USPRIME1 Page (hereinafter defined) as each such bank’s prime rate or base lending rate as in effect for the Prime Rate Determination Date.  If fewer than four (4) such rates appear on the Reuters Screen USPRIME1 Page, the Calculation Agent will select three (3) major banks in New York City after consultation with the Trust.  The Prime Rate will be the arithmetic mean of the prime rates quoted by those three (3) banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Determination Date; provided, however, that if fewer than three (3) banks in New York City are quoting as mentioned in this sentence, the Prime Rate for the Interest Reset Period will be the same as the Prime Rate in effect for the immediately preceding Interest Reset Period.  If there was no such Interest Reset Period, the Prime Rate will be the Initial Interest Rate.  “Reuters Screen USPRIME1 Page” means the display designated as page “USPRIME1” on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

(H)          Inverse Floating Rate Notes.  If this Note is designated as an Inverse Floating Rate Note on the face hereof, the Inverse Floating Rate shall be equal to (1) in the case of the period, if any, commencing on the Original Issue Date (or such other date which may be specified on the face hereof as the date on which this Note shall begin to accrue interest), up to the first (1st) Interest Reset Date, a fixed rate of interest established by the Trust as specified on the face hereof, and (2) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest as specified on the face hereof minus the interest rate determined based on the Interest Rate Basis as adjusted by the Spread or Spread Multiplier, if any; provided, however, that (1) the interest rate will not be less than zero and (2) the interest rate in effect for the ten (10) days immediately prior to the Maturity Date will be that in effect on the tenth (10th) day preceding the Maturity Date.

(I)            Floating Rate/Fixed Rate Notes.  If this Note is designated as a “Floating Rate/Fixed Rate Note” on the face hereof, this Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, commencing on the Fixed Rate

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Commencement Date specified on the face hereof, in which event the interest rate on this Note will be determined as provided herein as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period.

Section 4.   Optional Redemption.  If no redemption right is set forth on the face hereof, this Note may not be redeemed prior to the Stated Maturity Date, except as set forth in the Indenture.  If a Redemption Right is set forth on the face of this Note, the Trust shall elect to redeem this Note on the Interest Payment Date after the Initial Redemption Date set forth on the face hereof on which the Funding Agreement is to be redeemed in whole or in part by Protective Life Insurance Company (“Protective Life”) (each, a “Redemption Date”), in which case this Note must be redeemed on such Redemption Date in whole or in part, as applicable,  in increments of $1,000 at the applicable Redemption Price (as defined below), together with unpaid interest accrued thereon to the applicable Redemption Date.  “Redemption Price” shall mean an amount equal to the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid Principal Amount of this Note to be redeemed.  The unpaid Principal Amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount of the Funding Agreement to be redeemed by Protective Life, by (B) the outstanding principal amount of the Funding Agreement.  The Initial Redemption Percentage, if any, applicable to this Note shall decline at each anniversary of the Initial Redemption Date by an amount equal to the applicable Annual Redemption Percentage Reduction, if any, until the Redemption Price is equal to 100% of the Principal Amount thereof to be redeemed.  Notice must be given not more than seventy-five (75) nor less than thirty (30) calendar days prior to the proposed redemption date.  In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.  If less than all of the Notes are redeemed, the Indenture Trustee will select by lot or in its discretion, on a pro rata basis, the amount of the interest of each direct participant in the Trust to be redeemed.  Unless otherwise specified herein, the Trust may not redeem the Notes after the date that is thirty (30) days prior to the Stated Maturity Date.

Section 5.   Sinking Funds and Amortizing Notes.  Unless this Note is specified as an Amortizing Note on the face hereof, this Note will not be subject to any sinking fund.

Section 6.   Optional Repayment.  If no repayment right is set forth on the face hereof, this Note may not be repaid at the option of the Holder hereof prior to the Stated Maturity Date.  If a Repayment Right is granted on the face of this Note, this Note may be subject to repayment at the option of the Holder on any Interest Payment Date on and after the date, if any, indicated on the face hereof (each, a “Repayment Date”).  On any Repayment Date, unless otherwise specified on the face hereof, this Note shall be repayable in whole or in part in increments of $1,000 at the option of the Holder hereof at a repayment price equal to 100% of the Principal Amount to be repaid, together with interest thereon payable to the date of repayment.  For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received by the Indenture Trustee, with the form entitled “Option to Elect Repayment,” below, duly completed by the Indenture Trustee.  Exercise of such repayment option by the Holder hereof shall be irrevocable.

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Section 7.   Modification and Waivers.  The Indenture contains provisions permitting the Trust and the Indenture Trustee (1) at any time without notice to, or the consent of, the Holders of any Notes issued under the Indenture to execute supplemental indentures for certain enumerated purposes and (2) with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes affected thereby, to execute supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders of Notes under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Note affected thereby.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Notes.

Section 8.   Obligations Unconditional.  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall impair the right of each Holder of any Note, which is absolute and unconditional, to receive payment of the principal of, and any interest on, such Note on the respective Stated Maturity Date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 9.   Events of Default.  If an Event of Default with respect to Notes of this Series shall occur and be continuing, the principal of the Notes of this Series may be declared due and payable, or may be automatically accelerated, as the case may be, in the manner and with the effect provided in the Indenture.  In the event that this Note is a Discount Note, the amount of principal of this Note that becomes due and payable upon such acceleration shall be equal to the amount calculated as set forth in Section 3(b) hereof.

Section 10.   Withholding; Additional Amounts; Tax Event.  All amounts due on this Note will be made net of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law.  Unless otherwise specified on the face hereof, the Trust will not pay any Additional Amounts to the Holders of this Series of Notes in respect of any such withholding or deduction and any such withholding or deduction will not give rise to an Event of Default or any independent right or obligation to redeem the Notes of the Series.  If set forth on the face hereof, in the event the Trust is required, or based on an opinion of independent legal counsel selected by Protective Life a material probability exists that the Trust will be required to pay additional amounts in respect of such withholding or deduction, Protective Life will have the right to redeem the Funding Agreement and, if Protective Life redeems the Funding Agreement, the Trust will redeem this Note at the Redemption Price set forth on the face hereof with no less than thirty (30) days and no more than seventy-five (75) days notice.

If (1) a Tax Event (defined below) as to the relevant Funding Agreement(s) occurs and (2) Protective Life redeems the Funding Agreement in whole or in part, the Trust will redeem the Notes, subject to the terms and conditions of Section 2.04 of the Indenture, at the Tax Event Redemption Price (defined below) together with unpaid interest accrued thereon to the applicable redemption date.  “Tax Event” means that Protective Life shall have received an opinion of

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independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority therefor or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the date the applicable Funding Agreement is entered into, there is more than an insubstantial risk that (i) the Trust is, or will be within ninety (90) days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the relevant Funding Agreement or (ii) the Trust is, or will be within ninety (90) days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.  “Tax Event Redemption Price” means an amount equal to the unpaid principal amount of this Note to be redeemed.  The unpaid principal amount of this Note to be redeemed shall be determined by multiplying (1) the Outstanding Principal Amount of this Note by (2) the quotient derived by dividing (A) the outstanding principal amount to be redeemed by Protective Life of the Funding Agreement by (B) the outstanding principal amount of the Funding Agreement.

Section 11.   Listing.  Unless otherwise specified on the face hereof, this Series of Notes will not be listed on any securities exchange.

Section 12.    No Recourse Against Certain Persons.  No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against the Nonrecourse Parties, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such personal liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

Section 13.   Miscellaneous.

(a)           This Note is issuable only as a registered Note without coupons in denominations of $1,000 and any integral multiple in excess thereof unless otherwise specifically agreed between the parties and provided on the face of this Note.

(b)           Prior to due presentment for registration of transfer of this Note, the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided (subject to Section 2.09 of the Indenture) and for all other purposes, whether or not this Note be overdue, and none of the Trust, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Trust or the Indenture Trustee shall be affected by notice to the contrary.

(c)           The Notes are being issued by means of a physical distribution of notes to be made as provided in the Indenture.  The Register maintained by the Registrar will evidence ownership of the Notes, with transfers of ownership effected on the Register and through the Transfer Agent.  Transfer of principal, premium (if any) and interest to

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the Holder will be the responsibility of the Paying Agent.  The selection of any Notes to be redeemed or repaid will be determined by the Indenture Trustee pursuant to the Indenture.

(d)           This Note or portion hereof may not be exchanged for Global Notes of this Series of Notes.  No service charge will be made for any registration of transfer or exchange, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Section 14.   GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

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OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Trust to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the Principal Amount hereof together with interest to the repayment date, to the undersigned, at:

(Please print or typewrite name and address of the undersigned).

For this Note to be repaid, the Indenture Trustee (or the Paying Agent on behalf of the Indenture Trustee) must receive at its Corporate Trust Office, or at such other place or places of which the Trust shall from time to time notify the Holder of this Note, not more than sixty (60) nor less than thirty (30) days prior to a Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire Principal Amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be $              or an integral multiple of $1,000 in excess of $             ) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

DATE:

Registered Face Amount to be repaid, if amount to be repaid is less than the Registered Face Amount of this Note (Registered Face Amount remaining must be an authorized denomination)	Fill in for registration of Notes if to be issued otherwise than to the registered Holder:
Name:
$	Address:

(Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER:

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SCHEDULE I TO FORM OF INSTITUTIONAL DEFINITIVE NOTE

Amortization Table or Formula

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EXHIBIT F

STANDARD SELLING AGENT AGREEMENT TERMS

PROTECTIVE LIFE INSURANCE COMPANY

$3,000,000,000

SECURED INTERNOTES® PROGRAM

Dated as of November 7, 2003

        This document constitutes Standard Selling Agent Agreement Terms which are incorporated by reference in the Selling Agent Agreement, dated as of the date set forth therein (the "Selling Agent Agreement"), by and among the Trust, the Company, and each Agent specified in the Selling Agent Agreement. The Selling Agent Agreement is set forth in Section F of the Omnibus Instrument and these Standard Selling Agent Agreement Terms are attached as Exhibit F to the Omnibus Instrument.

        These Standard Selling Agent Agreement Terms shall be of no force and effect unless and until incorporated by reference into, and then only to the extent not modified by, the Selling Agent Agreement.

        The following terms and provisions shall govern the terms of the distribution of the Notes issued by the Trust, subject to such other terms and provisions expressly adopted in the Selling Agent Agreement.

        Capitalized terms not otherwise defined in these Standard Selling Agent Agreement Terms shall have their respective meanings ascribed to them in the Selling Agent Agreement.

        In connection with the Protective Life Secured InterNotes® Program (the "Retail Program"), the Company has authorized the issuance and sale from time to time of funding agreements to Protective Life Secured Trusts in order to secure the issuance of medium-term notes due nine months or more from the date of issuance by the Trust and any other trust organized in connection with the Registration Statement (defined below) of up to U.S. $3,000,000,000 aggregate initial offering price of such notes (or its equivalent as determined pursuant to Section III(b)(vii) herein) to the Agents pursuant to the terms of this Selling Agent Agreement, any other selling agent agreement entered into by and among the Company, the agent(s) named therein and any trust (other than the Trust) organized in connection with the Registration Statement and any distribution agreement (each, a "Distribution Agreement") entered into by and among the Company, the dealer(s) named therein and any trust (other than the Trust) organized in connection with the Protective Life Secured Medium-Term Notes Program (the "Institutional Program," together with the Retail Program, the "Program").

        The Notes are to be issued pursuant to the Indenture. The Trust shall issue only one Series of Notes. The Trust will use the net proceeds from the sale of the Notes to purchase one or more funding agreements (each a "Funding Agreement") from the Company. The Notes will be secured by one or more Funding Agreement(s) which will be assigned by the Trust to the Indenture Trustee on behalf of the holders of the Notes pursuant to the Indenture. In connection with the sale of the Notes, the Trust will prepare a Pricing Supplement (the "Pricing Supplement") including or incorporating by reference a description of the terms of the Notes, the terms of the offering and a description of the Trust.

        Subject to the terms and conditions contained in the Selling Agent Agreement, the Company and the Trust hereby (1) appoint Incapital LLC as purchasing agent (the "Purchasing Agent"); (2) appoint the Purchasing Agent and each of the other parties listed on the signature page hereto as agents of the Company and the Trust (the Purchasing Agent and each such party, an "Agent") for the purpose of soliciting offers to purchase the Notes, and each of the Agents hereby agrees to use its reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company and the Trust at such times and in such amounts as the Company and the Trust shall from time to time specify in accordance with the terms hereof and after consultation with the Purchasing Agent; and (3) agree that the sale of the Notes shall be sold pursuant to this Selling Agent Agreement, with the Purchasing Agent purchasing such Notes as principal for resale to the Agents or dealers (the "Selected Dealers"), each of whom will purchase such Notes as principal.

I.

        The Company has made the requisite filings with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company has filed with the Commission a registration statement on Form S-3 (No. 333-100944) and pre-effective amendment no. 1 thereto for the registration of funding agreements and notes under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Company has filed such post-effective amendments thereto as may be required prior to the Trust's acceptance of any offer for the purchase of Notes and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable) is referred to herein as the "Registration Statement"; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplements and Pricing Supplement(s) relating to the offering of the Notes), in the form first furnished to the Agents for use in confirming sales of the Notes, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement", and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the 1934 Act, prior to any acceptance by the Trust of an offer for the purchase of Notes; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus and any prospectus supplement used before the Registration Statement became effective and any prospectus and any prospectus supplement furnished by the Company after the Registration Statement became effective and before any acceptance by the Trust of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus and prospectus supplement filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Selling Agent Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Selling Agent Agreement to financial statements and schedules and other information which is "disclosed", "contained", "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Selling Agent Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

2

II.

        The Agents' obligations hereunder are subject to the following conditions:

        (a)   Legal Opinions. On the day of delivery of the applicable notes to the Purchasing Agent (the "Settlement Date") for the first series of notes issued under the Program (the "Initial Settlement Date"), the Agents shall have received the legal opinions in (1) through (12) below in form and substance satisfactory to the Purchasing Agent; for all issues after the Initial Settlement Date, the Agents shall have received the opinions in (1) through (12) below unless previously provided on the later of (x) the Initial Settlement Date or (y) the first settlement date following the most recent annual anniversary date of the Initial Settlement Date, or unless otherwise agreed among the Company, the Trust and the Purchasing Agent:

          (1)   Opinion of Counsel for the Company.    The opinion of Debevoise & Plimpton or other external counsel reasonably satisfactory to the applicable Agents or internal legal counsel to the Company which shall be at least a Senior Associate Legal Counsel to the Company (in either case, the "Company Approved Counsel"), to the effect set forth in Exhibit A hereto;

          (2)   Opinion of Counsel for the Trust.    The opinion of Richards Layton & Finger, or, subsequent to the Initial Settlement Date, Company Approved Counsel, to the effect set forth in Exhibit B hereto;

          (3)   Opinion of Counsel for the Trustee.    The opinion of Richards, Layton & Finger, or other external counsel reasonably satisfactory to the Purchasing Agent, as counsel for the trustee of the Trust (the "Trustee") to the effect set forth in Exhibit C hereto;

          (4)   Opinion of Counsel for the Administrator.    The opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP, or other external counsel reasonably satisfactory to the Purchasing Agent, as counsel for AMACAR Pacific Corp., as administrator (the "Administrator") to the effect set forth in Exhibit D hereto;

          (5)   Opinion of Counsel for the Trust Concerning Delaware Security Interest Matters.    The opinion of Richards, Layton & Finger, or other external counsel reasonably satisfactory to the Purchasing Agent, as counsel for the Trust to the effect set forth in Exhibit E hereto;

          (6)   Opinion of Counsel for the Company Concerning Certain Tax Matters.    The opinion of Debevoise & Plimpton, counsel for the Company, to the effect set forth in Exhibit F hereto;

          (7)   Opinion of Counsel for the Company Concerning Certain Insurance Insolvency Matters.    The opinion of Bass, Berry & Sims PLC, Tennessee counsel for the Company, or, subsequent to the Initial Settlement Date, Company Approved Counsel, to the effect set forth in Exhibit G hereto;

          (8)   Opinion of Counsel for the Company Concerning Certain Insurance Regulatory Matters.    The opinion of White & Case, Counsel for the Company, to the effect set forth in Exhibit H hereto;

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          (9)   Opinion of Counsel for the Agents Concerning Certain Federal Securities Law Matters.    The opinion of Sidley Austin Brown & Wood LLP, counsel for the Agents, to the effect set forth in Exhibit I hereto;

          (10) Opinion of Counsel for the Agents Concerning Certain New York Security Interest Matters.    The opinion of Sidley Austin Brown & Wood LLP, counsel for the Agents, to the effect set forth in Exhibit J hereto;

          (11) Opinion of Counsel for the Company Concerning Certain New York Law Matters.    The opinion of Debevoise & Plimpton or Company Approved Counsel, as counsel for the Company, to the effect set forth in Exhibit K; and

          (12) Opinion of Delaware Counsel Concerning Enforceability of the Funding Agreement.    The opinion of Richards Layton & Finger, or, subsequent to the Initial Settlement Date, Company Approved Counsel, to the effect set forth in Exhibit L hereto.

        (b)   Negative Assurances.    Unless otherwise agreed, on the Initial Settlement Date and on the most recent date specified in Section VII(a), the Company and the Trust shall have made available to the Agents or the Agents shall have received the following negative assurances, dated as of the Initial Settlement Date or the date set forth in Section VII(a), if applicable, and in form and substance satisfactory to the Agents:

          (1)   Negative Assurance of Counsel for the Agents.    The negative assurance of Sidley Austin Brown & Wood LLP, counsel for the Agents, with respect to the matters set forth in Exhibit M hereto; and

          (2)   Negative Assurance of Counsel for the Company.    The negative assurance of Debevoise & Plimpton or Company Approved Counsel, as counsel for the Company, to the effect set forth in Exhibit N hereto.

        (c)   Company Officer's Certificate.    On the Settlement Date there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of an officer of the Company who is at least a Senior Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Settlement Date or other agreed upon date to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such person's knowledge, are threatened by the Commission.

        (d)   Trust Officer's Certificate.    On the Settlement Date there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust,

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whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of an officer of the Administrator of the Trust, dated as of the Settlement Date or other agreed upon date to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Trust herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, and (iii) the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate.

        (e)   Comfort Letter of Accountants to the Company.    On the Initial Settlement Date and on the most recent date specified in Section VII(b), the Agents shall have received a letter from PricewaterhouseCoopers LLP or its successor, as accountants to the Company (the "Accountants"), dated as of the applicable date and in form and substance satisfactory to the Agents, to the effect set forth in Exhibit O hereto.

        (f)    Miscellaneous Conditions.    The obligations of the Agents to purchase Notes as principal under this Selling Agent Agreement are further subject to the conditions (i) of the accuracy of the representations and warranties, as of the date on which such representations and warranties were made, or deemed to be made pursuant to Section VI, on the part of the Company and Trust herein contained or contained in any certificate of an officer or trustee of the Company or Trust, respectively, delivered pursuant to the provisions hereof, to the performance and observance by each of the Trust and the Company of its covenants and other obligations hereunder and (ii) that the Registration Statement has become effective under the 1933 Act and 1934 Act, as applicable, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, and no proceedings for such purpose shall have been instituted or shall be pending or, to the knowledge of the Company, threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

        Further, if specifically called for by the Purchasing Agent in this Selling Agent Agreement the Purchasing Agent's obligations hereunder shall be subject to such additional conditions, including those set forth in clauses (a), (b), (c), (d), (e), (f) and (g) of this Section, as agreed to by the parties, each of which such agreed conditions shall be met on the Settlement Date.

        (g)   Additional Documents.    On the Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company and the Trust in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Purchasing Agent and to counsel to the Agents.

        If any condition specified in this Section II shall not have been fulfilled when and as required to be fulfilled, this Selling Agent Agreement may be terminated by any Agent (as to itself only) by notice to the Company and Trust at any time and any such termination shall be without liability of any party to any other party except as provided in Section XIII hereof and except that Sections VIII, IX, XI and XII hereof shall survive any such termination and remain in full force and effect.

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III.

        (a)   Covenants of the Company and the Trust.    In further consideration of your agreements herein contained, the Company and the Trust jointly and severally covenant and agree with each Agent as follows:

          (i)    Preparation of Pricing Supplements.    The Company and the Trust will prepare, with respect to any Notes to be sold to the Agents pursuant to this Selling Agent Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and attached as Exhibit P. The Company and Trust will deliver such Pricing Supplement no later than 1:00 p.m., New York City time, on the business day following the date of the Company's and Trust's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act.

          (ii)   Use of Proceeds.    The Trust will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Prospectus.

          (iii)  Suspension of Certain Obligations.    After the completion of the distribution of the Notes to investors other than the Agent(s), the Company and the Trust, as applicable, shall not be required to comply with the provisions of Sections III(a)(i), (ii), (vi), (vii) and (viii) or Sections III(b)(i), (ii), (vii), (viii), (x), and (xi).

          (iv)  Listing.    If listing of the Notes is specified in the Pricing Supplement, the Company and the Trust shall use reasonable efforts to obtain and maintain approval for the listing of the Notes on the securities exchange designated in the Pricing Supplement until such time as none of the Notes are outstanding.

           (v)  Blue Sky Qualifications.    The Company and the Trust shall endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as such Agents shall reasonably request; provided, however, that the Company and the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (vi)  The Depository Trust Company.    The Company and Trust shall assist the Agents in arranging to cause the Notes to be eligible for settlement through the facilities of The Depository Trust Company.

         (vii)  Notice of Amendment to Indenture or Trust Agreement.    The Trust will give the Agents at least seven (7) days' prior notice in writing of any proposed amendment to the Indenture or Trust Agreement and, except in accordance with the applicable provisions of the Indenture or Trust Agreement, not make or permit to become effective any amendment to the Indenture or Trust Agreement which may adversely affect the interests of the Agents or any holder of any outstanding Notes without the consent of the affected party.

        (viii)  Authorization to Act on Behalf of the Trust.    The Trust will, from time to time, after receiving a written request from an Agent, deliver to the Agents a certificate as to the names and signatures of those persons authorized to act on behalf of the Trust in relation to the Program if such information has changed.

          (ix)  Notice of Meeting.    The Trust will furnish to the Agents, at the same time as it is dispatched, a copy of notice of any meeting of the holders of Notes which is called to consider any matter which is material in the context of the Trust.

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        (b)   Further Covenants of the Company.    The Company further covenants and agrees with each Agent as follows:

            (i)  Notice of Certain Events Regarding Registration Statement, Prospectus and Ratings.    Prior to the Settlement Date, the Company with respect to the Registration Statement and Prospectus will notify the Agents immediately, and confirm such notice in writing of (A) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment or supplement to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the notes issued pursuant to the Registration Statement), (B) the receipt of any comments from the Commission with respect to the Registration Statement and the Prospectus and a Rule 462(b) Registration Statement, (C) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus or Prospectus, or of the initiation of any proceedings for that purpose, or (E) any change in the rating assigned by Moody's Investors Service, Inc. or its successor ("Moody's") and Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. or its successor ("S&P") (Moody's and S&P are referred to herein as the "Ratings Agencies") to the Program, the Notes or the notes issued pursuant to the Registration Statement, as applicable, or the withdrawal by any Ratings Agency of its rating of the Program, the Notes, or the notes issued pursuant to the Registration Statement, as applicable. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

           (ii)  Filing or Use of Amendments.    Prior to the Settlement Date, the Company will give the Agents advance notice of their intention to file or prepare any additional registration statement with respect to the registration of additional notes to be issued pursuant to the Registration Statement, any amendment or supplement to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or to the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the notes to be issued pursuant to the Registration Statement), whether pursuant to the 1933 Act, the 1934 Act, or otherwise, will furnish to such Agents copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such document in a form as to which an Agent or counsel for the Agents shall reasonably object in writing, unless, in the judgment of the Company and its counsel, such amendment or supplement is necessary to comply with law.

          (iii)  Delivery of the Registration Statement.    The Company will furnish to the Agents and to counsel for the Agents, upon request, without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein), and copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to an Agent will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (iv)  Delivery of the Prospectus.    The Company will furnish to each Agent, without charge, such number of copies of the Prospectus (as amended or supplemented) as such Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to such Agent will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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           (v)  Revisions of Prospectus—Material Changes.    If at any time prior to the Settlement Date any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents, counsel for the Company or counsel for the Trust, to amend or supplement the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, to amend or supplement the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, as applicable, the Company shall give prompt notice, confirmed in writing, to the Agents to cease the solicitation of offers for the purchase of Notes and to cease sales of any Notes by the Purchasing Agent, and the Company will promptly prepare and file with the Commission subject to Section III(b)(ii) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Agents, without charge, such number of copies of such amendment or supplement as the Agents may reasonably request. In addition, the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") so as to permit the completion of the distribution of each offering of Notes.

          (vi)  Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

         (vii)  Outstanding Aggregate Principal Amount of Notes.    The Company will promptly, upon request by an Agent, notify such Agent of the aggregate principal amount of notes issued pursuant to the Registration Statement from time to time outstanding under the Program in their currency of denomination and (if so requested) expressed in United States dollars. For the purpose of determining the aggregate principal amount of such notes outstanding (A) the principal amount of notes issued pursuant to the Registration Statement, denominated in a currency other than United States dollars shall be converted into United States dollars using the spot rate of exchange for the purchase of the relevant currency against payment of United States dollars being quoted by the Paying Agent (as defined in the Indenture) on the date on which the relevant notes issued pursuant to the Registration Statement were initially offered, (B) any notes issued pursuant to the Registration Statement which provide for an amount less than the principal amount thereof to be due and payable upon redemption following an Event of Default (as defined in the Indenture) in respect of such notes issued pursuant to the Registration Statement, shall have a principal amount equal to their redemption amount, (C) any zero coupon (and any other notes issued pursuant to the Registration Statement issued at a discount or premium) shall have a principal amount equal to their price to the public and (D) the currency in which any notes issued pursuant to the Registration Statement are payable, if different from the currency of their denomination, shall be disregarded.

        (viii)  Notice of Certain Events Regarding 1934 Act Filings and Ratings.    Prior to the Settlement Date, the Company with respect to its filings with the Commission under the 1934 Act will notify the Agents immediately, and confirm such notice in writing, as applicable, of (A) the receipt of any comments from the Commission, (B) any request by the Commission for any amendments to such filings, (C) the issuance by the Commission of any stop order suspending the effectiveness of such

8

  filings, or of the initiation of any proceedings for that purpose or (D) any change in the rating assigned by any Ratings Agency to any debt securities or financial strength of the Company, or the withdrawal by any Ratings Agency of its rating of any debt securities or the financial strength of the Company. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (ix)  Earnings Statements.    The Company will timely file such reports pursuant to the 1934 Act and the 1934 Act Regulations, as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

           (x)  Restrictions on the Offer and Sale of Funding Agreements.    Except pursuant to a Distribution Agreement or any other selling agent agreement in connection with the Retail Program, the Company shall not issue or agree to issue, during the period commencing on the date of this Selling Agent Agreement and continuing to and including the Settlement Date with respect to such Notes, any Funding Agreement or similar agreement for the purpose of supporting the issuance by a special purpose entity of securities denominated in the same currency or substantially similar to such Notes, in each case without prior notice to the applicable Agents.

          (xi)  Use of Proceeds.    The Company will use the net proceeds received by it from the issuance and sale of the Funding Agreement in the manner specified in the Prospectus.

IV.

        (a)   Solicitations as Agent.    The Agents propose to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to the Agents from time to time by the Company and the Trust or the Purchasing Agent, as the case may be. For the purpose of such solicitation, the Agents are not authorized, without the prior written consent of the Company, to provide any written information relating to the Company and the Trust to any prospective purchaser other than the Prospectus as then amended or supplemented which has been most recently distributed to the Agents by the Company, and the Agents will solicit offers to purchase only as permitted or contemplated thereby and herein and will solicit offers to purchase the Notes only as permitted by the 1933 Act and the applicable securities laws or regulations of any jurisdiction. The Company and the Trust reserve the right, in their sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company and the Trust, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company and the Trust has advised the Agents that such solicitation may be resumed.

        Unless otherwise instructed by the Company and the Trust, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $1,000 or more (in multiples of $1,000). The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company and the Trust. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. The Company and the Trust agree to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to the Selling Agent Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit Q hereto (the "Concession"); provided, however, that the Company, the Trust and the Purchasing Agent may agree also to a Concession greater than or less than the percentages set forth on Exhibit Q hereto. The actual aggregate Concession with respect to the Notes will be set forth in the related Pricing Supplement. The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

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        Unless otherwise authorized by the Company and the Trust, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

        (b)   Sale of Notes.    The Company and the Trust shall not sell Notes in excess of the aggregate initial offering price of notes registered pursuant to the Registration Statement and any additional aggregate offering price of notes registered pursuant to a Rule 462(b) Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of notes sold (including the Notes), or of otherwise monitoring the availability of notes for sale, under the Registration Statement.

        (c)   Administrative Procedures.    Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit R (the "Procedures"), as amended from time to time. Unless otherwise provided in a Selling Agent Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder. Unless otherwise agreed, the Agents, the Company and the Trust shall perform, and the Company agrees to cause the Administrator and Indenture Trustee to perform, their respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company, the Trust and the Agents.

V.

        Purchases as Principal.    Each sale of Notes shall be made in accordance with the terms of this Selling Agent Agreement which provides for the sale of such Notes to, and the purchase and reoffering thereof by, the Purchasing Agent as principal. This Selling Agent Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The offering of Notes by the Trust hereunder and the Purchasing Agent's agreement to purchase Notes pursuant to the Selling Agent Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company and the Trust herein contained and shall be subject to the terms and conditions herein set forth. This Selling Agent Agreement describes the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and specifies, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Trust, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes, whether the Notes provide for a Survivor's Option, whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms.

VI.

        (a)   Representations and Warranties of the Trust and the Company.    Each of the Trust and the Company jointly and severally represent and warrant to each Agent as of the date hereof, as of the Settlement Date and as of any time prior to the Settlement Date that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the notes issued pursuant to the Registration Statement, including the establishment of or a change in the interest rates, maturity or price of Notes or similar changes) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

            (i)  Due Formation and Good Standing of the Trust.    The Trust is either a statutory trust or common law trust, as specified in this Selling Agent Agreement, duly formed under Delaware law

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  pursuant to the Trust Agreement and, if the Trust is a statutory trust, the filing of a certificate of trust with the Delaware Secretary of State, which is validly existing and in good standing as a statutory trust or common law trust, as applicable, under the laws of the State of Delaware.

           (ii)  No Material Changes.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no event or occurrence that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Trust or on the power or ability of the Trust to perform its obligations under this Selling Agent Agreement, the Indenture, the Trust Agreement, the Funding Agreement(s), the Administrative Services Agreement (the "Administration Agreement"), between the Trustee, on behalf of the Trust, and the Administrator, the License Agreement (the "License Agreement") between the Trust and Protective Life Corporation or the Notes or to consummate the transactions to be performed by it as contemplated in the Prospectus (a "Trust Material Adverse Effect") and (B) there have been no transactions entered into by the Trust, other than those related to the Retail Program or in the ordinary course of business, which are material with respect to the Trust.

          (iii)  Authorization of this Selling Agent Agreement, each Funding Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the License Agreement and the Notes.    This Selling Agent Agreement, each relevant Funding Agreement, the Indenture, the Administration Agreement and the License Agreement have been or will be duly authorized, executed and delivered by the Trust. Assuming that each party to this Selling Agent Agreement, each relevant Funding Agreement, the Trust Agreement, the Administration Agreement, the License Agreement and the Indenture other than the Trust, as applicable, has duly authorized, executed and delivered each such agreement, then this Selling Agent Agreement, each relevant Funding Agreement, the Trust Agreement, the Administration Agreement, the Indenture and the License Agreement will each be a valid and legally binding agreement of the Trust enforceable against the Trust in accordance with its terms, as applicable, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and (B) except as enforcement thereof may be limited by requirements that a claim with respect to the Notes issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States, and (C) that no representation or warranty is made with respect to the enforceability of Section VIII hereof, and (D) that no representation or warranty is made with respect to the enforceability of the Funding Agreement(s) to the extent that the source of the funds used by the Trust to purchase such Funding Agreement renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA Patriot Act of 2001, as amended, or any other law, rule or regulation, relating to money laundering, terrorist financing or other illegal activities; the Notes have been duly authorized by the Trust for offer, sale, issuance and delivery pursuant to this Selling Agent Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). Subject to the exceptions set forth in the preceding sentence, the Notes, when executed by the Trust and issued, authenticated and delivered in the manner provided for in the

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  Indenture and delivered against payment of the consideration therefor, will be entitled to the benefits of the Indenture.

          (iv)  Absence of Defaults and Conflicts.    The Trust is not in violation of its certificate of trust, if applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of the property or assets of the Trust is subject (the "Trust Agreements and Instruments"), except for such violations or defaults that would not reasonably be expected to result in a Trust Material Adverse Effect; and (A) the execution, delivery and performance of this Selling Agent Agreement, the Indenture, the Notes, each Funding Agreement, the Administration Agreement, the License Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Trust in connection with the transactions contemplated by the Prospectus, (B) the performance of the Trust Agreement (all agreements and instruments referenced in clauses (A) and (B) above are referred to herein as the "Program Documents"), (C) the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Notes and the use of proceeds therefrom as described in the Prospectus) and (D) the compliance by the Trust with its obligations under the Program Documents do not and will not constitute a breach, violation or default which (1) gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust under, or (2) result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Trust pursuant to, any Trust Agreements and Instruments, nor will such action result in any violation of the Trust's certificate of trust, if applicable, the Trust Agreement and the Trust is not in default in the performance or observance of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its assets, properties or operations; provided that no representation or warranty is made with respect to the Funding Agreement(s) to the extent that the source of the funds used by the Trust to purchase such Funding Agreement renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA Patriot Act of 2001, as amended, or any other law, rule or regulation, relating to money laundering, terrorist financing or other illegal activities; provided further that in the case of clause (1) of this paragraph (viii), this representation and warranty shall not extend to such repurchase, redemption or repayment that would not result in a Trust Material Adverse Effect and in the case of clause (2) of this paragraph (viii), this representation and warranty shall not extend to such lien, charges or encumbrances or any violations or defaults that would not result in a Trust Material Adverse Effect.

           (v)  Absence of Proceedings.    There is no action, suit, proceeding or investigation pending of which the Company or the Trust has received notice or service of process, or before or brought by any court or governmental agency or body, domestic or foreign or to the knowledge of the Company or Trust threatened, against or affecting the Trust which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which may reasonably be expected to individually or in the aggregate result in a Trust Material Adverse Effect.

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          (vi)  No Filings, Regulatory Approvals.    Other than as set forth or contemplated in the Prospectus, no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the issuance and sale of the Notes, by the Trust, except such as have been previously made, obtained or rendered, as applicable and except such consents, approvals, authorizations, registrations or qualifications as may be required under the 1933 Act and the 1939 Act or under state or foreign securities or Blue Sky laws or any rules or regulations of any securities exchange.

         (vii)  Investment Company Act.    The Trust is not, and upon the sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

        (viii)  Ratings.    The Program under which the Notes are issued, as well as the Notes, as applicable, are rated by Moody's and by S&P as set forth in Schedule 1 to the Omnibus Instrument, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section III(b)(i) hereof. Except as otherwise disclosed to the Agents in writing, to the knowledge of the Company and the Trust, no Ratings Agency has issued any public announcement or informed the Trust or the Company that such Ratings Agency has under surveillance or review, with possible negative implications, its rating of the Program or the Notes or any notes issued pursuant to the Registration Statement, as applicable, or the withdrawal of the rating of the Program, the Notes, or any notes issued pursuant to the Registration Statement, as applicable, by such Ratings Agency.

          (ix)  Notes Listed on any Stock Exchange.    If specified in the applicable Pricing Supplement, the Notes described in such Pricing Supplement shall be listed on the securities exchange designated in the Pricing Supplement.

           (x)  Beneficial Interest.    The beneficial interest of the Trust when issued will be duly authorized and, when registered in the Securities Register (as defined in the Trust Agreement) in accordance with the provisions of the Trust Agreement, will be a valid and binding obligation of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership or similar laws affecting creditors' rights generally or by general principles of equity.

          (xi)  Security Interest.    As required by the Indenture, the Trust pursuant to the Indenture, will create, in favor of the Indenture Trustee, for the benefit of the holders of Notes a first priority perfected security interest in the Collateral (as defined in the Indenture), under New York law or the law of such other applicable jurisdiction whose law governs such perfection, non-perfection or priority.

        (b)   Further Representations and Warranties of the Company.    The Company further represents and warrants to each Agent as of each Representation Date as follows:

            (i)  Due Incorporation, Good Standing and Due Qualification of the Company.    The Company is a corporation duly incorporated and validly existing under the laws of the State of Tennessee with corporate power and authority to own its properties and to conduct its business as described in the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a material adverse change in the condition (financial or otherwise) or in the earnings, results of operations or business prospects of the Company and its subsidiaries considered as one enterprise or on the power or ability of the Company to perform its obligations under the Program

13

  Documents to which the Company is a party or to consummate the transactions to be performed by the Company as contemplated in the Prospectus (a "Company Material Adverse Effect"); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company were issued in violation of preemptive or other similar rights of any securityholder of the Company.

           (ii)  Due Incorporation, Good Standing and Due Qualification of Significant Subsidiaries.    West Coast Life Insurance Company ("West Coast Life") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Company Material Adverse Effect; all of the issued and outstanding shares of capital stock of West Coast Life has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any perfected security interest and, to the Company's best knowledge, any other security interest, mortgages, pledges, claims, liens, or encumbrances.

          (iii)  Registration Statement and Prospectus; Filing Status.    The Company meets the requirements for use of Form S-3 under the 1933 Act; the Registration Statement (or any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or any Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with; the Indenture has been duly qualified under the 1939 Act; at the respective times that the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendment thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective and at each Representation Date the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations; each preliminary prospectus and the Prospectus delivered to an Agent for use in connection with an offering of Notes will, at the time of such delivery, be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the 1933 Act Regulations; and at the date hereof, at the date of the Prospectus and each amendment or supplement thereto and at each Representation Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the applicable Agents expressly for use in the Registration Statement or the Prospectus or (B) that part of the

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  Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee and the Indenture Trustee.

          (iv)  Incorporated Documents.    The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

           (v)  Independent Accountants.    The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (vi)  Company Financial Statements.    The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries, at the dates indicated and the consolidated statement of income, stockholders' equity and cash flows of the Company and its subsidiaries, for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; the supporting schedules of the Company, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information of the Company included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement and the Prospectus.

         (vii)  Descriptions of the Program Documents.    The statements relating to the Program Documents (as defined herein) contained in the Prospectus conform and will conform in all material respects to Program Documents and the Program Documents are substantially in the form filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

        (viii)  Authorization of this Selling Agent Agreement and each Funding Agreement.    This Selling Agent Agreement has been and each Funding Agreement when issued will be duly authorized, executed and delivered by the Company and, assuming that each party to this Agreement and each Funding Agreement, other than the Company, has duly authorized executed and delivered such agreement, then this Selling Agent Agreement and each Funding Agreement will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (B) that no representation or warranty is made with respect to the enforceability of Section VIII hereof and (C) that no representation or warranty is made with respect to the enforceability of the Funding Agreement(s) to the extent that the source of the funds used by the Trust to purchase such Funding Agreement(s) renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA Patriot Act of 2001, as amended, or any other law, rule or regulation, relating to money laundering, terrorist financing or other illegal activities.

          (ix)  Absence of Defaults and Conflicts.    Neither the Company nor West Coast Life is in violation of the provisions of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or West Coast Life is a party or by which they may be bound or to which any of the property or assets of the Company or West Coast Life is subject (collectively, "Company

15

  Agreements and Instruments"), except for such defaults that would not result in a Company Material Adverse Effect; the execution, delivery and performance of this Selling Agent Agreement, each Funding Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Prospectus, the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Notes and the use of the proceeds therefrom as described in the Prospectus) and the compliance by the Company with its obligations thereunder do not and will not constitute a breach, violation or default which (A) gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or West Coast Life under, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or West Coast Life pursuant to, any Company Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, articles or by-laws of the Company or West Coast Life or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or West Coast Life or any of their assets, properties or operations; provided that no representation or warranty is made with respect to the Funding Agreement(s) to the extent that the source of the funds used by the Trust to purchase such Funding Agreement(s) renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA Patriot Act of 2001, as amended, or any other law, rule or regulation, relating to money laundering, terrorist financing or other illegal activities; provided that in the case of clause (A) of this paragraph (ix), this representation and warranty shall not extend to such repurchase, redemption or repayment that would not result in a Company Material Adverse Effect and in the case of clause (B) of this paragraph (ix), this representation and warranty shall not extend to such lien, charges or encumbrances or any violations or defaults that would not result in a Company Material Adverse Effect.

           (x)  Absence of Proceedings.    There is no action, suit, proceeding or investigation pending of which the Company has received notice or service of process, or before or brought by any court or governmental agency or body, domestic or foreign, or to the knowledge of the Company threatened, against the Company which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which would individually or in the aggregate result in a Company Material Adverse Effect.

          (xi)  Possession of Licenses and Permits.    Each of the Company and West Coast Life is duly organized and licensed as an insurance company in its state of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized, with corporate power to conduct its business as described in the Prospectus (except for any such jurisdiction in which the failure to be so licensed or authorized would not reasonably be expected to have a Company Material Adverse Effect); and except as otherwise specifically described in the Prospectus, neither the Company nor West Coast Life has received any notification from any federal, state, local or foreign regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from such federal, state, local or foreign regulatory authority is needed to be obtained by either the Company or West Coast Life in any case where it would be reasonably expected that the failure to obtain any such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification would have a Company Material Adverse Effect.

         (xii)  No Filings, Regulatory Approvals.    Other than as set forth or contemplated in the Prospectus, no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is

16

  necessary or required for the issuance and sale of the Funding Agreements by the Company, except such as have been previously made, obtained or rendered, as applicable and except such consents, approvals, authorizations, registrations or qualifications as may be required under the 1933 Act and the 1939 Act or under state or foreign securities or Blue Sky laws or any rules or regulations of any securities exchange.

        (xiii)  Investment Company Act.    The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required to register as an "investment company" within the meaning of the 1940 Act.

        (xiv)  Ratings.    The Company's financial strength is rated by Moody's and S&P as set forth in Schedule 1 to the Omnibus Instrument, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section III(b)(i) hereof. Except as otherwise disclosed to the Agents in writing, to the Company's knowledge, no Ratings Agency has issued any public announcement or informed the Company that such Ratings Agency has under surveillance or review, with possible negative implications, its rating of the financial strength of the Company, or the withdrawal of the financial strength rating of the Company.

         (xv)  Absence of Default Under Each Funding Agreement.    To the Company's knowledge there exists no event or circumstance which does or may (with the passing of time, the giving of notice, the making of any determination, or any combination thereof) be reasonably expected to constitute an event of default under any outstanding funding agreement issued in connection with the Registration Statement.

        (c)   Additional Certifications.    Any certificate signed by the Administrator or any officer of the Trustee or the Company and delivered to the Purchasing Agent or to counsel for the Purchasing Agent in connection with an offering of Notes or the sale of Notes to the Purchasing Agent as principal shall be deemed a representation and warranty by the Trust and the Company to the Agents as to the matters covered thereby on the date of such certificate.

VII.

        (a)   Subsequent Delivery of Negative Assurances.    In the event that:

            (i)  the Registration Statement or Prospectus has been amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the variable terms of the notes issued pursuant to the Registration Statement or (2) the Company has filed any report under Section 13 or 15(d) of the 1934 Act) (each, a "Registration Statement Amendment"),

           (ii)  the Company has filed, pursuant to the 1934 Act, its quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be (each, a "Company Periodic Report"), or

          (iii)  the Company, the Trust and the applicable Agents so agree (each, a "Take Down Request"),

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then the Company shall furnish or cause to be furnished to the Agents and any other agent that has entered into a selling agent agreement in connection with the Retail Program (collectively the "Retail Agents") and to counsel to the Agents, promptly upon such Registration Statement Amendment, Company Periodic Report or Take Down Request, as the case may be, the negative assurance of Company Approved Counsel and the negative assurance of Sidley Austin Brown & Wood LLP, legal counsel to the Agents, dated the date of filing or effectiveness of such Registration Statement Amendment, as applicable, the date of the Company Periodic Report or the date agreed to in such Take Down Request, as the case may be, in form and substance satisfactory to the Purchasing Agent, of substantially the same tenor as the letters referred to in Section II(b)(2) and Section II(b)(1) hereof, respectively, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter or, in lieu of such letter, counsel last furnishing such negative assurance to any Retail Agent shall furnish the Retail Agents with a letter substantially to the effect that the Retail Agents may rely on such last negative assurance to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last negative assurance shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

  (b)
  Subsequent Delivery of Comfort Letters. In the event of a:

  (i)
  Registration Statement Amendment,

  (ii)
  Company Periodic Report, or

  (iii)
  Take Down Request,

then the Company shall cause the Accountants forthwith to furnish to the Retail Agents promptly upon such Registration Statement Amendment or Company Periodic Report or Take Down Request, a letter, dated the date of filing or effectiveness of such Registration Statement Amendment, as applicable, or the date of the Company Periodic Report or the date agreed to in such Take Down Request, as the case may be, in form reasonably satisfactory to the Purchasing Agent, of substantially the same tenor as the letter referred to in Section II(e) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter; provided however, that if the Registration Statement or Prospectus is amended or supplemented solely to include unaudited financial information as of and for a fiscal quarter, the accountants to the Company may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

VIII.

        (a)   Indemnification of the Agents.    The Company and Trust agree to jointly and severally indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity does not apply to (i) any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or Trust by the Agents expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), (ii) any loss, liability, claim, damage or expense arising out of any statements in or omissions from that part of the

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Registration Statement which constitutes the Statements of Eligibility and Qualification (Form T-1) under the 1939 Act of the Indenture Trustee or (iii) with respect to any preliminary prospectus to the extent that any such loss, claim, expense, damage or liability of such Agent results from the fact that such Agent sold Notes to a person as to whom it shall be established by the Company and the Trust that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (as amended or supplemented) in any case where such delivery is required by the 1933 Act, if such Agent failed to make reasonable efforts generally consistent with the then prevailing industry practice to effect such delivery and the Company and the Trust has previously furnished copies thereof in sufficient quantities to such Agent and the loss, claim, expense, damage or liability of such Agent results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the Prospectus.

        (b)   Indemnification of the Company and the Trust.    Each Agent agrees, severally but not jointly, to indemnify and hold harmless the Company, the Trust, their directors, officers and trustees (if applicable) who signed the Registration Statement and each person, if any, who controls the Company or Trust within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section VIII(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Trust by such Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c)   Actions Against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section VIII(a) hereof, counsel to the indemnified parties shall be selected by the applicable Agents and, in the case of parties indemnified pursuant to Section VIII(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party, which consent shall not be unreasonably withheld) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

        No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section VIII hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) is for monetary damages only, (ii) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d)   Settlement Without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any claim, suit,

19

litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, arising out of the events or occurrences described in Section VIII(a) (if the Company and Trust are the indemnifying parties) or Section VIII(b) (if an Agent is an indemnifying party), and such settlement is effected without the indemnifying party's written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section VIII(d) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

        (e)   Contribution.    If the indemnification provided for in Section VIII hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein (other than as provided therein), then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust, on one hand, and the applicable Agents, on the other hand, from the offering of the Notes, as the case may be, that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Trust, on one hand, and the applicable Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and the Trust, on the one hand, and the applicable Agents, on the other hand, in connection with the offering of the Notes, as the case may be, that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Trust and the total discount or commission received by the applicable Agents, as the case may be, bears to the aggregate initial offering price of such Notes.

        The relative fault of the Company and the Trust, on one hand, and the applicable Agents, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust, on one hand, or by the applicable Agents, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The parties agree that it would not be just and equitable if contribution pursuant to this Section VIII(e) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section VIII(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section VIII(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

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        Notwithstanding the provisions of this Section VIII(e), (i) no Agent shall be required to contribute any amount in excess of the amount by which the total price, at which the Notes underwritten by such Agent and distributed to the public, were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In addition, in connection with an offering of Notes purchased from the Trust by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section VIII(e) are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Trust.

        For purposes of this Section VIII(e), each person, if any, who controls a Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director, officer and trustee (if applicable) of the Company or Trust, as applicable, and each person, if any, who controls the Company or Trust within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or Trust, as applicable.

IX.

        Termination.    The Company and the Trust may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company and the Trust also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement. Upon receipt of instructions from the Company and the Trust, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement attached hereto as Exhibit S. Such actions may be taken, in the case of the Company and the Trust, by giving prompt written notice of suspension to all of the Agents and by giving not less than 30 days' written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than 30 days' written notice of termination to the Company and the Trust and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Trust but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company and the Trust shall have the obligations provided herein with respect to such Note or Notes. The Company and the Trust shall promptly notify the other parties in writing of any such termination.

        The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate this Selling Agent Agreement by the Purchasing Agent to purchase such Notes, immediately upon written notice to the Company and the Trust at any time prior to the Settlement Date relating thereto, (i) if there has been, since the time of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or of the Trust, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis or any similar change or similar development or event (including without limitation, an act of terrorism) involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the applicable Agents after consultation with the Company, impracticable to market such Notes or enforce contracts for the sale of such Notes, (iii) trading in any securities of Protective Life Corporation, a publicly owned holding company incorporated under the laws of the State of Delaware (the "Corporation"), the Company, or Trust has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock

21

Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) a banking moratorium has been declared by either Federal or New York authorities or (v) the rating assigned by any Ratings Agency to the Program, any notes issued pursuant to the Registration Statement, or any debt securities (including the Notes) of the Trust or any securities or the financial strength of the Corporation or Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any Ratings Agency shall have publicly announced that it has under surveillance or review its rating of the Program, any notes issued pursuant to the Registration Statement or any such debt securities (including the Notes) of the Trust or any securities or the financial strength of the Corporation or Company; provided, however, that such agreement may not be terminated by an Agent if such Agent knew about any such action or announcement by any Ratings Agency prior to the date and time of the execution of this Selling Agent Agreement by such Agent to purchase Notes from the Trust.

        If this Selling Agent Agreement is terminated, Section VIII and Section XII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Trust but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section III, Section IV and Section V shall also survive until time of delivery.

        In the event a proposed offering is not completed according to the terms of this Selling Agent Agreement, an Agent will be reimbursed by the Company and the Trust only for out-of-pocket accountable expenses actually incurred.

X.

        Notices.    Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to such Agent at its address, telex or facsimile number set forth on Schedule 1 to the Omnibus Instrument and if to the Company or the Trust shall be sufficient in all respects if delivered or sent by telex, facsimile transmission (confirmed in writing) or registered mail to the Company or the Trust at the applicable address specified below. All such notices shall be effective on receipt.

        If to the Company:

    Protective Life Insurance Company
    111 North First St. Suite 209
    Burbank, CA 91502
    Attention: Judy Wilson
    Telecopy: (818) 729-1800

        If to the Trust:

    Protective Life Secured Trust (followed by the number of the Trust designated in this Distribution Agreement)
    c/o Wilmington Trust Company
    Rodney Square North
    1100 North Market Street
    Wilmington, DE 19890-0001
    Attention: Corporate Trust Administration
    Telecopy: (302) 636-4140

22

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

XI.

        Parties.    This Selling Agent Agreement shall be binding upon the Agents, the Trust and the Company, and inure solely to the benefit of the Agents, the Trust and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Selling Agent Agreement.

XII.

        GOVERNING LAW; FORUM. THIS SELLING AGENT AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

XIII.

        Signatories.    If this Selling Agent Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Selling Agent Agreement he has no notice of revocation of the power of attorney by which he has executed this Selling Agent Agreement as such attorney.

        Payment of Expenses.    The Company will pay the following expenses incident to the performance of its obligations and those of the Trust under this Selling Agent Agreement, including: (i) the preparation, filing, printing and delivery of the Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto; (ii) the preparation, printing and delivery of the Program Documents; (iii) the preparation, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes; (iv) the fees and disbursements of the Company's and Trust's accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the Trustee, Administrator and Indenture Trustee and their counsel; (v) the reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment and maintenance of the Program and incurred from time to time in connection with the transactions contemplated hereby; (vi) the fees charged by the nationally recognized statistical rating organizations for the rating of the Program and the Notes; (vii) the fees and expenses incurred in connection with any listing of Notes on a securities exchange; (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review, if any, by the NASD; and (ix) any advertising and other out-of-pocket expenses of the Agents incurred with the prior written approval of the Company and Trust.

        Counterparts.    This Selling Agent Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

        Amendments.    This Selling Agent Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company, the Trust, and the Agents.

23

Index of Exhibits to Standard Selling Agent Agreement Terms

Exhibits
Exhibit A	—	Form of Opinion of Counsel for the Company
Exhibit B	—	Form of Opinion of Counsel for the Trust
Exhibit C	—	Form of Opinion of Counsel for the Trustee
Exhibit D	—	Form of Opinion of Counsel for the Administrator
Exhibit E	—	Form of Opinion of Counsel for the Trust Concerning Delaware Security Interest Matters
Exhibit F	—	Form of Opinion of Debevoise & Plimpton, Counsel for the Company, Concerning Certain Tax Matters
Exhibit G	—	Form of Opinion of Counsel for the Company, Concerning Certain Insurance Insolvency Matters
Exhibit H	—	Form of Opinion of White & Case, Counsel for the Company, Concerning Certain Insurance Regulatory Matters
Exhibit I	—	Form of Opinion of Sidley Austin Brown & Wood LLP, Counsel for the Agents Concerning Certain Federal Securities Law Matters
Exhibit J	—	Form of Opinion of Sidley Austin Brown & Wood LLP, Counsel for the Agents Concerning Certain New York Security Interest Matters
Exhibit K	—	Form of Opinion of Counsel for the Company Concerning Certain New York Law Matters
Exhibit L	—	Form of Opinion of Delaware Counsel for the Trust Concerning Certain Delaware Law Matters
Exhibit M	—	Form of Negative Assurance of Sidley Austin Brown & Wood LLP, Counsel to the Agents
Exhibit N	—	Form of Negative Assurance of Counsel for the Company
Exhibit O	—	Form of Comfort Letter of PricewaterhouseCoopers LLP, Accountants to the Company
Exhibit P	—	Form of Pricing Supplement
Exhibit Q	—	Schedule of Agent Concessions
Exhibit R	—	Administrative Procedures
Exhibit S	—	Form of Master Selected Dealer Agreement

24

EXHIBIT G

STANDARD DISTRIBUTION AGREEMENT TERMS

Not applicable.

SCHEDULE 1

Selling Agent Agreement Specifications

        In connection with Section VI(a)(viii) of the Selling Agent Agreement, the Program under which the Notes are issued, as well as the Notes, are rated Aa3 by Moody's and the Notes are rated AA by S&P. In connection with Section VI(b)(xiv) of the Selling Agent Agreement, the Company's financial strength rating is Aa3 by Moody's and AA by S&P.

Sch. 1-1

ANNEX A
Pricing Supplement

Pricing Supplement No. 5 Dated: January 20, 2004 (To Prospectus Dated December 15, 2003, and Prospectus Supplement dated December 30, 2003) This Pricing Supplement consists of 3 pages.	Filed pursuant to Rule 424(b)(2) File No. 333-100944

Protective Life Insurance Company
Depositor
InterNotes®
Issued Through
Protective Life Secured Trust 2004-5

1.
The Notes

Trade Date: 01/20/2004
Original Issue Date: 01/23/2004
Minimum Denominations/Increments: $1000/$1000

CUSIP	PRINCIPAL AMOUNT	PRICE TO PUBLIC	CONCESSION	NET PROCEEDS TO THE TRUST	INTEREST RATE
74367CAE5	$4,653,000	100%	$93,060.00	$4,559,940.00	5.350%

INTEREST PAYMENT FREQUENCY	STATED MATURITY DATE	SURVIVOR'S OPTION	REDEMPTION YES/NO	REPAYMENT YES/NO
SEMI-ANNUAL	01/15/2019	YES	YES	NO

SECURITIES EXCHANGE LISTING YES/NO	FUNDING AGREEMENT NO.
NO	GA-6004

Terms of Survivor's Option:

Annual Put Limitation:	[X] $2,000,000 or 2%; or [ ] $ or %
Individual Put Limitation:	[X] $250,000; or [ ] $
Trust Put Limitation:	Not Applicable.

Optional Redemption Terms:

Optional Redemption Dates: 01/15/2007 and each Interest Payment Date thereafter.
Initial Redemption Percentage: 100%
Annual Percentage Reduction (if any): Not Applicable.
Redemption:	[ ] In whole only and not in part [X] May be in whole or in part

1

Optional Repayment Terms: Not Applicable.

Optional Repayment Dates:
Optional Repayment:	[ ] In whole only and not in part [ ] May be in whole or in part

Form of trust: [X] Delaware statutory trust [    ] Delaware common law trust

Trust Expiration Date: 01/15/2019

Special Tax Considerations: Not Applicable.

Rating of Notes: S&P AA        Moody's Aa3

Securities Exchange Listing: [X] No [    ] Yes, Name of Exchange:

Additional Terms: Not Applicable.

  Agents

  Banc of America Securities LLC
  Incapital LLC
  A.G. Edwards & Sons, Inc.
  Bear, Stearns & Co. Inc.
  Charles Schwab & Co., Inc.
  Citigroup
  Edward D. Jones & Co., L.P.
  Fidelity Capital Markets, A Division of National Financial Services LLC
  Merrill Lynch & Co.
  Morgan Stanley
  Prudential Securities
  Raymond James
  RBC Dain Rauscher, Inc.
  UBS Financial Services, Inc.
  Wachovia Securities

2.
The Funding Agreement

Funding Agreement Issuer: Protective Life Insurance Company

Deposit Amount: $4,653,015

Issue Price: $4,559,955

Effective Date: 01/23/2004

Interest Rate: 5.350%

Interest Payment Frequency: SEMI-ANNUAL

Stated Maturity Date: 01/15/2019

Survivor's Option: [X] Yes [    ] No

2

  If yes:

Annual Put Limitation:	[X] $2,000,000 or 2%; or [ ] $ or %
Individual Put Limitation:	[X] $250,000; or [ ] $
Trust Put Limitation:	Not Applicable.

Redemption: [X] Yes [    ] No

Early Redemption Dates: 01/15/2007 and each Interest Payment Date thereafter.
Initial Redemption Percentage: 100%
Annual Percentage Reduction (if any): Not Applicable.
Redemption:	[ ] In whole only and not in part [X] May be in whole or in part

Repayment: [    ] Yes [X] No

Repayment Dates:
Repayment:	[ ] In whole only and not in part [ ] May be in whole or in part

Rating of Funding Agreement: S&P AA        Moody's Aa3

Additional Terms: Not Applicable.

3

QuickLinks

  EXHIBIT 4.2
OMNIBUS INSTRUMENT
SECTION A Trust Agreement
W I T N E S S E T H
ARTICLE 1
ARTICLE 2
W I T N E S S E T H
ARTICLE 1
ARTICLE 2
SECTION B Administrative Services Agreement
ADMINISTRATIVE SERVICES AGREEMENT by and among The Protective Life Secured Trust specified in the Omnibus Instrument and AMACAR Pacific Corp., as Administrator
W I T N E S S E T H
ARTICLE 1
ARTICLE 2
SECTION C Expense and Indemnity Agreement
EXPENSE AND INDEMNITY AGREEMENT
ARTICLE 1
ARTICLE 2
SECTION D License Agreement
W I T N E S S E T H
ARTICLE 1
ARTICLE 2
SECTION E Indenture
W I T N E S S E T H
ARTICLE 1
ARTICLE 2
SECTION F Selling Agent Agreement
SELLING AGENT AGREEMENT by and among The Protective Life Secured Trust specified in the Omnibus Instrument and Protective Life Insurance Company and The Agents specified in the Pricing Supplement
ARTICLE 1
ARTICLE 2
ARTICLE 3
SECTION G Distribution Agreement
DISTRIBUTION AGREEMENT by and among The Protective Life Secured Trust specified in the Omnibus Instrument and Protective Life Insurance Company and The Dealers specified in the Pricing Supplement
ARTICLE 1
ARTICLE 2
ARTICLE 3
SECTION H COORDINATION AGREEMENT
W I T N E S S E T H
ARTICLE 1
ARTICLE 2
ARTICLE 3
ARTICLE 4
SECTION I Miscellaneous and Execution Pages
TABLE OF CONTENTS
W I T N E S S E T H
ARTICLE 1 Definitions
ARTICLE 2 Creation of Trust
ARTICLE 3 Payment Accounts
ARTICLE 4 Trust Securities
ARTICLE 5 Representations and Warranties
ARTICLE 6 Delaware Trustee
ARTICLE 7 Dissolution, Liquidation and Termination
ARTICLE 8 Successor and Additional Delaware Trustees
ARTICLE 9 Voting; Acts of Securityholders; Meetings
ARTICLE 10 Miscellaneous Provisions
  EXHIBIT B
TABLE OF CONTENTS
W I T N E S S E T H
  EXHIBIT C
STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS with respect to The Service Providers and the Protective Life Secured Trusts Dated as of November 7, 2003
  ANNEX A TO STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS
  ANNEX B TO STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS
  ANNEX C TO STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS
  ANNEX D TO STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS
Annual Statement of Compliance
  ANNEX E TO STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS
  EXHIBIT A TO STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS
  EXHIBIT B TO STANDARD EXPENSE AND INDEMNITY AGREEMENT TERMS
  EXHIBIT D
STANDARD LICENSE AGREEMENT TERMS
W I T N E S S E T H
APPENDIX A TO STANDARD LICENSE AGREEMENT TERMS LICENSED MARKS
  EXHIBIT F
STANDARD SELLING AGENT AGREEMENT TERMS PROTECTIVE LIFE INSURANCE COMPANY $3,000,000,000 SECURED INTERNOTES® PROGRAM Dated as of November 7, 2003
I.
II.
III.
IV.
V.
VI.
VII.
VIII.
IX.
X.
XI.
XII.
XIII.
Index of Exhibits to Standard Selling Agent Agreement Terms
  EXHIBIT G
STANDARD DISTRIBUTION AGREEMENT TERMS
SCHEDULE 1
Selling Agent Agreement Specifications
ANNEX A Pricing Supplement